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QVC, Inc. and Subsidiaries Index to consolidated financial statements

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QVC, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	5961 (Primary Standard Industrial Classification Code Number)	23-2414041 (I.R.S. Employer Identification No.)

FOR ADDITIONAL REGISTRANTS, SEE
"TABLE OF ADDITIONAL REGISTRANT GUARANTORS" BELOW

1200 Wilson Drive
West Chester, Pennsylvania 19380
(484) 701-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Lawrence R. Hayes, Esq.
QVC, Inc.
1200 Wilson Drive
West Chester, Pennsylvania 19380
(484) 701-1000
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

COPIES OF ALL COMMUNICATIONS TO:
Renee L. Wilm
Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York 10112
(212) 408-2500

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee

4.45% Senior Secured Notes due 2025	$600,000,000	100%	$600,000,000	$69,720

5.45% Senior Secured Notes due 2034	$400,000,000	100%	$400,000,000	$46,480

Guarantees of 4.45% Senior Secured Notes due 2025(2)	—	—	—	—

Guarantees of 5.45% Senior Secured Notes due 2034(2)	—	—	—	—

Total	$1,000,000,000	100%	$1,000,000,000	$116,200

(1)
Estimated pursuant to Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

(2)
No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

           The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Table of additional registrant guarantors

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification code number	I.R.S. Employer Identification	Address and telephone number of principal executive office
Affiliate Investment, Inc.	Delaware	6719	51-0394501	Suite 205A Second Floor
				Bancroft Building
				3411 Silverside Rd.
				Concord Plaza
				Wilmington, DE 19810
				(302) 478-7451
Affiliate Relations Holdings, Inc.	Delaware	6719	52-2009511	Suite 205A Second Floor
				Bancroft Building
				3411 Silverside Rd.
				Wilmington, DE 19810
				(302) 478-7451
AMI 2, Inc.	Delaware	6799	26-4282165	Suite 205 B Bancroft Building
				3411 Silverside Rd.
				Wilmington, DE 19810
				(302) 478-4370
ER Marks, Inc.	Delaware	6719	52-2009512	Suite 205 B Bancroft Building
				3411 Silverside Rd.
				Wilmington, DE 19810
				(302) 478-4370
QVC International LLC	Delaware	6719	51-0353786	1200 Wilson Drive
				West Chester, PA 19380
				(484) 701-1000
QVC Rocky Mount, Inc.	North Carolina	4225	52-2217907	100 QVC Boulevard
				Rocky Mount, NC 27801
				(252) 467-6600
QVC San Antonio, LLC	Texas	7389	52-1765495	9855 Westover Hills Boulevard
				San Antonio, TX 78251
				(210) 522-4300

The information in this prospectus is not complete and may be changed. We may not commence the exchange offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities or a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 10, 2014

Prospectus

QVC, Inc.

Offer to Exchange
up to $600,000,000 Principal Amount of 4.45% Senior Secured Notes due 2025 that have been registered under the Securities Act of 1933 for a Like Principal Amount of 4.45% Senior Secured Notes due 2025 that have not been registered under the Securities Act of 1933 and up to $400,000,000 Principal Amount of 5.45% Senior Secured Notes due 2034 that have been registered under the Securities Act of 1933 for a Like Principal Amount of 5.45% Senior Secured Notes due 2034 that have not been registered under the Securities Act of 1933

The Exchange Offer will expire at 5:00 P.M., New York City time, on [            ], 2014, unless extended

         We are offering to exchange up to $600,000,000 aggregate principal amount of our registered 4.45% Senior Secured Notes due 2025, or the "2025 exchange notes," for any and all of the unregistered 4.45% Senior Secured Notes due 2025, or the "2025 original notes," and up to $400,000,000 aggregate principal amount of our registered 5.45% Senior Secured Notes due 2034, or the "2034 exchange notes" and together with the 2025 exchange notes, the "exchange notes", for any and all of the unregistered 5.45% Senior Secured Notes due 2034, or the "2034 original notes" and together with the 2025 original notes, the "original notes". We issued the original notes in a private offering on August 21, 2014. We refer to the original notes and the exchange notes together in this prospectus as the "notes." We refer to this exchange as the "exchange offer." The exchange notes are substantially identical to the original notes, except the exchange notes are registered under the Securities Act of 1933, as amended, or the "Securities Act," and the transfer restrictions and registration rights, and related special interest provisions, applicable to the original notes will not apply to the exchange notes. The exchange notes will represent the same debt as the original notes and we will issue the exchange notes under the same indenture used in issuing the original notes. If you fail to tender your original notes, you will continue to hold unregistered notes that you will not be able to transfer freely.

         No public market currently exists for the original notes or the exchange notes.

Terms of the exchange offer:

  •
  The exchange offer expires at 5:00 p.m., New York City time, on [            ], 2014, unless we extend it.

  •
  We will exchange all outstanding original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes. All interest due and payable on the original notes will become due on the same terms under the exchange notes.

  •
  You may withdraw your tender of original notes at any time prior to the expiration of the exchange offer.

  •
  The exchange offer is subject to customary conditions, which we may waive.

  •
  The exchange of exchange notes for original notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the caption "Material U.S. federal income and estate tax consequences" on page 139 for more information.

         See "Risk factors" beginning on page 15 for a discussion of risks you should consider in connection with the exchange offer and an investment in the exchange notes.

         Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         Each broker-dealer that receives exchange notes in exchange for original notes acquired for its own account as a result of market making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by broker-dealers in connection with such resales. We have agreed to make this prospectus available for a period ending on the earlier of 180 days from the effective date of the registration statement of which this prospectus forms a part and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See "Plan of distribution."

The date of this prospectus is October [    ], 2014.

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE LETTER OF TRANSMITTAL ACCOMPANYING THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY INFORMATION OR REPRESENT ANYTHING ABOUT US, OUR PARENT, LIBERTY INTERACTIVE CORPORATION, OR THIS PROSPECTUS THAT IS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, ANY SUCH OTHER INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE ACCURACY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. WE ARE NOT MAKING AN OFFER TO EXCHANGE THESE NOTES IN ANY JURISDICTION WHERE SUCH OFFER IS NOT PERMITTED, YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITIONS, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

i

Cautionary note regarding forward-looking statements

        This prospectus includes statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as forward-looking statements. All statements included in this prospectus, other than statements of historical fact or current fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control, that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "plan," "may," "will," "should," "could," "expect," or the negative thereof or other words of similar meaning. In particular, these include, but are not limited to, statements of our current views and estimates of future economic circumstances, industry conditions in domestic and international markets and our future performance and financial results. These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from the anticipated results and expectations expressed in such forward-looking statements. We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

        Among the factors that may cause actual results and experiences to differ from the anticipated results and expectations expressed in such forward-looking statements are the following:

  •
  estimates of our revenue growth and the subscriber trends of our distributors;

  •
  our ability to comply with the covenants contained in our senior secured credit facility, the indenture relating to our 7.50% senior secured notes due 2019 (the "October 2019 notes"), the indenture relating to our 7.375% senior secured notes due 2020 (the "2020 notes"), the indenture relating to our 5.125% senior secured notes due 2022 (the "2022 notes"), the indenture relating to our 4.375% senior secured notes due 2023 (the "2023 notes"), and our 5.950% senior secured notes due 2043 (the "2043 notes"), the indenture relating to our 3.125% senior secured notes due 2019 (the "April 2019 notes") and our 4.850% senior secured notes due 2024 (the "2024 notes") and the indenture relating to the original notes (collectively with the April 2019 notes, the October 2019 notes, the 2020 notes, the 2022 notes, the 2023 notes, the 2024 notes and the 2043 notes, our "Existing Notes") and the notes offered hereby;

  •
  developments in, or changes to, the laws, regulations and governmental policies governing our business and products or failure to comply with them;

  •
  deterioration of economic conditions;

  •
  our acquisitions, joint ventures, strategic alliances or divestiture plans;

  •
  our ability to implement our business plan, including our ability to arrange financing when required and on reasonable terms;

  •
  the competitive nature of the industry in which we operate;

  •
  customer demands and preferences;

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  continued access to a stable workforce and favorable labor relations with employees;

  •
  our management;

  •
  interests of our stockholder;

  •
  currency exchange rate fluctuations;

  •
  our strategic direction and future operation;

  •
  the implementation of our financing strategy and capital expenditure plan;

  •
  the declaration or payment of dividends or interest attributable to stockholder's equity;

  •
  unfavorable outcomes in legal and regulatory proceedings;

  •
  risks related to the notes;

  •
  downgrades in our credit ratings;

  •
  other factors or trends affecting our financial conditions or results of operations; and

  •
  other statements contained in this prospectus regarding matters that are not historical or current facts.

        Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control, including those set forth under "Risk factors."

        In addition, there may be other factors that could cause our actual results to be materially different from the results referenced in the forward-looking statements. Many of these factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially from those expressed or implied in any forward-looking statements.

        All forward-looking statements contained in this prospectus are qualified in their entirety by this cautionary statement.

Special note regarding non-GAAP financial measures

        The body of generally accepted accounting principles in the United States ("U.S.") is commonly referred to as GAAP. A non-GAAP financial measure is generally defined by the SEC as one that purports to measure historical or future financial performance, financial position or cash flows but excludes or includes amounts that could not be so adjusted in the most comparable GAAP measure. Adjusted OIBDA, as presented in this prospectus, is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP.

        We define Adjusted OIBDA as net revenue less cost of goods sold, operating expenses and selling, general and administrative expenses (excluding stock-based compensation). Our chief operating decision maker and management team use this measure of performance in conjunction with other measures to evaluate our business and make decisions about allocating resources among our operating segments. We believe this is an important indicator of the operational strength and performance of our business, including our ability to service debt and fund capital expenditures. In addition, this measure allows us to view operating results and perform analytical comparisons and benchmarking between operating segments and identify strategies to improve performance. This measure of performance excludes such costs as depreciation and amortization and stock-based compensation that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Adjusted OIBDA has several limitations that are discussed in management's discussion and analysis of financial condition and results of operations—adjusted operating income before depreciation and amortization (Adjusted OIBDA). See also "Prospectus summary—Summary historical financial and operating data" for a quantitative reconciliation of Adjusted OIBDA to net income and operating income, the most directly comparable GAAP financial performance measures. Adjusted OIBDA as presented herein may not be comparable to similarly titled measures reported by other companies.

Industry and market data

        Market data and other statistical data regarding us and our subsidiaries, and used throughout this prospectus, are based on independent industry publications, government publications, reports by market research firms or other published independent sources, as well as management's knowledge of, experience in and estimates about the industry and markets in which we operate. Although we believe the third-party sources to be reliable, we have not independently verified the data obtained from these sources. Although we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under "Cautionary note regarding forward-looking statements" and "Risk factors."

Non-reliance on Liberty Interactive Corporation

        We are an indirect wholly owned subsidiary of Liberty Interactive Corporation, which we refer to as "Liberty" in this prospectus. Liberty is a company whose securities are registered under the Securities Exchange Act of 1934, as amended, or the "Exchange Act," and is therefore required to file periodic and current reports and other materials with the SEC. While such information is available, investors are cautioned that Liberty is not the issuer of the notes and is not otherwise a guarantor or obligor (contingent or otherwise) with respect to the notes, and will not otherwise provide credit support for the notes, except that our sole stockholder, which is an indirect wholly owned subsidiary of Liberty, is pledging its shares of our capital stock to secure the notes. Therefore, you are directed to rely solely on this prospectus in making your decision with respect to the exchange offer.

Prospectus summary

        This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the notes. For a more complete understanding of our company and the exchange offer, we encourage you to read this entire document, including "Risk factors," our consolidated financial statements, the notes thereto and management's discussion and analysis of financial condition and results of operations. Unless otherwise indicated or required by the context, the terms "we," "our," "us," the "Company," and "QVC" refer to QVC, Inc. and its consolidated subsidiaries. The terms "domestic" and "U.S." refer to our operations in the United States. The terms "international" and "foreign" refer to our operations outside of the U.S.

Business overview

        QVC markets and sells a wide variety of consumer products primarily through live merchandise-focused televised shopping programs distributed to approximately 296 million households worldwide each day (including our joint venture in China as discussed below) and via our websites and other interactive media, including QVC.com for the year ended December 31, 2013. We believe we are the global leader in television retailing and a leading multimedia retailer, with operations based in the U.S., Japan, Germany, the U.K. and Italy. Additionally, we have a 49% interest in a retailing joint venture in China which operates through a television shopping channel with an associated website. The joint venture is accounted for as an equity method investment. Our name, QVC, stands for "Quality, Value and Convenience," which is what we strive to deliver to our customers. Our operating strategy is to create a premier multimedia lifestyle brand and shopping destination for our customers, further penetrate our core customer base, generate new customers, enhance our programming distribution offerings and expand internationally to drive revenue and profitability. For the year ended December 31, 2013, we generated $8.6 billion of consolidated net revenue.

        We market our products in an engaging, entertaining format primarily through live television programs and interactive features on our websites. In the U.S., we distribute our programming live 24 hours per day, 364 days per year and present on average almost 900 products every week. Internationally, we distribute live programming 17 to 24 hours per day, depending on the market. We classify our products into six groups: electronics, home, beauty, jewelry, apparel and accessories. It is our product sourcing team's mission to research and locate compelling and differentiated products from manufacturers who have sufficient scale to meet anticipated demand. We offer many QVC exclusive products, as well as popular brand name and lesser known products available from other retailers. Many of our products are endorsed by celebrities, designers and other well-known personalities who often join our presenters to personally promote their products and provide lead in publicity on their own television shows. We believe that our ability to demonstrate product features and present "faces and places" differentiates and defines the QVC shopping experience. We closely monitor customer demand and our product mix to remain well positioned and relevant in popular and growing retail segments, which we believe is a significant competitive advantage relative to competitors who operate bricks and mortar stores.

        From our inception through December 31, 2013, we have shipped over 1.6 billion packages in the U.S. alone. We operate nine distribution centers and eight call centers worldwide and, in 2013, shipped approximately 94% of our orders within 48 hours of order placement. In 2013, our work force of approximately 17,500 employees handled approximately 168 million customer calls, shipped over 169 million units globally and served approximately 11.8 million customers. We believe our long term relationships with major U.S. television distributors, including cable operators (e.g., Comcast and Time Warner Cable), satellite television providers (e.g., DISH Network and DIRECTV) and telecommunications companies (e.g., Verizon and AT&T), provide us with broad distribution, favorable channel positioning and significant competitive advantages. We believe that our significant market share, brand awareness, outstanding customer service, repeat customer base, international reach and scalable infrastructure distinguish us from our competitors.

Liberty relationship

        We are an indirect wholly owned subsidiary of Liberty, which owns interests in a broad range of digital commerce businesses. On August 9, 2012, Liberty completed the recapitalization of its common stock into shares of the corresponding series of two new tracking stocks, Liberty Interactive (Nasdaq: LINTA, LINTB) and Liberty Ventures (Nasdaq: LVNTA, LVNTB). On October 3, 2014, Liberty's board of directors approved (i) the change in attribution from the Liberty Interactive Group to the Liberty Ventures Group of its digital commerce companies (Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC, CommerceHub and the Evite.com business), together with $970 million in cash, effective immediately; (ii) the creation of an inter-group interest in Liberty Ventures Group in favor of the former Liberty Interactive Group (which will now be referred to as the "QVC Group"), which is represented as a number of Liberty Ventures shares that may be issued to the QVC Group ("Inter-Group Interest Shares") calculated in accordance with Liberty's Restated Certificate of Incorporation; and (iii) a dividend of the Inter-Group Interest Shares to the holders of QVC Group common stock in full elimination of the inter-group interest. In connection with the payment of the dividend, typical antidilution adjustments will be made to outstanding QVC Group equity incentive awards, and the Liberty board reattributed $30 million in cash to the Liberty Ventures Group relating to its assumption of liabilities related to those awards. We refer to the foregoing transactions as the "2014 Reattribution." As a result of these transactions, we are now attributed to the new QVC Group, which tracks the assets and liabilities of our company and Liberty's 38% equity interest in HSN, Inc. ("HSN"), one of our two closest televised shopping competitors, and the trading symbols for the Series A QVC Group tracking stock and the Series B QVC Group tracking stock have changed to "QVCA" and "QVCB," respectively. In connection with the 2014 Reattribution, we increased the balance on our credit facility to $1.06 billion.

        We are a "close corporation" under Delaware law and, as such, our stockholder, rather than a board of directors, manages our business. Since our stockholder is an indirect wholly owned subsidiary of Liberty, certain aspects of our management, including the approval of significant corporate transactions such as a change of control, are controlled by Liberty, rather than an independent governing body. Our Chief Executive Officer and President, Michael A. George, also became a named executive officer and director of Liberty during 2011.

        Liberty's interests may not coincide with our interests or the interests of our note holders, and Liberty may cause us to enter into transactions or agreements with related parties or approve corporate actions that could involve conflicts of interest. Liberty may also enter into transactions of which note holders might not approve or make decisions with which note holders may disagree. For example, Liberty's dependence on our cash flow for servicing its debt and for other purposes is likely to result in our payment of large dividends to Liberty, which may increase our leverage and decrease our liquidity. We paid $480 million of dividends to Liberty during the six months ended June 30, 2014, $1.0 billion of dividends to Liberty during 2013, $1.8 billion of dividends to Liberty during 2012 and $205 million of dividends to Liberty during 2011. We declared and paid dividends in cash to Liberty in the amount of $1.4 billion subsequent to June 30, 2014 (including $1 billion in connection with the 2014 Reattribution) and prior to the date of filing the registration statement of which this prospectus forms a part. These dividends were funded with draws from our revolving credit facility and from cash generated from operations. Prospective investors should bear in mind our relationship with Liberty in formulating their investment decisions. See "Risk factors—Risks relating to the notes—Our ability to pay dividends or make other restricted payments to Liberty is subject to limited restrictions."

        Neither Liberty nor any of its other affiliates will be a guarantor of the notes or otherwise provide credit support for the notes, except that our sole stockholder, which is an indirect wholly owned subsidiary of Liberty, is pledging its shares of our capital stock to secure the notes.

 Corporate information

        We are a Delaware corporation with principal executive offices located at 1200 Wilson Drive, West Chester, Pennsylvania 19380. Our main telephone number at that location is (484) 701-1000.

        Each of the wholly-owned subsidiaries of QVC listed in the table below is a guarantor of the notes. None of these subsidiaries operate any business outside of the business of QVC.

Table of additional registrant guarantors

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification code number	I.R.S. Employer Identification	Address and telephone number of principal executive office
Affiliate Investment, Inc.	Delaware	6719	51-0394501	Suite 205A Second Floor Bancroft Building 3411 Silverside Rd. Concord Plaza Wilmington, DE 19810 (302) 478-7451
Affiliate Relations Holdings, Inc.	Delaware	6719	52-2009511	Suite 205A Second Floor Bancroft Building 3411 Silverside Rd. Wilmington, DE 19810 (302) 478-7451
AMI 2, Inc.	Delaware	6799	26-4282165	Suite 205 B Bancroft Building 3411 Silverside Rd. Wilmington, DE 19810 (302) 478-4370
ER Marks, Inc.	Delaware	6719	52-2009512	Suite 205 B Bancroft Building 3411 Silverside Rd. Wilmington, DE 19810 (302) 478-4370
QVC International LLC	Delaware	6719	51-0353786	1200 Wilson Drive West Chester, PA 19380 (484) 701-1000
QVC Rocky Mount, Inc.	North Carolina	4225	52-2217907	100 QVC Boulevard Rocky Mount, NC 27801 (252) 467-6600
QVC San Antonio, LLC	Texas	7389	52-1765495	9855 Westover Hills Boulevard San Antonio, TX 78251 (210) 522-4300

 The exchange offer

        On August 21, 2014, we completed a private offering of the original notes in reliance on Section 4(a)(2) of the Securities Act, and Rule 144A and Regulation S thereunder. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the original notes, which we refer to as the registration rights agreement, in which we agreed, among other things, to offer to exchange the original notes for the exchange notes. The following is a summary of the principal terms of the exchange offer. A more detailed description is contained in the section of this prospectus entitled "The exchange offer."

Original notes	$600 million aggregate principal amount of 4.45% Senior Secured Notes due February 15, 2025 and $400 million aggregate principal amount of 5.45% Senior Secured Notes due August 15, 2034, which were issued in a private placement on August 21, 2014.
Exchange notes

4.45% Senior Secured Notes due February 15, 2025 and 5.45% Senior Secured Notes due August 15, 2034. The terms of the exchange notes are substantially identical to the terms of the corresponding series of original notes, except that the exchange notes are registered under the Securities Act, and the transfer restrictions and registration rights, and related special interest provisions, applicable to the original notes will not apply to the exchange notes.

Exchange offer

Pursuant to the registration rights agreements, we are offering to exchange up to $600 million principal amount of our 2025 exchange notes and up to $400 million of our 2034 exchange notes that have been registered under the Securities Act for an equal principal amount of the corresponding series of our original notes.

The exchange notes will evidence the same debt as the corresponding series of original notes, including principal and interest, and will be issued under and be entitled to the benefits of the same indenture that governs the corresponding series of original notes. Holders of the original notes do not have any appraisal or dissenter's rights in connection with the exchange offer. Because the exchange notes will be registered, the exchange notes will not be subject to transfer restrictions and holders of original notes that tender and have their original notes accepted in the exchange offer will no longer have registration rights or the right to receive the related special interest under the circumstances described in the registration rights agreement.

Expiration date

The exchange offer will expire at 5:00 p.m., New York City time, on [                        ], 2014, which we refer to as the "Expiration Date," unless we decide to extend it or terminate it early. We do not currently intend to extend the exchange offer. A tender of original notes pursuant to this exchange offer may be withdrawn at any time on or prior to the Expiration Date if we receive a valid written withdrawal request before the expiration of the exchange offer.

Conditions to the exchange offer

The exchange offer is subject to customary conditions, which we may, but are not required to, waive. We will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and we may terminate or amend the exchange offer if we determine in our reasonable judgment that the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC. Please see "The exchange offer—Conditions to the exchange offer" for more information regarding the conditions to the exchange offer. We reserve the right, in our sole discretion, to waive any and all conditions to the exchange offer on or prior to the Expiration Date.

Procedures for tendering original notes

To participate in the exchange offer, on or prior to the Expiration Date you must tender your original notes by using the book-entry transfer procedures described in "The exchange offer—Procedures for tendering original notes," including transmission or delivery to the exchange agent of an agent's message or a properly completed and duly executed letter of transmittal, with any required signature guarantee. In order for a book-entry transfer to constitute a valid tender of your original notes in the exchange offer, U.S. Bank National Association, as registrar and exchange agent, must receive a confirmation of book-entry transfer of your original notes into the exchange agent's account at The Depository Trust Company prior to the Expiration Date. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

• you are acquiring exchange notes in the ordinary course of business of both you and any beneficial owner of the exchange notes;
• you are not engaged in, and you do not intend to engage in, and you have no arrangement or understanding with any person or entity to participate in a distribution of the exchange notes;
• you are transferring good and marketable title to the original notes free and clear of all liens, security interests, encumbrances, or rights or interests of others except your own;

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for original notes that were acquired by you as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of your exchange notes; and

•

you are not our "affiliate" as defined in Rule 405 of the Securities Act. If you are a broker-dealer, you may not participate in the exchange offer as to any original notes you purchased directly from us.

Withdrawal

You may withdraw any original notes tendered in the exchange offer by sending the exchange agent notice of withdrawal at any time prior to 5:00 p.m., New York City time, on the Expiration Date. If we decide for any reason not to accept any original notes tendered for exchange or to withdraw the exchange offer, the original notes will be returned promptly after the expiration or termination of the exchange offer. For further information regarding the withdrawal of tendered original notes, please see "The exchange offer—Withdrawal of tenders."

Acceptance of original notes and delivery of exchange notes

If you fulfill all conditions required for proper acceptance of the original notes, we will accept any and all original notes that you properly tender in the exchange offer before 5:00 p.m., New York City time, on the Expiration Date. For more information, please read "The exchange offer—Terms of the exchange offer."

United States federal income tax considerations

The exchange of exchange notes for original notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please see "Material U.S. federal income and estate tax consequences" for more information regarding the U.S. federal income tax consequences to you of the exchange offer and the ownership and disposition of exchange notes.

Use of proceeds

The issuance of the exchange notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement we entered into with the initial purchasers of the original notes.

Fees and expenses	We will pay all expenses incident to the exchange offer.
Exchange agent

We have appointed U.S. Bank National Association as our exchange agent for the exchange offer. You should tender your notes, direct questions and requests for assistance and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent as follows:

Delivery by Mail: U.S. Bank National Association 60 Livingston Avenue—EP-MN-WS2N St. Paul, MN 55107-2292 Attention: Specialized Finance
Courier or Overnight Delivery: U.S. Bank National Association 111 Fillmore Avenue St. Paul, MN 55107-1402 Attention: Specialized Finance
To Confirm by Telephone or for Information: (651) 466-7150

Facsimile Transmissions: (651) 466-7372
You can find more information regarding the exchange agent elsewhere in this prospectus under the caption "The exchange offer—Exchange agent."
Resales of exchange notes

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the exchange notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as certain conditions are met. See "The exchange offer—Resale of exchange notes" and "Plan of distribution" for more information regarding resales.

Consequences of not exchanging your original notes

If you do not exchange your original notes in this exchange offer, you will continue to hold unregistered original notes and you will no longer be entitled to registration rights and or the special interest provisions related thereto, except in the limited circumstances set forth in the registration rights agreement. See "The exchange offer—Consequences of failure to exchange." In addition, you will not be able to resell, offer to resell or otherwise transfer your original notes unless you do so in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws or unless we register the offer and resale of your original notes under the Securities Act. Following the exchange offer, we will be under no obligation to register your original notes, except under the limited circumstances set forth in the registration rights agreement.

For information regarding the limited circumstances under which we may be required to file a registration statement after this exchange offer and the consequences of not tendering your original notes in this exchange offer, please see "The exchange offer—Consequences of failure to exchange" and "Description of notes."

Additional documentation; further information; assistance

Any questions or requests for assistance or additional documentation regarding the exchange offer may be directed to the exchange agent at the number set forth above. Beneficial owners of original notes should contact their broker, dealer, commercial bank, trust company or other nominee for assistance in tendering their original notes in the exchange offer.

 Terms of the exchange notes

        The terms of the exchange notes and those of the outstanding original notes are substantially identical, except that the exchange notes are registered under the Securities Act, and the transfer restrictions and registration rights, and related special interest provisions, applicable to the original notes will not apply to the exchange notes. The exchange notes represent the same debt as the corresponding series of original notes for which they are being exchanged. Both the original notes and the exchange notes are governed by the same indenture.

Issuer	QVC, Inc.
Notes offered	$600,000,000 aggregate principal amount of 4.45% Senior Secured Notes due 2025.
$400,000,000 aggregate principal amount of 5.45% Senior Secured Notes due 2034.
Maturity dates	The 2025 notes will mature on February 15, 2025.
The 2034 notes will mature on August 15, 2034.
Interest	Interest on the 2025 notes will accrue at a rate per annum equal to 4.45%.
Interest on the 2034 notes will accrue at a rate per annum equal to 5.45%.
Interest payment dates	Interest on the 2025 notes will be payable on February 15 and August 15 of each year, beginning on February 15, 2015. Interest will accrue from August 21, 2014.
Interest on the 2034 notes will be payable on February 15 and August 15 of each year, beginning on February 15, 2015. Interest will accrue from August 21, 2014.
Guarantees

Each series of notes will be guaranteed by each of our material domestic subsidiaries that guarantee the borrowings under our senior secured credit facility and our Existing Notes (together, our "existing secured indebtedness").

For the year ended December 31, 2013, net revenue for our non-guarantor subsidiaries was $2.9 billion, which was 33.8% of our consolidated net revenue, and operating income for our non-guarantor subsidiaries was $256 million, which was 20.6% of our consolidated operating income. For the six months ended June 30, 2014, net revenue for our non-guarantor subsidiaries was $1.4 billion, which was 35.0% of our consolidated net revenue, and operating income for our non-guarantor subsidiaries was $111 million, which was 20.4% of our consolidated operating income. As of June 30, 2014, our non-guarantor subsidiaries had $3 billion of assets, which was 23.7% of our consolidated assets.

Security

Each series of notes will be secured on a pari passu basis by the same collateral that secures our existing secured indebtedness and certain future indebtedness, subject as to priority and otherwise to certain exceptions and subject to certain permitted liens. See "Description of notes—Security."

Ranking	The notes will not be secured by a lien on any assets of QVC, Inc. or any of its subsidiaries. So long as the notes are secured solely by a lien on all shares of our capital stock, the holders of each series of notes will have only an unsecured claim against our assets and the assets of the guarantors. Any such unsecured claim will rank equally in right of payment with all other unsecured unsubordinated indebtedness and other obligations of us and the guarantors, including trade payables. Each series of notes will rank equally in right of payment with all of our existing and future senior obligations and senior in right of payment to all of our existing and future subordinated obligations. The guarantees will rank equally in right of payment with the guarantors' existing and future senior obligations and senior in right of payment to their existing and future subordinated obligations. Each series of notes and guarantees will be structurally subordinated to all the liabilities of any of our subsidiaries that do not guarantee the notes, and effectively subordinated to the claims of lienholders with prior permitted liens to the extent of the value of the applicable collateral. See "Description of notes—Ranking" and "—Security." Although under certain circumstances each series of notes could benefit from liens on certain additional assets in the future, there can be no assurances that such circumstances will ever arise.

As of June 30, 2014, after giving effect to the issuance of the original notes and the use of net proceeds therefrom described in "Use of proceeds", we and our guarantor subsidiaries would have had total debt, other than our capital lease obligations, of approximately $4.1 billion, consisting of $4.05 billion of secured indebtedness under our Existing Notes and $65 million outstanding under our senior secured credit facility, in each case, secured by a first priority perfected lien on all shares of our capital stock and an additional $1.9 billion of unused capacity under our senior secured credit facility, all of which would rank equally with and share in the collateral securing the notes. In addition, we and our guarantor subsidiaries had $73 million of capital lease obligations secured by collateral that does not secure the notes.

As of June 30, 2014, our non-guarantor subsidiaries would have had $813 million of obligations (consisting predominantly of trade payables, deferred tax liabilities, certain other liabilities and no indebtedness for borrowed money), all of which would be structurally senior to the notes.

Optional redemption

We may redeem all or a part of the notes at any time at a redemption price. The redemption price for the 2025 notes that are redeemed before the date that is three months prior to maturity of the 2025 notes and for the 2034 notes that are redeemed before the date that is six months prior to maturity of the 2034 notes, in each case, will be equal to the greater of 100% of the principal amount thereof or a "make whole" amount and, in each case, plus accrued and unpaid interest to, but not including, the redemption date as described herein. The redemption price for the 2025 notes that are redeemed on or after the date that is three months prior to maturity of the 2025 notes and for the 2034 notes that are redeemed on or after the date that is six months prior to maturity of the 2034 notes will be equal to 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to the date of redemption, and will not include a "make whole" premium. See "Description of notes—Optional redemption."

Change of control

If we experience specific kinds of changes of control, we will be required to make an offer to purchase the notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the repurchase date. See "Description of notes—Change of control."

Certain covenants	The indenture governing the notes will restrict our ability and the ability of our restricted subsidiaries to, among other things:
• incur additional indebtedness;
• pay dividends and make certain distributions, investments and other restricted payments;
• create certain liens or use assets as security in other transactions;
• sell assets;
• change our line of business;
• enter into transactions with affiliates;
• limit the ability of restricted subsidiaries to make payments to us;
• enter into sale and leaseback transactions;
• merge, consolidate, sell or otherwise dispose of all or substantially all of our assets; and
• designate subsidiaries as unrestricted subsidiaries.
These covenants are subject to important exceptions and qualifications. See "Description of notes—Certain covenants."

If the notes are assigned investment grade ratings by both Moody's and S&P and no default or event of default has occurred and is continuing, certain covenants will be eliminated. See "Description of notes—Certain covenants—Fall-away event."

Transfer restrictions	The exchange notes generally will be freely transferable.
Risk factors

See "Risk factors" beginning on page 15 and the other information contained in this prospectus for a discussion of factors you should carefully consider prior to making an investment decision regarding the notes.

 Summary historical financial and operating data

        The following table sets forth our summary historical financial and operating data at the dates and for the periods indicated. The statement of operations, balance sheet and other financial data in the following summary historical financial data as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, is derived from our audited consolidated financial statements included elsewhere in this prospectus. The statement of operations and other financial data included in the following selected historical financial data for the six months ended June 30, 2014 and 2013 and the balance sheet data as of June 30, 2014 have been derived from the unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. The balance sheet data as of December 31, 2011 and the statement of operations, balance sheet and other financial data included in the following summary historical financial data as of and for the years ended December 31, 2010 and 2009 have been derived from our audited consolidated financial statements which are not included in this prospectus.

        You should read the information contained in this table in conjunction with the financial statements, the accompanying notes thereto and management's discussion and analysis of financial condition and results of operations included elsewhere in this prospectus.

Statement of operations data:

	Fiscal year ended					Six months ended
(in millions)	December 31, 2009	December 31, 2010	December 31, 2011	December 31, 2012	December 31, 2013	June 30, 2013	June 30, 2014
Net revenue(1)	$7,374	$7,813	$8,268	$8,516	$8,623	$3,935	$4,000
Cost of goods sold	(4,755)	(5,008)	(5,278)	(5,419)	(5,465)	(2,479)	(2,506)

Gross profit	2,619	2,805	2,990	3,097	3,158	1,456	1,494

Operating expenses:
Operating	(668)	(701)	(744)	(715)	(740)	(344)	(358)
Selling, general and administrative, including stock-based compensation	(404)	(449)	(535)	(588)	(615)	(293)	(303)
Depreciation	(125)	(128)	(135)	(126)	(127)	(63)	(66)
Amortization of intangible assets	(403)	(395)	(439)	(400)	(431)	(211)	(223)

	(1,600)	(1,673)	(1,853)	(1,829)	(1,913)	(911)	(950)

Operating income	1,019	1,132	1,137	1,268	1,245	545	544

Other (expense) income:
(Loss) gain on investments	(6)	105	(2)	(4)	(4)	(1)	(3)
Gains on financial instruments	32	40	50	48	15	15	—
Interest expense, net	(351)	(413)	(229)	(233)	(214)	(113)	(122)
Foreign currency gain (loss)	19	(8)	(2)	2	1	(1)	—
Other expense	(15)	(23)	—	—	(57)	(57)	—

	(321)	(299)	(183)	(187)	(259)	(157)	(125)

Income before income taxes	698	833	954	1,081	986	388	419
Income tax expense	(281)	(282)	(342)	(394)	(353)	(143)	(157)

Net income	417	551	612	687	633	245	262
Less: Net income attributed to the noncontrolling interest	(38)	(47)	(52)	(63)	(45)	(25)	(19)

Net income attributable to QVC, Inc. stockholder	$379	$504	$560	$624	$588	$220	$243

(1)
Gross merchandise sales plus shipping and handling revenue less a provision for returns. See Note 2(j) to the audited consolidated financial statements included in this prospectus for information about the provision for returns.

Other financial data:

	Fiscal year ended					Six months ended
(dollars in millions)	December 31, 2009	December 31, 2010	December 31, 2011	December 31, 2012	December 31, 2013	June 30, 2013	June 30, 2014
U.S. % of net revenue	67.6%	67.1%	65.5%	65.6%	67.8%	66.3%	66.4%
International % of net revenue	32.4%	32.9%	34.5%	34.4%	32.2%	33.7%	33.6%
E-Commerce % of net revenue(2)	25.1%	28.3%	31.3%	34.5%	37.6%	36.6%	38.8%
Gross Margin %(3)	35.5%	35.9%	36.2%	36.4%	36.6%	37.0%	37.4%
Adjusted OIBDA(4)	$1,565	$1,673	$1,733	$1,828	$1,841	$838	$851
Adjusted OIBDA Margin %(4)(5)	21.2%	21.4%	21.0%	21.5%	21.3%	21.3%	21.3%
Capital expenditures, net	$181	$220	$259	$246	$211	$75	$57

(2)
Net revenue generated from our U.S. and international websites and mobile applications divided by consolidated net revenue.

(3)
Gross profit divided by net revenue.

(4)
We define Adjusted OIBDA as net revenue less cost of goods sold, operating expenses and selling, general and administrative expenses (excluding stock-based compensation). Our chief operating decision maker and management team use this measure of performance in conjunction with other measures to evaluate our business and make decisions about allocating resources among our businesses. We believe this is an important indicator of the operational strength and performance of our business, including our ability to service debt and fund capital expenditures. In addition, this measure allows us to view operating results and perform analytical comparisons and benchmarking among our businesses and identify strategies to improve performance. This measure of performance excludes such costs as depreciation and amortization and stock-based compensation that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Adjusted OIBDA has several limitations that are discussed in management's discussion and analysis of financial condition and results of operations—adjusted operating income before depreciation and amortization (Adjusted OIBDA).

(5)
Adjusted OIBDA divided by net revenue.

Reconciliation of net income and operating income to Adjusted OIBDA:

	Fiscal year ended					Six months ended
(in millions)	December 31, 2009	December 31, 2010	December 31, 2011	December 31, 2012	December 31, 2013	June 30, 2013	June 30, 2014
Net income	$417	$551	$612	$687	$633	$245	$262
Loss (gain) on investments	6	(105)	2	4	4	1	3
Gains on financial instruments	(32)	(40)	(50)	(48)	(15)	(15)	—
Interest expense, net	351	413	229	233	214	113	122
Foreign currency (gain) loss	(19)	8	2	(2)	(1)	1	—
Other expense	15	23	—	—	57	57	—
Income tax expense	281	282	342	394	353	143	157

Operating income	1,019	1,132	1,137	1,268	1,245	545	544
Depreciation and amortization of intangible assets	528	523	574	526	558	274	289
Stock-based compensation expense	18	18	22	34	38	19	18

Adjusted OIBDA	$1,565	$1,673	$1,733	$1,828	$1,841	$838	$851

Balance sheet data (at end of period):

(in millions)	December 31, 2009	December 31, 2010	December 31, 2011	December 31, 2012	December 31, 2013	June 30, 2014
Cash and cash equivalents(6)	$748	$621	$560	$540	$457	$548
Working capital(7)	$1,228	$1,209	$1,375	$1,190	$1,255	$1,305
Total assets	$14,852	$13,820	$13,570	$13,438	$13,056	$12,667
Total debt(8)	$4,039	$2,820	$2,490	$3,477	$3,813	$3,948
Total equity	$7,228	$7,654	$8,019	$6,834	$6,341	$6,112

(6)
Excludes restricted cash.

(7)
Total current assets less total current liabilities.

(8)
Long-term portion of debt and capital lease obligations, plus current portion of debt and capital lease obligations.

 Ratio of earnings to fixed charges

        The following table presents our ratio of earnings to fixed charges for the periods presented.

	Fiscal year ended					Six months ended
(in millions)	December 31, 2009	December 31, 2010	December 31, 2011	December 31, 2012	December 31, 2013	June 30, 2013	June 30, 2014
Fixed charges:
Interest expense(1)	360	420	233	236	217	116	124
Estimate of interest within rental expense	5	6	6	9	7	4	3

Total fixed charges	365	426	239	245	224	120	127

Earnings:
Income before income taxes	698	833	954	1,081	986	388	419
Add amortization of capitalized interest	3	1	2	2	2	1	1

Subtotal	701	834	956	1,083	988	389	420
Fixed charges per above	365	426	239	245	224	120	127
Less interest capitalized during the period	(3)	(5)	(2)	(2)	(1)	(2)	(1)

Total earnings	1,063	1,255	1,193	1,326	1,211	507	546

Ratio of earnings to fixed charges	2.9	2.9	5.0	5.4	5.4	4.2	4.3

(1)
Includes the sum of the following: (a) interest expensed and capitalized and (b) amortized premiums, discounts and capitalized expenses related to indebtedness.

Risk factors

        An investment in the notes involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as the other information included in this prospectus, before deciding to participate in the exchange offer. The risks described below are not the only ones facing our Company. In the event any of the following risks actually occurs, our business, financial condition and results of operations could be materially adversely affected. The value of the notes could decline due to any of these risks, and you may lose all or part of your investment in the notes. The risks described below are those that we currently believe may materially affect us. For purposes of this section, the phrase "material adverse effect" is meant to refer to a material adverse effect on our financial condition, results of operations and/or the value of the notes.

        This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus. See "Cautionary note regarding forward-looking statements."

Risks related to our business

Weak economic conditions worldwide may reduce consumer demand for our products and services

        The prolonged economic uncertainty in various regions of the world in which our subsidiaries and affiliates operate could adversely affect demand for our products and services since a substantial portion of our revenue is derived from discretionary spending by individuals, which typically falls during times of economic instability. Global financial markets continue to experience disruptions, including increased volatility and diminished liquidity and credit availability. The world has experienced a global macroeconomic downturn, and if economic and financial market conditions in the U.S. or other key markets, including Japan and Europe, remain uncertain, persist, or deteriorate further, our customers may respond by suspending, delaying, or reducing their discretionary spending. A suspension, delay or reduction in discretionary spending could adversely affect revenue. Accordingly, our ability to increase or maintain revenue and earnings could be adversely affected to the extent that relevant economic environments remain weak or decline further. Such weak economic conditions may also inhibit our expansion into new European and other markets. We currently are unable to predict the extent of any of these potential adverse effects.

The retail business environment is subject to intense competition, and we may not be able to effectively compete for customers

        We operate in a rapidly evolving and highly competitive retail business environment. Although we are the U.S.'s largest television shopping retailer, we have numerous and varied competitors at the national and local levels, ranging from large department stores to specialty shops, electronic retailers, direct marketing retailers, wholesale clubs, discount retailers, other televised shopping retailers such as HSN and ShopHQ in the U.S., Shop Channel in Japan, HSE 24 in Germany and Ideal World in the U.K., infomercial retailers, Internet retailers and mail-order and catalog companies. Many of our current and potential competitors have greater resources, longer histories, more customers and greater brand recognition than we do. They may secure better terms from vendors, adopt more aggressive pricing, offer free or subsidized shipping and devote more resources to technology, fulfillment and marketing. Other companies also may enter into business combinations or alliances that strengthen their competitive positions.

        We also compete for access to customers and audience share with other providers of televised, online and hard copy entertainment and content. Our inability to compete effectively with regard to the assortment, product price, shipping terms, shipping pricing or free shipping and quality of the merchandise we offer for sale or to keep pace with competitors in our marketing, service, location, reputation, credit availability and technologies, could have a material adverse effect.

Our net revenue and operating results depend on our ability to predict or respond to consumer preferences

        Our net revenue and operating results depend, in part, on our ability to predict or respond to changes in consumer preferences and fashion trends in a timely manner. We develop new retail concepts and continuously adjust our product mix in an effort to satisfy customer demands. Consumer preferences may be affected by many factors outside of our control, including responses of competitors and general economic conditions. Any sustained failure by us to identify and respond to emerging trends in lifestyle and consumer preferences could have a material adverse effect.

Our long-term success depends in large part on our continued ability to attract new customers and retain existing customers and we may not be able to do that in a cost-effective manner

        In an effort to attract and retain customers, we engage in various merchandising and marketing initiatives, which involve the expenditure of money and resources, particularly in the case of the production and distribution of our television programming and, to a lesser but increasing extent, online advertising. We have spent, and expect to continue to spend, increasing amounts of money on, and devote greater resources to, certain of these initiatives, particularly in our continuing efforts to increasingly engage customers through online and mobile channels and to personalizing our customers' shopping experience. These initiatives, however, may not resonate with existing customers or consumers generally or may not be cost effective. In addition, costs associated with the production and distribution of our television programming and costs associated with online marketing, including search engine marketing (primarily the purchase of relevant keywords), have increased and are likely to continue to increase in the foreseeable future and, if significant, could have a material adverse effect to the extent that they do not result in corresponding increases in net revenue.

We depend on the television distributors that carry our programming, and no assurance can be given that we will be able to maintain and renew our affiliation agreements on favorable terms or at all

        We currently distribute our programming through affiliation or transmission agreements with many television providers, including, but not limited to, Comcast, DIRECTV, DISH Network and Time Warner Cable in the U.S., JCN, Jupiter Telecommunications, Ltd., Sky Perfect and World Hi-Vision Channel, Inc. in Japan, Kabel Deutschland Vertrieb und Service GmbH, Media Broadcast GmbH, SES ASTRA, SES Platform Services GmbH, Telekom Deutschland GmbH and Unitymedia Kabel BW GmbH in Germany, A1 Telekom Austria AG and UPC Telekabel Wien GmbH in Austria, Arqiva, British Sky Broadcasting, Freesat, SDN and Virgin Media in the U.K. and Mediaset and Sky Italia in Italy. Our affiliation agreements with distributors are scheduled to expire between 2015 and 2022.

        As part of normal course renewal discussions, occasionally we have disagreements with our distributors over the terms of our carriage, such as channel placement or other contract terms. If not resolved through business negotiation, such disagreements could result in litigation or termination of an existing agreement. Termination of an existing agreement resulting in the loss of distribution of our programming to a material portion of our television households may adversely affect our growth, net revenue and earnings.

        The renewal negotiation process for affiliation agreements is typically lengthy. In some cases, renewals are not agreed upon prior to the expiration of a given agreement while the programming continues to be carried by the relevant distributor without an effective agreement in place. We do not have distribution agreements with some of the cable operators that carry our programming. In total, we are currently providing programming without affiliation agreements to distributors representing 6% of our U.S. distribution, and short-term, rolling 90 day letters of extension, to distributors who represent approximately 22% of our U.S. distribution. Some of our international programming may continue to be carried by distributors after the expiration dates on our affiliation agreements with them have passed.

        We may be unable to obtain renewals with our current distributors on acceptable terms, if at all. We may also be unable to successfully negotiate affiliation agreements with new or existing distributors to carry our programming. Although we consider our current levels of distribution without written agreement to be ordinary course, the failure to successfully renew or negotiate new affiliation agreements covering a material portion of television households could result in a discontinuation of carriage that may adversely affect our viewership, growth, net revenue and earnings.

The failure to maintain suitable placement for our programming could adversely affect our ability to attract and retain television viewers and could result in a decrease in revenue

        We are dependent upon the continued ability of our programming to compete for viewers. Effectively competing for television viewers is dependent, in substantial part, on our ability to negotiate and maintain placement of our programming at a favorable channel position, such as in a basic tier or within a general entertainment or general broadcasting tier. The advent of digital compression technologies and the adoption of digital cable have resulted in increased channel capacity, which together with other changing laws, rules and regulations regarding cable television ownership, impacts our ability to negotiate and maintain suitable channel placement with our distributors. Increased channel capacity could adversely affect the ability to attract television viewers to our programming to the extent it results in:

  •
  a less favorable channel position for our programming, such as placement adjacent to programming that does not complement our programming, a position next to our televised home shopping competitors or isolation in a "shopping" tier;

  •
  more competitors entering the marketplace; or

  •
  more programming options being available to the viewing public in the form of new television networks and time-shifted viewing (e.g., personal video recorders, video-on-demand, interactive television and streaming video over Internet connections).

        In addition, if our programming is carried exclusively by a distributor on a digital programming tier, we may experience a reduction in revenue to the extent that the digital programming tier has less television viewer penetration than the basic or expanded basic programming tier. We may experience a further reduction in revenue due to increased television viewing audience fragmentation to the extent that not all television sets within a digital cable home are equipped to receive television programming in a digital format. Our future success will depend, in part, on our ability to anticipate and adapt to technological changes and to offer elements of our programming via new technologies in a cost-effective manner that meet customer demands and evolving industry standards.

Any continued or permanent inability to transmit our programming via satellite would result in lost revenue and could result in lost customers

        Our success is dependent upon our continued ability to transmit our programming to television providers from our satellite uplink facilities, which transmissions are subject to the Federal Communications Commission ("FCC") compliance in the U.S. and foreign regulatory requirements in our international operations. In most cases, we have entered into long-term satellite transponder leases to provide for continued carriage of our programming on replacement transponders and/or replacement satellites, as applicable, in the event of a failure of either the transponders and/or satellites currently carrying our programming. Although we believe we take reasonable and customary measures to ensure continued satellite transmission capability, termination or interruption of satellite transmissions may occur, particularly if we are not able to successfully negotiate renewals or replacements of any of our expiring transponder service agreements in the future.

Our business is subject to online security risks, including security breaches and identity theft

        To succeed, we must be able to provide for secure transmission of confidential information over public networks. Any penetration of network security or other misappropriation or misuse of personal consumer information could cause interruptions in the operations of our business and subject us to increased costs, litigation and other liabilities. Security breaches could also significantly damage our reputation with consumers and third parties with whom we do business. We may be required to expend significant capital and other resources to protect against and remedy any potential or existing security breaches and their consequences. We also face risks associated with security breaches affecting third parties with which we are affiliated or otherwise conduct business online.

System interruption and the lack of integration and redundancy in these systems and infrastructures may adversely affect our ability to transmit our television programs, operate websites, process and fulfill transactions, respond to customer inquiries and generally maintain cost-efficient operations

        Our success depends, in part, on our ability to maintain the integrity of our transmissions, systems and infrastructures, including the transmission of our television programs, as well as our websites, information and related systems, call centers and fulfillment facilities. We may experience occasional system interruptions that make some or all transmissions, systems or data unavailable or prevent us from transmitting our signal or efficiently providing services or fulfilling orders. We are in the process of implementing new technology systems and upgrading others. Our failure to properly implement new systems or delays in implementing new systems could impair our ability to provide services, fulfill orders and/or process transactions. We also rely on affiliate and third-party computer systems, broadband, transmission and other communications systems and service providers in connection with the transmission of our signals, as well as to facilitate, process and fulfill transactions. Any interruptions, outages or delays in our signal transmissions, systems and infrastructures, our business, our affiliates and/or third parties, or deterioration in the performance of these transmissions, systems and infrastructures, could impair our ability to provide services, fulfill orders and/or process transactions. Fire, flood, power loss, telecommunications failure, hurricanes, tornadoes, earthquakes, acts of war or terrorism, acts of God and similar events or disruptions may damage or interrupt television transmissions, computer, broadband or other communications systems and infrastructures at any time.

        Any of these events could cause transmission or system interruption, delays and loss of critical data, and could prevent us from providing services, fulfilling orders and/or processing transactions. While we have backup systems for certain aspects of our operations, these systems are not fully redundant and disaster recovery planning is not sufficient for all possible risks. In addition, we may not have adequate insurance coverage to compensate for losses from a major interruption.

We may be subject to claims for representations made in connection with the sale and promotion of merchandise or for harm experienced by customers who purchase merchandise from us

        The manner in which we sell and promote merchandise and related claims and representations made in connection with these efforts is regulated by federal, state and local law, as well as the laws of the foreign countries in which we operate. We may be exposed to potential liability from claims by purchasers or from regulators and law enforcement agencies, including, but not limited to, claims for personal injury, wrongful death and damage to personal property relating to merchandise sold and misrepresentation of merchandise features and benefits. In certain instances, we have the right to seek indemnification for related liabilities from our vendors and may require such vendors to carry minimum levels of product liability and errors and omissions insurance. These vendors, however, may be unable to satisfy indemnification claims, obtain suitable coverage or maintain this coverage on acceptable terms, or insurance may provide inadequate coverage or be unavailable with respect to a particular claim. See "Business—Government regulation" for further discussion of regulations to which we are subject.

        In 2000, we became subject to a consent decree issued by the Federal Trade Commission ("FTC") barring us from making certain deceptive claims for specified weight-loss products and dietary supplements. We also became subject to an expanded consent decree issued by the FTC in 2009 that terminates on the later of March 4, 2029, or 20 years from the most recent date that the U.S. or the FTC files a complaint in federal court alleging any violation thereunder. Pursuant to this expanded consent decree, we are prohibited from making certain claims about specified weight-loss, dietary supplement and anti-cellulite products unless we have competent and reliable scientific evidence to substantiate such claims. Violation of this consent decree may result in the imposition of significant civil penalties for non-compliance and related redress to consumers and/or the issuance of an injunction enjoining us from engaging in prohibited activities.

Failure to comply with existing laws, rules and regulations, or to obtain and maintain required licenses and rights, could subject us to additional liabilities

        We market and provide a broad range of merchandise through television shopping programs and our websites. As a result, we are subject to a wide variety of statutes, rules, regulations, policies and procedures in various jurisdictions, including foreign jurisdictions, which are subject to change at any time, including laws regarding consumer protection, privacy, the regulation of retailers generally, the license requirements for television retailers in foreign jurisdictions, the importation, sale and promotion of merchandise and the operation of retail stores and warehouse facilities, as well as laws and regulations applicable to the Internet and businesses engaged in online commerce, such as those regulating the sending of unsolicited, commercial electronic mail. Our failure to comply with these laws and regulations could result in a revocation of required licenses, fines and/or proceedings against us by governmental agencies and/or consumers, which could adversely affect our business, financial condition and results of operations. Moreover, unfavorable changes in the laws, rules and regulations applicable to us could decrease demand for merchandise offered by us, increase costs and/or subject us to additional liabilities. Similarly, new disclosure and reporting requirements, established under existing or new state or federal laws, such as regulatory rules regarding requirements to disclose efforts to identify the origin and existence of certain "conflict minerals" or abusive labor practices in portions of our supply chain, could increase the cost of doing business, adversely affecting our results of operations. Finally, certain of these regulations impact the marketing efforts of our brands and business.

The processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights

        In the processing of consumer transactions, our business receives, transmits and stores a large volume of personally identifiable information and other user data. The sharing, use, disclosure and protection of this information are governed by the privacy and data security policies maintained by us. Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Specifically, personally identifiable information is increasingly subject to legislation and regulations in numerous jurisdictions around the world, the intent of which is to protect the privacy of personal information that is collected, processed and transmitted in or from the governing jurisdiction. Our failure, and/or the failure by the various third party vendors and service providers with which we do business, to comply with applicable privacy policies or federal, state or similar international laws and regulations or any compromise of security that results in the unauthorized release of personally identifiable information or other user data could damage our reputation and the reputation of our third party vendors and service providers, discourage potential users from trying our products and services and/or result in fines and/or proceedings by governmental agencies and/or consumers, any one or all of which could adversely affect our business, financial condition and results of operations.

Our business is subject to online security risks, including security breaches and identity theft

        To succeed, we must be able to provide for secure transmission of confidential information over public networks. Any penetration of network security or other misappropriation or misuse of personal consumer information could cause interruptions in the operations of our business and subject us to increased costs, litigation and other liabilities. Security breaches could also significantly damage our reputation with consumers and third parties with whom we do business. We may be required to expend significant capital and other resources to protect against and remedy any potential or existing security breaches and their consequences. We also face risks associated with security breaches affecting third parties with which we are affiliated or otherwise conduct business online.

We may fail to adequately protect our intellectual property rights or may be accused of infringing intellectual property rights of third parties

        We regard our intellectual property rights, including service marks, trademarks and domain names, copyrights (including our programming and our websites), trade secrets and similar intellectual property, as critical to our success. Our business also relies heavily upon software codes, informational databases and other components that make up their products and services.

        From time to time, we are subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of the trademarks, patents, copyrights and other intellectual property rights of third parties. In addition, litigation may be necessary to enforce our intellectual property rights, protect trade secrets or to determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business, financial condition and results of operations. Our failure to protect our intellectual property rights, particularly our proprietary brands, in a meaningful manner or third party challenges to related contractual rights could result in erosion of brand names and limit our ability to control marketing on or through the Internet using our various domain names or otherwise, which could adversely affect our business, financial condition and results of operations.

We have operations outside of the U.S. that are subject to numerous operational and financial risks

        We have operations in countries other than the U.S. and we are subject to the following risks inherent in international operations:

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  fluctuations in currency exchange rates;

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  longer payment cycles for sales in foreign countries that may increase the uncertainty associated with recoverable accounts;

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  recessionary conditions and economic instability affecting overseas markets;

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  our ability to repatriate funds held by our foreign subsidiaries to the U.S. at favorable tax rates;

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  potentially adverse tax consequences;

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  export and import restrictions, tariffs and other trade barriers;

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  increases in taxes and governmental royalties and fees;

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  changes in foreign and U.S. laws, regulations and policies that govern operations of foreign-based companies;

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  changes to general consumer protection laws and regulations;

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  difficulties in staffing and managing international operations; and

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  political unrest that may result in disruptions of services that are critical to our international businesses.

        Additionally, in many foreign countries, particularly in certain developing economies, it is not uncommon to encounter business practices that are prohibited by regulations applicable to us, such as the Foreign Corrupt Practices Act and similar laws. Although we have undertaken compliance efforts with respect to these laws, our employees, contractors and agents, as well as those companies to which we outsource certain of our business operations, may take actions in violation of our policies and procedures. Any such violation, even if prohibited by our policies and procedures or the law, could have a material adverse effect. Any failure by us to effectively manage the challenges associated with the international operation of our business could have a material adverse effect.

We rely on independent shipping companies to deliver the products we sell

        We rely on third party carriers to deliver merchandise from vendors and manufacturers to us and to ship merchandise to our customers. As a result, we are subject to carrier disruptions and delays due to factors that are beyond our control, including employee strikes, inclement weather and regulation and enforcement actions by customs agencies. Any failure to deliver products to our customers in a timely and accurate manner may damage our reputation and brand and could cause us to lose customers. Enforcement actions by customs agencies can also cause the costs of imported goods to increase, negatively affecting our profits.

        We are also impacted by increases in shipping rates charged by third party carriers, which over the past few years, have increased significantly in comparison to historical levels. We currently expect that shipping and postal rates will continue to increase. In the case of deliveries to customers, in each market where we operate, we have negotiated agreements with one or more independent, third party shipping companies, which in certain circumstances provide for favorable shipping rates. If any of these relationships were to terminate or if a shipping company was unable to fulfill its obligations under its contract for any reason, we would have to work with other shipping companies to deliver merchandise to customers, which would most likely be at less favorable rates. Other potential adverse consequences of changing carriers include:

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  reduced visibility of order status and package tracking;

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  delays in order processing and product delivery; and

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  reduced shipment quality, which may result in damaged products and customer dissatisfaction.

        Any increase in shipping rates and related fuel and other surcharges passed on to us by our current carriers or any other shipping company would adversely impact profits, given that we may not be able to pass these increased costs directly to customers or offset them by increasing prices without a detrimental effect on customer demand.

We depend on relationships with vendors, manufacturers and other third parties, and any adverse changes in these relationships could result in a failure to meet customer expectations which could result in lost revenue

        We purchase merchandise from a wide variety of third party vendors, manufacturers and other sources pursuant to short- and long-term contracts and purchase orders. Our ability to identify and establish relationships with these parties, as well as to access quality merchandise in a timely and efficient manner on acceptable terms and cost, can be challenging. In particular, we purchase a significant amount of merchandise from vendors and manufacturers abroad, and cannot predict whether the costs for goods sourced in these markets will remain stable. We depend on the ability of vendors and manufacturers in the U.S. and abroad to produce and deliver goods that meet applicable quality standards, which is impacted by a number of factors, some of which are not within the control of these parties, such as political or financial instability, trade restrictions, tariffs, currency exchange rates and transport capacity and costs, among others.

        Our failure to identify new vendors and manufacturers, maintain relationships with a significant number of existing vendors and manufacturers and/or access quality merchandise in a timely and efficient manner could cause us to miss customer delivery dates or delay scheduled promotions, which would result in the failure to meet customer expectations and could cause customers to cancel orders or cause us to be unable to source merchandise in sufficient quantities, which could result in lost revenue.

We face significant inventory risk

        We are exposed to significant inventory risks that may adversely affect our operating results as a result of seasonality, new product launches, rapid changes in product cycles and pricing, defective merchandise, changes in consumer demand, consumer spending patterns, changes in consumer tastes with respect to our products and other factors. We endeavor to accurately predict these trends and avoid overstocking or understocking products we sell. Demand for products, however, can change significantly between the time inventory or components are ordered and the date of sale. In addition, when we begin selling a new product, it may be difficult to establish vendor relationships, determine appropriate product or component selection, and accurately forecast demand. The acquisition of certain types of inventory or components may require significant lead-time and prepayment and they may not be returnable. We carry a broad selection and significant inventory levels of certain products, and we may be unable to sell products in sufficient quantities or during the relevant selling seasons. Any one of the inventory risk factors set forth above may adversely affect our operating results.

The seasonality of our business places increased strain on our operations

        Our net revenue in recent years indicates that our business is seasonal due to a higher volume of sales in the fourth calendar quarter related to year-end holiday shopping. In recent years, we have earned, on average, between 22% and 23% of our global revenue in each of the first three quarters of the year and 32% of our global revenue in the fourth quarter of the year. If our vendors are not able to provide popular products in sufficient amounts such that we fail to meet customer demand, it could significantly affect our revenue and our future growth. If too many customers access our websites within a short period of time due to increased holiday demand, we may experience system interruptions that make our websites unavailable or prevent us from efficiently fulfilling orders, which may reduce the volume of goods we sell and the attractiveness of our products and services. In addition, we may be unable to adequately staff our fulfillment and customer service centers during these peak periods and delivery and other third party shipping (or carrier) companies may be unable to meet the seasonal demand.

        To the extent we pay for holiday merchandise in advance of the holidays (i.e., in August through November of each year), our available cash may decrease, resulting in less liquidity. We have limited availability under our revolving credit facility and may not be able to access financing to the extent our cash balance is impaired. We may be unable to maintain a level of cash sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

Failure to effectively manage our Easy-Pay and revolving credit card programs could result in less income

        We offer Easy-Pay in the U.S. and U.K. (known as Q Pay in Germany), a payment plan that when offered by QVC, allows customers to pay for certain merchandise in two or more monthly installments. We cannot predict whether customers will pay all of their Easy-Pay installments.

        In addition, QVC-U.S. has an agreement with a large consumer financial institution (the "Bank") pursuant to which the Bank provides revolving credit directly to our customers for the sole purpose of purchasing merchandise from us with a QVC branded credit card ("Q Card"). We receive a portion of the net economics of the credit card program according to percentages that vary with the performance of the portfolio. We cannot predict the extent to which customers will use the Q Card, nor the extent that they will make payments on their outstanding balances.

Our success depends in large part on our ability to recruit and retain key employees capable of executing our unique business model

        We have a business model that requires us to recruit and retain key employees, including management, with the skills necessary for a unique business that demands knowledge of the general retail industry, television production, direct to consumer marketing and fulfillment and the Internet. We cannot assure you that if we experience turnover of our key employees we will be able to recruit and retain acceptable replacements because the market for such employees is very competitive and limited.

Risks relating to our organizational structure

We have not voluntarily implemented various corporate governance measures, in the absence of which note holders may have more limited protections against interested transactions, conflicts of interest and similar matters

        Federal legislation, including the Sarbanes-Oxley Act of 2002, encourages the adoption of various corporate governance measures designed to promote the integrity of corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence and audit committee oversight.

        As a "close corporation" under Delaware law, our stockholder, rather than a board of directors, manages our business. Our stockholder is an indirect wholly owned subsidiary of Liberty, meaning that we do not have any independent governing body. In addition, we have not adopted corporate governance measures such as the implementation of an audit committee or other independent governing body. It is possible that if we were to appoint a board of directors and include one or more independent directors and adopt some or all of these corporate governance measures, note holders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. However, because our stockholder is responsible for managing our business, subject to the limitations in the indenture for the notes and our other debt documents as described below under "Description of other indebtedness," our stockholder has the ability to make decisions regarding transactions with related parties and corporate actions that could involve conflicts of interest. In addition, our Chief Executive Officer and President, Michael A. George, became a named executive officer and a director of Liberty during 2011. Prospective investors should bear in mind our current lack of independent directors, the positions with Liberty that are held by Mr. George, and corporate governance measures in formulating their investment decisions.

The interests of our stockholder may not coincide with note holders and our stockholder may make decisions with which you may disagree

        Our stockholder is an indirect wholly owned subsidiary of Liberty. As a "close corporation" under Delaware law, our stockholder, rather than a board of directors, manages our business. As a result, Liberty controls certain aspects of our management, including the approval of significant corporate transactions such as a change of control. The interests of Liberty may not coincide with our interests or the interests of note holders. Accordingly, Liberty could cause us to enter into transactions or agreements of which note holders might not approve or make decisions with which note holders may disagree. For example, Liberty's dependence on our cash flow for servicing Liberty's debt and for other purposes, including payments of dividends on Liberty's capital stock, stock repurchases or to fund acquisitions or other operational requirements of Liberty and its subsidiaries is likely to result in our payment of large dividends to Liberty when permitted by law, the terms of our senior secured credit facility and the indentures governing the notes and our Existing Notes, which may deplete our equity or require us to borrow under our senior secured credit facility, increasing our leverage and decreasing our liquidity. We have made significant distributions to Liberty in the past. We paid $480 million of dividends to Liberty during the six months ended June 30, 2014, $1.0 billion of dividends to Liberty during 2013, $1.8 billion of dividends to Liberty during 2012 and $205 million of dividends to Liberty during 2011. We declared and paid dividends in cash to Liberty in the amount of $1.4 billion subsequent to June 30, 2014 (including $1 billion in connection with the 2014 Reattribution) and prior to the date of filing the registration statement of which this prospectus forms a part. These dividends were funded with draws from our revolving credit facility and from cash generated from operations.

Risks relating to the exchange offer

If you do not properly tender your original notes, you will continue to hold unregistered notes and your ability to transfer those original notes may be adversely affected

        If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your original notes described in the prospectus distributed in connection with the private placement of the original notes. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws or if they are offered and sold under an exemption from those requirements. We do not plan to register the offer and resale of the original notes under the Securities Act, unless required to do so under the limited circumstances set forth in the registration rights agreement. A sale of the original notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities law may require the delivery of an opinion of counsel to us and the registrar or co- registrar for the original notes. In addition, the issuance of the exchange notes may adversely affect the liquidity of the trading market for untendered, or tendered but unaccepted, original notes. For further information regarding the consequences of not tendering your original notes in the exchange offer, see "The exchange offer—Consequences of failure to exchange."

        We will only issue exchange notes in exchange for original notes that you timely and properly tender into the exchange offer. Therefore, you should allow sufficient time to ensure timely delivery of your original notes and other required documents to the exchange agent and you should carefully follow the instructions on how to tender your original notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of original notes. We may waive any defects or irregularities with respect to your tender of original notes, but we are not required to do so and may not do so. We are not offering guaranteed delivery procedures in connection with the exchange offer. See "The exchange offer—Procedures for tendering original notes."

Some holders who exchange their original notes may be deemed to be underwriters and hence subject to subsequent transfer restrictions

        If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the exchange notes. See "The exchange offer—Resale of exchange notes" and "Plan of distribution."

Risks relating to the notes

We have a substantial amount of indebtedness, which could adversely affect our financial position and your investment in the notes, and prevent us from fulfilling our obligations under the notes

        We have a substantial amount of indebtedness. As of June 30, 2014, after giving effect to the issuance of the original notes and the use of net proceeds therefrom described in "Use of proceeds", we would have had total debt of approximately $4.2 billion, consisting of $4.05 billion under our Existing Notes, $65 million outstanding under our senior secured credit facility and $73 million of capital lease obligations. We would have also had an additional $1.9 billion available for borrowing under our senior secured credit facility as of that date. We may incur significant additional indebtedness in the future.

Our level of indebtedness could limit our flexibility in responding to current market conditions, adversely affect our financial position, prevent us from meeting our obligations under our debt instruments, including the notes, or otherwise restrict our business activities

        The existence of and limitations on the availability of our debt could have important consequences. The existence of debt could, among other things:

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  require a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness;

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  limit our ability to use cash flow or obtain additional financing for future working capital, capital expenditures or other general corporate purposes, which reduces the funds available to us for operations and any future business opportunities;

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  increase our vulnerability to general economic and industry conditions; or

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  expose us to the risk of increased interest rates because certain of our borrowings, including borrowings under our credit facility, are at variable interest rates.

        Limitations imposed as a part of the debt, such as the availability of credit and the existence of restrictive covenants may, among other things:

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  make it difficult for us to satisfy our financial obligations, including making scheduled principal and interest payments on the notes and our other indebtedness;

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  restrict us from making strategic acquisitions or cause us to make non-strategic divestitures;

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  limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions or other general business purposes on satisfactory terms or at all;

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  limit our flexibility to plan for, or react to, changes in our business and industry;

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  place us at a competitive disadvantage compared to our less leveraged competitors; and

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  limit our ability to respond to business opportunities.

We may not be able to generate sufficient cash to service our debt obligations, including our obligations under the notes

        Our ability to make payments on our indebtedness, including the notes, will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including our senior secured credit facility, our Existing Notes and the notes.

We may need to refinance certain existing indebtedness prior to the maturity of the notes

        Our senior secured credit facility matures on March 1, 2018. See "Description of other indebtedness—Senior secured credit facility." Certain of our Existing Notes mature on April 1, 2019, October 1, 2019, October 15, 2020, July 2, 2022, March 15, 2023 and April 1, 2024, which dates are earlier than the maturity of the 2025 exchange notes and 2034 exchange notes offered hereby. See "Description of other indebtedness." Although we expect to refinance or otherwise repay this indebtedness, we may not be able to refinance this indebtedness on commercially reasonable terms or at all. The financial terms or covenants of any new credit facility, notes or other indebtedness may not be as favorable as those under our senior secured credit facility and our Existing Notes. Our ability to complete a refinancing of our senior secured credit facility and our Existing Notes prior to their respective maturities will depend on our financial and operating performance, as well as a number of conditions beyond our control. For example, if disruptions in the financial markets were to exist at the time that we intended to refinance this indebtedness, we might be restricted in our ability to access the financial markets. If we are unable to refinance our indebtedness, our alternatives would include negotiating an extension of the maturities of our senior secured credit facility and our Existing Notes with the lenders and seeking or raising new equity capital. If we were unsuccessful, the lenders under our senior secured credit facility and the holders of our Existing Notes could demand repayment of the indebtedness owed to them on the relevant maturity date. As a result, our ability to pay the principal of and interest on the notes would be adversely affected.

Despite our current level of indebtedness, we may still incur substantially more indebtedness, which could exacerbate the risks associated with our existing indebtedness

        We and our subsidiaries may incur substantial additional indebtedness in the future. Our senior secured credit facility and the terms of the indentures for the notes and our Existing Notes will limit, but not prohibit, us or our subsidiaries from incurring additional indebtedness. Also, our subsidiaries could incur additional indebtedness that is structurally senior to the notes or we and our subsidiaries could incur indebtedness secured by a lien on assets that do not constitute collateral, including assets of ours and our subsidiaries, and the holders of such indebtedness will have the right to be paid first from the proceeds of such assets. If we incur any additional indebtedness that ranks equally with the notes and the guarantees, the holders of that indebtedness will be entitled to share ratably with the holders of the notes and the guarantees in any proceeds distributed in connection with our insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to the note holders. In addition, note holder rights to the collateral would be diluted by any increase in the indebtedness secured by this collateral. If new indebtedness is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

The notes constitute obligations of us and our material domestic subsidiaries and will not be obligations of Liberty, its other affiliates or of our non-guarantor subsidiaries; in addition, the notes will be structurally subordinated in right of payment to all obligations of any of our current and future subsidiaries that do not guarantee the notes and if the guarantees are deemed unenforceable, the remaining assets of such guarantors may not be sufficient to make any payments on the notes

        The notes will be guaranteed by each of our material domestic subsidiaries but will not receive a guarantee or other credit support from Liberty or any of its other affiliates, except that our sole stockholder, which is an indirect wholly owned subsidiary of Liberty, is pledging its shares of our capital stock to secure the notes.

        In addition, the notes will not be guaranteed by certain immaterial domestic subsidiaries or by any of our foreign subsidiaries. The notes and guarantees will therefore be structurally subordinated to all of the liabilities of our current and future subsidiaries that do not guarantee the notes. For the year ended December 31, 2013, net revenue for our non-guarantor subsidiaries was $2.9 billion, which was

33.8% of our consolidated net revenue, and operating income for our non-guarantor subsidiaries was $256 million, which was 20.6% of our consolidated operating income. For the six months ended June 30, 2014, net revenue for our non-guarantor subsidiaries was $1.4 billion, which was 35.0% of our consolidated net revenue, and operating income for our non-guarantor subsidiaries was $111 million, which was 20.4% of our consolidated operating income. As of June 30, 2014, our non-guarantor subsidiaries had $3 billion of assets, which was 23.7% of our consolidated assets. As of June 30, 2014, after giving effect to the issuance of the original notes and the use of net proceeds therefrom described in "Use of proceeds", our non-guarantor subsidiaries would have had $813 million of obligations (consisting predominantly of trade payables, deferred tax liabilities, certain other liabilities and no indebtedness for borrowed money), all of which would be structurally senior to the notes.

        Although the guarantees provide the holders of the notes with a direct claim as a creditor against the assets of the subsidiary guarantors, the guarantees may not be enforceable as described in more detail below. If the guarantees by the subsidiary guarantors are not enforceable, the notes would be effectively subordinated to all liabilities of the subsidiary guarantors, including trade payables. As a result of being effectively subordinated to the liabilities of a subsidiary, if there was a dissolution, bankruptcy, liquidation or reorganization of such subsidiary, the holders of the notes would not receive any amounts with respect to the notes until after the payment in full of the claims of creditors of such subsidiary.

Our ability to meet our obligations under our debt, in part, depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us

        We conduct a significant portion of our business operations through our subsidiaries. In servicing payments to be made on the notes, we will rely, in part, on cash flows from these subsidiaries, mainly dividend payments and other distributions. The ability of these subsidiaries to make dividend payments to us will be affected by, among other factors, the obligations of these entities to their creditors, requirements of corporate and other law, and restrictions contained in agreements entered into by or relating to these entities. In addition, our foreign subsidiaries may be subject to currency controls, repatriation restrictions, withholding obligations on payments to us and other limits.

Covenants in our debt agreements will restrict our business in many ways

        Our senior secured credit facility and the indentures governing the notes and our Existing Notes contain various covenants that limit our ability and/or our restricted subsidiaries' ability to, among other things:

  •
  incur or assume liens or additional debt or provide guarantees in respect of obligations of other persons;

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  pay dividends or make distributions or redeem or repurchase capital stock;

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  prepay, redeem or repurchase debt;

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  make loans, investments and capital expenditures;

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  enter into agreements that restrict distributions from our subsidiaries;

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  sell assets and capital stock of our subsidiaries;

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  enter into sale and leaseback transactions;

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  enter into certain transactions with affiliates;

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  consolidate or merge with or into, or sell substantially all of our assets to, another person; and

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  designate our subsidiaries as unrestricted subsidiaries.

        These covenants are subject to important exceptions and qualifications as described under "Description of notes." In addition, our senior secured credit facility contains restrictive covenants and requires us to maintain a specified leverage ratio. Our ability to meet this leverage ratio can be affected by events beyond our control, and we may be unable to meet those tests. A breach of any of these covenants could result in a default under our senior secured credit facility, which in turn could result in a default under the indentures governing the notes and our Existing Notes. Upon the occurrence of an event of default under our senior secured credit facility, the lenders could elect to declare all amounts outstanding under our senior secured credit facility to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. Our senior secured credit facility, our Existing Notes and certain future indebtedness will be secured by a first priority perfected lien in all shares of our capital stock. If the lenders and counterparties under our senior secured credit facility, our Existing Notes and certain future indebtedness accelerate the repayment of obligations, we may not have sufficient assets to repay such obligations, including the notes. See "Description of other indebtedness." Our borrowings under our senior secured credit facility are, and are expected to continue to be, at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will also increase even though the amount borrowed remains the same, and our net income would decrease.

Many of the covenants in the indenture will cease to apply if such notes are rated investment grade by both Moody's and Standard & Poor's

        Many of the covenants in the indenture governing the notes will no longer apply to the notes if such notes are rated investment grade by both Moody's and Standard & Poor's at a time that no default has occurred and is continuing. These covenants will restrict, among other things, our ability to pay distributions, incur debt and to enter into certain other transactions. Termination of these covenants would allow us to engage in certain transactions that are not permitted while these covenants are in force. There can be no assurance that the notes will be rated investment grade by both Moody's and Standard & Poor's, or that the notes will maintain such ratings. Even if the notes subsequently fail to be rated investment grade, the terminated covenants would not be reinstated. See "Description of notes—Certain covenants—Fall-away event."

An adverse rating of the notes may cause their value to decline

        If a rating agency rates the notes, it may assign a rating that is lower than expected. Ratings agencies also may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings or outlook in the future, the value of the notes could significantly decline.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes

        Any default under the agreements governing our indebtedness, including a default under our senior secured credit facility, that is not waived by the required lenders thereunder, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our senior secured credit facility and the indentures governing the notes offered hereby and our Existing Notes), we could be in default under the terms of the agreements governing such indebtedness, including our senior secured credit facility and the indentures governing the notes offered hereby and our Existing Notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior secured credit facility could elect to institute foreclosure proceedings against our capital stock, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may need to obtain waivers from the required lenders under our senior secured credit facility to avoid being in default. If we breach our covenants under our senior secured credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If we could not obtain a waiver, we would be in default under our senior secured credit facility, which would result in a default under the indenture, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to purchase the notes upon a change of control or an offer to repurchase the notes as required by the indenture

        Upon the occurrence of specific types of change of control events, we will be required to offer to repurchase all of the notes, as well as the Existing Notes, at a price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest and additional interest, if any, up to, but not including, the date of repurchase. We may not have sufficient funds available to repurchase all of the notes tendered pursuant to any such offer and any other debt, including the Existing Notes, that would become payable upon a change of control. Any failure to purchase the notes would be a default under the indenture, which would trigger a default under our senior secured credit facility. In that event, we would need to cure or refinance our senior secured credit facility before making an offer to purchase.

        Additionally, a change of control (as defined in our senior secured credit facility) would also constitute a default under our senior secured credit facility. Upon any such default, the lenders may declare any outstanding obligations under our senior secured credit facility immediately due and payable. If such debt repayment were accelerated, we may not have sufficient funds to repurchase the notes and repay the debt. There can be no assurance that we would be able to refinance our indebtedness or, if a refinancing were to occur, that the refinancing would be on terms favorable to us.

        Courts interpreting change of control provisions under New York law (which governs the indenture) have not provided clear and consistent meanings of such change of control provisions. In addition, the Delaware Court of Chancery has questioned whether a change of control provision contained in an indenture could be unenforceable on public policy grounds. Therefore, no assurances can be given as to how a court would interpret or even if a court would enforce the change of control provisions in our indenture as written for the benefit of the holders.

        In addition, if a change of control occurs, we may not be able to borrow under our senior secured credit facility which could adversely affect our financial situation and our ability to conduct our business.

A court could cancel the notes or the guarantees under fraudulent conveyance laws or certain other circumstances

        Our issuance of the notes and the issuance of the guarantees by certain of our subsidiaries may be subject to review under federal or state fraudulent transfer or conveyance or similar laws. If we or such guarantor becomes a debtor in a case under the U.S. bankruptcy code or encounter other financial difficulty, under federal or state laws governing fraudulent transfer or conveyance, renewable transactions or preferential payments, a court in the relevant jurisdiction might avoid or cancel the guarantees and/or the liens created by the security interests. The court might do so if it found that, when the guarantor entered into its guarantee or, in some states, when payments become due thereunder, (a) it received less than reasonably equivalent value or fair consideration for such guarantee and (b) either (i) was or was rendered insolvent, (ii) was left with inadequate capital to conduct its business, (iii) believed or should have believed that it would incur debts beyond its ability to pay, or (iv) was a defendant in an action for money damages or had a judgment for money damages docketed against us or such guarantor, if, in either case, after final judgment, the judgment was unsatisfied. The court might also avoid such guarantee, without regard to the above factors, if it found that the guarantor entered into its guarantee with actual or deemed intent to hinder, delay or defraud our creditors.

        Similarly, if we become a debtor in a case under the U.S. bankruptcy code or encounter other financial difficulty, a court might cancel our obligations under the notes, if it found that when we issued the notes (or in some jurisdictions, when payments become due under the notes), factors (a) and (b) above applied to us, or if it found that we issued the notes with actual intent to hinder, delay or defraud our creditors.

        A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the notes. If a court avoided such guarantee, holders of the notes would no longer have a claim against such subsidiary. In addition, the court might direct holders of the notes to repay any amounts already received from such subsidiary. If the court were to avoid any guarantee, we cannot assure you that funds would be available to pay the notes from another subsidiary or from any other source. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of such debt.

        The indenture states that the maximum liability of each guarantor under its guarantee shall in no event exceed the amount that can be guaranteed by such guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to rights of contribution established in connection with the guarantees). This limitation may not protect the guarantees from a fraudulent transfer or conveyance attack or, if it does, the guarantees may not be in amounts sufficient, if necessary, to pay obligations under the notes when due.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retires or redeems equity securities issued by the debtor. We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our or any of our guarantors' other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

There could be circumstances in which certain guarantees are released automatically, without your consent or the consent of the trustee

        There could be circumstances, other than repayment or discharge of the notes, where certain guarantees will be released automatically, without your consent or the consent of the trustee. For example, a guarantor will be released from its guarantee in the event of dissolution of such guarantor, if such guarantor is designated as an unrestricted subsidiary or otherwise ceases to be a restricted subsidiary, in each case in accordance with the provisions of the indenture governing the notes, or upon the release or discharge of the guarantee by such guarantor of the senior secured credit facility. See "Description of notes—Note Guarantees."

We cannot assure you that an active trading market for the notes will develop

        The notes constitute a new issue of securities for which there is no existing market. We do not intend to apply for listing of either series of notes on any securities exchange or inclusion of either series of notes in any automated quotation system. We cannot provide you with any assurances regarding the future development of a market for the notes, the ability of holders of the notes to sell their notes or the price at which such holders may be able to sell their notes. If such a market were to develop, the notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, our results of operations and financial condition, and the market for similar securities and the other factors discussed here under "Risk factors." The initial purchasers have advised us that they currently intend to make a market in the notes. However, the initial purchasers are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If an active market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. We cannot assure you as to the liquidity of the market for the notes or the prices at which you may be able to sell the notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

The book-entry registration system of the notes may limit the exercise of rights by the beneficial owners of the notes

        Because transfers of interests in the global notes representing the notes may be effected only through book entries at the Depository Trust Company ("DTC") and its direct and indirect participants (including Clearstream and Euroclear), the liquidity of any secondary market in the notes may be reduced to the extent that some investors are unwilling to hold notes in book-entry form in the name of a DTC direct or indirect participant. The ability to pledge interests in the global notes may be limited due to the lack of a physical certificate. In addition, beneficial owners of interests in global notes may, in certain cases, experience delay in the receipt of payments of principal and interest, since the payments will generally be forwarded by the paying agent to DTC, which will then forward payment to its direct and indirect participants, which (if they are not themselves the beneficial owners) will then forward payments to the beneficial owners of the global notes. In the event of the insolvency of DTC or any of its direct and indirect participants in whose name interests in the global notes are recorded, the ability of beneficial owners to obtain timely or ultimate payment of principal and interest on global notes may be negatively affected.

        A holder of beneficial interests in the global notes will not have a direct right under the notes to act upon any solicitations that we may request. Instead, holders will be permitted to act only to the extent they receive appropriate proxies to do so from DTC or, if applicable, DTC's direct or indirect participants. Similarly, if we default on our obligations under the notes, holders of beneficial interests in the global notes will be restricted to acting through DTC, or, if applicable, DTC's direct or indirect participants. We cannot assure holders that the procedures of DTC or DTC's nominees or direct or indirect participants will be adequate to allow them to exercise their rights under the notes in a timely manner.

Our ability to pay dividends or make other restricted payments to Liberty is subject to limited restrictions

        Although the notes contain limitations on Restricted Payments (as defined under "Description of notes"), those limitations are subject to a number of important exceptions and qualifications

(see "Description of notes—Certain covenants—Limitations on restricted payments"). In particular, there are no restrictions on our ability to pay dividends or make other restricted payments if we are not in default on the notes and our Consolidated Leverage Ratio (as defined under "Description of notes") is no greater than 3.50 to 1.0 (which ratio is 3.25 to 1.0 under our senior secured credit facility). As a result, Liberty will, in many instances, be permitted to rely on our cash flow for servicing Liberty's debt and for other purposes, including repurchases of Liberty's common stock, or to fund acquisitions or other operational requirements of Liberty and its subsidiaries. These events may deplete our equity or require us to borrow under our senior secured credit facility, increasing our leverage and decreasing our liquidity. We may make and have made significant distributions to Liberty in the past, such as the distribution to Liberty made in connection with the recapitalization of Liberty's common stock into shares of the corresponding series of two tracking stocks, Liberty Interactive and Liberty Ventures. In addition, subsequent to June 30, 2014 and prior to the date of filing the registration statement of which this prospectus forms a part, we declared and paid dividends in cash to Liberty in the amount of $1.4 billion (including $1 billion in connection with the 2014 Reattribution). These dividends were funded with draws from our revolving credit facility and from cash generated from operations. In the ordinary course of business we have made and may make additional distributions to Liberty. See "Prospectus summary—Liberty relationship" and "Related party transactions."

Risks relating to the collateral

The collateral is limited to a pledge of the capital stock of QVC, and the holders of the notes will have only an unsecured claim against our assets and the guarantors' assets

        The notes will be secured on a pari passu basis by the same collateral that secures our existing secured indebtedness and certain future indebtedness (the "Collateral"). The Collateral consists solely of a first priority perfected lien and security interest in the shares of our capital stock, which is pledged by our parent to secure the obligations under the existing secured indebtedness and the Existing Notes.

        Although there are certain circumstances under which additional assets of QVC or our subsidiaries may be pledged to secure the notes offered hereby, there can be no assurance that this will occur. If any such assets were to become subject to a lien for the benefit of the holders of the notes, such a lien would be shared with the lenders under our senior secured credit facility and the holders of the Existing Notes, as well as the holders of certain other indebtedness we may incur in the future. You should not assume that collateral to secure the notes and the guarantees consisting of our assets or the assets of any of the subsidiary guarantors will ever be provided or that, if provided, it would not subsequently be released and/or avoided. See "Description of other indebtedness" and "Description of notes—Security."

        Unless any such security interest is provided, holders of the notes will have only an unsecured claim against our and the guarantors' assets ranking equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

Note holder rights to receive proceeds from the sale of collateral securing the notes will be pari passu with the claims of lenders and counterparties under our existing secured indebtedness and certain future indebtedness and there may not be sufficient collateral to pay all or any portion of the notes, our senior secured credit facility, our Existing Notes and certain future indebtedness

        Note holders will receive distributions from any foreclosure proceeds of any Collateral on a pro rata basis with the lenders under our existing secured indebtedness and certain future indebtedness. No appraisal of the value of the Collateral has been made in connection with the offering of the original notes or this exchange offer or otherwise, and the fair market value of the Collateral is subject to fluctuations based on factors that include, among others, general economic conditions and the availability of suitable buyers for the Collateral. By its nature, the Collateral may be illiquid and may have no readily ascertainable market value, and could be impaired in the future as a result of changing economic conditions, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay our obligations under the notes, our existing secured indebtedness and certain future indebtedness. Also, we cannot assure you that the fair market value of the Collateral securing the notes, our existing secured indebtedness and certain future indebtedness would be sufficient to pay any amounts due under such obligations following their acceleration. If the proceeds of any sale of the Collateral are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against our and the guarantors' assets and, in the context of a bankruptcy case by or against us, will mean that you may not be entitled to receive interest payments or reasonable fees, costs or charges due under the notes, and may be required to repay any such amounts already received by you. Any such unsecured claim will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

        To the extent that liens securing obligations under our Existing Notes and senior secured credit facility and other liens permitted under the indenture and other rights, encumber any of the Collateral securing the notes, those parties have or may exercise rights and remedies with respect to the Collateral that could adversely affect the value of the collateral and the ability of the collateral agent, the trustee under the indenture or the holders of the notes to realize or foreclose on the Collateral.

        In addition, the indenture governing the notes and the indenture governing Existing Notes and the senior secured credit facility permits us, subject to compliance with certain financial tests, to issue additional secured debt, including debt secured equally and ratably by the same assets pledged for the benefit of the holders of the notes. This would reduce amounts payable to holders of the notes from the proceeds of any sale of the Collateral.

Holders of notes will not control decisions regarding collateral

        Although our Existing Notes, our senior secured credit facility, the notes offered hereby and certain future indebtedness will be secured on a pari passu basis by the same collateral, holders of the notes will not be able to exercise any control over decisions regarding the Collateral. The security agreement governing the Collateral provides, among other things, that (a) the collateral agent, taking instruction from the lenders under our senior secured credit facility, controls substantially all matters related to the Collateral; and (b) the holders of such indebtedness may foreclose on or take other actions with respect to such Collateral with which holders of the notes may disagree or that may be contrary to the interests of holders of the notes, in each case, regardless of the amount of the obligations under our senior secured credit facility relative to the obligations under the notes.

Any future pledge of collateral might be avoidable in bankruptcy

        Any future pledge of collateral in favor of the trustee, including pursuant to security documents delivered after the date of the indenture governing the notes, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

Use of proceeds

        The exchange offer is intended to satisfy our obligations under the registration rights agreement relating to the original notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive, in exchange, outstanding original notes in like principal amount. We will cancel all original notes tendered in exchange for exchange notes in the exchange offer. Interest on each exchange note will accrue interest on the same terms as the original notes and such interest will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the note surrendered in exchange therefor or (ii) if the note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (b) if no interest has been paid on such note, from the original issue date of the notes. As a result, the issuance of the exchange notes will not result in any increase or decrease in our indebtedness or in the early payment of interest.

        The net proceeds from the sale of the original notes on August 21, 2014, after deducting the initial purchasers' discount and offering expenses payable by us, were approximately $985 million. We used the net proceeds from the sale of the original notes for the redemption of QVC's 7.50% senior secured notes due October 2019 and for working capital and other general corporate purposes.

The exchange offer

        This section of the prospectus describes the exchange offer. While we believe that the description covers the material terms of the exchange offer, this summary may not contain all of the information that is important to you. You should carefully read this entire document for a complete understanding of the exchange offer.

Purpose of the exchange offer

        The purpose of the exchange offer is to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers of the original notes. We originally issued and sold $600,000,000 principal amount of 2025 original notes and $400,000,000 of 2034 original notes in a private placement on August 21, 2014. We did not register the offer and sale of the original notes in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Rule 144A and Regulation S thereunder.

        We are offering to exchange up to the entire $600,000,000 principal amount of 2025 original notes and the entire $400,000,000 of 2034 original notes for a like principal amount of the corresponding series of exchange notes.

        Under the registration rights agreement, we are required, among other things, to:

  •
  file and cause a registration statement registering the proposed offer and exchange of any and all original notes for registered exchange notes with substantially identical terms to be declared effective under the Securities Act on or prior to May 18, 2015 (the 270th day after the issue date of the original notes); and

  •
  keep the exchange offer open for not less than 20 business days after the date notice thereof is mailed to holders of the original notes.

        In addition, under certain circumstances, we may be required to file a shelf registration statement to cover resales of original notes. Specifically, in the event that, with respect to the notes:

  •
  we are not required to file the exchange offer registration statement or permitted to consummate the exchange offer because of any change in law or in currently prevailing interpretations of the staff of the SEC;

  •
  an exchange offer is not consummated within the time period set forth above;

  •
  in certain circumstances, certain holders of unregistered exchange notes so request; or

  •
  in the case of any holder that participates in an exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act), then, in each case, we will, at our sole expense,

  •
  within 30 days file a shelf registration statement covering resales of the notes;

  •
  use all commercially reasonable efforts to cause such shelf registration statement to be declared effective within 75 days of the filing thereof;

  •
  keep effective such shelf registration statement until the earliest of (i) two years after the original issue date of the notes, or (ii) such time as all of the notes have been sold thereunder; and

  •
  in the event that a shelf registration statement is filed, provide to each holder whose notes are registered under such shelf registration statement copies of the prospectus that is a part of such shelf registration statement, notify each such holder when such shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A holder that sells notes pursuant to a shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations).

        If (1) we do not comply with the time periods set forth above in this section; or (2) the registration statement of which this prospectus forms a part, or any shelf registration statement covering resales of the notes required to be filed by the registration rights agreement, ceases to be effective at any time during which it is required to be so effective (subject to certain exceptions), then additional interest shall accrue on the principal amount of the notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such registration default continues, provided that the rate at which such additional interest accrues may in no event exceed 1.0% per annum); provided, however, that upon the exchange of exchange notes for all notes tendered (in the case of clause (1) above) or upon the effectiveness of the required registration statement (in the case of clause (2) above), additional interest on such notes as a result of such clause, as the case may be, shall cease to accrue and the interest rate on the applicable notes will be reduced to the original interest rate borne by such notes. All accrued additional interest will be paid in arrears on each semi-annual interest date.

        Participation in the exchange offer is voluntary and you should carefully consider whether to participate. We urge you to consult your financial and tax advisors in making your decision on whether to participate in the exchange offer.

Resale of exchange notes

        We have not requested, and do not intend to request, an interpretation by the staff of the SEC with respect to whether the exchange notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corp. (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993), we believe the exchange notes may be offered for resale, resold and otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act provided such holder meets the following conditions:

  •
  such holder is not a broker-dealer who purchased original notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act;

  •
  such holder is not our "affiliate" within the meaning of Rule 405 under the Securities Act; and

  •
  such holder acquires exchange notes in the ordinary course of business of such holder and any beneficial owner of the exchange notes and has no arrangement or understanding with any person to participate in the distribution of the exchange notes.

        If you do not satisfy all of the above conditions, you cannot participate in the exchange offer. Rather, in the absence of an exemption you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the original notes. Any holder that complies with such registration and prospectus delivery requirements may incur liabilities under the Securities Act for which the holder will not be entitled to indemnification from us.

        A broker-dealer that has bought original notes for its own account as part of its market-making or other trading activities must deliver a prospectus in order to resell the exchange notes it receives therefor pursuant to the exchange offer. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for such purpose, and we have agreed in the registration rights agreement to make this prospectus available to such broker-dealers for a period ending on the earlier of 180 days from the effective date of the registration statement of which this prospectus forms a part and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See "Plan of distribution." Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes. The accompanying letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Consequences of failure to exchange

        Original notes that are not exchanged for exchange notes in the exchange offer will remain "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, and will therefore continue to be subject to restrictions on transfer. Holders of such original notes will not be able to require us to register them under the Securities Act, except in the limited circumstances set forth in the registration rights agreement. Accordingly, following completion of the exchange offer any original notes that remain outstanding may not be offered, sold, pledged or otherwise transferred except:

  (1)
  to us, upon redemption thereof or otherwise,

  (2)
  to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act,

  (3)
  in an offshore transaction in accordance with Regulation S under the Securities Act,

  (4)
  pursuant to an exemption from registration in accordance with Rule 144, if available, under the Securities Act,

  (5)
  in reliance on another exemption from the registration requirements of the Securities Act, or

  (6)
  pursuant to an effective registration statement under the Securities Act.

        In all of the situations discussed above, the resale must be in compliance with the Securities Act, any applicable securities laws of any state of the United States and any applicable securities laws of any foreign country. Any resale of original notes will also be subject to certain requirements of the registrar being met, including receipt by the registrar of a certification and, in the case of (3), (4) and (5) above, an opinion of counsel reasonably acceptable to us and the registrar.

        To the extent original notes are tendered and accepted in the exchange offer, the principal amount of the corresponding series of outstanding original notes will decrease with a resulting decrease in the liquidity in the market therefor. Accordingly, the liquidity of the market of the corresponding series of original notes could be adversely affected following completion of the exchange offer. See "Risk factors—Risks related to the exchange offer—If you do not properly tender your original notes, you will continue to hold unregistered notes and your ability to transfer those original notes may be adversely affected."

Terms of the exchange offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, we will accept any and all original notes validly tendered (and not withdrawn) on or prior to the Expiration Date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of the corresponding series of original notes accepted in the exchange offer. Interest on each exchange note will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the note surrendered in exchange therefor or (ii) if the note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (b) if no interest has been paid on such note, from the original issue date of the notes. All accrued interest on the original notes will become obligations under the corresponding series of exchange notes. Holders may tender some or all of their original notes pursuant to the exchange offer. However, original notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof.

        The form and terms of the exchange notes are the same as the form and terms of the corresponding series of original notes, except that:

  •
  the offer and sale of the exchange notes for the original notes will have been registered under the Securities Act, and the exchange notes will not bear legends restricting their transfer pursuant to the Securities Act, and

  •
  except as otherwise described above, holders of the exchange notes will not be entitled to any rights under the registration rights agreement.

        The exchange notes will evidence the same debt as the corresponding series of original notes that they replace, and will be issued under, and be entitled to the benefits of, the indenture which governs the original notes, including the payment of principal and interest.

        We are sending this prospectus and the letter of transmittal to holders of the original notes through the facilities of The Depositary Trust Company, or DTC, whose nominee, Cede & Co, is the registered holder of the original notes. The original notes are represented by permanent global notes in fully registered form, without coupons, which have been deposited with the trustee for the notes, as custodian for DTC. Ownership of beneficial interests in each global note is limited to persons who have accounts with DTC, or DTC participants, or persons who hold interests through DTC participants. The term "holder," as used in this prospectus, means those DTC participants in whose name interests in the global notes are credited on the books of DTC, and those persons who hold interests through such DTC participants. The term "original notes," as used in this prospectus, means such interests in the global notes. Like the original notes, the exchange notes will be deposited with the trustee for the notes as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC.

        Holders of the original notes do not have any appraisal or dissenter's rights under Delaware law or the indenture governing the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the requirements of the Exchange Act and the SEC's rules and regulations thereunder.

        We will be deemed to have accepted validly tendered original notes when, as and if we have given written notice thereof to the exchange agent, which is U.S. Bank National Association. The exchange agent will act as agent for the tendering holders of the original notes for the purposes of receiving the exchange notes. The exchange notes delivered in the exchange offer will be issued promptly after the Expiration Date.

        If any tendered original notes are not accepted for exchange because they do not comply with the procedures set forth in this prospectus and the accompanying letter of transmittal, our withdrawal of the exchange offer, the occurrence of certain other events set forth herein or otherwise, such unaccepted original notes will be returned, without expense, to the tendering holder promptly after the Expiration Date or our withdrawal of the exchange offer. Any acceptance, waiver of default or a rejection of a tender of original notes shall be at our discretion and shall be conclusive, final and binding.

        Holders who tender original notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the original notes in the exchange offer. We will pay all charges and expenses, other than certain taxes, in connection with the exchange offer. See "—Fees and expenses."

        We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of original notes in any jurisdiction in which this exchange offer or its acceptance would not comply with applicable state securities laws or applicable laws of a foreign jurisdiction.

Expiration date; extensions; amendments

        The term "Expiration Date" with respect to the exchange offer means 5:00 p.m., New York City time, on [                        ], 2014 unless we, in our sole discretion, extend the exchange offer, in which case the term "Expiration Date" shall mean the latest date and time to which the exchange offer is extended.

        If we extend the exchange offer, we will notify the exchange agent of any extension by written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, no later than on the next business day after the previously scheduled Expiration Date.

        We reserve the right, in our sole discretion,

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  to extend the exchange offer,

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  if any of the conditions set forth below under "—Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer or waive any conditions that have not been satisfied, and/or

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  to amend the terms of the exchange offer in any manner.

        We may effect any such extension, waiver, termination or amendment by giving written notice thereof to the exchange agent.

        Except as specified in the second paragraph under this heading, we will make a public announcement of any such extension, termination, amendment or waiver as promptly as practicable. If we amend or waive any condition of the exchange offer in a manner determined by us to constitute a material change to the exchange offer, we will promptly disclose such amendment or waiver in a prospectus supplement that will be distributed to the holders of the original notes. The exchange offer will then be extended for a period of five to ten business days, as required by law, depending upon the significance of the amendment or waiver and the manner of disclosure to the registered holders.

        We will make a timely release of a public announcement of any extension, termination, amendment or waiver to the exchange offer to an appropriate news agency.

Procedures for tendering original notes

        Tenders of Original Notes; Book-Entry Delivery Procedure.    All of the original notes are held in book-entry form, and tenders may only be made through DTC's Book-Entry Transfer Facility.

        In connection with the commencement of the exchange offer, the exchange agent will establish an account with respect to the original notes at DTC for purposes of the exchange offer, and any financial institution that is a participant in DTC that wishes to participate in the exchange offer may make book-entry delivery of the original notes by causing DTC to transfer such original notes into the exchange agent's account in accordance with DTC's procedures for such transfer. The confirmation of a book-entry transfer into the exchange agent's account at DTC is referred to as a "Book-Entry Confirmation." In addition, DTC participants on or before the Expiration Date must either

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  properly complete and duly execute the letter of transmittal (or a facsimile thereof), and any other documents required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or such facsimile, with any required signature guarantees, to the exchange agent at one or more of its addresses below, or

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  transmit their acceptance through DTC's Automated Tender Offer Program, or ATOP, for which the exchange offer is eligible, and DTC will then edit and verify the acceptance and send an Agent's Message to the exchange agent for its acceptance.

        The term "Agent's Message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the original notes that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.

        Although delivery of original notes is to be effected through book-entry at DTC, the letter of transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth below on or prior to the Expiration Date. Delivery of the letter of transmittal or other required documents to DTC does not constitute delivery to the exchange agent.

        The tender by a holder of original notes pursuant to the procedures set forth above will constitute the tendering holder's acceptance of all of the terms and conditions of the exchange offer. Our acceptance for exchange of original notes tendered pursuant to the procedures described above will constitute a binding agreement between such tendering holder and us in accordance with the terms and subject to the conditions of the exchange offer. Only holders are authorized to tender their original notes.

        The method of delivery of original notes and letters of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance or Agent's Message transmitted through ATOP, is at the election and risk of the persons tendering original notes and delivering letters of transmittal. If you use ATOP, you must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on or prior to the Expiration Date. Tender and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail, postage prepaid, with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the exchange agent prior to such date.

        Except as provided below, unless the original notes being tendered are delivered to the exchange agent on or prior to the Expiration Date (accompanied by a completed and duly executed letter of transmittal or a properly transmitted Agent's Message), we may, at our option, reject the tender of such original notes. The exchange of exchange notes for original notes will be made only against the tendered original notes, which must be deposited with the exchange agent prior to or on the Expiration Date, and receipt by the exchange agent of all other required documents prior to or on the Expiration Date.

        Tender of Original Notes Held Through a Nominee.    If you beneficially own original notes through a bank, depository, broker, trust company or other nominee and wish to tender your original notes, you must instruct such holder to cause your original notes to be tendered on your behalf. A letter of instruction from your bank, depository, broker, trust company or other nominee may be included in the materials provided along with this prospectus, which the beneficial owner may use to instruct its nominee to effect the tender of the original notes of the beneficial owner.

        Signature Guarantees.    Signatures on all letters of transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing, an "Eligible Institution"), unless the original notes tendered thereby are tendered (1) by a participant in DTC whose name appears on a DTC security position listing as the owner of such original notes who has not completed either the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or (2) for the account of an Eligible Institution. See Instructions 1 and 4 of the letter of transmittal. If the original notes are in the name of a person other than the signer of the letter of transmittal or if original notes not accepted for exchange or not tendered are to be returned to a person other than the holder of such original notes, then the signatures on the letter of transmittal accompanying the tendered original notes must be guaranteed by an Eligible Institution as described above. See Instructions 1 and 4 of the letter of transmittal.

        No Guaranteed Delivery Procedures.    No guaranteed delivery procedures are being made available in connection with the exchange offer. Therefore, to participate in the exchange offer your original notes must be transferred into the exchange agent's account at DTC, and the exchange agent must receive a properly completed and duly executed letter of transmittal (and any other required documents) or an Agent's Message transmitted through ATOP, in each case on or prior to the Expiration Date.

        Your Representations to Us.    By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

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  you are acquiring exchange notes in the ordinary course of business of you and any beneficial owner of the exchange notes;

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  you are not engaged in, and you do not intend to engage in, and you have no arrangement or understanding with any person or entity to participate in a distribution of the exchange notes;

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  you are transferring good and marketable title to the original notes free and clear of all liens, security interests, encumbrances, or rights or interests of others except your own;

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  if you are a broker-dealer that will receive exchange notes for your own account in exchange for original notes that were acquired by you as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of your exchange notes; and

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  you are not our "affiliate" as defined in Rule 405 of the Securities Act. If you are a broker-dealer, you may not participate in the exchange offer as to any original notes you purchased directly from us.

        Determination of Validity.    All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered original notes will be determined by us, which determination will be conclusive, final and binding. Alternative, conditional or contingent tenders of original notes will not be considered valid and may be rejected by us. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which, in the opinion of our counsel, would be unlawful.

        We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. The interpretation of the terms and conditions of our exchange offer (including the instructions in the letter of transmittal) by us will be conclusive, final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine.

        Although we intend to notify holders of defects or irregularities with respect to tenders of original notes through the exchange agent, neither we, the exchange agent nor any other person is under any duty to give such notice, nor shall they incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

        Any original notes tendered into the exchange agent's account at DTC that are not validly tendered and as to which the defects or irregularities have not been cured or waived within the timeframes established by us in our sole discretion, if any, or if original notes are submitted in a principal amount greater than the principal amount of original notes being tendered by such tendering holder, such unaccepted or non-exchanged original notes will be credited back to the account maintained by the applicable DTC participant with such book-entry transfer facility.

Withdrawal of tenders

        Tenders of original notes in the exchange offer may be withdrawn at any time on or prior to the Expiration Date.

        To be effective, any notice of withdrawal must specify the name and number of the account at DTC to be credited with such withdrawn original notes and must otherwise comply with DTC's procedures.

        If the original notes to be withdrawn have been identified to the exchange agent, a signed notice of withdrawal meeting the requirements discussed above is effective immediately upon the exchange agent's receipt of written or facsimile notice of withdrawal even if physical release is not yet effected. A withdrawal of original notes can only be accomplished in accordance with these procedures. Any failure to follow these procedures will not result in any original notes being withdrawn. The company and the exchange agent may reject any withdrawal request not in accordance with these procedures.

        All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, which determination shall be final and binding on all parties. No withdrawal of original notes will be deemed to have been properly made until all defects or irregularities have been cured or expressly waived. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation, nor shall we or they incur any liability for failure to give any such notification. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the original notes so withdrawn are retendered on or prior to the Expiration Date. Properly withdrawn original notes may be retendered by following the procedures described above under "—Procedures for tendering original notes" at any time on or prior to the Expiration Date.

        Any original notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof unless otherwise provided in the letter of transmittal, promptly following the Expiration Date or, if so requested in the notice of withdrawal, promptly after receipt by us of notice of withdrawal without cost to such holder.

Conditions to the exchange offer

        The exchange offer will not be subject to any conditions, other than:

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  that the exchange offer, or the making of any exchange by a holder of original notes, does not violate applicable law or any applicable interpretation of the staff of the SEC;

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  that applicable interpretations of the staff of the SEC regarding exchange offers of the type contemplated by this prospectus shall not have been changed, such that the exchange notes would not be generally free of the transfer restrictions of the Securities Act following consummation of the exchange offer;

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  the due tendering of original notes and the delivery to the exchange agent of the letter of transmittal or an Agent's Message (and all other required documents) in accordance with the exchange offer; and

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  that each holder of the original notes exchanged in the exchange offer shall have made the representations set forth above in "—Your Representations to Us" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations of the staff of the SEC to render the use of Form S-4 or other appropriate form under the Securities Act available.

        If we determine in our reasonable discretion that any of the conditions to the exchange offer are not satisfied, we may:

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  refuse to accept any original notes and return all tendered original notes to the tendering holders,

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  terminate the exchange offer,

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  extend the exchange offer and retain all original notes tendered prior to the Expiration Date, subject, however, to the rights of holders to withdraw such original notes, and/or

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  waive such unsatisfied conditions with respect to the exchange offer and accept all validly tendered original notes which have not been withdrawn.

        If our waiver of an unsatisfied condition constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders of the original notes, and will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

Exchange agent

        U.S. Bank National Association, the trustee under the indenture governing the notes, has been appointed as exchange agent for the exchange offer. The exchange agent will not be (i) liable for any act or omission unless such act constitutes its own gross negligence or bad faith and in no event will the exchange agent be liable to a security holder, QVC, Inc., or any third party for special, indirect or consequential damages, or lost profits, arising in connection with the exchange offer or its duties and responsibilities related to the exchange offer; (ii) obligated to take any legal action with respect to the exchange offer which might in its judgment involve any expense or liability, unless it will be furnished with indemnity satisfactory to it; and (iii) liable or responsible for any statement contained in this prospectus.

        We will indemnify the exchange agent with respect to certain matters relating to the exchange offer.

        You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for other documents to the exchange agent as follows:

Delivery by Mail:
U.S. Bank National Association
60 Livingston Avenue—EP-MN-WS2N
St. Paul, MN 55107-2292
Attention: Specialized Finance

Courier or Overnight Delivery:
U.S. Bank National Association
111 Fillmore Avenue
St. Paul, MN 55107-1402
Attention: Specialized Finance

To Confirm by Telephone or for Information:
(651) 466-7150

Facsimile Transmissions:
(651) 466-7372

Fees and expenses

        We will bear the expenses of soliciting tenders.    The principal solicitation is being made by mail by the exchange agent; however, additional solicitation may be made by telecopy, telephone or in person by our or our affiliates' officers and regular employees.

        No dealer-manager has been retained in connection with the exchange offer and no payments will be made to brokers, dealers or others soliciting acceptance of the exchange offer. However, reasonable and customary fees will be paid to the exchange agent for its services and it will be reimbursed for its reasonable out-of-pocket expenses.

        Our out-of-pocket expenses for the exchange offer will include fees and expenses of the exchange agent and the trustee under the indenture governing the notes, accounting and legal fees and printing costs, among others.

Transfer taxes

        We will pay all transfer taxes, if any, applicable to the exchange of the original notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the original notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the tendering holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting treatment for the exchange offer

        The exchange notes will be recorded at the carrying value of the original notes and no gain or loss for accounting purposes will be recognized. The expenses of the exchange offer will be amortized over the term of the exchange notes.

Business

Overview

        QVC, Inc. markets and sells a wide variety of consumer products primarily through live merchandise-focused televised shopping programs distributed to approximately 296 million households worldwide each day (including our joint venture in China as discussed below) and via our websites and other interactive media, including QVC.com for the year ended December 31, 2013 (unless otherwise indicated or required by the context, the terms "we," "our," "us," "the Company," and "QVC" refer to QVC, Inc. and its consolidated subsidiaries). We believe we are the global leader in television retailing and a leading multimedia retailer, with operations based in the U.S., Japan, Germany, the U.K. and Italy. Additionally, we have a 49% interest in a retailing joint venture in China, which operates through a television shopping channel with an associated website. The joint venture is accounted for as an equity method investment. Our name, QVC, stands for "Quality, Value and Convenience," which is what we strive to deliver to our customers. Our operating strategy is to create a premier multimedia lifestyle brand and shopping destination for our customers, further penetrate our core customer base, generate new customers, enhance our programming distribution offerings and expand internationally to drive revenue and profitability. For the year ended December 31, 2013, we generated $8.6 billion of consolidated net revenue.

        We market our products in an engaging, entertaining format primarily through live television programs and interactive features on our websites. In the U.S., we distribute our programming live 24 hours per day, 364 days per year and present on average almost 900 products every week. Internationally, we distribute live programming 17 to 24 hours per day, depending on the market. We classify our products into six groups: electronics, home, beauty, jewelry, apparel and accessories. It is our product sourcing team's mission to research and locate compelling and differentiated products from manufacturers who have sufficient scale to meet anticipated demand. We offer many QVC-exclusive products, as well as popular brand name and lesser known products available from other retailers. Many of our products are endorsed by celebrities, designers and other well-known personalities who often join our presenters to personally promote their products and provide lead-in publicity on their own television shows. We believe that our ability to demonstrate product features and present "faces and places" differentiates and defines the QVC shopping experience. We closely monitor customer demand and our product mix to remain well-positioned and relevant in popular and growing retail segments, which we believe is a significant competitive advantage relative to competitors who operate bricks-and-mortar stores.

        From our inception through December 31, 2013, we have shipped over 1.6 billion packages in the U.S. alone. We operate nine distribution centers and eight call centers worldwide and, in 2013, shipped approximately 94% of our orders within 48 hours of order placement. In 2013, our work force of approximately 17,500 employees handled over 168 million customer calls, shipped approximately 169 million units globally and served approximately 11.8 million customers. We believe our long-term relationships with major U.S. television distributors, including cable operators (e.g., Comcast and Time Warner Cable), satellite television providers (e.g., DISH Network and DIRECTV) and telecommunications companies (e.g., Verizon and AT&T), provide us with broad distribution, favorable channel positioning and significant competitive advantages. We believe that our significant market share, brand awareness, outstanding customer service, repeat customer base, international reach and scalable infrastructure distinguish us from our competitors.

History

        QVC was founded on June 13, 1986 by Joseph Segel. Our first U.S. live broadcast took place at 7:30 PM ET on November 24 of that year, reaching 7.6 million TV homes. Initially broadcast live from 7:30 PM ET until midnight each weekday and all day Saturdays and Sundays, the channel extended its live U.S. programming to 24 hours per day in January 1987.

        In 1995, Comcast purchased a majority shareholding in QVC, taking control of the Company. In 2003, Comcast sold its majority share to Liberty Interactive Corporation ("Liberty," formerly known as Liberty Media Corporation).

        Please see "QVC-U.S." and "International operations" below for information on the development of our U.S. and international businesses.

QVC-U.S.

        Our live televised shopping programs are distributed nationally, 24 hours per day, 364 days per year, to approximately 106 million television households and approximately 98% of television households subscribing to services offered by television distributors. QVC-U.S. programming is also available on QVC.com, our U.S. website and mobile applications via streaming video. QVC-U.S., including QVC.com, contributed $5.8 billion, or 67.8%, of consolidated net revenue for the year ended December 31, 2013.

        In March 2013, QVC-U.S. launched over-the-air broadcasting in designated U.S. markets that can be accessed by any television household in such markets, regardless of whether it subscribes to a paid television service. This allows QVC-U.S. to reach new customers who previously did not have access to the program through other television platforms.

        In August 2013, QVC-U.S. launched an additional channel, QVC Plus, which is distributed through cable and satellite systems. The channel offers the same programming as the live channel, but on a three hour pre-recorded delay, which allows viewers to have access to a broader range of QVC programming options as well as more relevant programming for viewers in differing time zones.

        We have established QVC-U.S. as the televised shopping leader after building a track record of outstanding quality and customer service, establishing favorable channel positioning and generating repeat business from our core customer base. We estimate our share of the U.S. televised shopping revenue in 2013, among QVC-U.S. and its two primary televised shopping competitors HSN and ShopHQ, to be approximately two-thirds. QVC.com, launched in 1996, complements our televised shopping programs by allowing consumers to purchase a wide assortment of goods offered on our televised programs, as well as other products that are available only on QVC.com. We view e-commerce as a natural extension of our business, allowing us to stream live video and offer on-demand video segments of items recently presented live on our televised programs. QVC.com allows shoppers to browse, research, compare and perform targeted searches for products, control the order-entry process and conveniently access their QVC account. The table below illustrates QVC.com's growth since 2011:

	Years ended December 31,
(in millions)	2011	2012	2013
QVC.com net revenue	$1,993	2,239	2,501
Total U.S. net revenue	5,412	5,585	5,844
QVC.com % of total U.S. net revenue	36.8%	40.1%	42.8%

International operations

        As of December 31, 2013, our televised shopping programs reached approximately 120 million television households outside of the U.S., primarily in Japan, Germany, the U.K. and Italy. In addition, our joint venture in China reached approximately 70 million homes. The programming created for most of these markets is also available via streaming video on our international websites and mobile applications. Our international businesses each employ product sourcing teams who select products tailored to the interests of each local market. For the year ended December 31, 2013, our international operations generated $2.8 billion of consolidated net revenue and $489 million of Adjusted OIBDA.

        QVC-Japan.    We own 60% of QVC-Japan through a venture with Mitsui & Co., LTD ("Mitsui"). QVC-Japan launched in April 2001 and generated positive Adjusted OIBDA (as defined in "Special note regarding non GAAP financial measures") in its third year of operation. QVC-Japan broadcasts 24 hours of live programming each day and reached approximately 27 million total households. For the year ended December 31, 2013, QVC-Japan produced $1,024 million in net revenue, which was 11.9% of our consolidated net revenue.

        QVC-Germany.    QVC-Germany went on air in December 1996 and generated positive Adjusted OIBDA in its seventh year of operation. QVC-Germany broadcasts 23 hours of live programming each day and reached approximately 41 million total households that are located in both Germany and Austria. Beyond the main channel, QVC-Germany also broadcasts pre-recorded shows on two additional channels, QVC Beauty and QVC Plus, which allows viewers to access a broader range of programming options. For the year ended December 31, 2013, QVC-Germany produced $971 million in net revenue, which was 11.3% of our consolidated net revenue.

        QVC-U.K.    QVC-U.K. went on air in October 1993 and generated positive Adjusted OIBDA in its fifth year of operation. QVC-U.K. broadcasts 17 hours of live programming each day and reached approximately 27 million total households that are located in both the U.K. and the Republic of Ireland as of December 31, 2013. Beyond the main channel, QVC-U.K. also broadcasts pre-recorded shows on three additional channels, QVC Beauty, QVC Extra and QVC Style, which allows viewers to access a broader range of programming options. For the year ended December 31, 2013, QVC-U.K. produced $657 million in net revenue, which was 7.6% of our consolidated net revenue.

        QVC-Italy.    QVC-Italy went on air in October 2010 and is currently in its fourth year of operation. QVC's shopping program in Italy reached approximately 25 million households and is broadcast live for 17 hours each day on satellite and digital terrestrial television and an additional seven hours each day of recorded programming on satellite and seven hours each day of general interest programming on digital terrestrial television as of December 31, 2013. For the year ended December 31, 2013, QVC-Italy produced $127 million in net revenue, which was 1.5% of our consolidated net revenue.

        China Joint Venture.    On July 4, 2012, we entered into a joint venture with Beijing-based China Broadcasting Corporation, a limited liability company owned by China National Radio ("CNR"), China's government-owned radio division. The joint venture, CNR Home Shopping Co., Ltd. ("CNRS"), is owned 49% by QVC and 51% by CNR through subsidiaries of each company. CNRS operates a retailing business in China through a shopping television channel with an associated website. This joint venture combines CNRS's existing knowledge of the digital shopping market and consumers in China with QVC's global experience and know-how in multimedia retailing. CNRS distributes live programming for 15 hours each day and recorded programming for nine hours each day. The CNRS joint venture is accounted for as an equity method investment recorded as equity in losses of investee in the consolidated statements of operations.

        QVC-France.    On April 16, 2014, we announced plans to expand our global presence into France. Similar to our other markets, we plan to offer a highly immersive digital shopping experience, with strong integration across e-commerce, TV, mobile and social platforms, with the launch scheduled for the second quarter of 2015.

Adjusted operating income before depreciation and amortization (Adjusted OIBDA)

        QVC defines Adjusted OIBDA as net revenue less cost of goods sold, operating expenses and selling, general and administrative expenses (excluding stock-based compensation). QVC's chief operating decision maker and management team use this measure of performance in conjunction with other measures to evaluate the businesses and make decisions about allocating resources among the businesses. QVC believes that this is an important indicator of the operational strength and performance of the businesses, including the ability to service debt and fund capital expenditures. In addition, this measure allows QVC to view operating results, perform analytical comparisons and perform benchmarking among its businesses and identify strategies to improve performance. This measure of performance excludes such costs as depreciation, amortization and stock-based compensation that are included in the measurement of operating income pursuant to U.S. GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with U.S. GAAP.

        The primary material limitations associated with the use of Adjusted OIBDA as compared to GAAP results are (i) it may not be comparable to similarly titled measures used by other companies in the industry, and (ii) it excludes financial information that some may consider important in evaluating QVC's performance. QVC compensates for these limitations by providing disclosure of the difference between Adjusted OIBDA and GAAP results, including providing a reconciliation of Adjusted OIBDA to GAAP results, to enable investors to perform their own analysis of QVC's operating results. Refer to note 15 to the consolidated financial statements for a reconciliation of Adjusted OIBDA to income before income taxes.

Operating segments

        We have identified five reportable operating segments, which correspond to the geographic areas in which we have operations. As such, our five reportable segments are QVC-U.S., QVC-Japan, QVC-Germany, QVC-U.K. and QVC-Italy. For financial information about our operating segments and corresponding geographic areas, please refer to note 15 of our audited consolidated financial statements, as well as to management's discussion and analysis of financial condition and results of operations, each of which are included elsewhere in this document.

Merchandise

        We believe that our ability to combine product and programming helps us create competitive advantages over traditional bricks-and-mortar and Internet retailers. We seek to offer our customers an assortment of compelling, high-quality products. In the U.S., we present on average almost 900 products every week on our live televised programming, approximately 22% of which have not been presented previously to our television audience. We offer customers high-quality and brand name products marketed in a creative, informative, entertaining and engaging style. We provide a differentiated shopping experience by offering customers the opportunity to experience not only the product being sold, but the people and places behind that product, thereby enhancing their overall shopping experience.

        Our global merchandise mix is similar to that of a high-quality department store, featuring the best in: (i) electronics, (ii) home, (iii) beauty, (iv) jewelry, (v) apparel and (vi) accessories, which, in 2013, accounted for 12%, 31%, 17%, 12%, 16% and 12%, respectively, of our consolidated shipped sales. For the year ended December 31, 2012, such percentages were 13%, 30%, 16%, 13%, 16% and 12%, respectively. For the year ended December 31, 2011, such percentages were 13%, 31%, 15%, 14%, 16% and 11%, respectively. Many of our brands are exclusive, while others are created by well-known designers.

        A key difference between us and traditional bricks-and-mortar retailers is that we are able to quickly adapt what merchandise we present as a direct response to what is selling and what is not. We utilize a test and re-order model to determine initial customer demand. Through constant monitoring, we manage our product offerings to maximize net revenue and fulfill current demand in large growth segments where we can gain a greater share of our customers' purchases. Our merchandising team is dedicated to consistently researching, pursuing and launching new products and brand opportunities. With a management mandate to deliver hard-to-find value, this product search group constantly pursues securing quality goods from manufacturers with enough scale to offer sufficient supply to our existing and future customers. We maintain strong relationships with our vendors, many of which find our marketing distribution channel attractive due to the showcasing and story-telling elements of our programming, the velocity of our sales and our pricing model integrity. This efficient sales/marketing strategy is mirrored on our websites.

        We purchase, or obtain on consignment, products from U.S. and foreign manufacturers and wholesalers, often on favorable terms based upon the volume of the transactions. We have attracted some of the world's most respected consumer brands as well as celebrities, entrepreneurs and designers to promote these brands. Brand leaders such as Dell, Dooney & Bourke, Judith Ripka, Panasonic and Philosophy reach a broad audience while product representatives share the stories behind these brands. We have agreements with celebrities, entrepreneurs and designers such as Isaac Mizrahi, Rachael Ray and Nicole Richie enabling us to provide entertaining and engaging programming that develops a lifestyle bond with our customers. These celebrity personalities and product representatives often provide pre-appearance publicity for their QVC products on other television shows, enhancing demand during their QVC appearances. We cross-promote between our e-commerce and mobile platform and our television programming to promote the use of each platform as a standalone entity. Our e-commerce efforts are focused on creating a community of online shoppers by translating our televised themes, personalities and shopping experience for each platform.

        We do not depend on any single supplier or designer for a significant portion of our inventory purchases.

Distribution

        We distribute our television programs, via satellite and optical fiber, to cable television and direct-to-home satellite system operators for retransmission to their subscribers in the U.S., Japan, Germany, the U.K. and neighboring countries. We also transmit our television programs over digital terrestrial broadcast television to viewers throughout Italy, the U.K. and to viewers in certain geographic regions in the U.S. and Germany. In the U.S., we uplink our analog and digital programming transmissions using a third party service. Both transmissions are uplinked to protected, non-preemptible transponders on U.S. satellites. "Protected" status means that, in the event of a transponder failure, our signal will be transferred to a spare transponder or, if none is available, to a preemptible transponder located on the same satellite or, in certain cases, to a transponder on another satellite owned by the same service provider if one is available at the time of the failure. "Non-preemptible" status means that, in the event of a transponder failure, our transponders cannot be preempted in favor of a user of a failed transponder, even another user with "protected status." Our international business units each obtain uplinking services from third parties and transmit their programming to non-preemptible transponders on international satellites. Our transponder service agreements for our U.S. transponders expire at the earlier of the end of the lives of the satellites or the service agreements. The service agreements in the U.S. expire in 2019 through 2020. Our transponder service agreements for our international transponders expire between 2015 and 2022.

        We continually seek to expand and enhance our television and e-commerce platforms, as well as to further our international operations and multimedia capabilities. We launched QVCHD in the U.S. in April 2008, and in May 2009, we became the first U.S. multimedia retailer to offer a native HD service.

QVCHD is a high-definition simulcast of our U.S. telecast utilizing the full 16x9 screen ratio, while keeping the side panel for additional information. High-definition, or HD, programming allows us to utilize a typically wider television screen with crisper and more colorful images to present a larger "storefront," which we believe captures the attention of channel "surfers" and engages our customers. In the U.S., QVCHD reached approximately 70 million television households, as we continue to develop and launch features to further enrich the television viewing experience.

        Beyond the main QVC channels, including QVCHD, the U.S., Germany and the U.K. also broadcast pre-recorded shows on additional channels that offer viewers access to a broader range of QVC programming options. These channels include QVC Plus in the U.S., QVC Beauty and QVC Plus in Germany and QVC Beauty, QVC Extra and QVC Style in the U.K.

Affiliation agreements

        We enter into long-term affiliation agreements with certain of our television distributors who downlink our programming and distribute the programming to their customers. Our affiliation agreements with both U.S. and international distributors have termination dates ranging from 2015 to 2022. Our ability to continue to sell products to our customers is dependent on our ability to maintain and renew these affiliation agreements in the future. Although we are typically successful in obtaining and renewing these agreements, we do not have distribution agreements with some of the distributors that carry our programming. In total, we are currently providing programming without affiliation agreements to distributors representing approximately 6% of our U.S. distribution, and short-term, rolling 90 day letters of extension, to distributors who represent approximately 22% of our U.S. distribution. Some of our international programming may continue to be carried by distributors after the expiration dates on our affiliation agreements with them have passed.

        In return for carrying our signals, each programming distributor in the U.S. receives an allocated portion, based upon market share, of up to 5% of the net sales of merchandise sold via the television programs and from certain Internet sales to customers located in the programming distributor's service areas. In Japan, Germany, the U.K. and Italy, programming distributors predominately receive an agreed-upon annual fee, a monthly fee per subscriber regardless of the net sales, a variable percentage of net sales or some combination of the above arrangements.

        In addition to sales-based commissions or per-subscriber fees, we also make payments to distributors primarily in the U.S. for carriage and to secure positioning within a broadcast area or within the general entertainment area on the distributor's channel line-up. We believe that a portion of our sales is attributable to purchases resulting from channel "surfing" and that a channel position near broadcast networks and more popular cable networks increases the likelihood of such purchases. As technology evolves, we will continue to monitor optimal channel placement and attempt to negotiate agreements with our distributors to maximize the viewership of our television programming.

Demographics of customers

        We enjoy a very loyal customer base, as demonstrated by the fact that for the year ended December 31, 2013, approximately 86% of our worldwide shipped sales came from repeat customers (i.e., customers who made a purchase from us during the prior twelve months), who spent an average of $1,335 each during this period. An additional 6% of shipped sales in that period came from reactivated customers (i.e., customers who previously made a purchase from us, but not during the prior twelve months).

        We believe our core customer base represents an attractive demographic target market. Based on internal customer data, approximately 51% of our 7.5 million U.S. customers for year ended December 31, 2013 were women between the ages of 35 and 64.

Order taking and fulfillment

        We strive to be prompt and efficient in order taking and fulfillment. We have three U.S. phone centers located in San Antonio, Texas; Port St. Lucie, Florida; and Chesapeake, Virginia that can direct calls from one call center to another as volume mandates. This ability to transfer calls reduces a caller's hold time, helping to ensure that orders will not be lost as a result of abandoned or unanswered calls. We also have one phone center in each of Japan, the U.K. and Italy and two call centers in Germany. Many markets also utilize home agents to handle calls, allowing staffing flexibility for peak hours. In addition, we utilize computerized voice response units, which handle approximately 30% of all orders taken on a worldwide basis.

        In addition to taking orders from our customers through phone centers and online, we continue to expand our ordering platforms. We are expanding mobile device ordering capabilities and over the past several years have launched iPhone, iPad, Android and Blackberry applications, a WAP (wireless application protocol) mobile website and a robust SMS (short message services) program. On a global basis, customers placed approximately 12% of all orders directly through their mobile devices in 2013.

        Through our nine worldwide distribution centers, we shipped approximately 94% of our orders within 48 hours of order placement in the year ended December 31, 2013. Our U.S. distribution centers are located in Suffolk, Virginia; Lancaster, Pennsylvania; West Chester, Pennsylvania; Rocky Mount, North Carolina; and Florence, South Carolina. Our U.S. distribution centers have shipped over 500,000 units in a single day. We also have distribution centers in Sakura-shi, Chiba, Japan; Hücklehoven, Germany; Knowsley, U.K. and Castel San Giovanni, Italy.

        We have built a scalable operating infrastructure focused on sustaining efficient, flexible and cost-effective sale and distribution of our products. Since our physical store locations are minimal, we require lower inventory levels and capital expenditures compared to traditional bricks-and-mortar retailers. In recent years, we have made significant investments in our distribution centers and information technology systems that we believe will accommodate our foreseeable growth needs. Further, since we have no set "floor plan" and can closely manage inventory levels at our centralized warehouses, we believe we have the flexibility to analyze and react quickly to changing trends and demand by shifting programming time and product mix. Our cost structure is highly variable, which we believe allows us to consistently achieve attractive margins relative to bricks-and-mortar retailers.

        Our web and mobile platforms are fully integrated with our televised programming and product distribution capabilities. Our web and mobile platform features include a live video stream of our television programming, full integration with our order fulfillment and product branding, as well as the thematic offerings and events that have become fundamental to our televised programming.

        Third party carriers transport our packages from our distribution centers to our customers. In each market where we operate, we have negotiated long-term contracts with shipping companies, which in certain circumstances provide for favorable shipping rates.

Competition

        We operate in a rapidly evolving and highly competitive retail business environment. Based on U.S. net revenue for the year ended December 31, 2013, we are the leading television retailer in the U.S. and generate substantially more net revenue than our two closest televised shopping competitors, HSN (an entity in which Liberty had a 38% ownership interest as of December 31, 2013) and ShopHQ. Our international operations face similar competition in their respective markets, such as Shop Channel in Japan, HSE 24 in Germany and Ideal World in the U.K. Additionally, we have numerous and varied competitors at the national and local levels, ranging from large department stores to specialty shops, electronic retailers, direct marketing retailers, wholesale clubs, discount retailers, infomercial retailers, Internet retailers, and mail-order and catalog companies.

        We also compete for access to customers and audience share with other providers of televised, online and hard copy entertainment and content. The price and availability of other programming and the conversion to digital programming platforms may unfavorably affect the placement of our programming in the channel line-ups of our distributors, and may affect our ability to obtain distribution agreements with small cable distributors. Competition from other programming also affects the compensation that must be paid to distributors for carriage, which continues to increase. Principal competitive factors for us include (i) value, quality and selection of merchandise; (ii) customer experience, including customer service and reliability of fulfillment and delivery services and (iii) convenience and accessibility of sales channels.

Employees

        We employed approximately 17,500 full-time and part-time employees as of December 31, 2013. Employment levels fluctuate due to seasonal factors affecting our business. Additionally, we utilize independent contractors and temporary personnel to supplement our workforce, particularly on a seasonal basis. We consider our employee relations to be good.

Properties

        We own our corporate headquarters and operations center in West Chester, Pennsylvania, which consists of office space and includes executive offices, television studios, showrooms, broadcast facilities and administrative offices for QVC. We also own call centers in San Antonio, Texas; Port St. Lucie, Florida; Chesapeake, Virginia; Bochum and Kassel, Germany, as well as a call center and warehouse in Knowsley, U.K. We own distribution centers in Lancaster, Pennsylvania and West Chester, Pennsylvania; Suffolk, Virginia; Rocky Mount, North Carolina; Florence, South Carolina; Sakura-shi, Chiba, Japan and Hücklehoven, Germany. To supplement the facilities we own, we also lease various facilities in the U.S., Japan, Germany, the U.K. and Italy for retail outlet stores, office space, warehouse space, call center locations and a distribution center. In 2013, QVC-Japan transitioned to its new headquarters in Japan that includes television studios, broadcast facilities, administrative offices and a call center. The total project cost was approximately $220 million. QVC-Germany owns its headquarters in Germany that includes television studios, broadcast facilities and administrative offices. In 2012, QVC-U.K. transitioned to its new leased headquarters in the U.K. that includes television studios, broadcast facilities and administrative offices. QVC-U.K. made certain improvements to its new leased facility costing approximately $50 million. In 2014, QVC-Italy will take ownership of its current leased headquarters in Italy that includes television studios, broadcast facilities, administrative offices and a call center for approximately $22 million, of which $14 million was deposited in 2013.

        We believe that the duration of each lease is adequate and we do not anticipate any future problems renewing or obtaining suitable leases for our principal properties. We believe that our principal properties, whether owned or leased, are currently adequate for the purposes for which they are used and are suitably maintained for these purposes. From time to time, we consider various alternatives related to our long-term facilities needs. While our management believes existing facilities are adequate to meet our short term needs, it may become necessary to lease or acquire additional or alternative space to accommodate future growth.

Legal proceedings

        We are not a party to or subject to any material pending legal proceedings. We are parties to various claims and pending litigation as part of the normal course of business. In the opinion of management, the nature and disposition of these matters are considered routine and arising in the ordinary course of business.

Government regulation

        The manner in which we sell and promote merchandise and related claims and representations made in connection with these efforts is regulated by federal and state law. Some examples of regulatory agencies and regulations that affect the manner in which we sell and promote merchandise include the following:

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  The FTC and the state attorneys general regulate the advertising of retail products and services offered for sale in the U.S., including the FTC's recent adoption of revised Guides Concerning the Use of Endorsements and Testimonials in Advertising and Guides for the Use of Environmental Marketing Claims.

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  The Food and Drug Administration which has specific regulations regarding claims that can be made about food products and regulates marketing claims that can be made for cosmetic beauty products and over-the-counter drugs.

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  The Environmental Protection Agency ("EPA") which requires products that make certain types of claims, such as "anti-bacterial," be registered with the EPA prior to making such claims.

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  Each of the FTC's Telemarketing Sales Rules, the Federal Communication Commission's ("FCC") Telephone Consumer Protection Act and similar state rules, which outline procedures that must be followed when telemarketing to customers.

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  The Consumer Product Safety Commission which has specific regulations regarding products that present unreasonable risks of injuries to consumers.

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  Import and export laws, including U.S. economic sanction and embargo regulations, U.S. homeland security laws and regulations and other laws such as the U.S. anti-boycott law and U.S. export controls regulations.

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  Comparable regulatory agencies and regulations in foreign countries.

        In 2000, we became subject to a consent decree issued by the FTC barring us from making certain deceptive claims for specified weight-loss products and dietary supplements. We also became subject to an expanded consent decree issued by the FTC in 2009 that terminates on the later of March 4, 2029, or 20 years from the most recent date that the U.S. or the FTC files a complaint in federal court alleging any violation thereunder. Pursuant to this expanded consent decree, we are prohibited from making certain claims about specified weight-loss, dietary supplement and anti-cellulite products unless we have competent and reliable scientific evidence to substantiate such claims. To help mitigate against the risk of future claims, we increased our staffing to provide additional review of claims related to weight-loss, dietary supplement and anti-cellulite products that we offer for sale.

        Congress enacted the Commercial Advertisement Loudness Mitigation ("CALM") Act in 2010. The CALM Act directs the FCC to incorporate into its rules and make mandatory a technical standard that is designed to prevent digital television commercial advertisements from being transmitted at louder volumes than the program material they accompany. The FCC's CALM Act implementing regulations became effective on December 13, 2012. Although the FCC's CALM Act regulations place direct compliance responsibility on broadcasters and multichannel video programming distributors ("MVPDs"), the FCC adopted a "safe harbor" compliance approach applicable to commercials embedded in programming provided by programmers, such as the Company. Under the FCC's safe harbor approach, broadcasters and MVPDs may meet their CALM Act compliance obligations through reliance on programmer-provided CALM Act compliance certifications that are made "widely available" to broadcasters and MVPDs through a website or other means. The Company has determined that its programming is CALM Act compliant, and in response to requests from its affiliates, and in order to allow its affiliates to meet the FCC's safe harbor, the Company has posted a CALM Act compliance certification to a website that is available to its affiliates.

        We market and provide a broad range of merchandise through television shopping programs and our websites. As a result, we are subject to a wide variety of statutes, rules, regulations, policies and procedures in various jurisdictions that are subject to change at any time, including laws regarding consumer protection, privacy, the regulation of retailers generally, the importation, sale and promotion of merchandise and the operation of retail stores and warehouse facilities, as well as laws and regulations applicable to the Internet and businesses engaged in online commerce, such as those regulating the sending of unsolicited, commercial electronic mail.

        Our business is also dependent upon our continued ability to transmit our programming to television distributors from our third party satellite uplink facilities, which transmissions are subject to FCC compliance in the U.S. and foreign regulatory requirements in our international operations.

Intellectual property

        We regard our trademarks, service marks, copyrights, domain names, trade dress, trade secrets, proprietary technologies and similar intellectual property as critical to our success. We rely on a combination of trademark and copyright law, trade-secret protection, and confidentiality and/or license agreements with our employees, customers, suppliers, affiliates and others to protect these proprietary rights. We have registered, or applied for the registration of, a number of domain names, trademarks, service marks and copyrights by U.S. and foreign governmental authorities and vigorously protect our proprietary rights against infringement.

        In the U.S., we have registered trademarks and service marks for a variety of items including, but not limited to our brand name, "QVC" and "Quality Value Convenience," the "Q QVC Ribbon Logo" and our proprietary products sold such as "Arte D'Oro," "Cook's Essentials," "Denim & Co.," "Diamonique," "Nature's Code," "Northern Nights" and "Ultrafine Silver." Similarly, foreign registrations have been obtained for many trademarks and service marks for our brand name and propriety products including, but not limited to, "QVC," the "Q QVC Ribbon Logo," "Breezies," "Denim & Co.," "Diamonique" and "Northern Nights." We consider the service mark for the "QVC" name the most significant trademark or service mark held by us because of its impact on market awareness across all of our geographic markets and on customers' identification with us. As with all U.S. trademarks or service marks, our trademark and service mark registrations in the U.S. are for a ten year period and are renewable every ten years, prior to their respective expirations, as long as the trademarks or service marks are used in the regular course of trade.

Liberty relationship and related party transactions

        We are an indirect wholly owned subsidiary of Liberty, which owns interests in a broad range of digital commerce businesses. On August 9, 2012, Liberty completed the recapitalization of its common stock into shares of the corresponding series of two new tracking stocks, Liberty Interactive (Nasdaq: LINTA, LINTB) and Liberty Ventures (Nasdaq: LVNTA, LVNTB).

        On October 3, 2014, Liberty's board of directors approved the 2014 Reattribution described above, including: (i) the change in attribution from the Liberty Interactive Group to the Liberty Ventures Group of its digital commerce companies (Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC, CommerceHub and the Evite.com business), together with $970 million in cash, effective immediately; (ii) the creation of an inter-group interest in Liberty Ventures Group in favor of the QVC Group, which is represented as a number of Liberty Ventures shares that may be issued to the QVC Group calculated in accordance with Liberty's Restated Certificate of Incorporation; and (iii) a dividend of the Inter-Group Interest Shares to the holders of QVC Group common stock in full elimination of the inter-group interest. In connection with the payment of the dividend, typical antidilution adjustments will be made to outstanding QVC Group equity incentive awards, and the Liberty board reattributed $30 million in cash to the Liberty Ventures Group relating to its assumption of liabilities related to those awards. As a result of these transactions, we are now attributed to the new QVC Group, which tracks the assets and liabilities of our company and Liberty's 38% equity interest in HSN, one of our two closest televised shopping competitors, and the trading symbols for the Series A QVC Group tracking stock and the Series B QVC Group tracking stock have changed to "QVCA" and "QVCB," respectively. In connection with the 2014 Reattribution, we increased the balance on our credit facility to $1.06 billion.

        We are a "close corporation" under Delaware law and, as such, our stockholder, rather than a board of directors, manages our business. Since our stockholder is an indirect wholly owned subsidiary of Liberty, certain aspects of our management, including the approval of significant corporate transactions such as a change of control, are controlled by Liberty, rather than an independent governing body. Our Chief Executive Officer and President, Michael A. George, also became a named executive officer and director of Liberty during 2011.

        Liberty's interests may not coincide with our interests or yours and Liberty may cause us to enter into transactions or agreements with related parties or approve corporate actions that could involve conflicts of interest. For example, Liberty's dependence on our cash flow for servicing its debt and for other purposes is likely to result in our payment of large dividends to Liberty, which may increase our leverage and decrease our liquidity. We paid $480 million of dividends to Liberty during the six months ended June 30, 2014, $1.0 billion of dividends to Liberty during 2013, $1.8 billion of dividends to Liberty during 2012 and $205 million of dividends to Liberty during 2011. We declared and paid dividends in cash to Liberty in the amount of $1.4 billion (including $1 billion in connection with the 2014 Reattribution) subsequent to June 30, 2014 and prior to the date of filing the registration statement of which this prospectus forms a part. These dividends were funded with draws from our revolving credit facility and from cash generated from operations.

Management and corporate governance

Management by our stockholder

        We are a Delaware close corporation that has elected to be managed by our stockholder, which is an indirect wholly owned subsidiary of Liberty. Thus, our stockholder, rather than a board of directors, manages our business.

Executive officers

        The following table sets forth the name, age and position of individuals who currently serve as our executive officers. Ages are as of September 30, 2014.

Name	Age	Position(s)
Michael A. George	53	President & Chief Executive Officer, QVC
Steve Hofmann	49	Chief Executive Officer, QVC-Europe and QVC-Germany (Acting)
John Thomas	53	Chief Executive Officer, QVC-Japan
Thaddeus J. Jastrzebski	53	Executive Vice President, Chief Financial Officer & Treasurer, QVC
Linda Dillman	58	Executive Vice President & Chief Information Officer, QVC
Matthew Goldberg	44	Senior Vice President Global Market Development
Lawrence R. Hayes	54	Senior Vice President, General Counsel & Secretary, QVC
Elizabeth A. Rubino	51	Executive Vice President of Human Resources and Workplace Services, QVC

        The following is a biographical summary of the experience of our executive officers:

        Michael A. George.    Mr. George was named President of QVC in November 2005 and Chief Executive Officer in April 2006. Mr. George is responsible for overseeing QVC's operations in the United States, and globally, including the U.K., Germany, Japan, France and Italy. Mr. George came to us from Dell Inc., where he was the Chief Marketing Officer and General Manager of Dell's U.S. consumer business. At Dell, he was responsible for building the Dell brand globally across all customer segments and developing Dell's global e-business and CRM capabilities. Mr. George also led Dell's U.S. consumer business, with responsibility for all products and services sold into the home market, including PCs, TVs, printers, software, video and music content, and home technology services. Prior to his time with Dell, Mr. George was a senior partner at McKinsey & Co., Inc. and led the firm's North American Retail Industry Group. At McKinsey, Mr. George served retail and consumer goods companies on areas of corporate strategy and organization, marketing and merchandising, sales-force operations and information technology.

        Steve Hofmann.    Mr. Hofmann was named Chief Executive Officer of QVC-Europe in May 2012. In this role, he provides oversight of all of QVC's European markets. In October 2013, Mr. Hofmann also took on the role of interim CEO of QVC-Germany while a search is conducted for a permanent replacement for that position. Mr. Hofmann previously served as Chief Executive Officer of QVC-Italy and QVC-U.K. Mr. Hofmann joined QVC in September 2007 from Jupiter Shop Channel in Japan, where he served as co-Chief Executive Officer. Including his experience in television retailing, Mr. Hofmann brings more than 14 years of global television experience to QVC. He joined NBC in New York in 1996 and worked with NBC in Hong Kong and Singapore as the Chief Financial Officer of Asian operations. Mr. Hofmann has also been with Jupiter TV, Japan's largest multi-channel television provider, as Chief Financial Officer. He started his career at PricewaterhouseCoopers LLP, where he spent six years.

        John Thomas.    Mr. Thomas was named Chairman and CEO of QVC-Japan in September 2011. In this role, Mr. Thomas is responsible for overseeing QVC's operations in Japan. Mr. Thomas joined QVC as senior vice president of global business development in January 2011. In this position, he was responsible for the development of QVC's market expansion strategy. Mr. Thomas brings to QVC more than 25 years experience in CEO and executive assignments with a focus on technology and marketing companies. He had served as a consultant supporting QVC's global growth plans and was instrumental in the launch of QVC-Italy. He was also president and CEO of Global Marketing and Consulting Enterprises Inc. In addition Mr. Thomas was president and partner of Specialty Products Global L.C. and held leadership positions at a diverse list of companies including Samkoo Corporation of America, Samkoo System Integration L.C. and Speer Communications.

        Thaddeus J. Jastrzebski.    Mr. Jastrzebski joined QVC on July 22, 2013, and assumed the role of Executive Vice President, Chief Financial Officer and Treasurer. In this position, Mr. Jastrzebski is responsible for overseeing our financial operations and administrative services, including accounting, budget and planning, tax and treasury, accounts payable, payroll, purchasing and customer payments. He is also responsible for the management of the financial operations of our international operations. Mr. Jastrzebski brings more than 20 years of business and financial leadership experience. Prior to joining QVC, Mr. Jastrzebski served from January 2011 until June 2013 as Senior Vice President and President of Hershey Americas. From September 2004 until December 2010, Mr. Jastrzebski worked for Hershey International, as Senior Vice President and President from December 2007 until December 2010 and as Vice President, Finance, from September 2004 until December 2007. Prior to joining Hershey, Mr. Jastrzebski served from July 2002 until September 2004 as Senior Vice President, Finance, IT and Administration and CFO at CARE, a non-profit, international health development organization. From October 1999 until June 2002, he served as Vice President and CFO at Project HOPE, an international health development non-profit. Prior to joining Project Hope, Mr. Jastrzebski spent 14 years at Procter & Gamble where he held various financial management positions in the U.S., Poland, Egypt and India.

        Linda Dillman.    Ms. Dillman was named Executive Vice President and Chief Information Officer of QVC in January 2012. In this position, Ms. Dillman provides strategic oversight and direction on the design, development and implementation of technology solutions and is responsible for the day-to-day management of the U.S. and corporate information technology operations. Additionally, in partnership with the international market leaders, Ms. Dillman helps set the direction of the information technology organizations in QVC's markets around the world. Prior to joining QVC, Ms. Dillman was Senior Vice President of Global Information Technology for Hewlett-Packard Company, where she was responsible for development, support and management of all IT applications for the Enterprise Services business unit and all global functions. She has also held positions at Wal-Mart Stores Inc., Navistar International Corp. and Monaco Coach Corp.

        Matthew Goldberg.    Mr. Goldberg joined QVC on September 30, 2013, and assumed the role of Senior Vice President Global Market Development. In this position, Mr. Goldberg is responsible for overseeing global market expansion, which includes assessing, and selecting priority markets, identifying and evaluating partners, building and executing launch plans, and transitioning new businesses from startup to operational mode with designated leadership teams. Mr. Goldberg brings more than thirteen years of business development and leadership experience. Prior to joining QVC, Mr. Goldberg served from February 2009 until September 2013 as CEO of Lonely Planet, overseeing the company's expansion in China and market entry in India, Brazil and Russia. Prior to joining Lonely Planet, Mr. Goldberg worked from March 2003 until February 2009 at Dow Jones/The Wall Street Journal where he held various senior management and business development positions, including serving as Senior Vice President, Digital Strategy & Operations from December 2008 until February 2009, and as Vice President, Franchise Development & Partnerships, DJ Consumer Media Group from January 2006 until December 2008. From August 2000 until March 2003, Mr. Goldberg worked for Bertelsmann, Inc. where he held various business and corporate development positions.

        Lawrence R. Hayes.    Mr. Hayes was appointed Senior Vice President and General Counsel in March 2008 and Secretary in August 2008. Mr. Hayes manages all aspects of our Legal and Internal Audit departments. Mr. Hayes previously served, since 2000, as Vice President, Legal, and Assistant Secretary of QVC. In this position, Mr. Hayes provided legal advice and services to Information Technology, QVC.com, Facilities and Human Resources. He also supervised outside attorneys in commercial and litigation matters. Mr. Hayes began his career with QVC in 1992 as associate counsel and, in 1998, was promoted to senior counsel. Prior to joining QVC, Mr. Hayes was an attorney for seven years at the Philadelphia law firm of Mesirov, Gelman, Jaffe, Cramer & Jamieson.

        Elizabeth A. Rubino.    Ms. Rubino was named Senior Vice President of Human Resources in August 2007 and Executive Vice President of Human Resources and Workplace Services in November 2011. In this position, Ms. Rubino is responsible for overseeing all talent acquisition and development, total rewards and client services. Additionally, Ms. Rubino is responsible for internal communications, community affairs, security, environmental health and safety, facilities and food services at our worldwide headquarters in West Chester, Pennsylvania. Ms. Rubino, who joined QVC in 1995, previously served as Vice President of Human Resources Operations and Services, and was responsible for talent acquisition and training for all U.S. locations, including call centers and distribution centers. Prior to this promotion, Ms. Rubino was the Director of Human Resources Operations and Services, responsible for all human resources functions within the call centers and distribution centers, supporting nearly 10,000 team members. Ms. Rubino also served as the Director of Human Resources Training and Development. Prior to joining us, Ms. Rubino had served as Director of Training, Management and Organization for PECO Energy and then General Manager of its Philadelphia call center.

Executive compensation

        In April 2014, Liberty effected a 2 for 1 stock split of its Liberty Ventures common stock. We have not adjusted any of the LVNTA and LVNTB share numbers described throughout this section to reflect changes resulting from that stock split, except as otherwise specifically noted.

Executive Compensation

        This section sets forth information relating to, and an analysis and discussion of, compensation paid by our company or our parent, Liberty, to:

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  Michael A. George, our Chief Executive Officer and President and, from June 1, 2013 through July 21, 2013, our principal financial officer;

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  Daniel T. O'Connell, our Chief Financial Officer through May 31, 2013 and who has since served as a consultant to our company;

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  Thaddeus J. Jastrzebski, our Executive Vice President and Chief Financial Officer beginning July 22, 2013; and

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  Claire A. Watts (who previously served as the CEO of QVC-US until her resignation on September 5, 2014), John P. Thomas and Steven M. Hofmann, our three other most highly compensated executive officers during the year ended December 31, 2013.

We collectively refer to these persons as "our named executive officers."

Compensation Discussion and Analysis

  Overview

        During calendar year 2013, we were, and continue to be, a wholly owned subsidiary of Liberty. As a result, the Chief Executive Officer of Liberty, Gregory B. Maffei, is responsible for overseeing and approving the compensation package paid to our CEO and President, Mr. George. Mr. George's compensation package is also subject to the approval of the Liberty compensation committee because he was a named executive officer of Liberty for the calendar year 2013. The compensation packages paid to our other named executive officers are subject to the oversight and approval of Mr. George and Mr. Maffei. In addition, the Liberty compensation committee administers the Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011) (the "2007 Incentive Plan"), the Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011) (the "2010 Incentive Plan") and the Liberty Interactive Corporation 2012 (the "2012 Incentive Plan" and, together with the 2007 Incentive Plan and the 2010 Incentive Plan, the "Liberty Incentive Plans") and has the sole authority to make and modify equity grants under, and to approve or disapprove participation in, the Liberty Incentive Plans. All of our named executive officers (with the exception of Mr. George) participated in the Liberty Incentive Plans in 2013.

  Objectives

        The compensation program for our named executive officers was designed to meet the following objectives that align with and support our strategic business goals:

  •
  attracting and retaining executive managers with the industry knowledge, skills, experience and talent to help our company attain its strategic objectives and build long-term company value;

  •
  emphasizing variable performance-based compensation components, which include equity-based compensation, by linking individual compensation with corporate operating metrics as well as individual professional achievements; and

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  aligning the interests of the management of our company with the interests of Liberty's public stockholders.

  Philosophy

        The following principles are used to guide the design of our executive compensation program and to ensure that the program is consistent with the objectives described above:

  •
  Competitive Positioning.  We believe that our executive compensation program must provide compensation to our named executive officers that is both reasonable in relation to, and competitive with, the compensation paid to similarly situated employees of companies in our industry and companies with which we compete for talent. See "—Setting Executive Compensation; Role of Chief Executive Officer in Compensation Decisions" below.

  •
  "Pay for Performance" Philosophy.  We believe our compensation program should align the interests of our named executive officers with the interests of our company and Liberty's stockholders by strengthening the link between pay and company and individual performance. We target median levels of compensation when our performance goals are met and higher levels of compensation when our performance goals are exceeded. We believe variable compensation, including equity-based awards, should represent a significant portion of the total compensation mix for our named executive officers.

  Setting Executive Compensation; Role of Chief Executive Officer in Compensation Decisions

        Our CEO establishes all elements of each of the other named executive officer's compensation package. In making these determinations, Mr. George evaluates the performance and contributions of each of the other named executive officers given his or her respective area of responsibility. Mr. George's determinations are then submitted to Mr. Maffei, the CEO of our parent company, Liberty, for his approval. Mr. Maffei is responsible for approving, and recommending to the Liberty compensation committee for its approval, all elements of Mr. George's compensation package. In addition, all grants of equity awards are subject to the approval of the Liberty compensation committee. The following qualitative factors are taken in account in making executive compensation recommendations for all of our named executive officers:

  •
  each element of the named executive officer's historical compensation, including salary, bonus, equity compensation, perquisites and other personal benefits;

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  the named executive officer's experience and overall effectiveness;

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  the responsibilities of the named executive officer, including any changes to those responsibilities over the year;

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  the named executive officer's demonstrated leadership and management ability;

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  the named executive officer's compensation relative to other executives at our company with similar, greater or lesser responsibilities;

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  the performance of any business segment for which the named executive officer is primarily responsible; and

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  the financial performance of our company compared to business plans.

        In addition, each of our named executive officers is party to an employment agreement (or, in the case of Mr. O'Connell, following May 31, 2013, a consulting agreement) with our company which governs the terms of his or her compensation. See "—Executive Compensation Arrangements" below. In 2013, we entered into (i) an employment agreement with Mr. Jastrzebski in connection with his employment as our Executive Vice President and Chief Financial Officer, (ii) an amendment to Mr. O'Connell's employment agreement in connection with his retirement and service as a consultant to our company and (iii) an amendment to Mr. Hofmann's expatriate agreement in connection with the extension of his assignment with our company, based in Italy. Mr. George had primary responsibility for negotiating and approving Mr. Jastrzebski's employment agreement, Mr. O'Connell's amended employment agreement and Mr. Hofmann's amended expatriate agreement, subject to Mr. Maffei's approval of the definitive terms thereof.

        In designing the compensation packages for our named executive officers, including our performance-based bonus program, the range of total compensation paid by companies in the retail, broadcasting, consumer goods and online commerce industries, as well as by companies of comparable revenue size to QVC outside of these industries (collectively, our "reference set"), are considered and used as a guide to ensuring that our named executive officers receive competitive compensation packages. With respect to our cash compensation, we aim to pay at the median of the market. At times, total compensation, or any specific element thereof, payable to our named executive officers may exceed that of our reference set or may be less than that of our reference set.

        As a general matter, our compensation philosophy is to weigh incentive compensation more heavily than cash compensation, which is a practice that may not be consistently followed by our reference set.

  Elements of 2013 Executive Compensation

        For 2013 the principal components of compensation for the named executive officers were:

  •
  base salary;

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  in the case of Mr. Hofmann and Ms. Watts, performance-based bonuses, payable in cash;

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  in the case of Mr. Jastrzebski, a one-time signing bonus, and a year-end discretionary bonus, in each case, payable in cash;

  •
  a grant of equity incentive awards (other than to Messrs. George and O'Connell); and

  •
  perquisites and other limited personal benefits.

        Base Salary.    The base salaries of the named executive officers are reviewed on an annual basis, as well as at the time of any change in responsibilities. Historically, increases have been granted consistent with the annual salary increase pool determined generally for QVC as a whole, adjusted (upward or downward) to reflect a named executive officer's individual job performance, as determined by Mr. Maffei with respect to Mr. George and by Mr. George with respect to all other named executive officers. As a general matter, however, our policy is for base salary to represent a relatively smaller portion of each named executive officer's overall compensation package, thereby aligning the interests of our executives more closely with those of our company and Liberty's stockholders. With respect to 2013, each of our named executive officers received 3% increases in their base salary based on their performance evaluations for 2013 (with the exception of Messrs. George and Jastrzebski and Ms. Watts), effective in March 2013. Mr. George's increase was determined pursuant to the terms of his employment agreement and was effective in January 2013, Mr. Jastrzebski's employment with our company did not commence until July 2013 and, pursuant to the terms of her employment agreement, Ms. Watts did not receive an increase in her base salary for 2013.

        2013 Performance-based Bonuses.    In 2012, we adopted a new annual, performance-based bonus program for all of our senior officers, including each of our named executive officers, which we continued in 2013. The bonus program was reviewed and approved by Mr. Maffei and, as it relates to Mr. George, the Liberty compensation committee. Our performance-based bonus program is global-based and was designed to deliver rewards to our executives for strong business results through aligning our company's global leaders with a common bonus measure linking participants in the performance-based bonus program to both country-specific and overall company goals. As Mr. Jastrzebski's employment commenced in July 2013, he did not participate in the performance-based bonus program for the year ended December 31, 2013.

        Pursuant to the program, each named executive officer (other than Mr. Jastrzebski, who was not eligible to participate in 2013) was assigned a target bonus amount. In the case of Messrs. George and O'Connell, this target bonus amount was based upon the global EBITDA growth year over year for QVC for fiscal year 2013. The target bonuses for each of Messrs. George and O'Connell were established as 100% and 60%, respectively, of each of their respective base salaries. Global EBITDA was defined as earnings before interest, taxes, depreciation and amortization for fiscal year 2013. The EBITDA-based payout ranged from a threshold payment of 70% of target for 4% global EBITDA growth to 200% of target for 9.2% global EBITDA growth. The EBITDA-based performance bonus was subject to increase of up to 130% of target or decrease down to zero based upon a review of the individual's performance over the year. Pursuant to the terms of his employment agreement and his consulting agreement, Mr. O'Connell's potential bonus for 2013 was subject to pro-ration for the period from January 1, 2013 through May 31, 2013.

        Each of Mr. Thomas and Ms. Watts was assigned a target bonus amount of which 90% was paid based upon the EBITDA growth year over year for QVC-Japan and QVC-U.S., respectively, and of which 10% was based upon the global EBITDA growth year over year for our company as described above, in each case, for fiscal year 2013. The target bonuses for each of Mr. Thomas and Ms. Watts were established as 60% and 100%, respectively, of each of their respective base salaries. EBITDA for each of QVC-Japan and QVC-U.S. was defined as earnings before interest, taxes, depreciation and amortization for fiscal year 2013. With respect to QVC-Japan, the EBITDA-based payout ranged from a threshold payment of 70% of target for 2.6% EBITDA growth to 200% of target for 7.6% EBITDA growth. With respect to QVC-U.S., the EBITDA-based payout ranged from a threshold payment of 70% of target for 3% EBITDA growth to 200% of target for 7% EBITDA growth. The EBITDA-based performance bonus was subject to increase of up to 130% of target or decrease down to zero based on the individual performance over the year.

        Mr. Hofmann was assigned a target bonus amount of which (i) 25% would be paid based upon the full year EBITDA for QVC-Italy, (ii) 25% would be paid based upon the EBITDA growth year over year for QVC-Germany, (iii) 25% would be paid based upon the EBITDA growth year over year for QVC-UK, (iv) 10% would be paid based upon the global EBITDA growth year over year for our company as described above, and (v) 15% would be paid on a discretionary basis based on his business development efforts, in each case, for fiscal year 2013. The target bonus for Mr. Hofmann was established as 65% of his base salary. EBITDA for each of QVC-Italy, QVC-Germany and QVC-UK was defined as earnings before interest, taxes, depreciation and amortization for fiscal year 2013. With respect to QVC-Italy, the EBITDA-based payout ranged from a threshold payment of 50% of target for (€10,000,000) EBITDA to 200% of target for €0 EBITDA. With respect to QVC-Germany, the EBITDA-based payout ranged from a minimum payment of 25% of target (as required under applicable local regulations) to 200% of target for €144,400,000 EBITDA. With respect to QVC-UK, the EBITDA-based payout ranged from a threshold payment of 70% of target for 10.3% EBITDA growth to 200% of target for 16.3% EBITDA growth. The EBITDA-based performance bonus was subject to increase of up to 130% of target or decrease down to zero based on the individual performance over the year.

        On a global scale, QVC achieved a 3.1% EBITDA growth for the year ended December 31, 2013 (for which EBITDA growth target was 6.1%), which resulted in an actual payout of 0% of target for each of the EBITDA-based performance bonuses for Messrs. George and O'Connell and the global EBITDA component of the EBITDA-based performance bonuses for Mr. Thomas and Ms. Watts. QVC-U.S. achieved a 4.7% EBITDA growth for the year ended December 31, 2013 (for which EBITDA growth target was 4.6%), which resulted in a potential payout (pending an adjustment based on individual performance) of 104% of target for the QVC-U.S.-specific EBITDA component of the EBITDA-based performance bonus for Ms. Watts. QVC-Japan did not achieve its EBITDA growth target of 4.6% for the year ended December 31, 2013, which resulted in an actual payout of 0% of target for the QVC-Japan-specific EBITDA component of the EBITDA-based performance bonus for Mr. Thomas. QVC-Italy achieved (€10,000,000) EBITDA for the year ended December 31, 2013 (for which EBITDA target was (€3,200,000)), which resulted in a potential payout (pending an adjustment based on individual performance) of 50% of target for the QVC-Italy-specific EBITDA component of the EBITDA-based performance bonus for Mr. Hofmann. QVC-Germany achieved €130,600,000 EBITDA for the year ended December 31, 2013, which was less than the growth target; however, Mr. Hofmann was entitled (pending any adjustment based on individual performance) to 25% of his target bonus for the QVC-Germany-specific EBITDA component of the EBITDA-based performance bonus as a result of applicable local regulations. QVC-UK achieved a 13.7% EBITDA growth for the year ended December 31, 2013 (for which EBITDA growth target was 13.3%), which resulted in a potential payout (pending an adjustment based on individual performance) of 115.3% of target for the QVC-UK-specific EBITDA component of the EBITDA-based performance bonus for Mr. Hofmann.

        None of our named executive officers who received bonuses pursuant to the performance-based bonus program received an adjustment to their performance-based bonus based on his or her individual performance over the year. The performance-based bonus for each named executive officer was then calculated as follows:

Name	Target Bonus	Global EBITDA Performance (as a percentage of Global Target Payout)	Country- Specific EBITDA Performance (as a percentage of Country Target Payout)	Blended Payout (as a percentage of Total Target Payout)	Total Payout
Michael A. George	$1,060,900	0%	N/A	0%	$0
Daniel T. O'Connell	$121,333	0%	N/A	0%	$0
John P. Thomas	$331,001	0%	0%	0%	$0
Steven M. Hofmann	$468,650	0%	(a)(b)	63%	$295,250
Claire A. Watts	$943,824	0%	104%	93.6%	$887,195

(a)
QVC-Italy's EBITDA for the year 2013 resulted in a payout of 50% of target; QVC-Germany's EBITDA performance resulted in a payout of 25% of target; and QVC-UK's EBITDA performance resulted in a payout of 115.3% of target.

(b)
The discretionary portion of Mr. Hofmann's bonus based on his business development efforts resulted in a payout of 100% of the target for such portion.

        For more information regarding these bonus awards, please see the "Grants of Plan-Based Awards" table below.

        Bonuses.    In 2013, one of our named executive officers, Mr. Jastrzebski, received two bonuses outside of our performance-based bonus program.

        Pursuant to the terms of his employment agreement, Mr. Jastrzebski was entitled to receive an aggregate signing bonus of $200,000, 50% of which, or $100,000, was payable within thirty days of the effective date of his employment agreement. The remaining $100,000 is payable within ten days of the first anniversary of the effective date of his employment agreement. Pursuant to the terms of his employment agreement, for his initial year in his new role, Mr. Jastrzebski was entitled to receive a bonus for work performed in 2013 that was not prorated based on the start date of his employment. Although Mr. Jastrzebski was not eligible to participate in our performance-based bonus program in 2013, the target (and actual) bonus for Mr. Jastrzebski was established as 60% of his base salary, which percentage was consistent with the target percentages applicable to certain of our executives at the executive vice president-level who were eligible to participate in our performance-based bonus program in 2013. Thus, Mr. Jastrzebski received a discretionary cash bonus payment of $330,000 for work performed in 2013.

        Equity Incentive Compensation.    Consistent with our compensation philosophy, we seek to align the interests of our named executive officers with those of Liberty's stockholders by awarding stock-based incentive compensation. This ensures that our executives have a continuing stake in our long-term consolidated success. We weigh stock-based compensation more heavily than cash compensation in determining each named executive officer's overall compensation mix.

        The Liberty Incentive Plans provide for the grant of a variety of incentive awards, including stock options, restricted shares, restricted stock units, stock appreciation rights and performance awards. Our executives are granted stock options and awards of restricted stock in preference to other awards because of Liberty's belief that options and restricted shares better promote retention of key employees through the continuing, long-term nature of an equity investment. Upon making the recommendation to grant equity incentive awards to our named executive officers, Mr. Maffei, in the case of

Mr. George, and Mr. George, in the case of the other named executive officers (with the approval of Mr. Maffei), establish the value of the awards to be granted. In April 2014, Liberty effected a 2 for 1 stock split of its Liberty Ventures common stock. For purposes of this discussion regarding executive compensation and the tables that follow, we have not taken into account this stock split, except where specifically noted.

        Annual Grant of Equity Awards.    Stock options are awarded with an exercise price equal to fair market value on the date of grant, measured by reference to the closing sale price on the grant date. The Liberty compensation committee has historically made option grants once a year with a term of seven years and vesting over a three to five year period. In late 2009 and early 2010, however, the Liberty compensation committee determined to make larger grants (equaling approximately four to five years value of the annual grants made in 2009) that vest between four and five-and-three-quarters years after grant, rather than making annual grants over the same period, to the Liberty named executive officers. These multi-year grants provide for back-end weighted vesting to encourage the recipient executives to remain with Liberty over the long-term and to better align them with Liberty's stockholders. In keeping with this compensation philosophy, in March 2011, Mr. George (who became a named executive officer of Liberty in 2011) received a multi-year stock option award. One-half of the shares subject to Mr. George's options vest in each of December 2014 and December 2015 and the options expire 7 years from grant. Thus, because Mr. George received a multi-year award in 2011, he did not receive any equity awards in 2013. In March 2013, Ms. Watts received a multi-year stock option award (the "2013 LINTA Options"). One-half of the shares subject to Ms. Watts's options were to vest in each of December 2016 and December 2017 and expire 7 years from grant. See "—Executive Compensation Arrangements—Claire A. Watts" for more information about these awards.

        In connection with the execution of his employment agreement and to compensate him for the loss of equity from his former employer upon the commencement of his employment with our company, Mr. Jastrzebski received a grant of restricted shares which award vests one-third on each of the first, second and third anniversary of the grant date.

        Our other named executive officers (other than Mr. O'Connell) received option awards and restricted stock awards or restricted stock units in March 2013, which are subject to more customary vesting terms consisting of semi-annual vesting over a four year term with an expiration date of March 4, 2020 for the options and annual vesting over a four-year term for the restricted stock awards or restricted stock units. Due to his retirement from our company, Mr. O'Connell did not receive any grants of equity awards for the year ended December 31, 2013. For more information regarding these equity incentive grants, please see the "Grants of Plan-Based Awards" table below.

        Perquisites and Other Personal Benefits.    The perquisites and other personal benefits available to our executives (that are not otherwise available to all of our salaried employees, such as matching contributions to the QVC 401(k) Matched Savings Retirement Plan and Success Sharing Plan for employees of QVC-U.S. and the payment of life insurance premiums) consist of:

  •
  a deferred compensation plan that provides above-market preferential returns;

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  a transportation allowance for certain overseas managers;

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  in the case of Mr. Thomas and Mr. Hofmann, expatriate benefits; and

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  tax gross-ups with respect to certain out of state income taxes.

        Executives of QVC-U.S. with an annual rate of pay greater than $200,000 are eligible to participate in the QVC 1996 Deferred Compensation Plan, as Amended and Restated (the "Deferred Compensation Plan"), under which each eligible executive may elect to defer all or any portion of the total cash remuneration for services he or she would have received in the following year. For more information regarding the Deferred Compensation Plan, please see "—Executive Compensation

Arrangements—1996 Deferred Compensation Plan, As Amended and Restated" below. In 2013, none of our named executive officers participated in the Deferred Compensation Plan.

        We provide to our executive officers resident in the U.S. who accept an assignment overseas customary expatriate benefits, including allowances for certain forms of transportation, subsidized housing and utilities (subject to a monthly cap), tax equalization payments for overseas employees on international assignment and a one-time relocation benefit. We also provide an allowance for the cost-of-goods-and-services differential.

        We also make generally available to our employees tax gross-ups relating to certain out of state income taxes to which they are subject in connection with the performance of their duties outside of our headquarters. In 2013, each of Messrs. George and O'Connell and Ms. Watts received such tax gross-ups.

  Policy on Restatements

        In those instances where we grant equity-based incentive compensation, we include in the related agreement with the executive a right, in favor of Liberty, to require the executive to repay or return to the company any cash, stock or other incentive compensation (including proceeds from the disposition of shares received upon exercise of options or stock appreciation rights). That right will arise if (1) a material restatement of any of Liberty's financial statements is required and (2) in the reasonable judgment of the Liberty compensation committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the executive. In determining the amount of such repayment or return, the Liberty compensation committee may take into account, among other factors it deems relevant, the extent to which the market value of Liberty's common stock was affected by the errors giving rise to the restatement. The cash, stock or other compensation that we may require the executive to repay or return must have been received by the executive during the 12-month period beginning on the date of the first public issuance or the filing with the SEC, whichever occurs earlier, of the financial statement requiring restatement. The compensation required to be repaid or returned will include (1) cash or company stock received by the executive (A) upon the exercise during that 12-month period of any stock appreciation right held by the executive or (B) upon the payment during that 12-month period of any incentive compensation, the value of which is determined by reference to the value of company stock, and (2) any proceeds received by the executive from the disposition during that 12-month period of company stock received by the executive upon the exercise, vesting or payment during that 12-month period of any award of equity-based incentive compensation.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)		Total ($)
Michael A. George	2013	1,060,900	—		—		—		—	—	160,831	(4)(5)(6)	1,221,731
President and Chief	2012	1,030,000	—		—		16,110,136	(7)	875,500	—	223,977	(4)(5)	18,239,613
Executive Officer	2011	1,000,000	—		—		27,867,300	(8)	700,000	—	54,102	(4)(5)(9)	29,621,402
Daniel T. O'Connell(10)	2013	379,865	—		—		—		—	—	19,010	(4)(5)	398,875
Formerly CFO, QVC, Inc.	2012	468,538	—		220,449		514,837		240,309	838	20,809	(4)(5)	1,465,780
	2011	453,050	—		206,785		480,594		175,275	65,743	19,009	(4)(5)(9)	1,400,456
Thaddeus J. Jastrzebski	2013	246,090	430,000	(11)	1,799,997	(12)	—		—	—	10,755	(13)	2,486,842
CFO, QVC, Inc.
Steven M. Hofmann	2013	717,500	—		346,007		804,342		295,250	—	199,545	(5)(14)	2,362,644
CEO, QVC-Europe and	2012	700,000	341,250	(15)	1,191,817	(16)	2,783,373	(16)	—	—	288,192	(5)(14)	5,304,632
QVC-Germany (Acting)
John P. Thomas	2013	548,990	—		248,702		578,139		—	—	439,769	(5)(17)	1,815,600
CEO, QVC-Japan	2012	533,000	250,000	(18)	279,785		653,387		607,370	—	400,010	(5)(17)	2,723,552
	2011	506,667	512,000	(19)	—		992,180	(20)	—	—	249,819	(17)	2,260,666
Claire A. Watts(21)	2013	943,824	—		—		14,922,827	(22)	887,195	—	11,092	(4)(5)	16,764,938
Chief Executive Officer, US	2012	934,920	—		638,748		2,735,466	(7)	764,497	—	19,417	(4)(5)	5,093,048
	2011	882,000	—		523,959		1,217,794		560,952	—	13,418	(4)(5)(9)	3,198,123

(1)
The grant date fair value has been computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 Compensation—Stock Compensation, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 10 to our consolidated financial statements for the year ended December 31, 2013 (which are included elsewhere in this prospectus).

(2)
Includes the above market earnings credited to the deferred compensation account of Mr. O'Connell. See "—Executive Compensation Arrangements—1996 Deferred Compensation Plan, As Amended and Restated" below.

(3)
Includes life insurance premiums paid by our company in the amount of $1,242 on behalf of each of Messrs. George, Thomas and Ms. Watts and $810 on behalf of Mr. Hofmann, $621 on behalf of Mr. Jastrzebski and $968 on behalf of Mr. O'Connell.

(4)
Includes tax gross-ups in the following amounts relating to certain out of state income taxes to which Messrs. George and O'Connell and Ms. Watts were subject in connection with the performance of their duties outside of QVC's headquarters:

	Amounts ($)
Name	2013	2012	2011
Michael A. George	134,289	207,735	34,843
Claire A. Watts	412	8,826	1,300
Daniel T. O'Connell	6,050	4,567	261
(5)
Includes, with respect to the named executive officers listed below, matching contributions made by our company to the QVC, Inc. 401(k) Matched Savings Retirement and Success Sharing Plan, as Amended and Restated, as set forth below. See "—Executive Compensation Arrangements—QVC, Inc. 401(k) Matched Savings Retirement and Success Sharing Plan, as Amended and Restated" below. With respect to these matching contributions, these named executive officers are fully vested.

	Amounts ($)
Name	2013	2012	2011
Michael A. George	15,300	15,000	16,367
Claire A. Watts	9,438	9,349	9,226
John P. Thomas	15,300	15,000	—
Daniel T. O'Connell	11,992	15,000	15,856
Steven M. Hofmann	15,300	15,000	—
(6)
Includes $10,000 in charitable contributions made on behalf of Mr. George by Liberty pursuant to Liberty's political action committee matching contribution program.

(7)
These option awards set forth with respect to Mr. George and a portion of the option awards set forth with respect to Ms. Watts were received in connection with Liberty's 2012 option modification program.

(8)
Represents the grant date fair value of Mr. George's multi- year option award granted in March 2011.

(9)
Includes, with respect to each of Messrs. George and O'Connell and Ms. Watts, $1,650 with respect to the Pension Restoration Plan.

(10)
Mr. O'Connell served as our Chief Financial Officer through May 31, 2013 and has since served as a consultant to our company.

(11)
Represents a signing bonus of $100,000 paid to Mr. Jastrzebski in connection with the commencement of his employment agreement and a discretionary annual bonus payment of $330,000.

(12)
Represents the aggregate grant date fair value of restricted stock awards granted to Mr. Jastrzebski in connection with the commencement of his employment with our company.

(13)
Includes $10,124 paid to Mr. Jastrzebski for relocation assistance and travel expenses pursuant to his employment agreement.

(14)
Includes the following amounts with respect to Mr. Hofmann:

	Amounts ($)
	2013	2012
Use of company car	24,618	23,821
Mobility allowances and related benefits	158,817	139,161
Tax equalization payments	—	109,400
(15)
Represent a discretionary bonus paid to Mr. Hofmann based on his performance as CEO, QVC-Europe during 2012.

(16)
Represents the aggregate grant date fair value of option and restricted stock units granted to Mr. Hofmann as part of his annual grant of equity awards and separately in connection with his promotion to CEO, QVC-Europe and CEO, QVC-Italy, as follows:

	Grant Date Fair Value ($)
	Restricted Stock Units	Option Awards
Grant in connection with promotion	815,193	1,903,816
Annual grant of equity awards	376,624	879,557
(17)
Includes the following amounts with respect to Mr. Thomas:

	Amounts ($)
	2013	2012	2011
Transportation allowance	67,655	81,860	5,201
Mobility allowances and related benefits	236,699	301,908	186,126	(a)
Tax equalization payments	118,873	—	57,250

(a)
Includes a lump sum payment to Mr. Thomas at the time of his hire for relocation from Florida to Pennsylvania, a bonus paid to Mr. Thomas in connection with his assignment to Japan, various goods and services and housing allowances and other benefits related to his assignment to Japan.

  See "—Executive Compensation Arrangements—John Thomas" below.

(18)
Represents a bonus paid based on the successful launch of QVC's joint venture in China.

(19)
Comprised of a signing bonus of $200,000 and a discretionary annual bonus of $312,000.

(20)
Represents the aggregate grant date fair value of option awards granted to Mr. Thomas in connection with the commencement of his employment with our company and separately his promotion to CEO of QVC-Japan.

(21)
Ms. Watts served as our Chief Executive Officer, QVC-U.S. until her resignation on September 5, 2014.

(22)
Represents the grant date fair value of Ms. Watts's multi-year option award granted in March 2013.

Executive Compensation Arrangements

  Michael A. George

        On May 3, 2011, we entered into an employment agreement with Mr. George, which was amended effective December 4, 2012, to reflect the changes to his equity awards that occurred in Liberty's option modification program (as described below) and to clarify and update certain other information in his employment agreement. The agreement provides for, among other things, a five year employment term beginning January 1, 2011 and ending December 15, 2015, with an annual base salary of $1 million, increasing annually by 3% of the prior year's base salary, and an annual target cash bonus equal to 100% of the applicable year's annual base salary which will be determined by the chief executive officer of Liberty pursuant to criteria established in our annual bonus program (which program is approved each year by Liberty's chief executive officer) or, in the event Mr. George is considered a "covered employee" for any given year for purposes of Section 162(m) of the Code, his bonus will be determined by Liberty's compensation committee based on such criteria as approved in advance by such committee and that are designed in a manner such that the bonus will be treated as "qualified performance-based compensation" within the meaning of Section 162(m). Also pursuant to the agreement, Mr. George is entitled to certain welfare, retirement and fringe benefits available to our senior-level executives.

        On March 2, 2011, Mr. George was granted 3.8 million options to acquire shares of LINTA (the "2011 Granted Awards") at an exercise price of $16.01 per share, which was the closing price of LINTA on such date. As a result of adjustments made to equity awards in connection with certain subsequent transactions and capital restructurings (including the April 2014 stock split), as of August 31, 2014, Mr. George's 2011 Granted Awards now consist of options to acquire 3,166,911 shares of LINTA at an exercise price of $19.255 per share and 296,825 shares of LVNTA at an exercise price of $14.86 per share, 540,383 restricted LINTA shares and 78,388 restricted LVNTA shares, as well as 78,388 restricted shares of Liberty TripAdvisor Holdings, Inc. Series A common stock ("LTRPA") and options to acquire 296,834 shares of LTRPA at an exercise price of $14.11 per share. The remaining options have a term of 7 years. It is anticipated that Mr. George will not receive any additional equity award grants during the term of his employment agreement other than those resulting from any antidilution adjustments..

        The agreement provides that, in the event Mr. George is terminated for cause (as defined in the agreement), he will be entitled to his accrued base salary through the date of termination, unpaid expenses, his vested benefits and any amounts due under applicable law. In addition, all equity awards granted to Mr. George prior to January 1, 2011 that are outstanding and unvested at the time of his termination for cause, including equity awards granted to Mr. George after such date pursuant to the December 2012 option modification program and certain other events, as defined more specifically in the agreement (the "Pre-2011 Unvested Awards") and all 2011 Granted Awards then held by Mr. George that have not become exercisable as of the date of such termination will be forfeited, and all equity awards granted to Mr. George prior to January 1, 2011 that are outstanding and vested but unexercised at the time of such termination, including equity awards granted to Mr. George after such date pursuant to the December 2012 option modification program and certain other events, as defined more specifically in the agreement (the "Pre-2011 Vested Awards") and all 2011 Granted Awards that are outstanding and vested but unexercised as of the date of such termination will remain exercisable for a period of up to 90 days after the date of such termination or until the original expiration date of the options if sooner. If Mr. George terminates his employment without good reason (as defined in the agreement), he will be entitled to his accrued base salary though the date of termination, any declared but unpaid bonus for the calendar year prior to the year of termination, unpaid expenses, his vested benefits and any amounts due under applicable law. He will forfeit all rights to any Pre-2011 Unvested Awards and to any 2011 Granted Awards then held that have not become exercisable as of the date of his termination, any Pre-2011 Vested Awards that are options or similar rights will be treated as specified in the applicable agreement governing such equity award, and any 2011 Granted Awards that are outstanding and vested but unexercised as of the date of termination will be exercisable for a period of 90 days after the date of termination or until the original expiration date of the options if sooner. If, however, Mr. George terminates his employment for good reason or if his employment is terminated by QVC without cause, then he is entitled to receive his base salary for a period of one year and a lump sum payment of $1.5 million, in addition to accrued base salary through the date of termination, unpaid expenses, his vested benefits and any other amounts due under applicable law. In addition, any Pre-2011 Unvested Awards held on the date of termination that would have vested during the 365-day period following the date of such termination had Mr. George continued to be employed by us during such period will vest as of the date of termination. Further, a pro rata portion of each tranche of each 2011 Granted Award that is not vested on the date of termination will vest as of such date, with such pro rata portion based on the portion of time Mr. George was employed by us and our affiliates during the vesting period of such tranche plus 365 days. The exercisability of any Pre-2011 Vested Awards, any vested 2011 Granted Awards and any Pre-2011 Unvested Awards that vest pursuant to the foregoing sentence will be extended to the earlier of (i) the original expiration date of the option or (ii) two years from the date of the termination or, if Mr. George were to die prior to the expiration of such two year period, the close of business on the first business day following the later of the expiration of (x) the two year period or (y) the one-year period beginning on the date of Mr. George's death, but in no event will such awards be exercisable following their respective stated terms. In the case of Mr. George's death or disability (as defined in the agreement), the agreement provides for the right to receive his base salary for a period of one year, his accrued base salary through the date of termination, unpaid expenses, any declared but unpaid bonus for the calendar year prior to the year in which the termination occurs, his vested benefits and any amounts due under applicable law. In addition, the Pre-2011 Vested Awards, the Pre-2011 Unvested Awards and the 2011 Granted Awards will immediately vest and become exercisable (to the extent not already vested) and will be exercisable throughout the remainder of the full original term of such equity award. As a condition to Mr. George's receipt of any continuing base compensation payments or severance payments or the acceleration or extension of his equity awards, Mr. George must execute a severance agreement and release in favor of our company in accordance with the procedures set forth in his employment agreement.

  Daniel T. O'Connell

        2003 Employment Agreement.    On October 1, 2003, we entered into an employment agreement, as amended on September 24, 2009, with Mr. O'Connell. The agreement provided for, among other things, an initial one year employment term beginning on October 1, 2003 and ending on October 1, 2004, with an annual base salary of $172,000, subject to annual increases at our discretion, and an annual discretionary bonus based on the results of our operations and Mr. O'Connell's performance. After the initial term, the agreement continued for consecutive one year periods unless either party gave written notice of termination six months prior to the expiration of a term. Also pursuant to the agreement, Mr. O'Connell was entitled to certain fringe benefits available to our employees.

        The agreement provided that, in the event Mr. O'Connell was terminated for cause (as defined in the agreement), he would be entitled to his accrued but unpaid base salary through the date of termination. In the case of Mr. O'Connell's death or disability (as defined in the agreement), the agreement provided for payment of accrued but unpaid base salary to him or his estate, as applicable. If, however, Mr. O'Connell's employment was terminated other than for death, disability or cause, he would be entitled to receive his then current base salary for the longer of (i) six months after termination of employment or (ii) the remaining period of time from the termination of employment to the expiration of the then current annual period if his employment was terminated prior to the initial term of his agreement or the expiration of the then current extended term if his employment was terminated after the initial term of his agreement and during an extended term period.

        2012 Amendment to Employment Agreement.    On August 15, 2012, we entered into an amended employment agreement with Mr. O'Connell. The agreement provided for a final term of employment beginning on August 15, 2012 and ending on April 30, 2013, with a bonus for 2012 and a pro-rated bonus payment for the period from January 1, 2013 to April 30, 2013, each of which would be determined by us pursuant to criteria established in our annual performance-based bonus program. At the end of the final term, Mr. O'Connell's employment would terminate and he would be engaged as a consultant pursuant to a consulting agreement, as described below. The agreement provided that, upon termination of his employment at the expiration of the final term, he would be entitled to any accrued but unpaid base salary and bonus payments (upon the determination of such bonus payment, if necessary).

        2013 Amendment to Employment Agreement.    On March 18, 2013, we entered into an amendment to the employment agreement with Mr. O'Connell. As amended, the agreement provided that the final term of Mr. O'Connell's employment would end on May 31, 2013 and his pro-rated 2013 bonus period would end on May 31, 2013.

        Consulting Agreement.    On August 27, 2012, we entered into a consulting agreement, as amended, which took effect as of June 1, 2013, with Mr. O'Connell. The consulting agreement provided for a one year term ending May 31, 2014 during which Mr. O'Connell provided general business advice and counsel for up to thirty hours per month for a fee of $30,000 per month. Under the terms of the consulting agreement, all of Mr. O'Connell's equity awards ceased to vest as of April 30, 2013 and all such awards which were unvested as of such date were forfeited as of such date. In addition, any equity awards held by Mr. O'Connell as of such date which continued to be exercisable for a period following such date remained exercisable as provided for the award agreements and incentive plans governing such awards. In the case of Mr. O'Connell's death or disability (as defined in the agreement), the consulting term shall be terminated, and the agreement provides for payment to Mr. O'Connell of a pro-rata portion of the fees for any services previously provided. If the consulting term is terminated other than for death or disability, the agreement provides for payment of a pro-rata portion of the fees for any services previously provided. Following the end of the consulting term, the consulting agreement provides for a 24 month non- compete, non-solicit and non-interference period. In consideration for Mr. O'Connell's compliance with such restrictive covenants, the consulting agreement provides for payment of $42,500 per calendar quarter during the 24 month period.

  Thaddeus J. Jastrzebski

        On May 25, 2013, we entered into an employment agreement with Mr. Jastrzebski in connection with his employment with our company as Executive Vice President and Chief Financial Officer. The agreement provides for, among other things, an initial 3 year employment term beginning July 22, 2013 and ending July 22, 2016, an annual base salary of $550,000, subject to annual adjustment at our discretion and an annual discretionary bonus based on the results of our operations and Mr. Jastrzebski's performance. Mr. Jastrzebski is also entitled to certain fringe benefits available to our employees, as well as relocation assistance and travel expenses of up to $20,000 per year for a period of four years or until Mr. Jastrzebski relocates to the West Chester, Pennsylvania area, whichever is sooner. After the initial term, the agreement continues for consecutive one year periods, although we may terminate Mr. Jastrzebski's employment at any time with or without prior notice and with or without cause (as defined in the agreement) and Mr. Jastrzebski may terminate his employment at any time for good reason and at any time other than for good reason (as defined in the agreement) by providing three months' prior written notice. Pursuant to the terms of the agreement, Mr. Jastrzebski received a one-time signing bonus of $200,000, 50% of which was paid within 30 days of the effective date of his employment agreement and 50% of which will be paid within ten days after the first anniversary of the effective date of his employment agreement. Pursuant to the terms of the agreement, Mr. Jastrzebski was eligible to receive, subject to the approval of the board of directors of Liberty, and did receive in August 2013, restricted shares of LINTA with a grant value of $1.8 million (the "Initial Grant"). The agreement provides that one-third of the number of shares of LINTA stock subject to the grant shall become vested on the first anniversary of the date of the grant, one-third of the number of shares of LINTA stock subject to the grant shall become vested on the second anniversary of the date of the grant and one-third of the number of shares of LINTA stock subject to the grant shall become vested on the third anniversary of the date of the grant. For as long as Mr. Jastrzebski is employed by our company, he is entitled to participate in any of our long term incentive programs. For the calendar year 2014, Mr. Jastrzebski is entitled to receive an award pursuant to our long term incentive programs that is not prorated based on the start date of his employment.

        The agreement also provides that, in the event Mr. Jastrzebski is terminated for cause or without good reason (each such term as defined in the agreement), he will be entitled to his accrued but unpaid base salary through the date of termination. In the case of Mr. Jastrzebski's death or disability (as defined in the agreement), the agreement provides for payment of accrued but unpaid base salary through the date of termination to him or his estate, as applicable. If, however, Mr. Jastrzebski terminates his employment for good reason or if his employment is terminated other than for death, disability or cause, he is entitled to (i) receive his then current base salary for one year and (ii) accelerated vesting of a pro rata portion of each tranche of the Initial Grant that has not vested on the date of such termination. Such pro rata portion will be a fraction of the unvested tranche, the numerator of which is the number of days Mr. Jastrzebski was employed by our company during the vesting period plus 365 and the denominator of which is the number of days in the entire vesting period for such tranche.

  Steven M. Hofmann

        Employment Agreement.    On October 7, 2009, we entered into an employment agreement with Mr. Hofmann in connection with his employment with our company as the Chief Executive Officer for QVC-Italy, which was later amended on February 17, 2012 and May 21, 2012 in connection with his promotion to Chief Executive Officer for QVC-Europe and Chief Executive Officer for QVC-Italy. The agreement, as amended, provides for an initial 3 year employment term beginning on January 1, 2010 and ending January 1, 2013, with an annual base salary of $700,000 effective November 1, 2011, subject to annual increases at our discretion, and an annual discretionary bonus based on the results of our operations and Mr. Hofmann's performance. Pursuant to the terms of the agreement, Mr. Hofmann's annual target bonus is set at an amount equal to 65% of his base salary, and Mr. Hofmann's target bonus for 2012 was set at an amount not less than 75% of his target bonus rate of 65% of his base salary. After the initial term, the agreement continues for consecutive one year periods unless either party gives written notice of termination six months prior to the expiration of a term. The agreement may also be terminated by us with or without prior notice and with or without cause (as defined in the agreement) and by Mr. Hofmann upon one year's prior written notice to us. Also pursuant to the agreement, Mr. Hofmann is entitled to certain fringe benefits available to our employees.

        Pursuant to the terms of the agreement (which included the approval of the Liberty board of directors), Mr. Hofmann received in March 2012, 227,099 options to acquire shares of LINTA and 43,757 LINTA restricted stock units. For as long as Mr. Hofmann is employed by our company, he is entitled to participate in any of our long term incentive programs. Subject to the approval of the board of directors of Liberty, Mr. Hofmann was entitled to receive restricted stock units and/or options to acquire shares of LINTA equivalent to 165% of his annual base salary, subject to Mr. Hofmann's performance.

        The agreement provides that, in the event Mr. Hofmann is terminated for cause (as defined in the agreement), he will be entitled to his accrued but unpaid base salary through the date of termination. In the case of Mr. Hofmann's death or disability (as defined in the agreement), the agreement provides for payment of accrued but unpaid base salary to him or his estate, as applicable. If, however, Mr. Hofmann's employment is terminated other than for death, disability or cause during the period between January 1, 2014 and March 1, 2017, he is entitled to severance in an amount equal to two times the sum of his then current base salary and his annual target bonus for the year in which his employment was terminated, less applicable taxes, payable over twelve months. If Mr. Hofmann's employment is terminated other than for death, disability or cause at any other time, he is entitled to receive his then current base salary and receive certain fringe benefits for the longer of (i) six months from the termination of his employment or (ii) the remaining period of time from the termination of his employment to the expiration of the current term.

        Expatriate Agreement.    On October 7, 2009, we entered into a letter agreement with Mr. Hofmann. The letter agreement provides for Mr. Hofmann's three year assignment as CEO of QVC-Italy, based in Italy, which ended pursuant to the terms of the letter agreement on December 31, 2012 but continues in principle. Pursuant to the letter agreement, Mr. Hofmann will continue to receive his base salary and benefits as stated in his employment agreement, with a goods and services differential, which may be adjusted quarterly, to compensate for the higher costs of goods and services in Italy, based upon a notional annual salary of $185,000. The letter agreement provides that, while in Italy, Mr. Hofmann will receive the use of a car, as well as subsidized housing, utilities and property fees and taxes up to a per month maximum established by an independent international consulting firm. The letter agreement also provides for equalization of Mr. Hofmann's income tax bill, a one time relocation payment of $50,000 and certain other benefits in connection with the assignment. If Mr. Hofmann's employment is terminated by QVC while abroad, we will pay all repatriation expenses. If Mr. Hofmann's employment is terminated as the result of his resignation prior to his repatriation, we will not pay for any of Mr. Hofmann's repatriation expenses unless Mr. Hofmann's gives prior written notice of his resignation with an effective date of separation after December 31, 2016.

        2013 Amendment to Expatriate Agreement.    On August 9, 2013, we entered into a letter agreement with Mr. Hofmann, which amends his expatriate agreement. As amended, the expatriate agreement provides that Mr. Hofmann's assignment with our company, based in Italy, will be extended through December 31, 2014.

  John P. Thomas

        Employment Agreement.    On November 2, 2010, we entered into an employment agreement with Mr. Thomas in connection with his employment with our company as Senior Vice President, Global Business Development, which was later amended on October 31, 2011 in connection with his promotion to CEO of QVC-Japan. The agreement, as amended, provides for, among other things, an initial 4 year employment term beginning January 1, 2011 and ending January 1, 2015, with an annual base salary of $520,000, subject to annual increases at our discretion, and an annual discretionary bonus based on the results of our operations and Mr. Thomas' performance. After the initial term, the agreement continues for consecutive one year periods unless either party gives written notice of termination six months prior to the expiration of a term. Pursuant to the terms of the agreement, Mr. Thomas received a one-time signing bonus of $200,000. While employed with our company, Mr. Thomas is also eligible to receive one-time bonuses in connection with his involvement in the launch of any new operations in China, France or Canada by December 31, 2012 in the amounts of $250,000, $187,000 or $25,000, respectively. Such new operations in China have been launched in 2012. Also pursuant to the agreement, Mr. Thomas is entitled to certain fringe benefits available to our employees and was entitled to receive a one time relocation assistance payment of $25,000 along with other relocation benefits in connection with his transfer to QVC corporate headquarters in West Chester, PA, which were paid to Mr. Thomas in 2011.

        Pursuant to the terms of the agreement, Mr. Thomas was eligible to receive, subject to the approval of the board of directors of Liberty, and did receive in March 2011, options to acquire shares of LINTA. The agreement provides that 12.5% of the number of shares of LINTA stock subject to the grant shall vest every six months from the date of the grant until 100% of the options are fully vested. For as long as Mr. Thomas is employed by our company, he is entitled to participate in any of our long term incentive programs. Mr. Thomas also received a grant of options in November 2011 in connection with his promotion to CEO of QVC-Japan.

        The agreement provides that, in the event Mr. Thomas is terminated for cause or without good reason (each such term as defined in the agreement), he will be entitled to his accrued but unpaid base salary through the date of termination. In the case of Mr. Thomas' death or disability (as defined in the agreement), the agreement provides for payment of accrued but unpaid base salary to him or his estate, as applicable. If, however, Mr. Thomas terminates his employment for good reason or if his employment is terminated other than for death, disability or cause, he is entitled to receive his then current base salary for one year.

        Expatriate Assignment Agreement.    On October 31, 2011, we entered into a letter agreement with Mr. Thomas. The letter agreement provides for Mr. Thomas' five year assignment as CEO of QVC-Japan, based in Japan, beginning September 1, 2011 and ending September 1, 2016, which assignment may be extended by mutual agreement. Pursuant to the letter agreement, Mr. Thomas will continue to receive his base salary and benefits as stated in his employment agreement, with a goods and services differential, which may be adjusted quarterly, to compensate for the higher costs of goods and services in Japan, based upon a notional annual salary of $185,000. The letter agreement provides that, while in Japan, Mr. Thomas will receive the use of a car, as well as subsidized housing, utilities and property fees and taxes up to a maximum of $20,000 per month. The letter agreement also provides for equalization of Mr. Thomas' income tax bill, a one time relocation payment of $20,000 and certain other benefits in connection with the assignment. If Mr. Thomas' employment is terminated while abroad other than for cause (as defined by his employment agreement) or due to his resignation from our company following the satisfactory completion of his assignment in Japan, we will pay all repatriation expenses. If Mr. Thomas' employment is terminated for cause (as defined in Mr. Thomas' employment agreement) or as the result of his resignation prior to his repatriation, we will not pay for any of Mr. Thomas' repatriation expenses. If Mr. Thomas' employment is terminated for cause or as the result of his resignation within six months of his repatriation, then Mr. Thomas will be obligated to refund our company for all repatriation expenses paid by our company.

  Claire A. Watts

        2007 Employment Agreement.    On November 27, 2007, we entered into an employment agreement, as amended, with Ms. Watts. The agreement provided for, among other things, an initial 5 year employment term beginning January 7, 2008 and ending January 7, 2013, an annual base salary of $700,000, subject to annual increases at our discretion, an annual bonus equal to a bonus rate, which represents a percentage based on our EBITDA growth for the applicable calendar year, multiplied by Ms. Watts' annual base salary and certain fringe benefits available to our employees. After the initial term, the agreement was to continue for consecutive one year periods unless either party gave written notice of termination six months prior to the expiration of a term. Pursuant to the agreement, Ms. Watts was eligible to receive, on an annual basis, restricted shares of and/or options to purchase LINTA with an award value equal to 220% of her base salary at an exercise price of 100% of the fair market value of LINTA on the grant date.

        The agreement provided that, in the event Ms. Watts was terminated for cause (as defined in the agreement), she would have been entitled to her accrued but unpaid base salary through the date of termination. In the case of Ms. Watts' death or disability (as defined in the agreement), the agreement provided for payment of accrued but unpaid base salary to her or her estate, as applicable. If however, during the initial term of her employment, Ms. Watts terminated her employment for good reason (as defined in the agreement) or if her employment was terminated other than for death, disability or cause, she was entitled to receive her then current base salary for the longer of (i) six months after termination of employment or (ii) the remaining period of time from termination of employment to the expiration of the then current annual period if her employment was terminated prior to the initial term of her agreement or the expiration of the then current extended term if her employment was terminated after the initial term of her agreement and during an extended term period.

        2012 Amended and Restated Employment Agreement.    On September 6, 2012, we entered into an amended and restated employment agreement with Ms. Watts. The agreement provided for, among other things, an initial five year term beginning January 1, 2013 and ending January 1, 2018, with an annual base salary of $943,824, increasing annually by 3% of the prior year's base salary after the first two years of the term, and an annual target cash bonus equal to 100% of the applicable year's annual base salary which will be determined by us pursuant to criteria established in our annual performance-based bonus program or, in the event Ms. Watts was considered a "covered employee" for any given year for purposes of Section 162(m) of the Code, her bonus was to be determined by Liberty's compensation committee based on such criteria as approved in advance by such committee and that are designed in a manner such that the bonus would be treated as "qualified performance-based compensation" within the meaning of Section 162(m). Also pursuant to the agreement, Ms. Watts was entitled to certain fringe benefits available to our employees.

        Pursuant to the agreement and subject to the approval of the board of directors of Liberty, within six months of January 1, 2013, Ms. Watts was granted 2013 LINTA Options to purchase the number of shares of LINTA stock with a Black Scholes Value equal to $15,000,000 at an exercise price equal to the fair market value (as defined in the Liberty incentive plan under which the equity awards were granted) of LINTA on the grant date. One-half of the 2013 LINTA Options were to vest on December 31, 2016 with the remaining options vesting on December 31, 2017. The options have a term of 7 years. In connection with her resignation, Ms. Watts's 2013 LINTA Options immediately vested and became exercisable pursuant to her separation agreement and were exercisable through the earlier of (i) the remainder of the full original term and (ii) the second anniversary of her resignation. Ms. Watts's separation agreement also provides for immediate vesting of the portion of her Pre-2013 Unvested Awards (as defined below) that would have vested during the 365-day period following her resignation.

        The agreement provided that, in the event Ms. Watts was terminated for cause (as defined in the agreement), she would have been entitled to her accrued but unpaid base salary through the date of termination, unpaid expenses, her vested benefits and any amounts due under applicable law. In addition, all equity awards granted to Ms. Watts prior to January 1, 2013 that would have been outstanding and unvested at the time of her termination for cause (the "Pre-2013 Unvested Awards") and all 2013 LINTA Options then held by Ms. Watts that have not become exercisable as of the date of such termination would be forfeited, and all equity awards granted to Ms. Watts prior to January 1, 2013 that were outstanding and vested but unexercised at the time of such termination (the "Pre-2013 Vested Awards") and all 2013 LINTA Options that were outstanding and vested but unexercised as of the date of such termination would remain exercisable for a period of up to 90 days after the date of such termination or until the original expiration date of the options if sooner. If Ms. Watts terminated her employment without good reason (as defined in the agreement), she would be entitled to her accrued base salary though the date of termination, any declared but unpaid bonus for the calendar year prior to the year of termination, unpaid expenses, her vested benefits and any amounts due under applicable law. She would forfeit all rights to any Pre-2013 Unvested Awards and to any 2013 LINTA Options then held that had not become exercisable as of the date of her termination, any Pre-2013 Vested Awards that are options or similar rights and any 2013 LINTA Options that were outstanding and vested but unexercised would have been treated as specified in the applicable agreement governing such equity award.

        If, however, Ms. Watts terminated her employment for good reason or if her employment was terminated without cause, then she would have been entitled to receive her base salary for a period of 12 months and a prorated bonus for the calendar year in which her employment was terminated, in addition to accrued base salary through the date of termination, unpaid expenses, her vested benefits and any other amounts due under applicable law. In addition, any Pre-2013 Unvested Awards held on the date of termination that would have vested during the 365-day period following the date of such termination had Ms. Watts continued to be employed by us during such period would vest as of the date of termination. Further, a pro rata portion of each tranche of the 2013 LINTA Options that was not vested on the date of termination would vest as of such date, with such pro rata portion based on the portion of time Ms. Watts was employed by us and our affiliates during the vesting period of such tranche plus 365 days. The exercisability of any Pre-2013 Vested Awards, any vested 2013 LINTA Options and any Pre-2013 Unvested Awards that vest pursuant to the foregoing sentence would have been extended to the earlier of the original expiration date of the option or two years from the date of the termination. In the case of Ms. Watts' death or disability (as defined in the agreement), the agreement provided for the right to receive her base salary for a period of 12 months, her accrued base salary through the date of termination, unpaid expenses, any declared but unpaid bonus for the calendar year prior to the year in which the termination occurs, her vested benefits and any amounts due under applicable law. In addition, the Pre-2013 Vested Awards, the Pre-2013 Unvested Awards and the 2013 LINTA Options would have immediately vested and become exercisable (to the extent not already vested) and would be exercisable throughout the remainder of the full original term of such equity award. As a condition to Ms. Watts' receipt of any continuing base compensation or bonus payments or the acceleration or extension of her equity awards, Ms. Watts was required to execute a severance agreement and release in favor of our company in accordance with the procedures set forth in her employment agreement.

        In connection with her resignation on September 5, 2014, we entered into a separation agreement with Ms. Watts that, in accordance with the procedures set forth in her employment agreement and as described above, provided for continued base compensation for 12 months, eligibility for prorated bonus for 2014, accelerated vesting and extension of her equity awards (as described above) and a release in favor of our company.

  Equity Incentive Plans

        The 2007 Incentive Plan, the 2010 Incentive Plan and the 2012 Incentive Plan are administered by the compensation committee of the Liberty board of directors. Its compensation committee has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The Liberty Incentive Plans are designed to provide additional remuneration to certain employees and independent contractors for exceptional service and to encourage their investment in Liberty and its subsidiaries. Liberty's compensation committee may grant non-qualified stock options, SARs, restricted shares, cash awards, performance awards or any combination of the foregoing under the Liberty Incentive Plans (collectively, "awards").

        The maximum number of shares of Liberty common stock with respect to which awards may be issued under the 2010 Incentive Plan is 42,950,000 and under the 2012 Incentive Plan is 40,000,000, subject, in each case, to anti-dilution and other adjustment provisions of the respective plans. With limited exceptions, no person may be granted in any calendar year awards covering more than 6,874,244 shares of Liberty common stock under the 2010 Incentive Plan and 8,000,000 shares of Liberty common stock under the 2012 Incentive Plan (subject, in each case, to anti-dilution and other adjustment provisions of the plans), nor may any person receive under each of the existing incentive plans payment for cash awards during any calendar year in excess of $10 million. Shares of Liberty common stock issuable pursuant to awards made under the Liberty Incentive Plans are made available from either authorized but unissued shares or shares that have been issued but reacquired by Liberty. Each of the 2010 Incentive Plan and the 2012 Incentive Plan has a 5 year term. The 2007 Incentive Plan expired according to its terms on June 30, 2012, and as a result no further grants are permitted under this plan.

  1996 Deferred Compensation Plan, As Amended and Restated

        Executives of QVC-U.S. with an annual rate of pay greater than $200,000 are eligible to participate in the Deferred Compensation Plan. Each eligible executive may elect to defer all or any portion of the total cash remuneration for services he or she would have received in the following calendar year. Deferred compensation elections were required to be made in advance of certain deadlines and must have included (1) the time of payment, subject to certain restrictions and (2) the form of distribution, such as a lump sum payment or substantially equal monthly or annual installments over a five, ten or fifteen year period. Compensation deferred under the Deferred Compensation Plan earns interest at the rate of (1) 12% per annum for elections made prior to December 31, 2005 which have not been subsequently redeferred under any special transition elections or, (2) for all other amounts the prime lending rate identified by the Bank of New York, plus 3%, each compounded annually at the end of the calendar year. The Deferred Compensation Plan can be amended or terminated at any time.

  1997 Nonqualified Defined Pension Restoration Plan, As Amended and Restated

        The Pension Restoration Plan is unfunded and is maintained primarily for the purpose of providing a select group of QVC-U.S.'s management with a nonqualified defined contribution benefit. Effective as of January 1, 2012, the Pension Restoration Plan has been frozen so that no additional amounts may be credited to the Pension Restoration Plan, and no additional employees may be eligible to participate. Participants' existing account balances will continue to be credited with earnings at the rate of, (1) for the period prior to December 31, 2005, 12% per annum for amounts credited for the period from the date on which such amount was credited through October 31, 2011 or, (2) for all other amounts, the prime lending rate identified by the Bank of New York, plus 3%, each compounded annually at the end of the calendar year. Distribution of participants' vested percentages will be made in a single lump sum payment on the first day of the month following such participant's separation from service, with the exception of specified employees who are subject to Section 409A of the Internal Revenue Code of 1986, as amended, and thus receive the payment on the first day of the sixth month of such employee's separation. The Pension Restoration Plan can be amended or terminated at any time.

  QVC, Inc. 401(k) Matched Savings Retirement and Success Sharing Plan, As Amended and Restated

        The QVC, Inc. 401(k) Matched Savings Retirement and Success Sharing Plan, as Amended and Restated, (the "Savings Plan") allows a participating U.S. employee to elect to defer between 1% and 50% of his or her annual base salary, including overtime but excluding bonuses. Participants are eligible to receive contributions from QVC after one year of service. We will match $1 for each $1 contributed by the employee (or, in the case of plan years prior to January 1, 2010, $0.50 for each $1.00 contributed by the employee), up to a maximum of 6% of the employee's annual compensation subject to additional statutory limitations. We may also make certain discretionary retirement and profit sharing contributions to the Savings Plan. A participant has a vested interest in the retirement contributions, profit sharing contributions and pre-2010 matching contributions when he or she has completed three years of service.

Grants of Plan-Based Awards

        The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2013 to our named executive officers.

					All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)
		Estimated Future Payouts under Non-equity Incentive Plan Awards					Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)(1)
Michael A. George		—	1,060,900	2,758,340	—	—	—	—
Daniel T. O'Connell		—	121,333	315,465	—	—	—	—
Thaddeus J. Jastrzebski
LINTA	8/8/2013	—	—	—	77,653	—	—	1,799,997
Steven M. Hofmann		—	468,650	1,218,490	—	—	—	—
LINTA	3/4/2013	—	—	—	16,414	—	—	346,007
LINTA	3/4/2013	—	—	—	—	98,575	21.08	804,342
John P. Thomas		—	331,001	860,602	—	—	—	—
LINTA	3/4/2013	—	—	—	11,798	—	—	248,702
LINTA	3/4/2013	—	—	—	—	70,853	21.08	578,139
Claire A. Watts		—	943,824	2,453,942	—	—	—	—
LINTA	3/4/2013	—	—	—	—	1,828,845	21.08	14,922,827

(1)
Represents the maximum amount that would have been payable assuming (x) the highest applicable EBITDA growth targets were achieved and (y) the individual performance warranted the maximum applicable increase of the participant's EBITDA-based performance bonus. For more information on this performance bonus program, see "—Compensation Discussion and Analysis—Elements of 2013 Executive Compensation—2013 Performance-based Bonuses."

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information regarding unexercised options and unvested shares of LINTA and LVNTA which were outstanding as of December 31, 2013 and held by our named executive officers, including those awards granted during 2013 and reflected in the "Grants of Plan-Based Awards" table above (other than Mr. O'Connell, who had no outstanding equity awards as of December 31, 2013 due to the termination of his employment as our Chief Financial Officer as of May 31, 2013).

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Michael A. George
Option Awards
LINTA	22,859	—	19.255	2/27/2016	—	—
LINTA	103,646	—	19.255	2/27/2016	—	—
LINTA	694,943	—	19.255	4/6/2016	—	—
LINTA	98,371	—	19.255	4/6/2016	—	—
LINTA	400,924	—	19.255	3/1/2017	—	—

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
LINTA	123,340	61,670	(1)	19.255	3/1/2017	—		—
LINTA	—	3,166,911	(2)	19.255	3/2/2018	—		—
LVNTA	5,179	—		58.80	2/27/2016	—		—
LVNTA	1,103	—		58.80	2/27/2016	—		—
LVNTA	34,737	—		58.80	4/6/2016	—		—
LVNTA	4,742	—		58.80	4/6/2016	—		—
LVNTA	20,051	—		58.80	3/1/2017	—		—
LVNTA	5,742	2,872	(1)	58.80	3/1/2017	—		—
LVNTA	—	146,180	(2)	58.80	3/2/2018	—		—
Stock Awards
LINTA	—	—		—	—	26,786	(3)	786,169
LINTA	—	—		—	—	18,515	(1)	543,415
LINTA	—	—		—	—	540,383	(2)	15,860,241
LVNTA	—	—		—	—	1,339	(3)	164,148
LVNTA	—	—		—	—	1,139	(1)	139,630
LVNTA	—	—		—	—	39,194	(2)	4,804,792
Thaddeus J. Jastrzebski
Stock Awards
LINTA	—	—		—	—	77,653	(4)	2,279,116
Steven M. Hofmann
Option Awards
LINTA	275,446	—		2.95	2/27/2016	—		—
LINTA	25,000	—		8.97	9/8/2016	—		—
LINTA	120,000	230,568	(5)	16.91	3/2/2019	—		—
LINTA	12,321	86,254	(6)	21.08	3/4/2020	—		—
Stock Awards
LINTA	—	—		—	—	47,980	(7)	1,408,213
LINTA	—	—		—	—	16,414	(8)	481,751
LVNTA	—	—		—	—	2,400	(7)	294,216
John P. Thomas
Option Awards
LINTA	—	13,271	(9)	14.53	3/2/2018	—		—
LINTA	—	55,149	(10)	13.76	11/10/2018	—		—
LINTA	—	6,138	(11)	13.76	11/10/2018	—		—
LINTA	—	54,125	(5)	16.91	3/2/2019	—		—
LINTA	—	61,997	(6)	21.08	3/4/2020	—		—
Stock Awards
LINTA	—	—		—	—	11,264	(7)	330,598
LINTA	—	—		—	—	11,798	(8)	346,271
LVNTA	—	—		—	—	563	(7)	69,018
Claire A. Watts(14)
Option Awards
LINTA	5,924	—		19.255	2/27/2016	—		—
LINTA	34,877	—		19.255	2/27/2016	—		—
LINTA	14,030	—		19.255	4/6/2016	—		—

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
LINTA	3,779	—		19.255	4/6/2016	—		—
LINTA	32,334	—		19.255	3/1/2017	—		—
LINTA	49,736	24,868	(1)	19.255	3/1/2017	—		—
LINTA	68,669	—		19.255	3/2/2018	—		—
LINTA	39,107	58,661	(9)	19.255	3/2/2018	—		—
LINTA	45,853	114,633	(5)	19.255	3/2/2019	—		—
LINTA	24,714	—		19.255	3/2/2019	—		—
LINTA	—	1,828,845	(12)	21.08	3/4/2020	—		—
Stock Awards
LINTA	—	—		—	—	9,556	(3)	280,469
LINTA	—	—		—	—	7,466	(1)	219,127
LINTA	—	—		—	—	16,364	(13)	480,283
LINTA	—	—		—	—	10,010	(9)	293,794
LINTA	—	—		—	—	25,715	(7)	754,735
LINTA	—	—		—	—	8,940	(5)	262,389
LVNTA	—	—		—	—	478	(3)	58,598
LVNTA	—	—		—	—	818	(13)	100,279
LVNTA	—	—		—	—	1,287	(7)	157,773

(1)
Vests semi-annually (based on original amount of grant) over 4 years from original March 1, 2010 grant date.

(2)
Vests 50% on December 15, 2014 and 50% on December 15, 2015.

(3)
Vests annually (based on original amount of grant) over 4 years from original March 1, 2010 grant date.

(4)
Vests annually over 3 years from original August 8, 2013 grant date.

(5)
Vests semi-annually (based on original amount of grant) over 4 years from original grant March 2, 2012 grant date.

(6)
Vests semi-annually (based on original amount of grant) over 4 years from original March 4, 2013 grant date.

(7)
Vests annually (based on original amount of grant) over 4 years from original March 2, 2012 grant date.

(8)
Vests annually (based on original amount of grant) over 4 years from original March 4, 2013 grant date.

(9)
Vests semi-annually (based on original amount of grant) over 4 years from original March 2, 2011 grant date.

(10)
Vests semi-annually (based on original amount of grant) over 4 years from November 10, 2011 grant date.

(11)
Vests semi-annually in eight equal installments (based on original amount of grant) beginning on March 2, 2011.

(12)
Vests 50% on December 31, 2016 and 50% on December 31, 2017.

(13)
Vests annually (based on original amount of grant) over 4 years from original March 2, 2011 grant date.

(14)
In connection with Ms. Watts's resignation on September 5, 2014, we entered into a separation agreement that provides for accelerated vesting and extension of her equity awards. See "—Executive Compensation Arrangements—Claire A. Watts" for more information about her separation agreement.

Option Exercises and Stock Vested

        The following table sets forth information concerning (i) the exercise of vested options with respect to shares of LINTA and LVNTA and (ii) the vesting of restricted shares or restricted stock units with respect to shares of LINTA and LVNTA held by our named executive officers, in each case, during the year ended December 31, 2013 (other than Mr. Jastrzebski, who did not hold any options with respect to shares of LINTA or LVNTA or have any vesting events with respect to restricted stock awards of shares of LINTA or LVNTA).

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)(1)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)
Michael A. George
LINTA	—	—	268,148	2,628,881	(2)
LVNTA	—	—	14,050	458,691	(2)
Daniel T. O'Connell
LINTA	263,488	3,522,635	20,667	429,390
LVNTA	—	—	1,033	74,912
Steven M. Hofmann
LINTA	184,196	4,078,434	19,368	414,378
LVNTA	—	—	968	72,964
John P. Thomas
LINTA	128,824	1,167,643	3,754	78,308
LVNTA	—	—	187	13,623
Claire A. Watts
LINTA	—	—	91,636	590,095	(2)
LVNTA	—	—	1,415	102,867

(1)
Includes shares withheld by Liberty in payment of withholding taxes at the election of the holder.

(2)
On December 4, 2012 (the "Grant Date"), to effect Liberty's 2012 option modification program, Liberty's compensation committee approved the acceleration of each unvested in-the-money option to acquire shares of LINTA and LVNTA held by certain of its and its subsidiaries' officers (collectively, the "Eligible Optionholders"), including our then- and our current-named executive officers Mr. George and Ms. Watts. Following this acceleration, also on the Grant Date, each Eligible Optionholder exercised, on a net settled basis, substantially all of his or her outstanding in-the-money vested and unvested options to acquire LINTA or LVNTA shares (the "Eligible Options") and with respect to each unvested Eligible Option, each Eligible Optionholder acquired LINTA or LVNTA shares which have a vesting schedule identical to that of the unvested Eligible Option.

  The Value column below represents the value related to awards that were subject to continued vesting requirements as of the Grant Date, but which vested during the twelve months ended December 31, 2013. Such value was realized by the applicable named executive officer in 2012 and therefore included in the prospectus forming a part of our Registration Statement on Form S-4, as amended, as filed on July 26, 2013 under "Executive Compensation—Option Exercises and Stock Vested".

Name	Number of shares acquired upon lapse of restriction (#)	Value ($)
Michael A. George
LINTA	141,362	2,721,925
LVNTA	7,711	453,407
Claire A. Watts
LINTA	63,302	1,218,880

Potential Payments Upon Termination or Change-in-Control

        The following table sets forth the potential payments to our named executive officers if their employment had terminated or a change in control had occurred, in each case, as of December 31, 2013 (other than Mr. O'Connell who served as our Chief Financial Officer through May 31, 2013 and has since served as a consultant to our company). In the event of such a termination or change in control, the actual amounts may be different due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.

        The amounts provided in the tables are based on the closing market prices on December 31, 2013, the last trading day of such year, for shares of LINTA, which was $29.35, and for shares of LVNTA, which was $122.59. The value of the options shown in the table is based on the spread between the exercise or base price of the award and the applicable closing market price. The value of the restricted stock awards or restricted stock units, as applicable, shown in the table is based on the applicable closing market price and the number of shares or units, respectively, vested.

        Each of our named executive officers had received awards and payments under the existing incentive plans as of December 31, 2013. Additionally, our named executive officers are entitled to certain payments upon termination under their respective employment agreements. See "—Executive Compensation Arrangements" above.

        Set forth below is a description of the circumstances giving rise to these potential payments and a brief summary of the provisions governing their payout:

        Voluntary Termination.    Under the existing incentive plans, each named executive officer who holds equity grants would only have a right to the equity grants that vested prior to his termination date.

        Termination for Cause.    All equity grants (whether vested or unvested) under the existing incentive plans would be forfeited by any named executive officer (other than Mr. George) who is terminated for "cause." Pursuant to Mr. George's employment agreement, his Pre-2011 Vested Awards and vested 2011 Granted Awards would remain exercisable for a short period following his termination for cause. Under the employments agreements for Messrs. George, Jastrzebski, Thomas and Hofmann and Ms. Watts, all of whom held equity awards as of December 31, 2013, "cause" is defined as (i) committing a material breach of the employment agreement, (ii) fraud, embezzlement or other serious misconduct against our company or its affiliates, (iii) the conviction of any felony, (iv) in the case of Messrs. George, Jastrzebski, Thomas and Hofmann and Ms. Watts, the conviction of a misdemeanor which conviction relates to such person's suitability for employment in his or her then current position, (v) in the case of Mr. Hofmann, any gross failure on his part to carry out his duties under the employment agreement in good faith and in a professional manner or (vi) in the case of Mr. Jastrzebski, a breach of any fiduciary duty owed to our company or its affiliates.

        Termination Without Cause or for Good Reason.    Pursuant to the existing incentive plans and the related award agreements (and except as described below), if a named executive officer were terminated by our company without cause or by such named executive officer for good reason (as applicable), in addition to his vested equity awards, he would be entitled to vesting in full with respect to any outstanding options that would had vested on or prior to such termination. Mr. George's employment agreement with respect to his Pre-2011 Unvested Awards provides that any such awards that would have vested in the 12 months following his termination date will vest as of such termination date. Mr. George's employment agreement also provides that his 2011 Granted Awards would vest as of the date of his termination as to the portion of the unvested awards that could have vested during his employment with QVC (without regard to the cliff vesting feature of the 2011 Granted Awards) and an additional 12 months thereafter. Mr. Jastrzebski's employment agreement also provides that a pro rata portion of each tranche of his Initial Grant that is not vested on the date of such termination will vest as of the date of termination. Such pro rata portion will be a fraction of the unvested tranche, the numerator of which is the number of days Mr. Jastrzebski was employed by our company during the vesting period for that tranche plus 365 and the denominator of which is the number of days in the entire vesting period for such tranche.

        Death.    In the event of death, the existing incentive plans provide for vesting in full of any outstanding options and the lapse of restrictions on any restricted stock awards or restricted stock units.

        No amounts are shown for payments pursuant to life insurance policies, which we make generally available to our salaried employees.

        Disability.    In the event of a disability, which is generally the inability to perform gainful activity for at least 12 months, the existing incentive plans provide for vesting in full of any outstanding options and the lapse of restrictions on any restricted stock awards or restricted stock units.

        No amounts are shown for payments pursuant to short-term and long- term disability policies, which we make available to all our employees.

        Change in Control.    In case of a change in control, the incentive plans provide for vesting in full of any outstanding options and the lapse of restrictions on any restricted stock awards or restricted stock units. A change in control is generally defined as:

  •
  The acquisition of beneficial ownership of at least 20% of the combined voting power of the then outstanding shares of Liberty ordinarily having the right to vote in the election of directors.

  •
  Any non-exempt person purchases our common stock pursuant to a tender offer or exchange offer, without the prior consent of Liberty's board of directors.

  •
  The individuals constituting Liberty's board of directors over any two consecutive years cease to constitute at least a majority of the board, subject to certain exceptions that permit the board to approve new members by approval of at least two-thirds of the remaining directors.

  •
  Any merger, consolidation or binding share exchange that causes the persons who were common stockholders of Liberty immediately prior thereto to lose their proportionate interest in the common stock or voting power of the successor or to have less than a majority of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors, the sale of substantially all of the assets of Liberty or the dissolution of Liberty.

        In the case of a change in control described in the last bullet point, Liberty's compensation committee may determine not to accelerate the existing equity awards if equivalent awards will be substituted for the existing awards. For purposes of the tabular presentation below, we have assumed no such determination was made.

Benefits Payable Upon Termination or Change in Control

Name	Voluntary Termination ($)		Termination for Cause ($)		Termination Without Cause or for Good Reason ($)		Death ($)		Disability ($)		After a Change in Control ($)
Michael A. George
Severance(1)	—		—		1,500,000		—		—		1,500,000
Base Compensation Continuing Payment(2)	—		—		1,060,900		1,060,900		1,060,900		1,060,900
Pension Restoration Plan Payout(3)	12,280		12,280		12,280		12,280		12,280		12,280
Options	19,142,448	(4)	19,142,448	(4)	57,122,964	(5)	61,243,000	(6)	61,243,000	(6)	61,243,000	(6)
Restricted Stock Awards	—		—		20,236,616		22,298,396	(6)	22,298,396	(6)	22,298,396	(6)

Total	19,154,728		19,154,728		79,932,760		84,614,576		84,614,576		86,114,576

Daniel T. O'Connell(7)
Pension Restoration Plan Payout	16,457		—		—		—		—		—
Options(8)	1,040,112		—		—		—		—		—

Total	1,056,569

Thaddeus J. Jastrzebski
Base Compensation Continuing Payment(9)	—		—		550,000		—		—		550,000
Restricted Stock Awards	—		—		—		2,279,116	(6)	2,279,116	(6)	2,279,116	(6)

Total	—		—		550,000		2,279,116		2,279,116		2,829,116

Steven M. Hofmann
Base Compensation Continuing Payment(10)	—		—		721,000		—		—		721,000
Pension Restoration Plan Payout(3)	5,945		5,945		5,945		5,945		5,945		5,945
Options	9,375,969	(4)	—		9,375,969	(4)	12,855,653	(6)	12,855,653	(6)	12,855,653	(6)
Restricted Stock Units	—		—		—		2,184,180	(6)	2,184,180	(6)	2,184,180	(6)

Total	9,381,914		5,945		10,102,914		15,045,777		15,045,777		15,766,777

John P. Thomas
Base Compensation Continuing Payment(11)	—		—		551,668		—		—		551,668
Options	69,018	(4)	—		69,018	(4)	2,407,189	(6)	2,407,189	(6)	2,407,189	(6)
Restricted Stock Units	—		—		—		745,888	(6)	346,374	(6)	346,374	(6)

Total	69,018		—		620,686		3,153,077		2,753,563		3,305,231

Claire A. Watts(13)
Base Compensation Continuing Payment(12)	—		—		943,824		—		—		943,824
Pension Restoration Plan Payout(3)	5,945		5,945		5,945		5,945		5,945		5,945
Options	3,220,537	(4)	—		16,428,889	(4)	21,637,664	(6)	21,637,664	(6)	21,637,664	(6)
Restricted Stock Awards	—		—		—		1,315,313	(6)	1,315,313	(6)	1,315,313	(6)

Total	3,226,482		5,945		17,378,658		22,958,922		22,958,922		23,902,746

(1)
If Mr. George's employment had been terminated at QVC's election without cause or by Mr. George for good reason (as defined in his employment agreement) (whether before or within a specified period following a change in control), as of December 31, 2013, he would have been entitled to receive a lump sum payment of $1,500,000. See "—Executive Compensation Arrangements—Michael A. George" above.

(2)
If Mr. George's employment had been terminated at QVC's election without cause or by Mr. George for good reason (whether before or within a specified period following a change in control) or in the event of his death or disability, he would have been entitled to receive a base compensation continuing payment for one year equal to his base salary upon termination.

(3)
Under the Pension Restoration Plan, upon separation from service, a participant would receive a lump sum payment of the vested percentage of such participant's account on the first day of the month following such separation, in this case, January 1, 2014.

(4)
Based on the number of vested options held by each named executive officer at year-end. For more information, see the "Outstanding Equity Awards at Fiscal Year-End" table above.

(5)
Based on (i) the number of vested options held by Mr. George at year-end, (ii) the number of Pre-2011 Unvested Awards that would vest within 365 days of his termination and (iii) a portion of the 2011 Granted Awards that could have vested during his employment with QVC (without regard to the cliff vesting feature of the 2011 Granted Awards) and an additional 12 months thereafter. See "—Executive Compensation Arrangements—Michael A. George" above and the "Outstanding Equity Awards at Fiscal Year-End" table above.

(6)
Based on (i) the number of vested options and (ii) the number of unvested options and the number of shares of restricted stock, in each case, held by each named executive officer at year-end. For more information, see the "Outstanding Equity Awards at Fiscal Year-End" table above.

(7)
Mr. O'Connell's employment with our company as Chief Financial Officer was terminated as of May 31, 2013, and the table sets forth the payments that were actually due to Mr. O'Connell upon the termination of his employment in such role. Since then Mr. O'Connell has served as a consultant to our company. Pursuant to his consulting agreement, Mr. O'Connell is entitled to a monthly fee of $30,000 in exchange for providing general business advice and counsel for up to thirty hours per month. In the case of Mr. O'Connell's death or disability (as defined in the agreement), the consulting term shall be terminated, and the agreement provides for payment to Mr. O'Connell of a pro-rata portion of the fees for any services previously provided. If the consulting term is terminated other than for death or disability, the agreement provides for payment of a pro-rata portion of the fees for any services previously provided. Following the end of the consulting term, the consulting agreement provides for a 24 month non-compete, non-solicit and non-interference period. In consideration for Mr. O'Connell's compliance with such restrictive covenants, the consulting agreement provides for payment of $42,500 per calendar quarter during the 24 month period.

(8)
Options reflect vested options Mr. O'Connell exercised during the 90 day period following his May 31, 2013 termination date.

(9)
If Mr. Jastrzebski's employment had been terminated at QVC's election other than for death, disability or cause or by Mr. Jastrzebski for good reason, he would have been entitled to receive his then current base salary for one year. See "—Executive Compensation Arrangements—Thaddeus J. Jastrzebski—Employment Agreement" above.

(10)
If Mr. Hofmann's employment had been terminated at QVC's election other than for death, disability or cause or by Mr. Hofmann for good reason, he would have been entitled to receive his then current base salary for one year. "See "—Executive Compensation Arrangements—Steven M. Hofmann—Employment Agreement" above.

(11)
If Mr. Thomas' employment had been terminated at QVC's election other than for death, disability or cause or by Mr. Thomas for good reason, he would have been entitled to receive his then current base salary for one year. See "—Executive Compensation Arrangements—John P. Thomas—Employment Agreement" above.

(12)
If Ms. Watts' employment had been terminated at QVC's election other than for death, disability or cause or by Ms. Watts for good reason, she would have been entitled to receive her then current base salary for a period of twelve months from the date of termination of employment. See "—Executive Compensation Arrangements—Claire A. Watts—2012 Amended and Restated Employment Agreement" above.

(13)
Ms. Watts served as our Chief Executive Officer, QVC-U.S. until her resignation on September 5, 2014.

Compensation of Directors

        We are an indirectly wholly owned subsidiary of Liberty, and our sole stockholder and director is Liberty QVC Holdings, LLC, which is also an indirectly wholly owned subsidiary of Liberty. Accordingly, no director compensation is paid.

Security ownership

        We are a wholly owned subsidiary of Liberty, whose address is 12300 Liberty Boulevard, Englewood, CO 80112. Liberty is a company whose securities are registered under the Exchange Act, and is therefore required to file periodic and current reports and other materials with the SEC. While such information is available, investors are cautioned that Liberty is not the issuer of the notes and is not otherwise a guarantor or obligor (contingent or otherwise) with respect to the notes, and will not otherwise provide credit support for the notes. Therefore, you are directed to rely solely on this prospectus in making your decision with respect to the exchange offer.

        The following table sets forth information with respect to the ownership by each of the named executive officers of QVC and executive officers as a group of shares of each series of Liberty common stock. This table does not include ownership information for any directors, as QVC is a Delaware close corporation that has elected to be managed by its stockholder, rather than a board of directors. The security ownership information is given as of August 31, 2014, and, in the case of percentage ownership information, is based upon 1) 449,313,817 shares of LINTA and (2) 70,800,554 shares of LVNTA, in each case, outstanding on that date. None of the QVC named executive officers or other executive officers own any shares of Series B Liberty Interactive common stock or Series B Liberty Ventures common stock.

        Shares of restricted stock that have been granted pursuant to Liberty's incentive plans are included in the outstanding share numbers, for purposes of the table below. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after August 31, 2014, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and named executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. So far as is known to QVC, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
Michael A. George	LINTA	2,436,932	(1)(2)	*	*
President and Chief Executive Officer	LVNTA	267,171	(1)(2)	*	*
Thaddeus J. Jastrzebski	LINTA	84,424	(1)	*	*
Chief Financial Officer	LVNTA	—		*	*
Steven M. Hofmann	LINTA	451,113	(1)(2)(3)	*	*
Chief Executive Officer, QVC-Europe and	LVNTA	6,698	(1)	*	*
Chief Executive Officer, QVC-Germany (Acting)
John P. Thomas	LINTA	58,228	(1)	*	*
Chief Executive Officer, QVC-Japan	LVNTA	1,002	(1)	*	*
Claire A. Watts	LINTA	1,690,482	(1)(2)(4)	*	*
Chief Executive Officer, QVC-U.S. (Resigned)	LVNTA	6,278	(1)(4)	*	*
Daniel T. O'Connell	LINTA	5,652	(5)	*	*
Chief Financial Officer (Retired)	LVNTA	—	(5)	*	*
All executive officers as a group (nine persons)	LINTA	4,984,176	(1)(2)(3)(5)	1.1	*
	LVNTA	283,905	(1)(2)(5)	*	*

*
Less than one percent

(1)
Includes restricted shares, none of which are vested, as follows:

	LINTA	LVNTA
Michael A. George	540,383	78,388
Thaddeus J. Jastrzebski	61,072	—
Steven M. Hofmann	57,281	3,200
John P. Thomas	25,690	750
Claire A. Watts	39,150	2,534
All executive officers as a group (nine persons)	809,357	87,174
(2)
Includes beneficial ownership of shares that may be acquired upon exercise of stock options exercisable within 60 days after August 31, 2014:

	LINTA	LVNTA
Michael A. George	1,505,753	151,123
Thaddeus J. Jastrzebski	6,368	—
Steven M. Hofmann	368,078	—
John P. Thomas	32,538	—
Claire A. Watts	1,567,340	—
All executive officers as a group (nine persons)	3,638,476	151,123
(3)
Includes 2,000 shares of LINTA held by Mr. Hofmann's brother. Mr. Hoffman disclaims beneficial ownership of these shares.

(4)
The resignation of Ms. Watts, the former Chief Executive Officer, QVC-U.S., became effective on September 5, 2014. In connection with her resignation, we entered into a separation agreement with Ms. Watts that, in accordance with the procedures set forth in her employment agreement, provided for, among other things, accelerated vesting and extension of her equity awards. See "—Executive Compensation Arrangements—Claire A. Watts" for more information about these awards.

(5)
The retirement of Mr. O'Connell, our former Chief Financial Officer, became effective on May 31, 2013. Accordingly, Mr. O'Connell's holdings are not included in the presentation of all of our executive officers as a group. In connection with his retirement, we entered into a consulting agreement with Mr. O'Connell which provided that, as of April 30, 2013, all of Mr. O'Connell's equity awards ceased to vest and all such awards which were unvested as of such date were forfeited.

Related party transactions

        This section describes material transactions by us or any of our subsidiaries with any related party.

Liberty reorganization

        We are an indirect wholly owned subsidiary of Liberty, which owns interests in a broad range of digital commerce businesses. On August 9, 2012, Liberty completed the recapitalization of its common stock into shares of the corresponding series of two new tracking stocks, Liberty Interactive (Nasdaq: LINTA, LINTB) and Liberty Ventures (Nasdaq: LVNTA, LVNTB). On October 3, 2014, Liberty's board of directors approved the 2014 Reattribution described above, including: (i) the change in attribution from the Liberty Interactive Group to the Liberty Ventures Group of its digital commerce companies (Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC, CommerceHub and the Evite.com business), together with $970 million in cash, effective immediately; (ii) the creation of an inter-group interest in Liberty Ventures Group in favor of the QVC Group, which is represented as a number of Liberty Ventures shares that may be issued to the QVC Group calculated in accordance with Liberty's Restated Certificate of Incorporation; and (iii) a dividend of the Inter-Group Interest Shares to the holders of QVC Group common stock in full elimination of the inter-group interest. In connection with the payment of the dividend, typical antidilution adjustments will be made to outstanding QVC Group equity incentive awards, and the Liberty board reattributed $30 million in cash to the Liberty Ventures Group relating to its assumption of liabilities related to those awards. As a result of these transactions, we are now attributed to the new QVC Group, which tracks the assets and liabilities of our company and Liberty's 38% equity interest in HSN, one of our two closest televised shopping competitors, and the trading symbols for the Series A QVC Group tracking stock and the Series B QVC Group tracking stock have changed to "QVCA" and "QVCB," respectively. In connection with the 2014 Reattribution, we increased the balance on our credit facility to $1.06 billion.

Dividends to Liberty

        We paid $480 million of dividends to Liberty during the six months ended June 30, 2014, $1.0 billion of dividends to Liberty during 2013, $1.8 billion of dividends to Liberty during 2012, and $205 million of dividends to Liberty during 2011. We declared and paid dividends in cash to Liberty in the amount of $1.4 billion subsequent to June 30, 2014 (including $1 billion in connection with the 2014 Reattribution) and prior to the date of filing the registration statement of which this prospectus forms a part. These dividends were funded with draws from our revolving credit facility and from cash generated from operations. We may pay additional dividends to Liberty in the future. See "Risk factors—Risks relating to the notes—Our ability to pay dividends or make other restricted payments to Liberty is subject to limited restrictions."

Description of other indebtedness

        This section includes summaries of certain indebtedness and certain other long-term liabilities of us and our subsidiaries.

Senior secured notes

        Existing April 2019 notes.    We have outstanding senior secured notes due 2019 (the "Existing April 2019 Notes") in the aggregate principal amount of $400 million at June 30, 2014. We pay interest of 3.125% per annum on the Existing April 2019 Notes, which mature on April 1, 2019. Interest is payable on the Existing April 2019 Notes on April 1 and October 1 of each year.

        The Existing April 2019 Notes are redeemable at our option, in whole or in part, on not less than thirty nor more than sixty days' notice, at a redemption price equal to the greater of 100% of the aggregate principal amount of the notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted at a rate based on United States Treasury rates, plus 25 basis points.

        Existing October 2019 notes.    We have outstanding senior secured notes due 2019 (the "Existing October 2019 Notes") in the aggregate principal amount of $769 million at June 30, 2014. We pay interest of 7.50% per annum on the Existing October 2019 Notes, which mature on October 1, 2019. Interest is payable on the Existing October 2019 Notes on April 1 and October 1 of each year.

        The Existing October 2019 Notes are redeemable at our option, in whole or in part, on not less than thirty nor more than sixty days' notice, at the following redemption prices, plus accrued and unpaid interest (if any) to the date of redemption:

If redeemed during the twelve month period commencing October 1 of the year indicated:	Redemption price
2014	103.750%
2015	102.500%
2016	101.250%
2017 and thereafter	100.000%

        The Existing October 2019 Notes are redeemable prior to October 1, 2014 at our option, in whole or in part, on not less than thirty nor more than sixty days' notice, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest to the redemption date, plus a make whole amount. The make whole amount is the greater of (A) 1.00% and (B) the excess, if any, of (1) an amount equal to the present value of (a) the redemption price of the notes at October 1, 2014 plus (b) the remaining scheduled interest payments on the notes to be redeemed to October 1, 2014 (other than interest accrued to the redemption date), computed using a discount rate based on United States Treasury rates, plus 50 basis points, over (2) the aggregate principal amount of the notes to be redeemed.

        Existing 2020 notes.    We have outstanding senior secured notes due 2020 (the "Existing 2020 Notes") in the aggregate principal amount of $500 million at June 30, 2014. We pay interest of 7.375% per annum on the Existing 2020 Notes, which mature on October 15, 2020. Interest is payable on the Existing 2020 Notes on April 15 and October 15 of each year.

        The Existing 2020 Notes are redeemable at our option, in whole or in part, on not less than thirty nor more than sixty days' notice, at the following redemption prices, plus accrued and unpaid interest (if any) to the date of redemption:

If redeemed during the twelve month period commencing April 15 of the year indicated:	Redemption price
2015	103.688%
2016	102.458%
2017	101.229%
2018 and thereafter	100.000%

        The Existing October 2020 Notes are redeemable prior to April 15, 2015 at our option, in whole or in part, on not less than thirty nor more than sixty days' notice, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest to the redemption date, plus a make whole amount. The make whole amount is the greater of (A) 1.00% and (B) the excess, if any, of (1) an amount equal to the present value of (a) the redemption price of the notes at April 15, 2015 plus (b) the remaining scheduled interest payments on the notes to be redeemed to April 15, 2015 (other than interest accrued to the redemption date), computed using a discount rate based on United States Treasury rates, plus 50 basis points, over (2) the aggregate principal amount of the notes to be redeemed.

        Existing 2022 notes.    We have outstanding senior secured notes due 2022 (the "Existing 2022 Notes") in the aggregate principal amount of $500 million at June 30, 2014. We pay interest of 5.125% per annum on the Existing 2022 Notes, which mature on July 2, 2022. Interest is payable on the Existing 2022 Notes on January 2 and July 2 of each year.

        The Existing 2022 Notes are redeemable at our option, in whole or in part, on not less than thirty nor more than sixty days' notice, at a redemption price equal to the greater of 100% of the aggregate principal amount of the notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted at a rate based on United States Treasury rates, plus 50 basis points.

        Existing 2023 notes.    We have outstanding senior secured notes due 2023 (the "Existing 2023 Notes") in the aggregate principal amount of $750 million at June 30, 2014. We pay interest of 4.375% per annum on the Existing 2023 Notes, which mature on March 15, 2023. Interest is payable on the Existing 2023 Notes on March 15 and September 15 of each year.

        The Existing 2023 Notes are redeemable at our option, in whole or in part, on not less than thirty nor more than sixty days' notice, at a redemption price equal to the greater of 100% of the aggregate principal amount of the notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted at a rate based on United States Treasury rates, plus 40 basis points.

        Existing 2024 notes.    We have outstanding senior secured notes due 2024 (the "Existing 2024 Notes") in the aggregate principal amount of $600 million at June 30, 2014. We pay interest of 4.850% per annum on the Existing 2024 Notes, which mature on April 1, 2024. Interest is payable on the Existing 2024 Notes on April 1 and October 1 of each year.

        The Existing 2024 Notes are redeemable at our option, in whole or in part, on not less than thirty nor more than sixty days' notice, at a redemption price equal to the greater of 100% of the aggregate principal amount of the notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted at a rate based on United States Treasury rates, plus 35 basis points.

        Existing 2043 notes.    We have outstanding senior secured notes due 2043 (the "Existing 2043 Notes") in the aggregate principal amount of $300 million at June 30, 2014. We pay interest of 5.950% per annum on the Existing 2043 Notes, which mature on March 15, 2043. Interest is payable on the Existing 2043 Notes on March 15 and September 15 of each year.

        The Existing 2043 Notes are redeemable at our option, in whole or in part, on not less than thirty nor more than sixty days' notice, at a redemption price equal to the greater of 100% of the aggregate principal amount of the notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted at a rate based on United States Treasury rates, plus 45 basis points.

        Security and guarantees.    The Existing Notes are guaranteed by each of our material domestic subsidiaries, and are secured, pari passu with our senior secured credit facility, by a first priority perfected security interest in all of our capital stock.

        Covenants.    The Existing Notes restrict us and certain of our subsidiaries from incurring debt, but permit debt as long as our consolidated interest coverage ratio is at least 2.00 to 1.00. In addition, certain other debt is permitted regardless of our consolidated interest coverage ratio, including debt under the senior secured credit facility and debt securities (including the Existing Notes) not exceeding $4.5 billion (including permitted refinancings) less the amount of certain mandatory prepayments and commitment reductions thereunder in some indentures and not exceeding $5.0 billion in other indentures. In addition, the Existing Notes contain other covenants, including, but not limited to, restrictions on restricted payments, indebtedness, liens, affiliate transactions, mergers and acquisitions, and asset sales. The covenants in some of the indentures governing the Existing Notes are more restrictive in certain respects than the covenants applicable to the notes offered hereby. Certain covenants governing the Existing Notes terminate upon the Existing Notes having investment grade ratings from both Moody's and Standard & Poor's, including but not limited to restrictions on indebtedness, restricted payments and asset sales.

        The above description of the Existing Notes is qualified in its entirety by reference to the complete terms contained in the indentures governing the Existing Notes.

Senior secured credit facility

        On March 1, 2013, we entered into an amended and restated credit agreement, which we refer to as our senior secured credit facility. Our senior secured credit facility allows borrowings on a revolving credit basis of up to $2.0 billion, and we had outstanding revolving loans of $65 million as of June 30, 2014. The revolving loan commitments terminate, and the revolving loans under our senior secured credit facility will mature, on March 1, 2018. Our senior secured credit facility provides for $1.0 billion of uncommitted incremental revolving loan commitments or incremental term loans.

        Interest.    Borrowings under our senior secured credit facility bear interest at either the alternate base rate or LIBOR at our election in each case plus a margin. Borrowings that are alternate base rate loans will bear interest at a per annum rate equal to the base rate plus a margin that varies between 0.25% and 1.00% depending on our consolidated leverage ratio (as defined in our senior secured credit facility). Borrowings that are LIBOR loans will bear interest at a per annum rate equal to the applicable LIBOR plus a margin that varies between 1.25% and 2.00% depending on our consolidated leverage ratio.

        Security and guarantees.    Borrowings made by us are guaranteed by each of our material domestic subsidiaries, and borrowings are secured, pari passu with the Existing Notes, by a first priority perfected security interest in all shares of our capital stock.

        Covenants.    Our senior secured credit facility contains affirmative and negative covenants and a financial covenant that requires us to maintain a consolidated leverage ratio of not greater than 3.50 to 1.00. The negative covenants limit our ability and the ability of our restricted subsidiaries to, among other things:

  •
  incur additional indebtedness;

  •
  create liens on property or assets;

  •
  make certain loans or investments;

  •
  sell or dispose of assets;

  •
  pay certain dividends and other restricted payments;

  •
  dissolve, consolidate or merge;

  •
  enter into certain transactions with affiliates;

  •
  enter into sale/leaseback transactions; and

  •
  restrict subsidiary distributions.

        These covenants are subject to significant exceptions.

        Events of default.    Our senior secured credit facility also contains certain events of default, including, among other things, the failure to perform or observe terms, covenants or agreements included in our senior secured credit facility, nonpayment defaults on principal, interest or fees under our senior secured credit facility, defaults on other indebtedness in an aggregate principal amount exceeding $100 million if the effect is to permit acceleration, entry of unsatisfied judgments in an aggregate amount in excess of $100 million against us or our restricted subsidiaries, the occurrence of a change of control, failure of any collateral document to create or maintain a required security interest, and certain events related to bankruptcy and insolvency or ERISA matters.

        If an event of default occurs, the lenders under our senior secured credit facility may, among other things, terminate their commitments, declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees, and exercise remedies under the collateral documents relating to our senior secured credit facility. We are in compliance in all material respects with the covenants in our senior secured credit facility.

Letters of credit

        As of June 30, 2014, we had approximately $29 million of trade letters of credit, which are not secured (other than by the covered goods and documents of title in respect of such goods). In addition, we had a $0.5 million standby letter of credit, secured by a cash deposit of the same amount, and a $0.2 million standby letter of credit issued and secured under our senior secured credit facility.

Capital leases

        As of June 30, 2014, we had ten agreements with transponder suppliers to transmit our signals in the U.S., Germany and the U.K. at an aggregate monthly cost of approximately $1 million, which are accounted for as capital leases. As of June 30, 2014, total future minimum payments on these capital leases total approximately $80 million, including approximately $7 million of imputed interest.

Description of notes

        The following is a summary of the material terms and provisions of the Indenture, the Notes and the Note Guarantees, as well as the Security Documents (as defined below). On August 21, 2014, the Issuer issued $600 million of 4.45% Senior Secured Notes due 2025 (the "original 2025 notes") and $400 million of 5.45% Senior Secured Notes due 2034 (the "original 2034 notes" and collectively with the original 2025 notes, the "original notes"). The following summary does not purport to be a complete description of these documents and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture and the Security Documents. You may obtain a copy of the Indenture and the Security Documents from the Issuer at its address set forth elsewhere in this prospectus. You can find definitions of certain terms used in this description under "—Certain definitions."

        As used below in this "Description of notes" section, the "Issuer" means QVC, Inc., a Delaware corporation, and its successors, but not any of its subsidiaries. As part of our sale of the original notes, we are required, among other things, to complete this exchange offer, exchanging the original 2025 notes for new registered exchange notes due February 15, 2025 (the "2025 Notes") and the original 2034 notes for new registered exchange notes due August 15, 2034 (the "2034 Notes"). The exchange notes are substantially identical to the corresponding series of original notes, except the exchange notes are registered under the Securities Act, and the transfer restrictions and registration rights, and related special interest provisions, applicable to the original notes will not apply to the exchange notes. The exchange notes will represent the same debt as the corresponding series of original notes and we will issue the exchange notes under the Indenture dated as of August 21, 2014, as amended, supplemented or amended and restated from time to time (the "Indenture"), among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee") (the same indenture we used in issuing the original notes). The terms of the original notes and the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, or the "Trust Indenture Act." The original notes and the exchange notes are collectively referred to for purposes of this "Description of notes" section as the "Notes."

        The following is a summary of the material terms and provisions of the Indenture, the Notes and the Note Guarantees, as well as the Parent Pledge Agreement (as defined below). The following summary does not purport to be a complete description of these documents and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture and the Parent Pledge Agreement. You may obtain a copy of the Indenture and the Parent Pledge Agreement from the Issuer at its address set forth elsewhere in this prospectus. You can find definitions of certain terms used in this description under "—Certain definitions."

Principal, maturity and interest

        The 2025 Notes will mature on February 15, 2025, and the 2034 Notes will mature on August 15, 2034. The 2025 Notes and 2034 Notes bear interest at the rates shown on the cover page of this prospectus, payable on February 15 and August 15 of each year, commencing on February 15, 2015 to Holders of record at the close of business on February 1 or August 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

        The Notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The 2025 Notes were initially issued in an aggregate principal amount equal to $600 million, and the 2034 Notes were initially issued in an aggregate principal amount equal to $400 million. The Issuer may issue additional Notes of either series having identical terms and conditions to such series of Notes, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the "Additional Notes"), subject to compliance with the covenant described under "—Certain covenants—Limitations on incurrence of indebtedness." Any Additional Notes of either series will be part of the same issue as the Notes of such series and will be treated as one class with the Notes of such series, including for purposes of voting, redemptions and offers to purchase. Any Additional Notes will be secured equally and ratably with the Notes, the Existing Notes, the obligations under the Credit Agreement, the obligations under any Specified Swap Agreements and the obligations under certain other parity indebtedness permitted to be incurred under the Indenture. See "—Security." For purposes of this "Description of notes" section, (a) except for the covenant described under "—Certain covenants—Limitations on incurrence of indebtedness," references to the Notes include Additional Notes, if any, and (b) references to the Notes include the Exchange Notes.

Methods of receiving payments on the notes

        If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder's Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the "Paying Agent") and registrar (the "Registrar") for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Ranking

        The Notes are general senior obligations of the Issuer. The Notes of each series rank senior in right of payment to all existing and future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future senior obligations of the Issuer that are not so subordinated. Each Note Guarantee (as defined below) is a general senior obligation of the applicable Guarantor and ranks senior in right of payment to all existing and future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future senior obligations of such Guarantor that are not so subordinated. See "—Note Guarantees."

        The Notes of each series are secured, equally and ratably with all existing obligations of the Issuer and the Guarantors under the Credit Agreement and the Existing Notes. The sole collateral is a first-

priority security interest on all shares of the capital stock of the Issuer. The security interest is subject to a number of important limitations and qualifications. See "—Security."

        The Collateral (as defined below) as of the issue date of the Notes is limited to a pledge by the Issuer's direct parent, Liberty QVC Holdings, LLC (the "Parent Pledgor"), of all of the shares of our capital stock (the "Issuer Stock Collateral"), and does not include a lien on any of the Issuer's assets or assets of any of its subsidiaries. The Parent Pledgor is not subject to the Indenture or to any of the restrictive covenants in the Indenture. After the issue date of the Notes, if any of the Credit Agreement, the Existing Notes or any Permitted Parity Indebtedness were to benefit from a lien on any assets of the Issuer or any of its Restricted Subsidiaries then, subject to the provisions in "—Certain covenants—Limitations on liens," the Notes would also be secured, subject, as to priority and otherwise, to certain exceptions and subject to Permitted Liens, by a lien on any such assets (together with the Issuer Stock Collateral, the "Collateral"). The Credit Agreement does not provide for any circumstances in which a security interest in any assets of the Issuer or any of its subsidiaries must be pledged for the benefit of the lenders under the Credit Agreement. The Existing Notes also do not require any present or future security interest in any assets of the Issuer or any of its subsidiaries. It is unlikely that the holders of the Notes will ever have the benefit of a lien on any Collateral consisting of assets of the Issuer or any of its subsidiaries.

        As of June 30, 2014, after giving effect to the issuance of the original notes and the use of net proceeds therefrom as described in "Use of Proceeds", there was approximately $3.05 billion aggregate principal amount of indebtedness outstanding under the Existing Notes, and $65 million outstanding under the Credit Agreement ($1.9 billion available), all of which ranked (or would rank, if drawn) equally with the Notes of each series in right of payment and would share ratably in the proceeds of the assets securing the Notes. Although the Indenture contains limitations on the amount of additional Indebtedness and secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of such Indebtedness could be substantial. See "—Certain covenants—Limitations on incurrence of indebtedness" and "—Limitations on liens." As long as the Collateral includes no asset of the Issuer, the Notes, the Existing Notes, the Credit Agreement and any Specified Swap Agreements rank equally with all unsubordinated unsecured indebtedness and other obligations of the Issuer. See "—Security."

        The Notes of each series and each Note Guarantee will be effectively subordinated to any obligations secured by Permitted Liens (other than any Permitted Parity Indebtedness), to the extent of the value of the assets of the Issuer and the relevant Guarantor that are subject to such Permitted Liens. As of June 30, 2014, after giving effect to the offering of the original notes and the application of proceeds therefrom, the Issuer and the Guarantors had approximately $73 million of senior indebtedness outstanding (other than under the Credit Agreement, the Notes and the Existing Notes), which consisted of capital leases, all of which ranks equally in right of payment with the Notes of each series offered hereby but is effectively senior to the Notes with respect to the assets securing such debt.

        Not all of our Subsidiaries guarantee the Notes. Our Non-Material Domestic Subsidiaries, Unrestricted Subsidiaries and Foreign Subsidiaries are not Guarantors. As a result, the Notes of each series are and each Note Guarantee is structurally subordinated to all existing and future obligations, including Indebtedness, of these Subsidiaries. Claims of creditors of these Subsidiaries, including trade creditors, will generally have priority as to the assets of these Subsidiaries over the claims of the Issuer and the Guarantors and the holders of Indebtedness of the Issuer and the Guarantors, including the Notes and the Note Guarantees. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. For the year ended December 31, 2013, net revenue for our non-guarantor subsidiaries was $2.9 billion, which was 33.8% of our consolidated net revenue, and operating income for our non-guarantor subsidiaries was $256 million, which was 20.6% of our consolidated operating income. For the six months ended

June 30, 2014, net revenue for our non-guarantor subsidiaries was $1.4 billion, which was 35.0% of our consolidated net revenue, and operating income for our non-guarantor subsidiaries was $111 million, which was 20.4% of our consolidated operating income. As of June 30, 2014, our non-guarantor subsidiaries had $3 billion of assets, which was 23.7% of our consolidated assets. As of June 30, 2014, after giving effect to the issuance of the original notes and the use of proceeds therefrom described in "Use of Proceeds", our non-guarantor Subsidiaries would have had $813 million of obligations (consisting predominantly of trade payables, deferred tax liabilities, certain other liabilities and no indebtedness for borrowed money), all of which would be structurally senior to the notes.

Note Guarantees

        The Issuer's obligations under the Notes of each series and the Indenture are jointly and severally guaranteed (the "Note Guarantees") by each Material Domestic Subsidiary, any Subsidiary that guarantees the obligations under the Credit Agreement or any Permitted Parity Indebtedness and any other Restricted Subsidiary that the Issuer shall otherwise cause to become a Guarantor pursuant to the terms of the Indenture. Our Non-Material Domestic Subsidiaries, Unrestricted Subsidiaries and Foreign Subsidiaries are not Guarantors, and therefore the Notes of each series and the related Note Guarantees are structurally subordinated to all existing and future obligations of these Subsidiaries. The guarantees of the Existing Notes by the Guarantors are referred to herein as the "Existing Note Guarantees." See "—Ranking."

        As of the issue date of the Notes, all of our Subsidiaries except QVC Italia S.r.l. (Italy) and QVC France SAS are Restricted Subsidiaries. However, under the circumstances described below under "—Certain covenants—Limitations on designation of unrestricted subsidiaries," the Issuer will be permitted to designate any of its Subsidiaries, other than any Subsidiary that continues to guarantee the obligations under the Credit Agreement or Permitted Parity Indebtedness permitted to be incurred under the Indenture, as "Unrestricted Subsidiaries." The effect of designating a Subsidiary as an "Unrestricted Subsidiary" will be that:

  •
  an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

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  a Subsidiary that is a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee and its obligations under the Indenture; and

  •
  the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

        The obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement and the Existing Note Guarantees) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

        A Guarantor will be released from its obligations under its Note Guarantee and its obligations under the Indenture:

          (1)   in the event of dissolution of such Guarantor;

          (2)   if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or

          (3)   upon the release or discharge of the guarantee by such Guarantor of the Credit Agreement or such other indebtedness that resulted in the creation of such Note Guarantee, except a discharge or release by or as a result of payment under such other guarantee.

        See "—Certain covenants—Limitations on designation of unrestricted subsidiaries."

Security

General

        On the issue date of the Notes, the Collateral securing the Notes was limited to the Issuer Stock Collateral. The security interest in the Collateral is shared equally and ratably among the Notes of each series (including Additional Notes, if any), the Existing Notes, the Credit Agreement, any Specified Swap Agreements and any other Indebtedness permitted by the Indenture that in the future is secured by the Collateral. See "—Certain covenants—Limitations on incurrence of indebtedness" and "—Limitations on liens." Any Collateral in addition to the Issuer Stock Collateral is subject to the provisions of the applicable Security Documents. It is unlikely that the holders of the Notes will ever have the benefit of a lien on any Collateral consisting of assets of the Issuer or any of its Restricted Subsidiaries.

Issuer Stock Collateral

        The Issuer Stock Collateral is pledged pursuant to a pledge agreement between the Parent Pledgor and the Collateral Agent for the benefit of the Secured Parties under the Credit Agreement, the holders of the Existing Notes and the holders of the Notes (the "Parent Pledge Agreement"). This security interest will continue to secure the payment and performance when due of all of the obligations of the Issuer under the Notes, the Indenture, the Registration Rights Agreement and the Parent Pledge Agreement. This security interest will also continue to secure the obligations under the Existing Notes and the Credit Agreement on an equal and ratable basis, and may in the future secure other Indebtedness permitted to be incurred under the Indenture on an equal and ratable basis. See "—Ranking."

        The Collateral Agent will determine the time and method by which the security interest in the Issuer Stock Collateral will be enforced and will have the sole and exclusive right to manage, perform and enforce the terms of the Parent Pledge Agreement and to exercise and enforce all privileges, rights and remedies thereunder, including to take or retake control or possession of the Issuer Stock Collateral and hold, prepare for sale, marshall, process, sell, lease, dispose of or liquidate the Issuer Stock Collateral, including, without limitation, following the occurrence of an Event of Default under the Indenture. Prior to the repayment in full in cash of all obligations under the Credit Agreement, neither the Trustee nor the Holders of the Notes will be entitled to exercise or be entitled to participate in providing instructions in respect of remedies and enforcement to the Collateral Agent, including the right to enforce the actions pursuant to the Parent Pledge Agreement, request any action, institute proceedings, give any instructions or notices, make any election, make collections, sell or otherwise foreclose on any portion of the Issuer Stock Collateral or receive any payment (except for the right to receive payments as expressly set forth under the Parent Pledge Agreement).

        Under the Parent Pledge Agreement, the Collateral Agent's obligations to the Trustee and the Holders of Notes (collectively, the "Indenture Secured Parties") are limited to holding the Issuer Stock Collateral for the ratable benefit of the Indenture Secured Parties, enforcing the rights of the Indenture

Secured Parties (in their capacity as such) with respect to the Issuer Stock Collateral, and distributing to the Secured Parties any proceeds received from the sale, collection or realization of the Issuer Stock Collateral.

        In addition, none of the Collateral Agent, any lender or agent under the Credit Agreement or any provider of hedges under Specified Swap Agreements will be liable to the Trustee or the Holders of Notes for any actions with respect to the creation, perfection or continuation of the security interests on the Issuer Stock Collateral, actions with respect to the occurrence of a default or an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, of the Issuer Stock Collateral, actions with respect to the collection of any claim for all or any part of the obligations under the Notes of either series from any debtor, guarantor or any other party or the valuation, use or protection of the Issuer Stock Collateral.

        Subject to the terms of the Parent Pledge Agreement, the Parent Pledgor will have the right to remain in possession and retain exclusive control of the Issuer Stock Collateral and to collect, invest and dispose of any income therefrom. Unless an Event of Default has occurred with respect to any obligations secured by the Parent Pledge Agreement and the Collateral Agent has given notice of its intent to exercise rights against the Issuer Stock Collateral, the Parent Pledgor will have the right to receive dividends paid in respect of the shares constituting the Issuer Stock Collateral and to exercise all voting rights with respect to the shares constituting Issuer Stock Collateral.

Sufficiency of collateral

        The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the retail industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral will also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

Certain bankruptcy limitations

        The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default may be significantly impaired by any Bankruptcy Law in the event that a bankruptcy case were to be commenced by or against the Parent Pledgor, the Issuer or any Guarantor prior to the Collateral Agent's having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the U.S. bankruptcy code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without bankruptcy court approval.

        If any Secured Party is required in any insolvency or liquidation proceeding or otherwise to turn over or otherwise pay any amount to the estate of the Issuer or any Guarantor (or any trustee, receiver or similar person therefor) because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any such amount (a "Recovery"), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties to the applicable Security Document, the obligations owing to such party shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred, and such Secured Party shall be entitled to a reinstatement of obligations with respect to all such recovered amounts and shall have all rights as a Secured Party under the Security Documents with respect thereto.

        In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under either series of Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The U.S. bankruptcy code permits only the payment and/or accrual of post-petition interest, costs and attorneys' fees to a secured creditor during a debtor's bankruptcy case to the extent the value of such creditor's interest in the Collateral owned by such debtor is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

        Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the Holders of the Notes are entitled, and unsecured claims with respect to such shortfall.

Release of Issuer Stock Collateral

        The Parent Pledgor is entitled to the release of the Issuer Stock Collateral from the Liens securing the Notes and the Note Guarantees under any one or more of the following circumstances:

  (1)
  concurrently with any release of the Issuer Stock Collateral under the Credit Agreement and the Existing Notes; or

  (2)
  as described under "—Amendment, supplement and waiver."

        The Liens on the Issuer Stock Collateral will also be released upon (i) payment in full of the principal of, together with accrued and unpaid interest, on the Notes and all other Obligations under the Indenture, the Note Guarantees, the Registration Rights Agreement and the Parent Pledge Agreement that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under "—Legal defeasance and covenant defeasance" or a discharge of the Indenture as described below under "—Satisfaction and discharge."

        Any certificate or opinion required by Section 314(d) of the Trust Indenture Act in connection with obtaining the release of the Issuer Stock Collateral may be made by an Officer of the Issuer, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

        Notwithstanding anything to the contrary in this "Description of notes" section, the Issuer and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine in good faith, based on the advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or the relevant portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Issuer Stock Collateral.

Mandatory redemption

        The Issuer will not be required to redeem the Notes of either series prior to maturity. However, we may at any time and from time to time purchase Notes of either series in the open market or otherwise as described under "—Change of control" and "—Optional redemption."

Optional redemption

        The redemption price for the 2025 Notes that are redeemed before the date that is three months prior to maturity of the 2025 Notes and for the 2034 Notes that are redeemed before the date that is six months prior to maturity of the 2034 notes, in each case, will be equal to the greater of:

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  100% of the aggregate principal amount of the Notes to be redeemed, or

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  as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of the 2025 Notes, 30 basis points and, in the case of the 2034 Notes, 35 basis points, plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed. The redemption price for the 2025 Notes that are redeemed on or after the date that is three months prior to maturity of the 2025 Notes and for the 2034 Notes that are redeemed on or after the date that is six months prior to maturity of the 2034 notes will be equal to 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to the date of redemption, and will not include a "make-whole" premium.

        "Adjusted Treasury Rate" means, with respect to any redemption date:

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  the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

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  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date. Any weekly average yields calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities ("Remaining Life").

        "Comparable Treasury Price" means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer" means any primary U.S. Government securities dealer in New York City selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

        Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portion thereof called for redemption.

Selection and notice of redemption

        In the event that less than all of the Notes of either series are to be redeemed at any time pursuant to an optional redemption, selection of the Notes of such series for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the relevant Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part.

        Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Change of control

        If a Change of Control Triggering Event (as defined below) occurs with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes of either series as described above, the Issuer will be required to make an offer to repurchase all or, at the Holder's option, any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of each Holder's Notes of such series pursuant to a Change of Control Offer (as defined below).

        In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes to be purchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of purchase (the "Change of Control Payment").

        Within 30 days following any Change of Control Triggering Event with respect to the Notes, the Issuer will be required to mail a notice to Holders of each series of Notes, with a copy to the Trustee for such series of Notes, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase such series of Notes (a "Change of Control Offer") on the date specified in the notice, which date will be no earlier than 30 and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice.

        On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

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  accept for payment all Notes or portions of Notes of each series properly tendered pursuant to the Change of Control Offer;

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  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes of each series properly tendered; and

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  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes of each series being purchased.

        The Paying Agent will be required to promptly pay, to each Holder who properly tendered Notes of either series, the purchase price for such Notes, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Issuer will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

        The Issuer shall comply with the requirements of applicable securities laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions contained in the Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations regarding the Change of Control Offer by virtue of this compliance.

        For purposes of the repurchase provisions of the Notes, the following terms will be applicable:

            (i)  "Below Investment Grade Rating Event" means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date during the period commencing 60 days prior to the date of the first public notice of an arrangement that could result in a Change of Control and ending at the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Holders of Notes in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event);

           (ii)  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event occurring in respect of that Change of Control;

          (iii)  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) if by Moody's and BBB- (or the equivalent) if by Standard & Poor's.

          (iv)  "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business;

           (v)  "Rating Agencies" means (1) each of Moody's and Standard & Poor's; and (2) if any of Moody's or Standard & Poor's ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, that the Issuer selects (as certified by an Officer of ours) as a replacement agency for Moody's or Standard & Poor's, or both of them, as the case may be; and

          (vi)  "Standard & Poor's" means Standard & Poor's Financial Services, LLC, and any successor to its rating agency business.

Certain covenants

        The Indenture contains, among others, the following covenants:

Limitations on incurrence of indebtedness

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Restricted Subsidiary may incur additional Indebtedness, in each case, if, after giving effect to such incurrence and the application of the proceeds therefrom, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the "Coverage Ratio Exception").

        Notwithstanding the above, each of the following shall be permitted (the "Permitted Indebtedness"):

          (1)   Indebtedness of the Issuer and any Guarantor under the Credit Facilities (including the Notes and the Existing Notes) in an aggregate amount at any time outstanding not to exceed $5,000,000,000;

          (2)   the Note Guarantees and the Existing Note Guarantees;

          (3)   Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clause (1), (2) or (4));

          (4)   (x) Indebtedness of the Issuer or any Restricted Subsidiary owed to any other Restricted Subsidiary or the Issuer and (y) guarantees by any Restricted Subsidiary or the Issuer of any Indebtedness of the Issuer or any other Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, as applicable, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (4);

          (5)   Indebtedness in respect of bid, performance or surety bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

          (6)   Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding $100.0 million;

          (7)   Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

          (8)   Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

          (9)   Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2) or (3) above or this clause (9);

          (10) indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included on the face of the balance sheet of the Issuer or any Restricted Subsidiary shall not be permitted under this clause (10) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (10) shall at no time exceed the gross proceeds actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

          (11) Indebtedness of Subsidiaries that are not Guarantors if, after giving effect to such incurrence and the application of the proceeds thereof, the aggregate principal amount of such indebtedness does not exceed $425.0 million (less the amount of any Indebtedness secured by a Lien permitted under clause (23) of the definition of "Permitted Liens" which Indebtedness is not incurred pursuant to this clause (11)); and

          (12) Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $250.0 million at any time outstanding.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described and may later reclassify any item of Indebtedness described in clauses (1) through (12) above (provided that at the time of reclassification it meets the criteria in such category or categories), except that Indebtedness outstanding under the Credit Agreement and the Notes of each series issued on the Issue Date (and any Exchange Notes and guarantees thereof) shall be deemed to have been incurred under clause (1) above. In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Limitations on restricted payments

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of such Restricted Payment:

          (1)   no Default shall have occurred and be continuing or shall occur as a consequence thereof; and

          (2)   after giving effect to such incurrence and the application of proceeds therefrom the Consolidated Leverage Test would be satisfied.

        The foregoing provisions will not prohibit:

          (1)   the payment by the Issuer or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

          (2)   the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (provided that any transfers of the Equity Interests of the Issuer will be subject to the provisions of the Parent Pledge Agreement);

          (3)   the redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (provided that any transfers of the Equity Interests of the Issuer will be subject to the provisions of the Parent Pledge Agreement), (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under "—Limitations on incurrence of indebtedness" and the other terms of the Indenture or (c) upon a Change of Control or in connection with a sale of assets to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuer shall have complied with the covenants described under "—Change of control" and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;

          (4)   (x) prior to the consummation of an initial public offering, payments to Parent to permit Parent, and which are used by Parent or (y) after the consummation of an initial public offering, payments by the Issuer, to redeem Equity Interests of Parent or the Issuer, as the case may be, held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $25.0 million during any twelve consecutive months;

          (5)   payments permitted pursuant to clause (3) of the covenant described under "—Limitations on transactions with affiliates";

          (6)   repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represent a portion of the exercise price thereof;

          (7)   [Reserved];

          (8)   payments by the Issuer to Parent or its subsidiaries to the extent necessary to pay principal and interest when due in respect of Indebtedness of Parent and its subsidiaries;

          (9)   Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for directors, management, employees or consultants of the Issuer and its Subsidiaries; or

          (10) other Restricted Payments in an aggregate amount from and after the Issue Date not to exceed $50.0 million;

provided that in the case of any Restricted Payment pursuant to clause (3), (8) or (10) above, no Default shall have occurred and be continuing or occur as a consequence thereof.

        For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Limitations on dividend and other restrictions affecting restricted subsidiaries

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (a)   pay dividends or make any other distributions on or in respect of its Equity Interests held by the Issuer or any Restricted Subsidiary;

          (b)   make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

          (c)   transfer any of its assets to the Issuer or any other Restricted Subsidiary;

except for:

          (1)   encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

          (2)   encumbrances or restrictions existing under the Indenture, the Notes, the Note Guarantees, Exchange Notes (and any guarantees thereof) and the Security Documents;

          (3)   non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

          (4)   encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Agreement, the Existing Notes Indentures, the Existing Notes and the Existing Note Guarantees) as in effect on that date;

          (5)   restrictions relating to any Lien permitted under the Indenture imposed by the holder of such Lien that limit the right of the relevant obligor to transfer assets that are subject to such Lien;

          (6)   restrictions imposed under any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale;

          (7)   encumbrances or restrictions imposed under any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired and encumbrances or restrictions imposed under any agreement of any Person that becomes a Restricted Subsidiary provided that such encumbrances or restrictions are not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary;

          (8)   any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

          (9)   customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, stockholder agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture, corporation or similar Person or assets of such entities;

          (10) Purchase Money Indebtedness incurred in compliance with the covenant described under "—Limitations on incurrence of indebtedness" that impose restrictions of the nature described in clause (c) above on the assets acquired;

          (11) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business; and

          (12) any encumbrances or restrictions imposed by any amendments, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that such amendments, replacements or refinancings are not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendment, replacement or refinancing.

Limitations on transactions with affiliates

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "Affiliate Transaction"), unless such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary.

        The foregoing restrictions shall not apply to:

          (1)   transactions between or among the Issuer and its Restricted Subsidiaries not involving any other Affiliate;

          (2)   reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, and Stock Compensation Plans) and indemnification arrangements and reasonable payments to Affiliates in consideration for securities issued in connection therewith;

          (3)   transactions pursuant to the Tax Liability Allocation and Indemnification Agreement;

          (4)   loans and advances permitted by clause (3) of the definition of "Permitted Investments";

          (5)   Restricted Payments of the type described in clause (1), (2) or (4) of the definition of "Restricted Payment" and which are made in accordance with the covenant described under "—Limitations on restricted payments";

          (6)   (x) any agreement in effect on the Issue Date and disclosed in the offering memorandum for the original notes, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Issuer in any material respect than such agreement as it was in effect on the Issue Date or (y) any transaction pursuant to any agreement referred to in the immediately preceding clause (x);

          (7)   any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of the Issuer or any of its Subsidiaries other than the Issuer or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;

          (8)   ordinary overhead arrangements in which any Subsidiary participates; and

          (9)   (a) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests.

Limitations on liens

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets (including Equity Interests of a Restricted Subsidiary) of the Issuer or any Restricted Subsidiary, whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness, Hedging Obligations or trade payables.

        The foregoing shall not apply to Liens on Collateral to secure Indebtedness ("Permitted Parity Indebtedness") in an aggregate principal amount not exceeding $5,000,000,000 that is secured by a Lien that is equal and ratable with or junior to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Notes with respect to the Notes and the Note Guarantees; provided that, the Notes may be restricted from participating in providing instructions in respect of remedies and enforcement to the Collateral Agent with respect to the Collateral; provided further that, at a time when there is no Credit Agreement outstanding, Liens incurred pursuant to this paragraph in favor of holders of Permitted Parity Indebtedness that ranks pari passu with the Notes may be entitled to participate in providing instructions in respect of remedies and enforcement to the Collateral Agent with respect to the Collateral ratably with the holders of any other such Indebtedness and the holders of the Notes in proportion to the amount of obligations under such Indebtedness.

Limitations on designation of unrestricted subsidiaries

        The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (1)   no Default shall have occurred and be continuing at the time of or immediately after giving effect to such Designation; and

          (2)   at the time of and immediately after giving effect to such Designation, the Consolidated Leverage Test would be satisfied.

        No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

          (1)   has no Indebtedness other than Non-Recourse Debt and other obligations arising by operation of law, including joint and several liability for taxes, ERISA obligations and similar items, except, in each case, pursuant to Investments which are made in accordance with the covenant described under "—Limitations on restricted payments";

          (2)   is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding comply with the covenant described above under "—Limitations on transactions with affiliates";

          (3)   is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results, except, in each case, pursuant to Investments which are made in accordance with the covenant described under "—Limitations on restricted payments"; and

          (4)   will not become a Subsidiary of the Issuer or its other Subsidiaries (other than another Unrestricted Subsidiary) where the Issuer or such other Subsidiary will become a general partner of any such Subsidiary.

        If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture on the date that is 30 days after the Issuer or any Restricted Subsidiary has obtained knowledge of such failure (unless such failure has been cured by such date), and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under the covenant described under "—Limitations on incurrence of indebtedness" or the Lien is not permitted under the covenant described under "—Limitations on liens," the Issuer shall be in default of the applicable covenant.

        The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:

          (1)   no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

          (2)   all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

        All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer making such Designation or Redesignation and an Officer's Certificate certifying compliance with the foregoing provisions delivered to the Trustee.

Limitations on sale and leaseback transactions

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided that the Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

          (1)   such Sale and Leaseback Transaction involves a lease for a term of not more than three years;

          (2)   such Sale and Leaseback Transaction is between the Issuer and one of its Restricted Subsidiaries or between any of the Issuer's Restricted Subsidiaries;

          (3)   the Issuer or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to the covenant described under "—Limitations on incurrence of indebtedness" and (b) incurred a Lien to secure such Indebtedness without equally and ratably securing the Notes pursuant to the covenant described under "—Limitations on liens" or the lease in the Sale and Leaseback Transaction is not a capital lease and upon its incurrence such arrangements outstanding shall not be in excess of 15% of Consolidated Net Tangible Assets; or

          (4)   the Issuer or such Restricted Subsidiary applies an amount equal to the net proceeds of such Sale and Leaseback Transaction within 365 days after such Sale and Leaseback Transaction to the retirement or other discharge of Indebtedness of the Issuer or a Restricted Subsidiary.

Limitations on mergers, consolidations, etc.

        The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

          (1)   either:

            (a)   the Issuer will be the surviving or continuing Person; or

            (b)   the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Successor") is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and the Indenture;

          (2)   immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and

          (3)   immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Leverage Test would be satisfied.

        For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

        Except as provided in the fourth paragraph under "—Note Guarantees," no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

          (1)   either:

            (a)   such Guarantor will be the surviving or continuing Person; or

            (b)   the Person formed by or surviving any such consolidation or merger is another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture, the Registration Rights Agreement and the Security Documents; and

          (2)   immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

        Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer or Guarantor in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Registration Rights Agreement, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer's or such Guarantor's other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

        Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary; provided if such Restricted Subsidiary is a Guarantor, that the surviving entity remains or becomes a Guarantor.

Additional Note Guarantees

        If, after the Issue Date, (a) any Restricted Subsidiary (including any newly formed, newly acquired or newly Redesignated Restricted Subsidiary) becomes a Material Domestic Subsidiary, (b) any Restricted Subsidiary (including any newly formed, newly acquired or newly Redesignated Restricted Subsidiary) guarantees any Indebtedness under the Credit Agreement or any Permitted Parity Indebtedness or (c) the Issuer otherwise elects to have any Restricted Subsidiary become a Guarantor, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

          (1)   execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

          (2)   deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms (subject to customary qualifications).

Conduct of business

        The Issuer will not, and will not permit any Restricted Subsidiary to, change its line of business conducted by the Issuer and its Restricted Subsidiaries on the Issue Date (other than businesses incidental or related thereto).

Reports

        The Indenture provides that notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer will file with the SEC:

          (1)   within the time period specified in the SEC's rules and regulations for a non-accelerated filer, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

          (2)   within the time period specified in the SEC's rules and regulations for a non-accelerated filer, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

          (3)   promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC's rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

          (4)   any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes of each series, including by posting such reports on the primary website of the Issuer or its Subsidiaries, in addition to providing such information to the Trustee and the holders, in the case of Form 10-K within 30 days, and in each other case within 15 days, after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act as a non-accelerated filer.

        In the event that:

          (a)   the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity's level on a consolidated basis and

          (b)   such parent entity of the Issuer is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer, such consolidated reporting at such parent entity's level in a manner consistent with that described in this covenant for the Issuer will satisfy this covenant.

        In addition, the Issuer will make such information available to prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Notes of either series remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the holders if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available; provided, however, that the Trustee shall have no obligation to determine whether or not the Issuer shall have made such filings. In addition, such requirements shall be deemed satisfied prior to the commencement, if required, of the exchange offer contemplated by the Registration Rights Agreement relating to the Notes or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, if such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this covenant.

        In the event that any direct or indirect parent of the Issuer is or becomes a Guarantor, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer and the Subsidiaries of the Issuer on a stand-alone basis, on the other hand.

Limitations on asset sales

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (1)   at the time of such transaction (or, if earlier, the date of the commitment to enter into such transaction) and after giving effect thereto and to the use of proceeds thereof, (a) no Default shall have occurred and be continuing, and (b) the Consolidated Leverage Test would be satisfied; and

          (2)   if such Asset Sale involves the disposition of Collateral, the Issuer or such Subsidiary has complied with the provisions of the Indenture and the Security Documents.

Payment for consent

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders (or, in the case of any consent, waiver or amendment that is applicable to only one series of the Notes, to all Holders of the Notes of such series) that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Fall-away event

        If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Moody's and Standard & Poor's, and the Issuer has delivered written notice of such Investment Grade Ratings to the Trustee, and (ii) no Default has occurred and is continuing under the Indenture, then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the ratings of the Notes or the occurrence of any Default, the covenants specifically listed under the following captions in this "Description of notes" section will no longer be applicable to the Notes (collectively, the "Terminated Covenants"):

    (1)
    "—Limitations on incurrence of indebtedness";

    (2)
    "—Limitations on restricted payments";

    (3)
    "—Limitations on dividend and other restrictions affecting restricted subsidiaries";

    (4)
    "—Limitations on asset sales";

    (5)
    clause (3) under "—Limitations on mergers, consolidations, etc."; and

    (6)
    "—Limitations on transactions with affiliates."

        No Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture or the Notes with respect to the Terminated Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the Notes attain Investment Grade Ratings, regardless of whether such actions or event would have been permitted if the applicable Terminated Covenants remained in effect.

        There can be no assurance that the Notes will ever achieve Investment Grade Ratings.

Events of default

        Each of the following constitutes an "Event of Default" under the Indenture with respect to a series of Notes:

          (1)   failure by the Issuer to pay interest on any of the Notes of such series when it becomes due and payable and the continuance of any such failure for 30 days;

          (2)   failure by the Issuer to pay the principal on any of the Notes of such series when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

          (3)   failure by the Issuer to comply with any of its agreements or covenants described above under "—Certain covenants—Limitations on mergers, consolidations, etc." or in respect of its obligations to make a Change of Control Offer as described under "—Change of control";

          (4)   failure by the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 30 days after written notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes of such series then outstanding;

          (5)   default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

            (a)   is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof,

            (b)   results in the acceleration of such Indebtedness prior to its express final maturity, or

            (c)   results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or the applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $100.0 million or more (and provided that, for purposes of this clause (5) only, "Indebtedness" shall include any Hedging Obligations with the "principal amount" of any Hedging Obligations at any time being the maximum aggregate amount (giving effect to any netting agreements) that the Issuer or such Restricted Subsidiary would be required to pay if the agreement with respect to such Hedging Obligations terminated at such time);

          (6)   one or more judgments or orders that exceed $100.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

          (7)   the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (a)   commences a voluntary case,

            (b)   consents to the entry of an order for relief against it in an involuntary case,

            (c)   consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

            (d)   makes a general assignment for the benefit of its creditors;

          (8)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (a)   is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

            (b)   appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

            (c)   orders the liquidation of the Issuer or any Significant Subsidiary,

        and the order or decree remains unstayed and in effect for 60 days;

          (9)   any Note Guarantee ceases to be in full force and effect with respect to such series of Notes (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee);

          (10) (a) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Indenture and the Security Documents, (b) any security interest created thereunder or under the Indenture is declared invalid or unenforceable by a court of competent jurisdiction (other than by reason of release in accordance with the terms of the Indenture and the Security Documents) or (c) the Issuer, any Guarantor, the Parent Pledgor or any of their respective Affiliates asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable; or

          (11) the Parent Pledgor shall fail to observe or perform any covenant, condition or agreement contained in the Parent Pledge Agreement, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Collateral Agent to the Parent Pledgor.

        If an Event of Default specified in clause (7) or (8) with respect to the Issuer or any Guarantor occurs, all outstanding Notes shall become due and payable without any further action or notice. If an Event of Default specified in clause (1) or (2) as to a particular series of Notes occurs, the Trustee or the holders of at least 25% in aggregate principal amount then outstanding of such series of Notes, by written notice to the Issuer and the Trustee, may declare all amounts owing under such series of Notes to be due and payable. If any other Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer or any Guarantor), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon any such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes (or the outstanding Notes of the relevant series) shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes (or the outstanding Notes of the relevant series) may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest have been cured or waived as provided in the Indenture.

        The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes of any series, give the Holders of such Notes written notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes of such series or a Default in complying with "—Certain covenants—Limitations on mergers, consolidations, etc.," the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

        No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

          (1)   has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes of the relevant series;

          (2)   has been offered indemnity satisfactory to it in its reasonable judgment; and

          (3)   has not received from the Holders of a majority in aggregate principal amount of the Notes of the relevant series a direction inconsistent with such request.

        However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this "—Events of default" section).

        The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal defeasance and covenant defeasance

        The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes of either series ("Legal Defeasance"). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes of the relevant series and the Note Guarantees with respect to such series of Notes, and the Indenture shall cease to be of further effect as to all outstanding Notes of such series and Note Guarantees with respect to such series of Notes, except as to:

          (1)   rights of Holders of such series of outstanding Notes to receive payments in respect of the principal of and interest on the Notes of such series when such payments are due from the trust funds referred to below,

          (2)   the Issuer's obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

          (3)   the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer's obligation in connection therewith, and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture with respect to either series of Notes, except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default with respect to such series of Notes. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply with respect to the relevant series of Notes. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

  In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders of the relevant series of Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes of such series on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes of such series,

          (2)   in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States confirming that:

            (a)   the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

            (b)   since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

  in either case to the effect that, and based thereon the opinion of counsel shall confirm that, the Holders of such series of outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

          (3)   in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of such series of outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

          (4)   no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),

          (5)   the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture or a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit),

          (6)   the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by it with the intent of preferring the Holders of such series of Notes over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

          (7)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officer's Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

        If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes of the relevant series when due, then the obligations of the Issuer and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and discharge

        The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes of a series when either:

          (1)   all the Notes of such series that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes of such series for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

          (2)   (a) all Notes of such series not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under "—Optional redemption," and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders of such Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes of such series not theretofore delivered to the Trustee for cancellation,

            (b)   the Issuer has paid all sums payable by it under the Indenture with respect to the relevant series of Notes, and

            (c)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or on the date of redemption, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and exchange

        A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes of such series to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

        The Notes of each series will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, supplement and waiver

        Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided, however, that if any such amendment or waiver, by its terms, directly and disproportionately affects one series of Notes then outstanding, such amendment or waiver shall require the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the holders of a majority in principal amount of such series of Notes then outstanding, and if any such amendment or waiver only affects one series of Notes, the holders of the other series of Notes shall not be required to consent thereto. Furthermore, without the consent of each Holder affected, no amendment or waiver may:

          (1)   reduce, or change the maturity of, the principal of any Note;

          (2)   reduce the rate of or extend the time for payment of interest on any Note;

          (3)   reduce any premium payable upon redemption of the Notes or change the date on, or the circumstances under, which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described above under "—Change of control," except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

          (4)   make any Note payable in money or currency other than that stated in the Notes;

          (5)   modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

          (6)   reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

          (7)   waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

          (8)   impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

          (9)   release any Guarantor that is a Material Domestic Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture, or amend the definition of Material Domestic Subsidiary in a manner adverse to Holders; or

          (10) make any change in these amendment and waiver provisions.

        In addition, without the consent of at least 75% in aggregate principal amount of Notes then outstanding (or the Notes of the relevant series of Notes, as applicable), no amendment, supplement or waiver may modify any Security Document or the provisions of the Indenture dealing with the Security Documents or application of trust moneys, or otherwise release any Collateral, in each case in any manner that materially and adversely affects the rights of the Holders to equally and ratably share in the Liens provided for in the Security Documents in a manner that is materially disproportionate to the effect of such amendment, supplement or waiver on the holders of the other obligations secured by the Security Documents.

        Notwithstanding the foregoing, the Issuer and the Trustee (or, in the case of Security Documents, the Collateral Agent) may amend the Indenture, the Security Documents, the Note Guarantees or the Notes of either series without the consent of any Holder, to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuer's or a Guarantor's obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with "—Certain covenants—Limitations on mergers, consolidations, etc."; to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture); to make any change that does not materially adversely affect the rights of any Holder; in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act; to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee or the Collateral Agent for the benefit of the Holders of the Notes as additional security for the payment and performance of all or any portion of the obligations under the Notes and the Indenture in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise; to add or remove Secured Parties (or any agent acting on their behalf) to any Security Documents or to release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents or the Indenture. The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

No personal liability of directors, officers, employees and stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes of either series or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the trustee

        U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

        The Holders of a majority in principal amount of the then outstanding Notes (or the Notes of the relevant series, if applicable) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing law

        The Indenture, the Notes of each series and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

        "2009 Notes" means the 7.50% Senior Secured Notes due 2019 issued by the Issuer on September 25, 2009.

        "2009 Notes Indenture" means the indenture governing the 2009 Notes dated as of September 25, 2009, among the Issuer and certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

        "2010 Notes" means the 7.375% Senior Secured Notes due 2020 issued by the Issuer on March 23, 2010.

        "2010 Notes Indenture" means the indenture governing each series of the 2010 Notes dated as of March 23, 2010, among the Issuer and certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

        "2012 Notes" means the 5.125% Senior Secured Notes due 2022 issued by the Issuer on July 2, 2012.

        "2012 Notes Indenture" means the indenture governing the 2012 Notes dated as of July 2, 2012, among the Issuer and certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

        "2013 Notes" means the 4.375% Senior Secured Notes due 2023 and the 5.950% Senior Secured Notes due 2043 issued by the Issuer on March 18, 2013.

        "2013 Notes Indenture" means the indenture governing the 2013 Notes dated as of March 18, 2013, among the Issuer and certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

        "2014 Notes" means the 3.125% Senior Secured Notes due 2019 and the 4.850% Senior Secured Notes due 2024 issued by the Issuer on March 18, 2014.

        "2014 Notes Indenture" means the indenture governing the 2014 Notes dated as of March 18, 2014, among the Issuer and certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

        "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any Person means any other Person which directly or indirectly Controls or is Controlled by, or is under direct or indirect common Control with, the referent Person.

        "Affiliated Persons" means, with respect to any specified Person, (a) such specified Person's parents, spouse, siblings, descendants, stepchildren, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (a), and (c) any company, partnership, trust or other entity or investment vehicle Controlled by any of the Persons referred to in clause (a) or (b) or the holdings of which are for the primary benefit of any of such Persons.

        "amend" means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and "amendment" shall have a correlative meaning.

        "asset" means any asset or property.

        "Asset Acquisition" means

          (1)   an Investment by the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary, or

          (2)   the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

          (1)   transfers of cash or Cash Equivalents;

          (2)   transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under "—Certain covenants—Limitations on mergers, consolidations, etc.";

          (3)   Permitted Investments and Restricted Payments permitted under the covenant described under "—Certain covenants—Limitations on restricted payments";

          (4)   the creation of or realization on any Lien permitted under the Indenture;

          (5)   transfers of inventory and damaged, worn out or obsolete equipment or assets that are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

          (6)   sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of Issuer and the Restricted Subsidiaries;

          (7)   any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $50.0 million;

          (8)   (x) Asset Sales by the Issuer or any Guarantor to any other Guarantor or the Issuer and (y) Asset Sales of any Subsidiary that is not a Guarantor to any other Subsidiary that is not a Guarantor; and

          (9)   any transfer or series of transfers that, but for this clause, would be Asset Sales if consummated at a time when, after giving pro forma effect thereto, (x) the Consolidated Leverage Ratio is less than or equal to 2.50 to 1.00, and (y) no Default shall have occurred and be continuing or occur as a consequence thereof.

        "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

        "Board of Directors" means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, or the functional equivalent of the foregoing, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of "Change of Control," any duly authorized committee of such body.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

        "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided however, that any obligations relating to a lease that would have been accounted by such Person as an operating lease in accordance with GAAP as of the Issue Date shall be deemed an operating lease and not a Capitalized Lease Obligation for all purposes under the Indenture.

        "Cash Equivalents" means:

          (1)   marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

          (2)   certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof;

          (3)   commercial paper of an issuer rated at least A-1 by Standard & Poor's or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;

          (4)   repurchase obligations of any commercial bank satisfying the requirements of clause (2) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;

          (5)   securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor's or A by Moody's;

          (6)   securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) of this definition;

          (7)   money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition;

          (8)   money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by Standard & Poor's or Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000; and

          (9)   in the case of any Foreign Subsidiary, investments substantially comparable to any of the foregoing investments with respect to the country in which such Foreign Subsidiary is organized.

        "Change of Control" means the occurrence of any of the following events:

          (1)   the acquisition of beneficial ownership by any person or group (excluding any Permitted Holder or group Controlled by any Permitted Holder) of more than 30% of the aggregate voting power of all outstanding classes or series of the Issuer's voting stock and such aggregate voting power exceeds the aggregate voting power of all outstanding classes or series of the Issuer's voting stock beneficially owned by the Permitted Holders collectively, and either (a) such person or group does not have on the date of such acquisition or within 45 days thereafter (i) an investment grade corporate family rating by Moody's or Standard & Poor's or (ii) a corporate family rating equal to or better than LINTA's rating with Moody's or Standard and Poor's or (b) on any day until the date that is six months after the date of such acquisition, the Issuer is rated by one of Moody's or Standard & Poor's and the rating assigned by either of them is not an investment grade rating;

          (2)   after the consummation of an initial public offering of the Issuer's Equity Interests, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by the Board of Directors or whose nomination for election by the equity-holders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Issuer's Board of Directors then in office; or

          (3)   the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

        For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

        "Collateral" has the meaning set forth under "—Ranking."

        "Collateral Agent" means JPMorgan Chase Bank, N.A. in its capacity as collateral agent under the Security Documents and any successors or new collateral agents in such capacity.

        "Consolidated Amortization Expense" for any period means the amortization expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Cash Flow" for any period means, without duplication, the sum of the amounts for such period of

          (1)   Consolidated Net Income, plus

          (2)   in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income,

            (a)   Consolidated Income Tax Expense,

            (b)   Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

            (c)   Consolidated Depreciation Expense,

            (d)   Consolidated Interest Expense net of consolidated interest income of the Issuer and its Restricted Subsidiaries, and

            (e)   stock compensation, as reported in the Issuer's financial statements,

in each case determined on a consolidated basis in accordance with GAAP; provided that

            (i)  the aggregate amount of all other non-cash charges, expenses or losses reducing such Consolidated Net Income (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period, and

           (ii)  the aggregate amount of all non-cash items, determined on a consolidated basis,

to the extent such items increased Consolidated Net Income for such period will, in each case, be excluded from Consolidated Net Income for purposes of this definition only.

        "Consolidated Depreciation Expense" for any period means the depreciation expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Income Tax Expense" for any period means the provision for taxes of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Coverage Ratio" means the ratio of (i) Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the "Four-Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date") to (ii) Consolidated Interest Expense for such Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1)   the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four- Quarter Period; and

          (2)   any Asset Sale, asset sale which is solely excluded from the definition of Asset Sale pursuant to clause (9) of such definition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition or as a result of a Redesignation) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale, asset sale which is solely excluded from the definition of Asset Sale pursuant to clause (9) of such definition, or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

        In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

          (1)   interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2)   if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

          (3)   notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the agreements governing such Hedging Obligations.

        "Consolidated Interest Expense" for any period means the sum, without duplication, of the total interest expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

          (1)   imputed interest on Capitalized Lease Obligations,

          (2)   commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings,

          (3)   the net costs associated with Hedging Obligations related to interest rates,

          (4)   amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

          (5)   the interest portion of any deferred payment obligations,

          (6)   all other non-cash interest expense,

          (7)   capitalized interest,

          (8)   the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal,

          (9)   all interest payable with respect to discontinued operations, and

          (10) all interest on any Indebtedness described in clause (6) or (7) of the definition of Indebtedness.

        "Consolidated Leverage Ratio" means, at any date, the ratio of (i) Indebtedness of the Issuer and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (ii) Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio. In the event that the Issuer or any of its Restricted Subsidiaries incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Leverage Ratio is made, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect, pursuant to an Officer's Certificate delivered to the Trustee to treat all or any portion of the commitment under any

Indebtedness as being incurred at such time, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

        "Consolidated Leverage Test" means, at any date, that the Consolidated Leverage Ratio is no greater than 3.50 to 1.00.

        "Consolidated Net Income" for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

          (1)   the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any Restricted Subsidiary during such period;

          (2)   except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

          (3)   any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) the sale of any financial or equity investment by the Issuer or any Restricted Subsidiary;

          (4)   gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

          (5)   gains and losses with respect to Hedging Obligations;

          (6)   the cumulative effect of any change in accounting principles;

          (7)   the net income (or loss) associated with minority interests in Restricted Subsidiaries that are not Wholly-Owned Restricted Subsidiaries; and

          (8)   any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Issuer or any Restricted Subsidiary during such period.

        For the purpose of this definition of "Consolidated Net Income," "nonrecurring" means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

        "Consolidated Net Tangible Assets" means the total amount of assets (including investments in joint ventures) of the Issuer and its Restricted Subsidiaries after deducting therefrom (a) all current liabilities of the Issuer and its Restricted Subsidiaries and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and any other like intangibles of the Issuer and its Restricted Subsidiaries, all as set forth on the consolidated balance sheet of the Issuer for the most recently completed fiscal quarter for which financial statements are available and computed in accordance with generally accepted accounting principles.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

        "Coverage Ratio Exception" has the meaning set forth in the proviso in the first paragraph of the covenant described under "—Certain covenants—Limitations on incurrence of indebtedness."

        "Credit Agreement" means the Credit Agreement dated September 2, 2010, as amended and restated on March 1, 2013, by and among the Issuer, as Borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and an issuing bank, and Wells Fargo Bank, N.A. and BNP Paribas, as syndication agents and issuing banks, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time.

        "Credit Facilities" means one or more (A) debt facilities (which may be outstanding at the same time and including, without limitation, the Credit Agreement) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities (including, without limitation, the Notes), indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder).

        "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        "Default" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

        "Designation" has the meaning given to this term in the covenant described under "—Certain covenants—Limitations on designation of unrestricted subsidiaries."

        "Disqualified Equity Interests" of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case on or prior to the date that is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if (1) the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under "—Change of control," and (2) such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer's purchase of the Notes as required pursuant to the provisions described under "—Change of control."

        "Domestic Subsidiary" means any Subsidiary of the Issuer organized under the laws of any jurisdiction within the United States.

        "Equity Interests" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means the debt securities of the Issuer issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Notes of either series, in compliance with the terms of the Registration Rights Agreement.

        "Existing Notes" means the 2009 Notes, the 2010 Notes, the 2012 Notes, each series of the 2013 Notes and each series of the 2014 Notes.

        "Existing Note Guarantees" means the guarantees of the Existing Notes by the Guarantors.

        "Existing Notes Indentures" means the 2009 Notes Indenture, the 2010 Notes Indenture, the 2012 Notes Indenture, the 2013 Notes Indenture and the 2014 Notes Indenture.

        "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

        "Foreign Subsidiary" means any Subsidiary of the Issuer that is not a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied.

        "guarantee" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); "guarantee," when used as a verb, and "guaranteed" have correlative meanings.

        "Guarantors" means each Material Domestic Subsidiary of the Issuer on the Issue Date, and each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Indenture, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

        "Holder" means any registered holder, from time to time, of the Notes.

        "incur" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

        "Indebtedness" of any Person at any date means, without duplication:

          (1)   all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or with respect to deposits or advances of any kind;

          (2)   all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions;

          (4)   all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

          (5)   all Capitalized Lease Obligations of such Person;

          (6)   all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

          (7)   all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis; and

          (8)   all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (excluding obligations arising from inventory transactions in the ordinary course of business).

        The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.

        "interest" means, with respect to the Notes, interest on the Notes (including Additional Interest, if any).

        "Investment Grade Rating" has the meaning set forth under "—Change of control."

        "Investments" of any Person means:

          (1)   all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

          (2)   all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

          (3)   all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP (including, if required by GAAP, purchases of assets outside the ordinary course of business); and

          (4)   the Designation of any Subsidiary as an Unrestricted Subsidiary.

        Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Fair Market Value of the Issuer's proportionate interest in such Unrestricted Subsidiary as of the date of such Unrestricted Subsidiary's designation as an Unrestricted Subsidiary. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer or Parent shall be deemed not to be Investments.

        "Issue Date" means August 21, 2014, the date on which the Notes were originally issued.

        "Issuer Stock Collateral" has the meaning set forth under "—Ranking."

        "Lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, easement, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

        "LINTA" means Liberty Interactive Corporation, a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets; and any subsequent successor (by merger, consolidation, transfer or otherwise) to all or substantially all of a successor's assets, provided, that if a Transferee Parent becomes the beneficial owner of all or substantially all of the equity securities of the Issuer then beneficially owned by LINTA as to which LINTA has dispositive power, the term "LINTA" shall also mean such Transferee Parent and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets. "Transferee Parent" for this purpose means, in the event of any transaction or series of related transactions involving the direct or indirect transfer (or relinquishment of control) by LINTA of a Person or Persons (a "Transferred Person") that hold equity securities of the Issuer beneficially owned by LINTA, such Transferred Person or its successor in such transaction or any ultimate parent entity (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) of such Transferred Person or its successor if immediately after giving effect to such transaction or the last transaction in such series, voting securities representing at least a majority of the voting power of the outstanding voting securities of such Transferred Person, successor or ultimate parent entity are beneficially owned by any combination of LINTA, Persons who prior to such transaction were beneficial owners of a majority of, or a majority of the voting power of, the outstanding voting securities of LINTA (or of any publicly traded class or series of voting securities of LINTA designed to track the economic performance of a specified group of assets or businesses) or Persons who are Control Persons as of the date of such transaction or the last transaction in such series. "Control Person" for this purpose means each of (a) the Chairman of the Board of LINTA, (b) the President of LINTA, (c) any Executive Vice President or Senior Vice President of LINTA, (d) each of the directors of LINTA and (e) the respective Affiliated Persons of the Persons referred to in clauses (a) through (d).

        "Material Domestic Subsidiary" means any Domestic Subsidiary of the Issuer, as of the last day of the fiscal quarter of the Issuer most recently ended for which financial statements are available, that has assets (including Equity Interests in Subsidiaries) or revenues (including both third party and intercompany revenues) with a value in excess of 7.50% of the consolidated assets of the Issuer and its Domestic Subsidiaries or 7.50% of the consolidated revenues of the Issuer and its Domestic Subsidiaries; provided, that in the event Domestic Subsidiaries that would otherwise not be Material Domestic Subsidiaries shall in the aggregate account for a percentage in excess of 7.50% of the consolidated assets of the Issuer and its Domestic Subsidiaries or 7.50% of the consolidated revenues of the Issuer and its Domestic Subsidiaries as of the end of such fiscal quarter, then one or more of such Domestic Subsidiaries designated by the Issuer (or, if the Issuer shall make no designation, one or more of such Domestic Subsidiaries in descending order based on their respective contributions to the consolidated assets of the Issuer), shall be included as Material Domestic Subsidiaries to the extent necessary to eliminate such excess.

        "Moody's" has the meaning set forth under "—Change of control".

        "Non-Material Domestic Subsidiary" means any Domestic Subsidiary of the Issuer other than a Material Domestic Subsidiary.

        "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary:

          (1)   as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, and

          (2)   no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Credit Agreement, Existing Notes or Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        "Obligation" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Officer" means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

        "Officer's Certificate" means a certificate signed by an Officer.

        "Parent" means LINTA.

        "Parent Pledge Agreement" has the meaning set forth under "—Security—Issuer Stock Collateral."

        "Parent Pledgor" has the meaning set forth under "—Ranking."

        "Permitted Holders" means any one or more of (a) LINTA, (b) John C. Malone, (c) each of the respective Affiliated Persons of the Person referred to in clause (b), and (d) any Person a majority of the aggregate voting power of all the outstanding classes or series of the equity securities of which are beneficially owned by any one or more of the Persons referred to in clauses (a), (b) or (c).

        "Permitted Investment" means:

          (1)   Investments by the Issuer or any Restricted Subsidiary in any Restricted Subsidiary;

          (2)   Investments in the Issuer by any Restricted Subsidiary;

          (3)   loans and advances to directors, employees and officers of Parent (prior to the consummation of an initial public offering of the Issuer's Equity Interests) or the Issuer or any of the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Parent (prior to the consummation of an initial public offering of the Issuer's Equity Interests) or the Issuer (after the consummation of an initial public offering of the Issuer's Equity Interests) not in excess of $10.0 million at any one time outstanding;

          (4)   cash and Cash Equivalents;

          (5)   receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

          (6)   Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (7)   Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with a sale of assets made in compliance with the covenant described under "—Certain covenants—Limitations on asset sales";

          (8)   lease, utility and other similar deposits in the ordinary course of business;

          (9)   stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

          (10) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date; and

          (11) Investments, including in joint ventures of the Issuer or any of its Restricted Subsidiaries, not to exceed $100.0 million in the aggregate outstanding at any time.

        "Permitted Liens" means the following types of Liens:

          (1)   Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or a Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (2)   statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent by more than 30 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (3)   pledges and deposits made in the ordinary course of business in compliance with workers' compensation (or pursuant to letters of credit issued in connection with such workers' compensation compliance), unemployment insurance and other social security laws or regulations;

          (4)   Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of- money bonds, letters of credit and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (5)   Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (6)   judgment Liens not giving rise to an Event of Default;

          (7)   easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Issuer or any Restricted Subsidiary;

          (8)   Liens securing obligations in respect of trade-related letters of credit and covering the goods (or the documents of title in respect of such goods) financed or the purchase of which is supported by such letters of credit and the proceeds and products thereof;

          (9)   Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

          (10) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (11) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

          (12) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (13) [Reserved];

          (14) Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary in the ordinary course of business not for the purpose of speculation;

          (15) Liens existing on the Issue Date securing obligations outstanding on the Issue Date;

          (16) Liens in favor of the Issuer or a Guarantor;

          (17) Liens securing Purchase Money Indebtedness; provided that such Liens shall secure Capitalized Lease Obligations or be created within 90 days of the acquisition of such fixed or capital assets and shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;

          (18) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

          (19) deposits and other Liens securing credit card operations of the Issuer and its Subsidiaries, provided the amount secured does not exceed amounts owed by the Issuer and its Subsidiaries in connection with such credit card operations;

          (20) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (15), (17) and (18); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (15), (17) and (18) such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

          (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (22) Interests of vendors in inventory arising out of such inventory being subject to a "sale or return" arrangement with such vendor or any consignment by any third party of any inventory; and

          (23) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations that do not in the aggregate exceed $150.0 million at any one time outstanding, so long as such Liens do not encumber Collateral consisting of assets of the Issuer or any Restricted Subsidiary.

        "Permitted Parity Indebtedness" has the meaning given to such term in the covenant described under "—Certain covenants—Limitations on liens."

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

        "Plan of Liquidation" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person other than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

        "Preferred Stock" means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

        "principal" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

        "Purchase Money Indebtedness" means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that such Indebtedness is comprised of Capitalized Lease Obligations or (1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

        "Qualified Equity Interests" of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

        "Recovery" has the meaning set forth under "—Security—Certain bankruptcy provisions."

        "redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning; provided that this definition shall not apply for purposes of "—Optional redemption."

        "Redesignation" has the meaning given to such term in the covenant described under "—Certain covenants—Limitations on designation of unrestricted subsidiaries."

        "refinance" means to refinance, repay, prepay, replace, renew or refund.

        "Refinancing Indebtedness" means Indebtedness of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the "Refinanced Indebtedness"); provided that:

          (1)   the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

          (2)   the obligor of Refinancing Indebtedness does not include any Person (other than the Issuer or any Restricted Subsidiary) that is not an obligor of the Refinanced Indebtedness;

          (3)   if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

          (4)   the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the final maturity date of the Notes; and

          (5)   the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the final maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the final maturity date of the Notes; provided that Refinancing Indebtedness in respect of Refinanced Indebtedness that has no amortization may provide for amortization installments, sinking fund payments, senior maturity dates or other required payments of principal of up to 1% of the aggregate principal amount per annum.

        "Registration Rights Agreement" means (i) the Registration Rights Agreement dated the Issue Date, among the Issuer, the Guarantors and Credit Agricole Securities (USA) Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several initial purchasers and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering after the Issue Date.

        "Restricted Payment" means any of the following:

          (1)   the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any such payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

          (2)   the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, or any equity holder of the Issuer, including, without limitation, any payment in exchange for such Equity Interests in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

          (3)   any Investment other than a Permitted Investment; or

          (4)   any payment or redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Issuer or any Restricted Subsidiary).

        "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

        "Sale and Leaseback Transactions" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Party" shall mean the lenders and the agents under the Credit Agreement, holders of Existing Notes, the trustee under the Existing Notes and providers of the Specified Swap Agreements, the Trustee, the Holders, the Collateral Agent and any other party designated as an additional secured party under the Security Documents in accordance with the terms of the Security Documents, Indenture, the Credit Agreement or the Existing Notes Indentures.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Security Documents" means, collectively, the Parent Pledge Agreement and any other security agreement relating to the Collateral, each as in effect on the Issue Date (in the case of the Parent Pledge Agreement) and as any such Security Document may be amended, amended and restated, modified, renewed or replaced from time to time.

        "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under "—Events of default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

        "Specified Swap Agreement" means any Swap Agreement in respect of interest rate or currency exchange rates existing on the Issue Date or entered into by the Issuer or any Guarantor and any Person that is a lender or an affiliate of a lender under the Credit Agreement at the time such Swap

Agreement is entered into and is secured equally and ratably with such Credit Agreement pursuant to the terms of the Credit Agreement and Security Documents or any such agreement secured equally and ratably with any Credit Facility pursuant to the terms of such Credit Facility and Security Documents.

        "Standard & Poor's" has the meaning set forth under "—Change of control."

        "Stock Compensation Plans" means compensation plans in connection with which the Issuer and its Subsidiaries make payments to Parent and its Affiliates in consideration for securities of Parent issued to employees of the Issuer and its Subsidiaries.

        "Subordinated Indebtedness" means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes of each series or the Note Guarantees.

        "Subsidiary" means, with respect to any Person:

          (1)   any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

          (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

        Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

        "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or the Subsidiaries shall be a Swap Agreement.

        "Tax Liability Allocation and Indemnification Agreement" means that certain Tax Liability Allocation and Indemnification Agreement entered into as of April 26, 2004 by and between Liberty Interactive LLC (f/k/a Liberty Media Corporation) and the Issuer, as amended, modified or replaced from time to time in a manner no less favorable to the Issuer than as in effect on the Issue Date; provided that such agreement may be amended from time to time in the future to permit Issuer to pay the portion of any additional consolidated, combined or similar income taxes payable by any direct or indirect parent of Issuer that are attributable to the income of Issuer and/or any of its Subsidiaries.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "Unrestricted Subsidiary" means (1) QVC Italia S.r.l., (2) QVC-France SAS, (3) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under "—Certain covenants—Limitations on designation of unrestricted subsidiaries" and (4) any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

        "Weighted Average Life to Maturity" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

        "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

Book-entry, delivery and form

        The certificates representing the exchange notes will be issued in fully registered form without interest coupons. The exchange notes initially will be represented by permanent global notes in fully registered form without interest coupons (each, a "Global Note") and will be deposited with the Trustee as a custodian for DTC, as depositary, and registered in the name of a nominee of such depositary, in each case for credit to an account of a direct or indirect participant in DTC as described below.

The Global Notes

        We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary ("participants") and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

        So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

        Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the issuer, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

        We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants and which will be legended as set forth in the notes and the indenture.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants' accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, the Trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

        A Global Note is exchangeable for certificated notes in fully registered form without interest coupons ("Certificated Securities") only in the following limited circumstances:

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  DTC notifies us that it is unwilling or unable to continue as depositary for the Global Note and we fail to appoint a successor depositary within 90 days of such notice, or

  •
  there shall have occurred and be continuing an event of default with respect to the notes under the indenture and DTC shall have requested the issuance of Certificated Securities.

        Certificated Securities may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes, if any.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

 Material U.S. federal income and estate tax consequences

        The following discussion is a summary of the material U.S. federal income and, in the case of certain non-U.S. holders, estate tax consequences of the exchange of original notes for exchange notes pursuant to the exchange offer and the ownership and disposition of the exchange notes described in this prospectus. This summary is based upon the provisions of the Code, applicable U.S. Treasury Regulations promulgated thereunder, judicial authorities and administrative interpretations, in each case as of the date of this prospectus, all of which are subject to change and different interpretations, possibly with retroactive effect. We cannot assure you that the U.S. Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income and estate tax consequences of acquiring, holding or disposing of the notes.

        This discussion does not purport to address all U.S. federal income and estate tax consequences that may be relevant to a holder in light of the holder's particular circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as financial institutions, insurance companies, regulated investment companies, tax- exempt entities, dealers in securities, partnerships or other pass-through entities (or investors in such entities), U.S. holders (as defined below) whose "functional currency" is not the U.S. dollar, non-U.S. trusts and estates that have U.S. beneficiaries, persons subject to the alternative minimum tax, U.S. expatriates and former long-term residents of the U.S., or persons that hold the notes as part of a hedge, wash sale, conversion transaction, straddle or other risk reduction transaction. This discussion is limited to those holders that hold the notes as capital assets (generally, property held for investment). Moreover, this discussion does not address the tax consequences arising under any applicable state, local or foreign tax laws or the application of any U.S. federal taxes other than U.S. federal income taxes (such as the federal gift tax or the Medicare tax on certain investment income) and, except as specifically noted under "—Tax consequences to non-U.S. holders—Material U.S. federal estate tax considerations," the federal estate tax.

        If any entity treated as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership which holds notes or is considering an investment in the notes, you are urged to consult your own tax advisor about the tax consequences of the exchange offer and of acquiring, owning and disposing of the notes.

        Holders of notes and investors considering the purchase of notes are urged to consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situations and the applicability and effect of state, local or foreign tax laws and tax treaties.

  Effect of certain contingent payments

        In certain circumstances, we may be obligated to pay amounts on the notes that are in excess of the stated interest on, or principal amount of, the notes and/or the timing of payments on the notes may be affected. See, for example, "Description of notes—Change of control." This may cause the notes to be subject to special rules for debt instruments with contingent payments unless, as of the issue date of the notes, the likelihood of the events that would result in any of such contingencies occurring is "remote" and/or such contingencies, in the aggregate, are considered "incidental." We intend to take the position that such contingencies should be treated as remote and/or incidental, as of the issue date of the notes, within the meaning of the applicable U.S. Treasury Regulations and, accordingly, we do not intend to treat the notes as contingent payment debt instruments. Under applicable U.S. Treasury Regulations, our determination that such contingencies are remote and/or incidental is binding on all holders of the notes (other than holders that properly disclose to the IRS that they are taking a different position) but is not binding on the IRS. The IRS may take a contrary position, which, if sustained, could require holders to accrue ordinary interest income on the notes at a rate in excess of the stated interest rate and to treat any gain recognized on a sale or other taxable disposition of a note as ordinary interest income rather than as capital gain. The remainder of this discussion assumes that the notes are not contingent payment debt instruments.

  Tax consequences to U.S. holders

        You are a "U.S. holder" for purposes of this discussion if you are a beneficial owner of a note and, for U.S. federal income tax purposes, you are:

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  an individual who is a citizen or a resident of the U.S.;

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  a corporation that is organized under the laws of the U.S., any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

  Exchange offer

        The exchange of original notes for exchange notes will not be treated as an "exchange" for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind from the original notes. Accordingly, in the case of the exchange offer:

  •
  you will not recognize gain or loss upon receipt of an exchange note;

  •
  the adjusted tax basis of the exchange note you receive will be the same as your adjusted tax basis in the original note (determined immediately prior to the exchange) that is exchanged therefor; and

  •
  the holding period of the exchange note you receive will include your holding period of the original note exchanged therefor.

  Stated interest on the notes

        Payments of stated interest on the notes will generally be taxable to you as ordinary interest income at the time such stated interest is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

  Amortizable bond premium

        If you purchase a note for an amount that is greater than the sum of all remaining payments on the note other than stated interest, you will be treated as having purchased the note with "amortizable bond premium" in an amount equal to such excess. Amortizable bond premium on original notes should carry over to the exchange notes received in exchange therefor. A U.S. holder may elect to amortize this premium using a constant yield method over the term of the notes and generally may offset interest in respect of the note otherwise required to be included in income by the amortized amount of the premium for the taxable year. A U.S. holder that elects to amortize bond premium must reduce its tax basis in its note by the amount of the premium amortized in any taxable year. An election to amortize bond premium is binding once made and applies to all bonds held by the holder at the beginning of the first taxable year to which this election applies and to all bonds thereafter acquired. You are urged to consult your own tax advisor concerning the computation and amortization of any bond premium on your notes.

  Market discount

        If you purchase a note for an amount that is less than its stated principal amount, you will be treated as having purchased the note with "market discount" unless the discount is less than a specified de minimis amount. Under the market discount rules, a U.S. holder generally will be required to treat any gain realized on the sale, exchange, retirement or other disposition of a note as ordinary income to the extent of any accrued market discount that has not previously been included in income. For this purpose, market discount will be considered to accrue ratably during the period from the date of the U.S. holder's acquisition of the note to the maturity date of the note, unless the U.S. holder made an election to accrue market discount on a constant yield basis. Accrued market discount on original notes that has not previously been included in income by a U.S. holder should carry over to the exchange notes received in exchange therefor. A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity date or certain earlier dispositions.

        A U.S. holder may elect to include market discount in income currently as it accrues on either a ratable or a constant yield basis, in which case the rules described above regarding (1) the treatment of any gain realized upon the disposition of the note as ordinary income and (2) the deferral of interest deductions will not apply. Market discount which is included in income currently as it accrues is generally treated as ordinary interest income for U.S. federal income tax purposes and will be added to the basis of the note. An election to include market discount in income as it accrues will apply to all debt instruments with market discount acquired by the U.S. holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the IRS.

  Disposition of the notes

        Subject to the discussion above under the heading "—Market discount", you will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note equal to the difference between (i) the amount realized on such disposition (excluding amounts attributable to any accrued but unpaid stated interest, which will be taxable as ordinary income to the extent you have not previously included the accrued interest in income) and (ii) your adjusted tax basis in the note. The amount realized will equal the sum of any cash and the fair market value of any other property received on the disposition. Your adjusted tax basis in a note will generally equal the amount you paid for the note (adjusted, if applicable, as described above under the headings "—Amortizable bond premium" and "—Market discount"). Such gain or loss will be long-term capital gain or loss if you held the note for more than one year at the time of the disposition. Long-term capital gains of non-corporate holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

  Information reporting and backup withholding

        Information reporting requirements may apply to payments of interest and the proceeds of the disposition (including a retirement or redemption) of notes. These requirements, however, do not apply with respect to certain exempt U.S. holders, such as corporations.

        Backup withholding (currently at a rate of 28%) may apply to payments of the foregoing amounts, unless you provide the paying agent with a taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establish an exemption from backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.

  Tax consequences to non-U.S. holders

        Except as modified for estate tax purposes, you are a "non-U.S. holder" for purposes of this discussion if you are a beneficial owner of notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

  Exchange offer

        The U.S. federal income tax consequences of the exchange of original notes for exchange notes pursuant to the exchange offer will be as described in "—Tax consequences to U.S. holders—Exchange offer" above.

  Interest on the notes

        Subject to the discussion below under the headings "—Information reporting and backup withholding" and "—Foreign Account Tax Compliance Act," payments of interest on the notes generally will be exempt from U.S. federal income or withholding tax under the "portfolio interest" exemption if you properly certify as to your foreign status, as described below, and:

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  you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

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  you are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

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  you are not a "controlled foreign corporation" for U.S. federal income tax purposes that is related to us; and

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  interest on the notes is not effectively connected with your conduct of a U.S. trade or business.

        The portfolio interest exemption applies only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or appropriate substitute form to us or our paying agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to your agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax, currently at a 30% rate, unless (i) you provide us or our paying agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or successor form) claiming an exemption from (or a reduction of) withholding under an applicable income tax treaty or (ii) or the payments of interest are effectively connected with your conduct of a trade or business in the U.S. and you meet the certification requirements described below (see "—Income or gain effectively connected with a U.S. trade or business").

  Disposition of notes

        Subject to the discussion below under the headings "—Information reporting and backup withholding" and "Foreign Account Tax Compliance Act," you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of a note (other than amounts attributable to accrued and unpaid interest, which will be treated as described above under "—Interest on the notes"), unless:

  •
  the gain is effectively connected with the conduct by you of a U.S. trade or business; or

  •
  you are an individual who has been present in the U.S. for 183 days or more in the taxable year of disposition and certain other requirements are met.

        If you are a non-U.S. holder described in the first bullet point above, you generally will be subject to U.S. federal income tax as described below (see "—Income or gain effectively connected with a U.S. trade or business"). If you are a non-U.S. holder described in the second bullet point above, you generally will be subject to U.S. federal income tax at a flat 30% rate (or a lower applicable treaty rate) on the gain derived from the sale, redemption, exchange, retirement or other taxable disposition, which may be offset by certain U.S. source capital losses, unless an applicable income tax treaty provides otherwise.

  Income or gain effectively connected with a U.S. trade or business

        If any interest on the notes or gain from the sale, redemption, exchange, retirement or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by you, then you will generally be subject to U.S. federal income tax in the same manner as a U.S. holder (unless an applicable income tax treaty provides otherwise). If interest received with respect to the notes is effectively connected income (whether or not a treaty applies), the U.S. federal withholding tax described above will not apply, assuming an appropriate certification is provided. You can generally meet the certification requirements by providing a properly executed IRS Form W- 8ECI or appropriate substitute form to us or our paying agent. In addition, if you are a corporation for U.S. federal income tax purposes, that portion of your earnings and profits that is effectively connected with your U.S. trade or business, subject to certain adjustments, may also be subject to a "branch profits tax" at a 30% rate (or a lower applicable treaty rate).

  Information reporting and backup withholding

        Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Backup withholding (currently at a rate of 28%) generally will not apply to payments of interest on a note to a non-U.S. holder if the certification described in "—Interest on the notes" above is provided by the holder, or the holder otherwise establishes an exemption, provided that we do not have actual knowledge or reason to know that the holder is a U.S. person.

        Proceeds from a disposition (including a retirement or redemption) of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify, under penalties of perjury, as to your foreign status and certain other conditions are met, or you otherwise establish an exemption. Information reporting and backup withholding generally will not apply to any proceeds from the disposition of a note effected outside the U.S. by a foreign office of a broker; however, if such broker has certain connections to the U.S., then information reporting, but not backup withholding, will apply unless the broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met, or you otherwise establish an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided the required information is timely furnished to the IRS.

  Foreign Account Tax Compliance Act

        Legislation enacted in 2010 imposes a U.S. federal withholding tax of 30% on payments of interest on, or the gross proceeds from a disposition of, a debt instrument paid to certain non-U.S. entities, including certain foreign financial institutions and investment funds (including, in some instances, where such an entity is acting as an intermediary), unless such non-U.S. entity complies with certain reporting requirements regarding its United States account holders and its United States owners. Pursuant to Treasury Regulations and other administrative guidance, this withholding tax currently applies to payments of interest on the notes and will apply to payments of the gross proceeds from a disposition of the notes beginning January 1, 2017. Holders of the notes should consult their own tax advisors regarding the new withholding and reporting provisions.

  Material U.S. federal estate tax considerations

        If you are an individual who is not a citizen or resident of the U.S. (as specially defined for U.S. federal estate tax purposes) at the time of your death, any notes owned (or deemed to be owned) by you will not be included in your estate for U.S. federal estate tax purposes provided that, at the time of your death, interest on the notes qualifies for the portfolio interest exemption under the rules described in "—Interest on the notes," without regard to the certification requirement.

        The preceding discussion of material U.S. federal income (and, with respect to non-U.S. holders, estate) tax consequences is for general information only and is not tax advice. We urge each holder of notes or prospective investor to consult its own tax advisor regarding the particular U.S. federal, state, local and foreign tax consequences of the exchange offer and of acquiring, owning and disposing of the notes, including the consequences of any proposed change in applicable laws.

 Plan of distribution

        Based on interpretations of the staff of the SEC in no-action letters issued to third parties, we believe the exchange notes may be offered for resale, resold and otherwise transferred by any holder without compliance with the registration and prospectus delivery requirements of the Securities Act provided such holder meets the following conditions:

  •
  such holder is not a broker-dealer who purchased original notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act;

  •
  such holder is not our "affiliate" within the meaning of Rule 405 under the Securities Act; and

  •
  such holder acquires exchange notes in the ordinary course of its business and has no arrangement or understanding with any person to participate in the distribution of the exchange notes.

        If you do not satisfy all of the above conditions, you cannot participate in the exchange offer.

        If you wish to receive exchange notes for your outstanding notes in the exchange offer, you will be required to make representations to us as described in "The exchange offer—Procedures for tendering original notes—Your Representations to Us" in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your outstanding notes in the exchange offer.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of 180 days from the effective date of the registration statement of which this prospectus forms a part and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading actions. In addition, until                  , 2015 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from the exchange of original notes for exchange notes or from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

  •
  in the over-the-counter market,

  •
  in negotiated transactions,

  •
  through the writing of options on the exchange notes or a combination of such methods of resale,

  •
  at market prices prevailing at the time of resale,

  •
  at prices related to such prevailing market prices, or

  •
  at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes.

        Any broker-dealer that resells exchange notes received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period described in Section 4(a)(3) and Rule 174 under the Securities Act that is applicable to transactions by broker-dealers with respect to the exchange notes, we will promptly send additional copies of this prospectus at no charge and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incident to the exchange offer (including the reasonable fees and expenses of one counsel for the holders of the original notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Legal matters

        The validity of notes will be passed upon for us by Baker Botts L.L.P., New York, New York, and certain matters of North Carolina law will be passed upon by Womble Carlyle Sandridge & Rice, LLP and certain matters of Texas law will be passed upon by Jackson Walker L.L.P., as set forth in and limited by their respective opinions filed as exhibits to the Registration Statement on Form S-4 of which this prospectus is a part.

Experts

        The consolidated financial statements of QVC, Inc. and subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Where you can find more information

        We and our subsidiary guarantors have filed with the SEC, a registration statement on Form S-4, including all required exhibits and schedules, under the Securities Act to register the offer and exchange of the exchange notes for the original notes. As is permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits some information, exhibits, schedules and undertakings set forth in the registration statement. For further information with respect to us, our subsidiary guarantors and the exchange offer, please refer to the registration statement.

        Following effectiveness of the registration statement, we will be required for some time period to file certain reports and documents with the SEC. In addition, the indenture relating to the notes also requires us to transmit to the holders of the notes and the Trustee, for so long as the notes are outstanding, the annual reports, quarterly reports and current reports that we are or would be required to file with the SEC under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 within the time period on which we are required to file or would be required to file if we were so subject.

        You may read and, at prescribed rates, copy the registration statement at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the public reference room may be obtained by calling the SEC at (800) 732-0330. The SEC also maintains a website at http://www.sec.gov that contains reports and other information regarding registrants that make electronic filings with the SEC using its EDGAR system, and you may access the registration statement by means of the SEC website. You may also obtain a copy of the registration statement of which this prospectus forms a part, and other information that we file with the SEC, as well as certain agreements that we have entered into, such as the indenture and the senior secured credit facility without charge to you by making at written request to us at QVC, Inc., 1200 Wilson Drive, West Chester, Pennsylvania, (484) 701-1000.

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QVC, Inc. and Subsidiaries
Index to consolidated financial statements

Management's discussion and analysis of financial condition and results of operations
June 30, 2014

        The following discussion and analysis provides information concerning our results of operations and financial condition. This discussion should be read in conjunction with our accompanying unaudited condensed consolidated financial statements and the notes thereto and our accompanying audited consolidated financial statements and the notes thereto.

Overview

        QVC, Inc. (unless otherwise indicated or required by the context, the terms "we," "our," "us," the "Company" and "QVC" refer to QVC, Inc. and its consolidated subsidiaries) is a retailer of a wide range of consumer products, which are marketed and sold primarily by merchandise-focused televised shopping programs, the Internet and mobile applications. In the United States, QVC's live programming is distributed via its nationally televised shopping program 24 hours per day, 364 days per year ("QVC-U.S."). Internationally, QVC's program services are based in Japan ("QVC-Japan"), Germany ("QVC-Germany"), the United Kingdom ("QVC-U.K.") and Italy ("QVC-Italy"). QVC-Japan distributes live programming 24 hours per day, QVC-Germany distributes its program 24 hours per day with 17 hours of live programming and QVC-U.K. distributes its program 24 hours per day with 17 hours of live programming. QVC-Italy distributes programming live for 17 hours per day on satellite and digital terrestrial television and an additional seven hours per day of recorded programming on satellite and seven hours per day of general interest programming on digital terrestrial television.

        The Company also has a joint venture with China Broadcasting Corporation, a limited liability company owned by China National Radio ("CNR"). The Company owns a 49% interest in a CNR subsidiary, CNR Home Shopping Co., Ltd. ("CNRS"). CNRS distributes live programming for 15 hours per day and recorded programming for nine hours per day. This joint venture is accounted for as an equity method investment recorded as equity in (losses) earnings of investee in the condensed consolidated statements of operations.

        Additionally, the Company's Japanese operations are conducted through a venture with Mitsui & Co. LTD ("Mitsui") for a television and multimedia retailing service in Japan. QVC-Japan is owned 60% by the Company and 40% by Mitsui. The Company and Mitsui share in all profits and losses based on their respective ownership interests. For both the six months ended June 30, 2014 and 2013, QVC-Japan paid dividends to Mitsui of $25 million, respectively.

        We are an indirect wholly owned subsidiary of Liberty Interactive ("Liberty"), which owns interests in a broad range of digital commerce businesses. On August 9, 2012, Liberty completed the recapitalization of its common stock into shares of the corresponding series of two new tracking stocks, Liberty Interactive (Nasdaq: LINTA, LINTB) and Liberty Ventures (Nasdaq: LVNTA, LVNTB). On October 3, 2014, Liberty's board of directors approved (i) the change in attribution from the Liberty Interactive Group to the Liberty Ventures Group of its digital commerce companies (Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC, CommerceHub and the Evite.com business), together with $970 million in cash, effective immediately; (ii) the creation of an inter-group interest in Liberty Ventures Group in favor of the former Liberty Interactive Group (which will now be referred to as the "QVC Group"), which is represented as a number of Liberty Ventures shares that may be issued to the QVC Group ("Inter-Group Interest Shares") calculated in accordance with Liberty's Restated Certificate of Incorporation; and (iii) a dividend of the Inter-Group Interest Shares to the holders of QVC Group common stock in full elimination of the inter-group interest. In connection with the payment of the dividend, typical antidilution adjustments will be made to outstanding QVC Group equity incentive awards, and the Liberty board reattributed $30 million in cash to the Liberty Ventures Group relating to its assumption of liabilities related to those awards. We refer to the foregoing transactions as the "2014 Reattribution." As a result of these transactions, we are now attributed to the new QVC Group, which tracks the assets and liabilities of our company and Liberty's 38% equity interest in HSN, Inc., one of our two closest televised shopping competitors, and the trading symbols for the Series A QVC Group tracking stock and the Series B QVC Group tracking stock have changed to "QVCA" and "QVCB," respectively.

        On April 16, 2014, QVC announced plans to expand its global presence into France. Similar to its other markets, QVC plans to offer a highly immersive digital shopping experience, with strong integration across e-commerce, TV, mobile and social platforms, with the launch scheduled for the second quarter of 2015.

Strategies and challenges of business units

        QVC's goal is to become the preeminent global multimedia shopping community for people who love to shop, and to offer a shopping experience that is as much about entertainment and enrichment as it is about buying. QVC's objective is to provide an integrated shopping experience that utilizes all forms of media including television, the Internet and mobile devices. QVC intends to employ several strategies to achieve these goals and objectives. Among these strategies are to (i) extend the breadth, relevance and exposure of the QVC brand; (ii) source products that represent unique quality and value; (iii) create engaging presentation content in televised programming, mobile and online; (iv) leverage customer loyalty and continue multi-platform expansion; and (v) create a compelling and differentiated customer experience. In addition, QVC expects to expand globally by leveraging its existing systems, infrastructure and skills in other countries around the world.

        QVC's future net revenue growth will primarily depend on international expansion, sales growth from e-commerce and mobile platforms, additions of new customers from households already receiving QVC's television programming and increased spending from existing customers. QVC's future net revenue may also be affected by (i) the willingness of cable television and direct-to-home satellite system operators to continue carrying QVC's programming service; (ii) QVC's ability to maintain favorable channel positioning, which may become more difficult due to governmental action or from distributors converting analog customers to digital; (iii) changes in television viewing habits because of personal video recorders, video-on-demand and Internet video services; and (iv) general economic conditions.

        The prolonged economic uncertainty in various regions of the world in which our subsidiaries and affiliates operate could adversely affect demand for our products and services since a substantial portion of our revenue is derived from discretionary spending by individuals, which typically falls during times of economic instability. Global financial markets continue to experience disruptions, including increased volatility and diminished liquidity and credit availability. The world has experienced a global macroeconomic downturn, and if economic and financial market conditions in the U.S. or other key markets, including Japan and Europe, remain uncertain, persist, or deteriorate further, our customers may respond by suspending, delaying, or reducing their discretionary spending. A suspension, delay or reduction in discretionary spending could adversely affect revenue. Accordingly, our ability to increase or maintain revenue and earnings could be adversely affected to the extent that relevant economic environments remain weak or decline further. Such weak economic conditions may also inhibit our expansion into new markets. We currently are unable to predict the extent of any of these potential adverse effects.

Results of Operations

        QVC's operating results were as follows:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2014	2013	2014	2013
Net revenue	$2,014	1,961	4,000	3,935
Costs of goods sold	1,250	1,227	2,506	2,479

Gross profit	764	734	1,494	1,456
Operating expenses:
Operating	180	171	358	344
Selling, general and administrative, excluding stock-based compensation	145	129	285	274

Adjusted OIBDA	439	434	851	838
Stock-based compensation	10	9	18	19
Depreciation	33	33	66	63
Amortization	112	107	223	211

Operating income	284	285	544	545

Other (expense) income:
Equity in losses of investee	(2)	(2)	(3)	(1)
Gains on financial instruments	—	3	—	15
Interest expense, net	(60)	(50)	(122)	(113)
Foreign currency gain (loss)	1	—	—	(1)
Loss on extinguishment of debt	—	(16)	—	(57)

	(61)	(65)	(125)	(157)

Income before income taxes	223	220	419	388
Income tax expense	(83)	(81)	(157)	(143)

Net income	140	139	262	245
Less net income attributable to the noncontrolling interest	(10)	(13)	(19)	(25)

Net income attributable to QVC, Inc. stockholder	$130	126	243	220

Net revenue

        Net revenue was generated in the following geographical areas:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2014	2013	2014	2013
QVC-U.S.	$1,352	1,312	2,657	2,609
QVC-Japan	223	260	457	516
QVC-Germany	227	207	477	457
QVC-U.K.	178	153	343	293
QVC-Italy	34	29	66	60

Consolidated QVC	$2,014	1,961	4,000	3,935

        QVC's consolidated net revenue increased 2.7% and increased 1.7% for the three and six month periods ended June 30, 2014, respectively, as compared to the corresponding periods in the prior year. The three month increase in net revenue was primarily comprised of $25 million due to a 1.1%

increase in units sold, $13 million due to a 0.6% increase in consolidated average selling price per unit ("ASP") and $20 million in favorable foreign currency exchange rates in all countries except Japan. These amounts were offset primarily by a decrease of $3 million in shipping and handling revenue. The six month increase in net revenue was primarily comprised of $36 million due to a 0.8% increase in ASP, $26 million due to a 0.6% increase in units sold and $14 million in favorable foreign currency rates in all countries except Japan. These amounts were negatively impacted by unfavorable returns in the U.S., partially offset by favorability in Germany. The increase in the returns in the U.S. was primarily due to adjustments to prior period estimates based on actual experience, whereas the decrease in Germany was primarily due to lower returns in all categories and a positive mix shift from the apparel and jewelry categories to home, which typically returns at lower rates.

        During the three and six month periods ended June 30, 2014, the changes in revenue and expenses were affected by changes in the exchange rates for the Japanese Yen, the Euro and the U.K. Pound Sterling. In the event the U.S. Dollar strengthens against these foreign currencies in the future, QVC's revenue and operating cash flow will be negatively affected.

        The percentage increase (decrease) in net revenue for each of QVC's geographic areas in U.S. Dollars and in local currency was as follows:

	Three months ended June 30, 2014		Six months ended June 30, 2014
	U.S. Dollars	Local currency	U.S. Dollars	Local currency
QVC-U.S.	3.0%	3.0%	1.8%	1.8%
QVC-Japan	(14.2)%	(11.1)%	(11.4)%	(5.0)%
QVC-Germany	9.7%	4.7%	4.4%	0.1%
QVC-U.K.	16.3%	5.8%	17.1%	7.9%
QVC-Italy	17.2%	8.6%	10.0%	5.6%

        QVC-U.S.' net revenue growth for the three months ended June 30, 2014 was primarily due to a 3.1% increase in units shipped and a 1.2% increase in ASP, partially offset by an increase in estimated product returns due to adjustments to prior period estimates based on actual experience. QVC-U.S.' net revenue growth for the six months ended June 30, 2014 was primarily due to a 2.2% increase in units shipped and a 0.9% increase in ASP, partially offset by the increase in estimated product returns as discussed in the above paragraph. For both the three and six month periods ended June 30, 2014, QVC-U.S. experienced shipped sales growth primarily in the home, apparel, and accessories categories partially offset by declines in electronics. For both the three and six month periods ended June 30, 2014, QVC-Japan's shipped sales in local currency declined in all categories except electronics. For the three months ended June 30, 2014, the declines in QVC-Japan's shipped sales in local currency were primarily due to a local consumption tax increase that became effective April 1, 2014. For both the three and six month periods ended June 30, 2014, QVC-Germany's shipped sales in local currency increased primarily in the home category, somewhat offset by declines in apparel and jewelry. For both periods presented, QVC-Germany was also positively impacted by favorable return rates as discussed in the above paragraph. For the three month period ended June 30, 2014, QVC-U.K.'s shipped sales growth in local currency increased in the beauty, apparel and accessories categories, partially offset by declines in electronics and to a lesser extent in the home category. For the six month period ended June 30, 2014, QVC-U.K.'s shipped sales growth in local currency increased in all categories except electronics. For both the three and six month periods ended June 30, 2014, QVC-Italy's shipped sales growth in local currency primarily increased in the beauty, accessories and apparel categories which were partially offset by a decline in the home category.

Gross profit

        QVC's gross profit percentage was 37.9% and 37.4% for the three and six month periods ended June 30, 2014, respectively, compared to 37.4% and 37.0% for the three and six month periods ended June 30, 2013, respectively. For both the three and six month periods ended June 30, 2014, the gross profit margins increased primarily due to increased product margins in the U.S. and the U.K.

Operating expenses

        QVC's operating expenses are principally comprised of commissions, order processing and customer service expenses, credit card processing fees, telecommunications expenses and production costs. Operating expenses increased $9 million or 5.3% and increased $14 million or 4.1% for the three and six month periods ended June 30, 2014, respectively.

        For the three months ended June 30, 2014, the variance was primarily due to an increase in programming and production expenses of $2 million, an increase in commission expenses of $2 million, an increase in customer service expenses in the U.S. and Germany of $2 million and unfavorable foreign currency exchange rates of $2 million. For the six months ended June 30, 2014, the variance was primarily due to an increase in commission expenses of $4 million, an increase in programming and production expenses of $4 million, an increase in customer service expenses in the U.S. and Germany of $2 million, an increase in credit card fees of $1 million and unfavorable foreign currency exchange rates of $1 million.

        For both the three and six month periods ended June 30, 2014, the increase in programming and production expenses was primarily due to an increase in personnel costs in the U.S. The increase in commission expenses was primarily due to higher programming distribution expenses in Japan and the sales increases in the U.S. The increase in customer service expenses in Germany was primarily due to the launch of the new European systems platform that created some short-term disruptions and resulted in additional talk times. The increase in customer service expenses in the US was primarily volume related associated with the sales increases.

Selling, general and administrative expenses (excluding stock-based compensation)

        QVC's SG&A expenses include personnel, information technology, provision for doubtful accounts, credit card income and marketing and advertising expenses. Such expenses increased $16 million and increased $11 million, and as a percent of net revenue, from 6.6% to 7.2% and from 7.0% to 7.1% for the three and six month periods ended June 30, 2014, respectively, due to a variety of factors.

        For the three months ended June 30, 2014, the variance was primarily due to an increase in outside services of $8 million, higher personnel costs of $5 million, higher marketing expenses of $4 million, a higher provision for doubtful accounts of $3 million and unfavorable foreign currency exchange rates of $2 million. These amounts were primarily offset by an increase in credit card income of $5 million. For the six months ended June 30, 2014, the variance was primarily due to an increase in outside services of $11 million, higher marketing expenses of $9 million, and unfavorable foreign currency exchange rates of $3 million. These amounts were primarily offset by an increase in credit card income of $7 million and a decrease in personnel costs of $5 million.

        For both the three and six month periods ended June 30, 2014, the increase in outside services was primarily driven by information technology and commerce platform projects and global market expansion expenses in the U.S. For the three months ended June 30, 2014, the increase in personnel costs was primarily due to merit, benefits and bonus increases in the U.S., Germany and the U.K. For the six months ended June 30, 2014, the decrease in personnel costs was primarily due to a reduction in U.S. bonus expense and a prior year personnel tax accrual in Germany. For both the three and six month periods ended June 30, 2014, the increase in marketing expenses was primarily due to online and social media campaigns. For the three months ended June 30, 2014, the increase in the provision for doubtful accounts was primarily due to the Easy-Pay installment program in the U.S. The QVC Easy-Pay Plan (known as Q Pay in Germany) permits customers to pay for items in two or more installments. When the QVC Easy-Pay Plan is offered by QVC and elected by the customer, the first installment is billed to the customer's credit card upon shipment. Generally, the customer's credit card is subsequently billed up to five additional monthly installments until the total purchase price of the products has been billed by QVC. For the three and six month periods ended June 30, 2014, the increase in credit card income was primarily due to higher bank reserve requirements associated with the U.S. regulatory environment in the prior year impacting the overall economics of the portfolio. QVC-U.S. amended and restated its agreement with a large consumer financial services company (the "Bank") pursuant to which the Bank provides revolving credit directly to QVC's customers for the sole purpose of purchasing merchandise or services with a QVC branded credit card. The agreement provides more favorable economic terms for QVC and is effective August 1, 2014.

Stock-based compensation

        Stock-based compensation includes compensation related to options and restricted stock granted to certain officers and employees. QVC recorded $10 million and $9 million of stock-based compensation expense for the three months ended June 30, 2014 and 2013, respectively, and $18 million and $19 million of stock-based compensation expense for the six months ended June 30, 2014 and 2013, respectively. Stock-based compensation expense remained relatively consistent for the three and six month periods presented compared to the prior year.

Depreciation and amortization

        Depreciation and amortization consisted of the following:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2014	2013	2014	2013
Affiliate agreements	$38	$37	$76	75
Customer relationships	43	43	86	86

Acquisition related amortization	81	80	162	161
Property and equipment	33	33	66	63
Software amortization	22	17	43	36
Channel placement amortization and related expenses	9	10	18	14

Total depreciation and amortization	$145	$140	$289	274

Equity in losses of investee

        The activity was associated with our joint venture in China that is accounted for as an equity method investment.

Gains on financial instruments

        In 2009 and 2011, QVC entered into several interest rate swap arrangements to mitigate the interest rate risk associated with interest payments related to its variable rate debt. QVC assessed the effectiveness of its interest rate swaps using the hypothetical derivative method. QVC's elected interest terms did not effectively match the terms of the swap arrangements. As a result, the swaps did not qualify as cash flow hedges. Changes in fair value of these interest rate swaps were included in gains on financial instruments in the consolidated statements of operations. In March 2013, QVC's notional interest rate swaps of $3.1 billion expired.

Interest expense, net

        Consolidated interest expense, net increased 20% and increased 8.0% for the three and six month periods ended June 30, 2014, respectively, as compared to the corresponding periods in the prior year. For both periods presented the interest expense increased as a result of using the proceeds from the 3.125% Senior Secured Notes due 2019 and 4.850% Senior Secured Notes due 2024 to pay down the credit facility that has a lower interest rate (please see below for further discussion on the Senior Secured Notes).

Foreign currency loss

        Certain loans between QVC and its subsidiaries are deemed to be short-term in nature, and accordingly, the translation of these loans are recorded on the statements of operations. The change in foreign currency loss was primarily due to variances in interest and operating payables balances between QVC and its international subsidiaries denominated in the currency of the subsidiary and the effects of currency exchange rate changes on those balances.

Loss on extinguishment of debt

        During the first half of 2013, QVC redeemed $500 million of its 7.125% Senior Secured Notes due 2017 and $231 million of its 7.5% Senior Secured Notes due 2019. The loss in the prior year was primarily due to premiums paid for the tenders of these notes.

Income taxes

        Our effective tax rate for the three and six month periods ended June 30, 2014 was 37.2% and 37.5%, respectively, and our effective tax rate for the three and six month periods ended June 30, 2013 was 36.8% and 36.9%, respectively. These rates differ from the U.S. federal income tax rate of 35.0% due primarily to state tax expense. We do not expect our effective tax rates to differ significantly in future periods.

Adjusted Operating Income before Depreciation and Amortization (Adjusted OIBDA)

        QVC defines Adjusted OIBDA as net revenue less cost of goods sold, operating expenses and selling, general and administrative expenses (excluding stock-based compensation). QVC's chief operating decision maker and management team use this measure of performance in conjunction with other measures to evaluate the businesses and make decisions about allocating resources among the businesses. QVC believes that this is an important indicator of the operational strength and performance of the businesses, including the ability to service debt and fund capital expenditures. In addition, this measure allows QVC to view operating results, perform analytical comparisons and perform benchmarking among its businesses and identify strategies to improve performance. This measure of performance excludes such costs as depreciation, amortization and stock-based compensation that are included in the measurement of operating income pursuant to U.S. GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with U.S. GAAP.

        The primary material limitations associated with the use of Adjusted OIBDA as compared to GAAP results are (i) it may not be comparable to similarly titled measures used by other companies in the industry, and (ii) it excludes financial information that some may consider important in evaluating QVC's performance. QVC compensates for these limitations by providing disclosure of the difference between Adjusted OIBDA and GAAP results, including providing a reconciliation of Adjusted OIBDA to GAAP results, to enable investors to perform their own analysis of QVC's operating results. Refer to note 11 to the accompanying condensed consolidated financial statements for a reconciliation of Adjusted OIBDA to Income before income taxes.

Seasonality

        QVC's business is seasonal due to a higher volume of sales in the fourth calendar quarter related to year-end holiday shopping. In recent years, QVC has earned on average between 22% and 23% of its revenue in each of the first three quarters of the year and 32% of its revenue in the fourth quarter of the year.

Financial Position, Liquidity and Capital Resources

General

        Historically, QVC's primary sources of cash have been cash provided by operating activities and borrowings. In general, QVC uses this cash to fund its operations, make capital purchases, make payments to Liberty, make interest payments and minimize QVC's outstanding senior secured credit facility balance.

        As of June 30, 2014, substantially all of QVC's cash and cash equivalents were invested in AAA rated money market funds and time deposits with banks rated equal to or above A.

Senior Secured Notes

        On March 18, 2014, QVC issued $400 million principal amount of 3.125% Senior Secured Notes due 2019 at an issue price of 99.828% and $600 million principal amount of 4.850% Senior Secured Notes due 2024 at an issue price of 99.927% (collectively, the "Notes"). The Notes are secured by a first-priority lien on the capital stock of QVC, which is the same collateral that secures QVC's existing secured indebtedness and certain future indebtedness. The net proceeds from the offering were used to repay indebtedness under QVC's senior secured credit facility and for working capital and other general corporate purposes. Interest is payable semi-annually.

Senior Secured Credit Facility

        QVC had approximately $1.9 billion available under the terms of the Company's senior secured credit facility at June 30, 2014. The interest rate on the senior secured credit facility was 1.9% at June 30, 2014. In connection with the 2014 Reattribution, we increased the balance on our credit facility to $1.06 billion.

Other Debt Related Information

        QVC was in compliance with all of its debt covenants at June 30, 2014.

        During the quarter, there were no significant changes to QVC's debt credit ratings.

        There are no restrictions under the debt agreements on QVC's ability to pay dividends or make other restricted payments if QVC is not in default on its senior secured notes or credit facility, and QVC's consolidated leverage ratio would be no greater than 3.25 to 1.0. As a result, Liberty will, in many instances, be permitted to rely on QVC's cash flow for servicing Liberty's debt and for other purposes, including repurchases of Liberty's common stock, or to fund acquisitions or other operational requirements of Liberty and its subsidiaries. These events may deplete QVC's equity or require QVC to borrow under the senior secured credit facility, increasing QVC's leverage and decreasing liquidity. QVC has made significant distributions to Liberty in the past.

Additional Cash Flow Information

        During the six months ended June 30, 2014, our primary uses of cash were $1,419 million of principal payments on debt and capital lease obligations, $480 million of dividends to Liberty, $57 million of capital expenditures and a $25 million dividend payment from QVC-Japan to Mitsui. These uses of cash were funded primarily with $999 million of net proceeds from the issuance of the 3.125% Senior Secured Notes due 2019 and 4.85% Senior Secured Notes due 2024, $554 million of principal borrowings from the senior secured credit facility and $549 million of cash provided by operating activities. As of June 30, 2014, our cash balance (excluding restricted cash) was $548 million.

        During the six months ended June 30, 2013, our primary uses of cash were $1,695 million of principal payments on debt and capital lease obligations, $765 million of dividends to Liberty, $75 million of capital expenditures, $46 million of premiums paid for the tenders of QVC's existing 7.125% Senior Secured Notes due 2017 and 7.5% Senior Secured Notes due 2019, $26 million of cable and satellite television distribution rights expenditures and a $25 million dividend payment from QVC-Japan to Mitsui. These uses of cash were funded primarily with $1,053 million of principal borrowings from the senior secured credit facility, $1,050 million of net proceeds from the issuance of the 4.375% Senior Secured Notes Due 2023 and 5.95% Senior Secured Notes Due 2043 and $442 million of cash provided by operating activities. As of June 30, 2013, our cash balance (excluding restricted cash) was $416 million.

        The change in cash provided by operating activities for the six months ended June 30, 2014 compared to the previous year was primarily due to variances in accounts payable balances. The variances in this account were primarily due to timing of inventory receipts and related payments to vendors.

        As of June 30, 2014, $322 million of the $548 million in cash was held by foreign subsidiaries. Cash in foreign subsidiaries is generally accessible, but certain tax consequences may reduce the net amount of cash we are able to utilize for U.S. purposes. QVC accrues taxes on the unremitted earnings of its international subsidiaries. Approximately one-third of this foreign cash balance was that of QVC-Japan. QVC owns 60% of QVC-Japan and shares all profits and losses with the 40% minority interest holder, Mitsui. We believe that we currently have appropriate legal structures in place to repatriate foreign cash as tax efficiently as possible and meet the business needs of QVC.

Other

        Capital expenditures spending in 2014 is expected to be approximately $200 million, including $57 million already expended.

        Refer to the chart under the "Off-balance Sheet Arrangements and Aggregate Contractual Obligations" section below for additional information concerning the amount and timing of expected future payments under QVC's contractual obligations at June 30, 2014.

        QVC has contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible QVC may incur losses upon the conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, that may be required to satisfy such contingencies will not be material in relation to the accompanying condensed consolidated financial statements.

Off-balance Sheet Arrangements and Aggregate Contractual Obligations

        Information concerning the amount and timing of required payments, both accrued and off-balance sheet, under our contractual obligations at June 30, 2014 is summarized below:

	Payments due by period
(in millions)	Total	Less than 1 year	2-3 years	4-5 years	After 5 years
Long-term debt(1)	$3,884	—	—	65	3,819
Interest payments(2)	1,961	95	441	440	985
Capital lease obligations (including imputed interest)	80	7	22	23	28
Operating lease obligations	160	10	28	21	101

(1)
Amounts exclude capital lease obligations and the issue discounts on the 7.5%, 3.125%, 4.375%, 4.85% and 5.95% Senior Secured Notes.

(2)
Amounts (i) are based on the terms of QVC's senior secured credit facility and senior secured notes, (ii) assumes the interest rates on the floating rate debt remain constant at the rates in effect as of June 30, 2014, (iii) assumes that our existing debt is repaid at maturity and (iv) excludes capital lease obligations.

        Our purchase obligations did not materially change as of June 30, 2014.

Recent Accounting Pronouncements

        On May 28, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for the Company on January 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU No. 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

Item 3.    Quantitative and Qualitative Disclosures about Market Risk

        QVC is exposed to market risk in the normal course of business due to ongoing investing and financial activities and the conduct of operations by subsidiaries in different foreign countries. Market risk refers to the risk of loss arising from adverse changes in stock prices, interest rates and foreign currency exchange rates. The risk of loss can be assessed from the perspective of adverse changes in fair values, cash flows and future earnings. QVC has established procedures and internal processes governing the management of market risks and the use of financial instruments to manage exposure to such risks.

Interest rate risk

        QVC is exposed to changes in interest rates primarily as a result of borrowing activities. Over the long-term, QVC manages the exposure to interest rates by maintaining what QVC believes is an appropriate mix of fixed and variable rate debt. QVC believes this best protects itself from interest rate risk.

        The table below summarizes the Company's debt obligations, related interest rates and fair value of debt at June 30, 2014:

(in millions, except percentages)	2014	2015	2016	2017	2018	Thereafter	Total	Fair Value
Fixed rate debt(1)	$—	—	—	—	—	3,819	3,819	4,006
Weighted average interest rate on fixed rate debt	—%	—%	—%	—%	—%	5.6%	5.6%	N/A
Variable rate debt	$—	—	—	—	65	—	65	65
Average interest rate on variable rate debt	—%	—%	—%	—%	1.9%	—%	1.9%	N/A

(1)
Amounts exclude capital lease obligations and the issue discounts on the 7.5%, 3.125%, 4.375%, 4.85% and 5.95% Senior Secured Notes.

N/A—Not applicable.

Foreign currency exchange rate risk

        QVC is exposed to foreign exchange rate fluctuations related to the monetary assets and liabilities and the financial results of its foreign subsidiaries. Assets and liabilities of foreign subsidiaries for which the functional currency is the local currency are translated into U.S. Dollars at period-end exchange rates, and the statements of operations are translated at the average exchange rate for the period. Exchange rate fluctuations on translating foreign currency financial statements into U.S. Dollars that result in unrealized gains or losses are referred to as translation adjustments. Cumulative translation adjustments are recorded in other comprehensive income as a separate component of stockholder's equity. Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses, which are reflected in income as unrealized (based on period-end transactions) or realized upon settlement of the transactions. Cash flows from operations in foreign countries are translated at the average rate for the period. Accordingly, QVC may experience economic loss and a negative impact on earnings and equity with respect to its holdings solely as a result of foreign currency exchange rate fluctuations. QVC's reported Adjusted OIBDA for the three and six month periods ended June 30, 2014 would have been impacted by approximately $1 million and $3 million, respectively, for every 1% change in foreign currency exchange rates relative to the U.S. Dollar.

        The credit facility provides QVC with the ability to borrow in multiple currencies. This allows QVC to somewhat mitigate foreign currency exchange rate risks. As of June 30, 2014, the previously held Japanese Yen-denominated borrowings were paid in full, and no borrowings in foreign currencies were outstanding.

QVC, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in millions)	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$548	457
Restricted cash	14	14
Accounts receivable, less allowance for doubtful accounts of $85 million at June 30, 2014 and $83 million at December 31, 2013	756	1,111
Inventories	989	931
Deferred income taxes	165	162
Prepaid expenses	57	47

Total current assets	2,529	2,722
Property and equipment, net of accumulated depreciation of $989 million at June 30, 2014 and $919 million at December 31, 2013	1,076	1,106
Cable and satellite television distribution rights, net	540	624
Goodwill	5,210	5,197
Other intangible assets, net	3,243	3,336
Other noncurrent assets	69	71

Total assets	$12,667	13,056

Liabilities and equity
Current liabilities:
Current portion of debt and capital lease obligations	$11	13
Accounts payable-trade	470	494
Accrued liabilities	743	960

Total current liabilities	1,224	1,467
Long-term portion of debt and capital lease obligations	3,937	3,800
Deferred compensation	14	14
Deferred income taxes	1,223	1,326
Other long-term liabilities	157	108

Total liabilities	6,555	6,715

Equity:
QVC, Inc. stockholder's equity:
Common stock, $0.01 par value	—	—
Additional paid-in capital	6,724	6,703
Accumulated deficit	(882)	(620)
Accumulated other comprehensive income	154	139

Total QVC, Inc. stockholder's equity	5,996	6,222
Noncontrolling interest	116	119

Total equity	6,112	6,341

Total liabilities and equity	$12,667	13,056

See accompanying notes to condensed consolidated financial statements.

QVC, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in millions)	2014	2013	2014	2013
Net revenue	$2,014	1,961	4,000	3,935
Cost of goods sold	1,250	1,227	2,506	2,479

Gross profit	764	734	1,494	1,456

Operating expenses:
Operating	180	171	358	344
Selling, general and administrative, including stock-based compensation	155	138	303	293
Depreciation	33	33	66	63
Amortization	112	107	223	211

	480	449	950	911

Operating income	284	285	544	545

Other (expense) income:
Equity in losses of investee	(2)	(2)	(3)	(1)
Gains on financial instruments	—	3	—	15
Interest expense, net	(60)	(50)	(122)	(113)
Foreign currency gain (loss)	1	—	—	(1)
Loss on extinguishment of debt	—	(16)	—	(57)

	(61)	(65)	(125)	(157)

Income before income taxes	223	220	419	388
Income tax expense	(83)	(81)	(157)	(143)

Net income	140	139	262	245
Less net income attributable to the noncontrolling interest	(10)	(13)	(19)	(25)

Net income attributable to QVC, Inc. stockholder	$130	126	243	220

See accompanying notes to condensed consolidated financial statements.

QVC, Inc.

Condensed Consolidated Statements of Comprehensive Income

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in millions)	2014	2013	2014	2013
Net income	$140	139	262	245
Foreign currency translation adjustments	2	(16)	18	(107)

Total comprehensive income	142	123	280	138
Comprehensive income attributable to noncontrolling interest	(10)	(7)	(22)	(6)

Comprehensive income attributable to QVC, Inc. stockholder	$132	116	258	132

See accompanying notes to condensed consolidated financial statements.

QVC, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six months ended June 30,
(in millions)	2014	2013
Operating activities:
Net income	$262	245
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in losses of investee	3	1
Deferred income taxes	(108)	(52)
Foreign currency loss	—	1
Depreciation	66	63
Amortization	223	211
Change in fair value of financial instruments and noncash interest	4	(11)
Loss on extinguishment of debt	—	57
Stock-based compensation	18	19
Change in other long-term liabilities	55	2
Effects of changes in working capital items	26	(94)

Net cash provided by operating activities	549	442

Investing activities:
Capital expenditures, net	(57)	(75)
Expenditures for cable and satellite television distribution rights, net	(8)	(26)
Changes in other noncurrent assets	—	1

Net cash used in investing activities	(65)	(100)

Financing activities:
Principal payments of debt and capital lease obligations	(1,419)	(1,695)
Principal borrowings of debt from senior secured credit facility	554	1,053
Proceeds from issuance of senior secured notes, net of original issue discount	999	1,050
Payment of debt origination fees	(12)	(16)
Payment of bond premium fees	—	(46)
Other financing activities	(4)	7
Dividends paid to Liberty	(480)	(765)
Dividends paid to noncontrolling interest	(25)	(25)

Net cash used in financing activities	(387)	(437)

Effect of foreign exchange rate changes on cash and cash equivalents	(6)	(29)

Net increase (decrease) in cash and cash equivalents	91	(124)
Cash and cash equivalents, beginning of period	457	540

Cash and cash equivalents, end of period	$548	416

Effects of changes in working capital items:
Decrease in accounts receivable	$357	346
Increase in inventories	(57)	(51)
Increase in prepaid expenses	(10)	(11)
Decrease in accounts payable-trade	(14)	(112)
Decrease in accrued liabilities and other	(250)	(266)

Effects of changes in working capital items	$26	(94)

See accompanying notes to condensed consolidated financial statements.

QVC, Inc.

Condensed Consolidated Statements of Equity

(unaudited)

	Common stock				Accumulated other comprehensive income
			Additional paid-in capital	Accumulated deficit		Noncontrolling interest	Total equity
(in millions, except share data)	Shares	Amount
Balance, December 31, 2013	1	$—	6,703	(620)	139	119	6,341
Net income	—	—	—	243	—	19	262
Foreign currency translation adjustments	—	—	—	—	15	3	18
Dividends paid to Liberty and noncontrolling interest and other	—	—	—	(491)	—	(25)	(516)
Impact of tax liability allocation and indemnification agreement with Liberty	—	—	—	(14)	—	—	(14)
Minimum withholding taxes on net share settlements of stock-based compensation	—	—	(5)	—	—	—	(5)
Excess tax benefit resulting from stock-based compensation	—	—	8	—	—	—	8
Stock-based compensation	—	—	18	—	—	—	18

Balance, June 30, 2014	1	$—	6,724	(882)	154	116	6,112

See accompanying notes to condensed consolidated financial statements.

QVC, Inc.

Notes to Condensed Consolidated Financial Statements

(unaudited)

(1) Basis of Presentation

        QVC, Inc. (unless otherwise indicated or required by the context, the terms "we," "our," "us," the "Company" and "QVC" refer to QVC, Inc. and its consolidated subsidiaries) is a retailer of a wide range of consumer products, which are marketed and sold primarily by merchandise-focused televised shopping programs, the Internet and mobile applications. In the United States, QVC's live programming is distributed via its nationally televised shopping program 24 hours per day, 364 days per year ("QVC-U.S."). Internationally, QVC's program services are based in Japan ("QVC-Japan"), Germany ("QVC-Germany"), the United Kingdom ("QVC-U.K.") and Italy ("QVC-Italy"). QVC-Japan distributes live programming 24 hours per day, QVC-Germany distributes its program 24 hours per day with 17 hours of live programming and QVC-U.K. distributes its program 24 hours per day with 17 hours of live programming. QVC-Italy distributes programming live for 17 hours per day on satellite and digital terrestrial television and an additional seven hours per day of recorded programming on satellite and seven hours per day of general interest programming on digital terrestrial television.

        The Company also has a joint venture with China Broadcasting Corporation, a limited liability company owned by China National Radio ("CNR"). The Company owns a 49% interest in a CNR subsidiary, CNR Home Shopping Co., Ltd. ("CNRS"). CNRS distributes live programming for 15 hours per day and recorded programming for nine hours per day. This joint venture is accounted for as an equity method investment recorded as equity in (losses) earnings of investee in the condensed consolidated statements of operations.

        Additionally, the Company's Japanese operations are conducted through a venture with Mitsui & Co. LTD ("Mitsui") for a television and multimedia retailing service in Japan. QVC-Japan is owned 60% by the Company and 40% by Mitsui. The Company and Mitsui share in all profits and losses based on their respective ownership interests. For both the six months ended June 30, 2014 and 2013, QVC-Japan paid dividends to Mitsui of $25 million, respectively.

        We are an indirect wholly owned subsidiary of Liberty Interactive ("Liberty"), which owns interests in a broad range of digital commerce businesses. On August 9, 2012, Liberty completed the recapitalization of its common stock into shares of the corresponding series of two new tracking stocks, Liberty Interactive (Nasdaq: LINTA, LINTB) and Liberty Ventures (Nasdaq: LVNTA, LVNTB). On October 3, 2014, Liberty's board of directors approved (i) the change in attribution from the Liberty Interactive Group to the Liberty Ventures Group of its digital commerce companies (Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC, CommerceHub and the Evite.com business), together with $970 million in cash, effective immediately; (ii) the creation of an inter-group interest in Liberty Ventures Group in favor of the former Liberty Interactive Group (which will now be referred to as the "QVC Group"), which is represented as a number of Liberty Ventures shares that may be issued to the QVC Group ("Inter-Group Interest Shares") calculated in accordance with Liberty's Restated Certificate of Incorporation; and (iii) a dividend of the Inter-Group Interest Shares to the holders of QVC Group common stock in full elimination of the inter-group interest. In connection with the payment of the dividend, typical antidilution adjustments will be made to outstanding QVC Group equity incentive awards, and the Liberty board reattributed $30 million in cash to the Liberty Ventures Group relating to its assumption of liabilities related to those awards. We refer to the foregoing transactions as the "2014 Reattribution." As a result of these transactions, we are now attributed to the new QVC Group, which tracks the assets and liabilities of our company and

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(1) Basis of Presentation (Continued)

Liberty's 38% equity interest in HSN, Inc., one of our two closest televised shopping competitors, and the trading symbols for the Series A QVC Group tracking stock and the Series B QVC Group tracking stock have changed to "QVCA" and "QVCB," respectively. In connection with the 2014 Reattribution, we increased the balance on our credit facility to $1.06 billion.

        On April 16, 2014, QVC announced plans to expand its global presence into France. Similar to its other markets, QVC plans to offer a highly immersive digital shopping experience, with strong integration across e-commerce, TV, mobile and social platforms, with the launch scheduled for the second quarter of 2015.

        The condensed consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany accounts and transactions were eliminated in consolidation.

        The accompanying (a) condensed consolidated balance sheet as of December 31, 2013, which has been derived from audited financial statements, and (b) interim unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X as promulgated by the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results for such periods have been included. The results of operations for any interim period are not necessarily indicative of results for the full year. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in QVC's Annual Report on Form 10-K for the year ended December 31, 2013.

        The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates include, but are not limited to, sales returns, uncollectible receivables, inventory obsolescence, depreciable lives of fixed assets, internally-developed software, valuation of acquired intangible assets and goodwill, income taxes and stock-based compensation.

        On May 28, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for the Company on January 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU No. 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

        Certain prior period amounts have been reclassified to conform with current period presentation.

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(2) Cable and Satellite Television Distribution Rights, Net

        Cable and satellite television distribution rights consisted of the following:

(in millions)	June 30, 2014	December 31, 2013
Cable and satellite television distribution rights	$2,334	2,324
Less accumulated amortization	(1,794)	(1,700)

Cable and satellite television distribution rights, net	$540	624

        The Company recorded amortization expense of $46 million and $44 million for the three months ended June 30, 2014 and 2013, respectively, related to cable and satellite television distribution rights. For the six months ended June 30, 2014 and 2013, amortization expense for cable and satellite television distribution rights was $93 million and $86 million, respectively.

        As of June 30, 2014, related amortization expense for each of the next five years ended December 31 was as follows (in millions):

Remainder of 2014	$87
2015	168
2016	162
2017	111
2018	6

(3) Goodwill

        The changes in the carrying amount of goodwill were as follows:

(in millions)	QVC-U.S.	QVC-Japan	QVC-Germany	QVC-U.K.	QVC-Italy	Total
Balance as of December 31, 2013	$4,190	288	348	216	155	5,197
Exchange rate fluctuations	—	11	(3)	6	(1)	13

Balance as of June 30, 2014	$4,190	299	345	222	154	5,210
(4) Other Intangible Assets, Net

        Other intangible assets consisted of the following:

	June 30, 2014			December 31, 2013
(in millions)	Gross cost	Accumulated amortization	Other intangible assets, net	Gross cost	Accumulated amortization	Other intangible assets, net
Purchased and internally developed software	$630	(423)	207	615	(393)	222
Affiliate and customer relationships	2,451	(1,890)	561	2,450	(1,802)	648
Debt origination fees	64	(17)	47	51	(13)	38
Trademarks (indefinite life)	2,428	—	2,428	2,428	—	2,428

	$5,573	(2,330)	3,243	5,544	(2,208)	3,336

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(4) Other Intangible Assets, Net (Continued)

        The Company recorded amortization expense of $66 million and $63 million for the three months ended June 30, 2014 and 2013, respectively, related to other intangible assets. For the six months ended June 30, 2014 and 2013, amortization expense for other intangible assets was $130 million and $125 million, respectively, related to other intangible assets.

        As of June 30, 2014, the related amortization expense and interest expense for each of the next five years ended December 31 was as follows (in millions):

Remainder of 2014	$146
2015	270
2016	235
2017	135
2018	9

(5) Accrued Liabilities

        Accrued liabilities consisted of the following:

(in millions)	June 30, 2014	December 31, 2013
Accounts payable non-trade	188	323
Income taxes	98	126
Accrued compensation and benefits	96	98
Allowance for sales returns	80	108
Accrued interest	78	58
Deferred revenue	73	73
Sales and other taxes	53	79
Other	77	95

	$743	960

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(6) Long-Term Debt

        Long-term debt consisted of the following:

(in millions)	June 30, 2014	December 31, 2013
3.125% Senior Secured Notes due 2019, net of original issue discount	$399	—
7.5% Senior Secured Notes due 2019, net of original issue discount	761	761
7.375% Senior Secured Notes due 2020	500	500
5.125% Senior Secured Notes due 2022	500	500
4.375% Senior Secured Notes due 2023, net of original issue discount	750	750
4.85% Senior Secured Notes due 2024, net of original issue discount	600	—
5.95% Senior Secured Notes due 2043, net of original issue discount	300	300
Senior secured credit facility	65	922
Capital lease obligations	73	80

Total debt	3,948	3,813
Less current portion	(11)	(13)

Long-term portion of debt and capital lease obligations	$3,937	3,800

Senior Secured Notes

        On March 18, 2014, QVC issued $400 million principal amount of 3.125% Senior Secured Notes due 2019 at an issue price of 99.828% and $600 million principal amount of 4.850% Senior Secured Notes due 2024 at an issue price of 99.927% (collectively, the "Notes"). The Notes are secured by a first-priority lien on the capital stock of QVC, which is the same collateral that secures QVC's existing secured indebtedness and certain future indebtedness. The net proceeds from the offerings were used to repay indebtedness under QVC's senior secured credit facility and for working capital and other general corporate purposes. Interest is payable semi-annually.

Senior Secured Credit Facility

        QVC had approximately $1.9 billion available under the terms of the Company's senior secured credit facility at June 30, 2014. The interest rate on the senior secured credit facility was 1.9% at June 30, 2014.

Other Debt Related Information

        QVC was in compliance with all of its debt covenants at June 30, 2014.

        During the quarter, there were no significant changes to QVC's debt credit ratings.

        The weighted average rate applicable to all of the outstanding debt (excluding capital leases) was 5.5% as of June 30, 2014.

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(7) Leases and Transponder Service Arrangements

        Future minimum payments under noncancelable operating leases and capital transponder leases with initial terms of one year or more at June 30, 2014 consisted of the following:

(in millions)	Capital transponders	Operating leases
Remainder of 2014	$7	10
2015	11	15
2016	11	13
2017	11	10
2018	12	11
Thereafter	28	101

Total	$80	160

        The Company has entered into ten separate agreements with transponder suppliers to transmit its signals in the U.S., Germany and the U.K. at an aggregate monthly cost of $1 million. Depreciation expense related to the transponders was $3 million for both the three months ended June 30, 2014 and 2013, respectively. For both the six months ended June 30, 2014 and 2013, depreciation expense related to the transponders was $6 million, respectively. Total future minimum capital lease payments of $80 million include $7 million of imputed interest. The transponder service agreements for our U.S. transponders expire in 2019 through 2020. The transponder service agreements for our international transponders expire in December 2014 through 2022.

        Expenses for operating leases, principally for data processing equipment and facilities and for satellite uplink service agreements, amounted to $7 million and $6 million for the three months ended June 30, 2014 and 2013, respectively. For both the six months ended June 30, 2014 and 2013, expenses for operating leases was $14 million, respectively.

(8) Income Taxes

        The Company calculates its interim income tax provision by applying its best estimate of the annual expected effective tax rate to its ordinary year-to-date income or loss. The tax or benefit related to significant, unusual or extraordinary items that will be separately reported or reported net of their related tax effect are individually computed and recognized in the interim period in which those items occur.

        The computation of the annual estimated effective tax rate at each interim period requires certain estimates and significant judgment including, but not limited to, the expected operating income for the year, projections of the proportion of income earned and taxed in foreign jurisdictions, permanent and temporary differences as a result of differences between amounts measured and recognized in accordance with tax laws and financial accounting standards, and the likelihood of recovering deferred tax assets. The accounting estimates used to compute the provision for income taxes may change as new events occur, additional information is obtained or as the tax environment changes. To the extent that the estimated annual effective tax rate changes during a quarter, the effect of the change on the prior quarters is included in the tax expense for the current quarter.

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(8) Income Taxes (Continued)

        For the three months ended June 30, 2014, the Company recorded a tax provision of $83 million, which represented an effective tax rate of 37.2%. For the six months ended June 30, 2014, the Company recorded a tax provision of $157 million, which represented an effective tax rate of 37.5%. These rates differ from the U.S. federal income tax rate of 35.0% due primarily to state tax expense.

        QVC is party to ongoing discussions with the Internal Revenue Service under the Compliance Assurance Process audit program. The Company files Federal tax returns on a consolidated basis with its parent company, Liberty. The Company, or one of its subsidiaries, files income tax returns in various states and foreign jurisdictions. As of June 30, 2014, the Company, or one of its subsidiaries, was under examination in California, Minnesota, New Jersey, New York, the City of New York and Pennsylvania, as well as in Germany, the U.K, and Italy.

        The amounts of the tax-related balances due to Liberty at June 30, 2014 and December 31, 2013 were $22 million and $78 million, respectively, and were included in accrued liabilities in the accompanying condensed consolidated balance sheets.

        The Company previously entered into a Tax Liability Allocation and Indemnification Agreement (the "Tax Agreement") with Liberty. The Tax Agreement establishes the methodology for the calculation and payment of income taxes in connection with the consolidation of the Company with Liberty for income tax purposes. Generally, the Tax Agreement provides that the Company will pay Liberty an amount equal to the tax liability, if any, that it would have if it were to file as a consolidated group separate and apart from Liberty, with exceptions for the treatment and timing of certain items, including but not limited to deferred intercompany transactions, credits, and net operating and capital losses. To the extent that the separate company tax expense is different from the payment terms of the Tax Agreement, the difference is recorded as either a dividend or capital contribution.

(9) Commitments and Contingencies

        The Company has contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible the Company may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that the amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying condensed consolidated financial statements.

        Network and information systems, including the Internet and telecommunication systems, third party delivery services and other technologies are critical to our business activities. Substantially all our customer orders, fulfillment and delivery services are dependent upon the use of network and information systems, including the use of third party telecommunication and delivery service providers. If information systems including the Internet or telecommunication services are disrupted, or if the third party delivery services experience a disruption in their transportation delivery services, we could face a significant disruption in fulfilling our customer orders and shipment of our products. We have active disaster recovery programs in place to help mitigate risks associated with these critical business activities.

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(10) Assets and Liabilities Measured at Fair Value

        For assets and liabilities required to be reported or disclosed at fair value, U.S. GAAP provides a hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three broad levels. Level 1 inputs are quoted market prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs, other than quoted market prices included within Level 1, are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability.

        The Company's assets and liabilities measured or disclosed at fair value were as follows:

	Fair value measurements at June 30, 2014 using
(in millions)	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Current assets:
Cash equivalents	$463	463	—	—
Long-term liabilities:
Debt (note 6)	4,071	—	4,071	—

	Fair value measurements at December 31, 2013 using
(in millions)	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Current assets:
Cash equivalents	$342	342	—	—
Long-term liabilities:
Debt (note 6)	3,783	—	3,783	—

        The majority of the Company's Level 2 financial assets and liabilities are debt instruments with quoted market prices that are not considered to be traded on "active markets," as defined in U.S. GAAP. Accordingly, the financial instruments are reported in the foregoing tables as Level 2 fair value instruments.

(11) Information about QVC's Operating Segments

        Each of the Company's operating segments are retailers of a wide range of consumer products, which are marketed and sold primarily by merchandise-focused televised-shopping programs as well as via the Internet and mobile applications in certain markets. The Company has operations in the United States, Japan, Germany, the United Kingdom and Italy. The Company has identified five reportable segments: the United States, Japan, Germany, the United Kingdom and Italy.

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(11) Information about QVC's Operating Segments (Continued)

        The Company evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as net revenue, Adjusted OIBDA, gross margin, average sales price per unit, number of units shipped and revenue or sales per subscriber equivalent. The Company defines Adjusted OIBDA as revenue less cost of sales, operating expenses, and selling, general and administrative expenses (excluding stock-based compensation). The Company believes this measure is an important indicator of the operational strength and performance of its segments, including the ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking among our businesses and identify strategies to improve performance. This measure of performance excludes depreciation, amortization and stock-based compensation, that are included in the measurement of operating income pursuant to U.S. GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with U.S. GAAP.

Performance measures

	Three months ended June 30,				Six months ended June 30,
	2014		2013		2014		2013
(in millions)	Net revenue	Adjusted OIBDA	Net revenue	Adjusted OIBDA	Net revenue	Adjusted OIBDA	Net revenue	Adjusted OIBDA
QVC-U.S.	$1,352	325	1,312	320	2,657	626	2,609	611
QVC-Japan	223	43	260	57	457	90	516	111
QVC-Germany	227	40	207	35	477	79	457	78
QVC-U.K.	178	33	153	26	343	60	293	45
QVC-Italy	34	(2)	29	(4)	66	(4)	60	(7)

Consolidated QVC	$2,014	439	1,961	434	4,000	851	3,935	838

        Net revenue amounts by product category are not available from our general purpose financial statements.

Other information

	Three months ended June 30,				Six months ended June 30,
	2014		2013		2014		2013
(in millions)	Depreciation	Amortization	Depreciation	Amortization	Depreciation	Amortization	Depreciation	Amortization
QVC-U.S.	$14	99	14	91	27	192	27	179
QVC-Japan	4	2	5	2	9	4	8	4
QVC-Germany	8	8	8	9	16	19	16	18
QVC-U.K.	4	3	5	3	8	7	9	6
QVC-Italy	3	—	1	2	6	1	3	4

Consolidated QVC	$33	112	33	107	66	223	63	211

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(11) Information about QVC's Operating Segments (Continued)

	Six months ended June 30,		Year ended December 31,
	2014		2013
(in millions)	Total assets	Capital expenditures, net	Total assets	Capital expenditures, net
QVC-U.S.	$9,933	38	10,322	123
QVC-Japan	732	(1)	732	16
QVC-Germany	1,103	4	1,109	28
QVC-U.K.	628	6	613	16
QVC-Italy	271	10	280	28

Consolidated QVC	$12,667	57	13,056	211

        Long-lived assets, net of accumulated depreciation, by geographic area were as follows:

(in millions)	June 30, 2014	December 31, 2013
QVC-U.S.	$436	448
QVC-Japan	218	220
QVC-Germany	225	244
QVC-U.K.	129	129
QVC-Italy	68	65

Consolidated QVC	$1,076	1,106

        The following table provides a reconciliation of Adjusted OIBDA to income before income taxes:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2014	2013	2014	2013
Adjusted OIBDA	$439	434	851	838
Stock-based compensation	(10)	(9)	(18)	(19)
Depreciation and amortization	(145)	(140)	(289)	(274)
Equity in losses of investee	(2)	(2)	(3)	(1)
Gains on financial instruments	—	3	—	15
Interest expense, net	(60)	(50)	(122)	(113)
Foreign currency gain (loss)	1	—	—	(1)
Loss on extinguishment of debt	—	(16)	—	(57)

Income before income taxes	$223	220	419	388

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(12) Other Comprehensive Income

        The change in the component of accumulated other comprehensive income, net of taxes ("AOCI"), is summarized as follows:

(in millions)	Foreign currency translation adjustments	AOCI
Balance at January 1, 2013	$186	186
Other comprehensive loss attributable to QVC, Inc. stockholder	(88)	(88)

Balance at June 30, 2013	98	98

Balance at January 1, 2014	$139	139
Other comprehensive income attributable to QVC, Inc. stockholder	15	15

Balance at June 30, 2014	154	154

        The component of other comprehensive income is reflected in QVC's condensed consolidated statements of comprehensive income, net of taxes. The following table summarizes the tax effects related to the component of other comprehensive income:

(in millions)	Before-tax amount	Tax (expense) benefit	Net-of-tax amount
Three months ended June 30, 2014:
Foreign currency translation adjustments	$2	—	2

Other comprehensive income	2	—	2

Three months ended June 30, 2013:
Foreign currency translation adjustments	$(13)	(3)	(16)

Other comprehensive loss	(13)	(3)	(16)

Six months ended June 30, 2014:
Foreign currency translation adjustments	$21	(3)	18

Other comprehensive income (loss)	21	(3)	18

Six months ended June 30, 2013:
Foreign currency translation adjustments	$(129)	22	(107)

Other comprehensive (loss) income	(129)	22	(107)

(13) Subsequent Events

        QVC declared and paid dividends to Liberty in the amount of $1.4 billion subsequent to June 30, 2014.

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(14) Guarantor/Non-guarantor Subsidiary Financial Information

        The following information contains the condensed consolidating financial statements for the Company, the parent on a stand-alone basis (QVC, Inc.), the combined subsidiary guarantors (Affiliate Relations Holdings, Inc.; Affiliate Investment, Inc.; AMI 2, Inc.; ER Marks, Inc.; QVC International LLC; QVC Rocky Mount, Inc. and QVC San Antonio, LLC) and the combined non-guarantor subsidiaries pursuant to Rule 3-10 of Regulation S-X. Certain non-guarantor subsidiaries are majority-owned by QVC International LLC, which is a guarantor subsidiary.

        These condensed consolidating financial statements have been prepared from the Company's financial information on the same basis of accounting as the Company's condensed consolidated financial statements. The principal elimination entries relate to investments in subsidiaries and intercompany balances and transactions, such as management fees, royalty revenue and expense, interest income and expense and gains on intercompany asset transfers. Goodwill and other intangible assets have been allocated to the subsidiaries based on management's estimates. Certain costs have been partially allocated to all of the subsidiaries of the Company.

        During the three months ended June 30, 2014, an intangible asset held by certain non-guarantor subsidiaries was sold to QVC, Inc. resulting in a gain of $20 million reflected in intercompany interest and other income for the non-guarantor subsidiaries and also included in equity in earnings of subsidiaries for the subsidiary guarantors. The gain is eliminated in the eliminations column. The impact of these earnings has been eliminated in the presentation of intangible assets and equity in earnings of subsidiaries of the parent company.

        The subsidiary guarantors are 100% owned by the Company. All guarantees are full and unconditional and are joint and several. There are no significant restrictions on the ability of the Company to obtain funds from its U.S. subsidiaries, including the guarantors, by dividend or loan. The Company has not presented separate notes and other disclosures concerning the subsidiary guarantors as the Company has determined that such material information is available in the notes to the Company's condensed consolidated financial statements.

        The Company adjusted the previously reported consolidating financial statements to correctly classify transactions among QVC Inc., the combined subsidiary guarantors and the combined non-guarantor subsidiaries.

        The adjustments to the condensed consolidating statements of operations:

  •
  attributed net revenue of $58 million and operating expenses of $9 million from QVC, Inc. to the combined non-guarantor subsidiaries for the three months ended June 30, 2013;

  •
  recognized equal and offsetting increases in the equity in earnings of subsidiaries of QVC, Inc. with a corresponding elimination for the three months ended June 30, 2013;

  •
  attributed net revenue of $112 million, cost of goods sold of $11 million and operating expenses of $17 million from QVC, Inc. to the combined non-guarantor subsidiaries for the six months ended June 30, 2013; and

  •
  recognized equal and offsetting increases in the equity in earnings of subsidiaries of QVC, Inc. with a corresponding elimination for the six months ended June 30, 2013.

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(14) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

        The adjustments to the condensed consolidating statements of cash flows for the six months ended June 30, 2013:

  •
  attributed net cash provided by operating activities of $83 million from QVC, Inc. to the combined non-guarantor subsidiaries primarily related to revenue net of cost of goods sold and operating expenses;

  •
  decreased net cash provided by investing activities of $34 million of QVC, Inc. with an equal and offsetting elimination; and

  •
  increased net cash provided by financing activities of $117 million of QVC, Inc. and decreased net cash used in financing activities of $83 million of the non-guarantor subsidiaries, all with equal and offsetting eliminations.

        The adjustments had no impact to the Company's condensed consolidated balance sheets, condensed consolidated statements of operations, condensed consolidated statements of comprehensive income, condensed consolidated statements of changes in equity or condensed consolidated statements of cash flows for any current and previously reported period.

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(14) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Condensed consolidating balance sheets

	June 30, 2014
(in millions)	Parent issuer- QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated- QVC, Inc. and subsidiaries
Assets
Current assets:
Cash and cash equivalents	$18	162	368	—	548
Restricted cash	11	—	3	—	14
Accounts receivable, net	490	—	266	—	756
Inventories	725	—	264	—	989
Deferred income taxes	147	—	18	—	165
Prepaid expenses	28	—	29	—	57

Total current assets	1,419	162	948	—	2,529
Property and equipment, net	253	66	757	—	1,076
Cable and satellite television distribution rights, net	—	441	99	—	540
Goodwill	4,169	—	1,041	—	5,210
Other intangible assets, net	1,092	2,049	102	—	3,243
Other noncurrent assets	9	—	60	—	69
Investments in subsidiaries	4,893	1,601	—	(6,494)	—

Total assets	$11,835	4,319	3,007	(6,494)	12,667

Liabilities and equity
Current liabilities:
Current portion of debt and capital lease obligations	$2	—	9	—	11
Accounts payable-trade	275	—	195	—	470
Accrued liabilities	150	86	507	—	743
Intercompany accounts payable (receivable)	1,084	(814)	(270)	—	—

Total current liabilities	1,511	(728)	441	—	1,224
Long-term portion of debt and capital lease obligations	3,886	—	51	—	3,937
Deferred compensation	14	—	—	—	14
Deferred income taxes	319	901	3	—	1,223
Other long-term liabilities	109	—	48	—	157

Total liabilities	5,839	173	543	—	6,555

Equity:
QVC, Inc. stockholder's equity	5,996	4,146	2,348	(6,494)	5,996
Noncontrolling interest	—	—	116	—	116

Total equity	5,996	4,146	2,464	(6,494)	6,112

Total liabilities and equity	$11,835	4,319	3,007	(6,494)	12,667

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(14) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Condensed consolidating balance sheets

	December 31, 2013
(in millions)	Parent issuer- QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated- QVC, Inc. and subsidiaries
Assets
Current assets:
Cash and cash equivalents	$78	133	246	—	457
Restricted cash	11	—	3	—	14
Accounts receivable, net	816	—	295	—	1,111
Inventories	684	—	247	—	931
Deferred income taxes	146	—	16	—	162
Prepaid expenses	20	—	27	—	47

Total current assets	1,755	133	834	—	2,722
Property and equipment, net	265	67	774	—	1,106
Cable and satellite television distribution rights, net	—	510	114	—	624
Goodwill	4,169	—	1,028	—	5,197
Other intangible assets, net	1,128	2,050	158	—	3,336
Other noncurrent assets	8	—	63	—	71
Investments in subsidiaries	4,894	1,628	—	(6,522)	—

Total assets	$12,219	4,388	2,971	(6,522)	13,056

Liabilities and equity
Current liabilities:
Current portion of debt and capital lease obligations	$2	—	11	—	13
Accounts payable-trade	336	—	158	—	494
Accrued liabilities	393	96	471	—	960
Intercompany accounts payable (receivable)	1,019	(879)	(140)	—	—

Total current liabilities	1,750	(783)	500	—	1,467
Long-term portion of debt and capital lease obligations	3,745	—	55	—	3,800
Deferred compensation	13	—	1	—	14
Deferred income taxes	399	923	4	—	1,326
Other long-term liabilities	90	—	18	—	108

Total liabilities	5,997	140	578	—	6,715

Equity:
QVC, Inc. stockholder's equity	6,222	4,248	2,274	(6,522)	6,222
Noncontrolling interest	—	—	119	—	119

Total equity	6,222	4,248	2,393	(6,522)	6,341

Total liabilities and equity	$12,219	4,388	2,971	(6,522)	13,056

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(14) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Condensed consolidating statements of operations

	Three months ended June 30, 2014
(in millions)	Parent issuer- QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated- QVC, Inc. and subsidiaries
Net revenue	$1,368	187	692	(233)	2,014
Cost of goods sold	850	23	432	(55)	1,250

Gross profit	518	164	260	(178)	764

Operating expenses:
Operating	42	49	89	—	180
Selling, general and administrative, including stock-based compensation	243	1	89	(178)	155
Depreciation	10	1	22	—	33
Amortization	58	38	16	—	112
Intercompany management expense (income)	20	(5)	(15)	—	—

	373	84	201	(178)	480

Operating income	145	80	59	—	284

Other (expense) income:
Equity in losses of investee	—	—	(2)	—	(2)
Interest expense, net	(60)	—	—	—	(60)
Foreign currency (loss) gain	(1)	—	2	—	1
Intercompany interest and other (expense) income	(5)	13	12	(20)	—

	(66)	13	12	(20)	(61)

Income before income taxes	79	93	71	(20)	223
Income tax expense	(27)	(28)	(28)	—	(83)
Equity in earnings of subsidiaries, net of tax	88	29	—	(117)	—

Net income	140	94	43	(137)	140
Less net income attributable to the noncontrolling interest	(10)	—	(10)	10	(10)

Net income attributable to QVC, Inc. stockholder	$130	94	33	(127)	130

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(14) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Condensed consolidating statements of operations—Adjusted

	Three months ended June 30, 2013
(in millions)	Parent issuer- QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated- QVC, Inc. and subsidiaries
Net revenue	$1,326	182	681	(228)	1,961
Cost of goods sold	836	23	427	(59)	1,227

Gross profit	490	159	254	(169)	734

Operating expenses:
Operating	38	48	85	—	171
Selling, general and administrative, including stock-based compensation	227	—	80	(169)	138
Depreciation	9	2	22	—	33
Amortization	51	36	20	—	107
Intercompany management expense (income)	15	(4)	(11)	—	—

	340	82	196	(169)	449

Operating income	150	77	58	—	285

Other (expense) income:
Equity in losses of investee	—	—	(2)	—	(2)
Gains on financial instruments	—	—	3	—	3
Interest (expense) income, net	(50)	(1)	1	—	(50)
Foreign currency (loss) gain	(1)	—	1	—	—
Loss on extinguishment of debt	(16)	—	—	—	(16)
Intercompany interest and other (expense) income	(4)	12	(8)	—	—

	(71)	11	(5)	—	(65)

Income before income taxes	79	88	53	—	220
Income tax expense	(21)	(32)	(28)	—	(81)
Equity in earnings of subsidiaries, net of tax	81	11	—	(92)	—

Net income	139	67	25	(92)	139
Less net income attributable to the noncontrolling interest	(13)	—	(13)	13	(13)

Net income attributable to QVC, Inc. stockholder	$126	67	12	(79)	126

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(14) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Condensed consolidating statements of operations

	Six months ended June 30, 2014
(in millions)	Parent issuer- QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated- QVC, Inc. and subsidiaries
Net revenue	$2,692	364	1,399	(455)	4,000
Cost of goods sold	1,692	48	878	(112)	2,506

Gross profit	1,000	316	521	(343)	1,494

Operating expenses:
Operating	82	95	181	—	358
Selling, general and administrative, including stock-based compensation	466	(1)	181	(343)	303
Depreciation	19	3	44	—	66
Amortization	110	77	36	—	223
Intercompany management expense (income)	40	(8)	(32)	—	—

	717	166	410	(343)	950

Operating income	283	150	111	—	544

Other (expense) income:
Equity in losses of investee	—	—	(3)	—	(3)
Interest expense, net	(113)	—	(9)	—	(122)
Foreign currency (loss) gain	(3)	—	3	—	—
Intercompany interest and other (expense) income	(10)	26	4	(20)	—

	(126)	26	(5)	(20)	(125)

Income before income taxes	157	176	106	(20)	419
Income tax expense	(7)	(52)	(98)	—	(157)
Equity in earnings (losses) of subsidiaries, net of tax	112	(19)	—	(93)	—

Net income	262	105	8	(113)	262
Less net income attributable to the noncontrolling interest	(19)	—	(19)	19	(19)

Net income (loss) attributable to QVC, Inc. stockholder	$243	105	(11)	(94)	243

        The increase in tax expense of the combined non-guarantor subsidiaries compared to the same period in the prior year was primarily due to an unfavorable tax audit settlement in one of our European subsidiaries. This also resulted in a tax benefit for QVC, Inc. as a result of the corresponding foreign tax credit in the U.S.

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(14) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Condensed consolidating statements of operations—Adjusted

	Six months ended June 30, 2013
(in millions)	Parent issuer- QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated- QVC, Inc. and subsidiaries
Net revenue	$2,640	365	1,389	(459)	3,935
Cost of goods sold	1,679	49	871	(120)	2,479

Gross profit	961	316	518	(339)	1,456

Operating expenses:
Operating	75	93	176	—	344
Selling, general and administrative, including stock-based compensation	463	—	169	(339)	293
Depreciation	19	3	41	—	63
Amortization	102	70	39	—	211
Intercompany management expense (income)	32	(7)	(25)	—	—

	691	159	400	(339)	911

Operating income	270	157	118	—	545

Other (expense) income:
Equity in losses of investee	—	—	(1)	—	(1)
Gains on financial instruments	12	—	3	—	15
Interest expense, net	(112)	(1)	—	—	(113)
Foreign currency (loss) gain	(2)	(1)	2	—	(1)
Loss on extinguishment of debt	(57)	—	—	—	(57)
Intercompany interest and other (expense) income	(7)	25	(18)	—	—

	(166)	23	(14)	—	(157)

Income before income taxes	104	180	104	—	388
Income tax expense	(32)	(60)	(51)	—	(143)
Equity in earnings of subsidiaries, net of tax	173	26	—	(199)	—

Net income	245	146	53	(199)	245
Less net income attributable to the noncontrolling interest	(25)	—	(25)	25	(25)

Net income attributable to QVC, Inc. stockholder	$220	146	28	(174)	220

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(14) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Condensed consolidating statements of comprehensive income

	Three months ended June 30, 2014
(in millions)	Subsidiary issuer- QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated- QVC, Inc. and subsidiaries
Net income	$140	94	43	(137)	140
Foreign currency translation adjustments	2	—	2	(2)	2

Total comprehensive income	142	94	45	(139)	142
Comprehensive income attributable to noncontrolling interest	(10)	—	(10)	10	(10)

Comprehensive income attributable to QVC, Inc. stockholder	$132	94	35	(129)	132

Condensed consolidating statements of comprehensive income—Adjusted

	Three months ended June 30, 2013
(in millions)	Subsidiary issuer- QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated- QVC, Inc. and subsidiaries
Net income	$139	67	25	(92)	139
Foreign currency translation adjustments	(16)	—	(16)	16	(16)

Total comprehensive income	123	67	9	(76)	123
Comprehensive income attributable to noncontrolling interest	(7)	—	(7)	7	(7)

Comprehensive income attributable to QVC, Inc. stockholder	$116	67	2	(69)	116

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(14) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Condensed consolidating statements of comprehensive income

	Six months ended June 30, 2014
(in millions)	Subsidiary issuer- QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated- QVC, Inc. and subsidiaries
Net income	$262	105	8	(113)	262
Foreign currency translation adjustments	18	—	18	(18)	18

Total comprehensive income	280	105	26	(131)	280
Comprehensive income attributable to noncontrolling interest	(22)	—	(22)	22	(22)

Comprehensive income attributable to QVC, Inc. stockholder	$258	105	4	(109)	258

Condensed consolidating statements of comprehensive income—Adjusted

	Six months ended June 30, 2013
(in millions)	Subsidiary issuer- QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated- QVC, Inc. and subsidiaries
Net income	$245	146	53	(199)	245
Foreign currency translation adjustments	(107)	—	(107)	107	(107)

Total comprehensive income (loss)	138	146	(54)	(92)	138
Comprehensive income attributable to noncontrolling interest	(6)	—	(6)	6	(6)

Comprehensive income (loss) attributable to QVC, Inc. stockholder	$132	146	(60)	(86)	132

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(14) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Condensed consolidating statements of cash flows

	Six months ended June 30, 2014
(in millions)	Parent issuer- QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated- QVC, Inc. and subsidiaries
Operating activities:
Net cash provided by operating activities	$217	172	160	—	549

Investing activities:
Capital expenditures, net	(74)	(1)	38	(20)	(57)
Expenditures for cable and satellite television distribution rights, net	—	(8)	—	—	(8)
Intercompany investing activities	114	27	—	(141)	—

Net cash provided by (used in) investing activities	40	18	38	(161)	(65)

Financing activities:
Principal payments of debt and capital lease obligations	(1,414)	—	(5)	—	(1,419)
Principal borrowings of debt from senior secured credit facility	554	—	—	—	554
Proceeds from issuance of senior secured notes, net of original issue discount	999	—	—	—	999
Payment of debt origination fees	(12)	—	—	—	(12)
Other financing activities	(4)	—	—	—	(4)
Dividends paid to Liberty	(480)	—	—	—	(480)
Dividends paid to noncontrolling interest	—	—	(25)	—	(25)
Net short-term intercompany debt borrowings (repayments)	65	65	(130)	—	—
Intercompany financing activities	(25)	(226)	90	161	—

Net cash used in financing activities	(317)	(161)	(70)	161	(387)

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	(6)	—	(6)

Net (decrease) increase in cash and cash equivalents	(60)	29	122	—	91
Cash and cash equivalents, beginning of period	78	133	246	—	457

Cash and cash equivalents, end of period	$18	162	368	—	548

QVC, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(14) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Condensed consolidating statements of cash flows—Adjusted

	Six months ended June 30, 2013
(in millions)	Parent issuer- QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated- QVC, Inc. and subsidiaries
Operating activities:
Net cash provided by operating activities	$275	115	52	—	442

Investing activities:
Capital expenditures, net	(33)	—	(42)	—	(75)
Expenditures for cable and satellite television distribution rights, net	—	(25)	(1)	—	(26)
Changes in other noncurrent assets	4	—	(3)	—	1
Intercompany investing activities	258	149	—	(407)	—

Net cash provided by (used in) investing activities	229	124	(46)	(407)	(100)

Financing activities:
Principal payments of debt and capital lease obligations	(1,690)	—	(5)	—	(1,695)
Principal borrowings of debt from senior secured credit facility	1,053	—	—	—	1,053
Proceeds from issuance of senior secured notes, net of original issue discount	1,050	—	—	—	1,050
Payment of debt origination fees	(16)	—	—	—	(16)
Payment of bond premium fees	(46)	—	—	—	(46)
Other financing activities	7	—	—	—	7
Dividends paid to Liberty	(765)	—	—	—	(765)
Dividends paid to noncontrolling interest	—	—	(25)	—	(25)
Net short-term intercompany debt (repayments) borrowings	(21)	86	(65)	—	—
Intercompany financing activities	(143)	(326)	62	407	—

Net cash used in financing activities	(571)	(240)	(33)	407	(437)

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	(29)	—	(29)

Net decrease in cash and cash equivalents	(67)	(1)	(56)	—	(124)
Cash and cash equivalents, beginning of period	75	165	300	—	540

Cash and cash equivalents, end of period	$8	164	244	—	416

Management's discussion and analysis of financial condition and results of operations
December 31, 2013

        The following discussion and analysis provides information concerning our results of operations and financial condition. This discussion should be read in conjunction with our consolidated financial statements and the notes thereto.

Overview

        QVC is a retailer of a wide range of consumer products, which are marketed and sold primarily by merchandise-focused televised shopping programs, the Internet and mobile applications. In the U.S., QVC's live programming is distributed via its nationally televised shopping program 24 hours per day, 364 days per year ("QVC-U.S."). Internationally, QVC's program services are based in Japan ("QVC-Japan"), Germany ("QVC-Germany"), the U.K. ("QVC-U.K.") and Italy ("QVC-Italy"). QVC-Japan distributes live programming 24 hours per day, QVC-Germany distributes its program 24 hours per day with 23 hours of live programming and QVC-U.K. distributes its program 24 hours per day with 17 hours of live programming. QVC-Italy distributes programming live for 17 hours per day on satellite and digital terrestrial television and an additional seven hours per day of recorded programming on satellite and seven hours per day of general interest programming on digital terrestrial television.

        On July 4, 2012, QVC entered into a joint venture with China Broadcasting Corporation, a limited liability company owned by China National Radio ("CNR"), for a 49% interest in a CNR subsidiary, CNR Home Shopping Co., Ltd. ("CNRS"). CNRS distributes live programming for 15 hours per day and recorded programming for nine hours per day. The CNRS joint venture is accounted for as an equity method investment recorded as equity in losses of investee in the consolidated statements of operations.

        The Company has a venture with Mitsui & Co. LTD ("Mitsui") for a television and multimedia retailing service in Japan. QVC-Japan is owned 60% by the Company and 40% by Mitsui. The Company and Mitsui share in all profits and losses based on their respective ownership interests.

        We are an indirect wholly owned subsidiary of Liberty Interactive ("Liberty"), which owns interests in a broad range of digital commerce businesses. On August 9, 2012, Liberty completed the recapitalization of its common stock into shares of the corresponding series of two new tracking stocks, Liberty Interactive (Nasdaq: LINTA, LINTB) and Liberty Ventures (Nasdaq: LVNTA, LVNTB). On October 3, 2014, Liberty's board of directors approved (i) the change in attribution from the Liberty Interactive Group to the Liberty Ventures Group of its digital commerce companies (Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC, CommerceHub and the Evite.com business), together with $970 million in cash, effective immediately; (ii) the creation of an inter-group interest in Liberty Ventures Group in favor of the former Liberty Interactive Group (which will now be referred to as the "QVC Group"), which is represented as a number of Liberty Ventures shares that may be issued to the QVC Group ("Inter-Group Interest Shares") calculated in accordance with Liberty's Restated Certificate of Incorporation; and (iii) a dividend of the Inter-Group Interest Shares to the holders of QVC Group common stock in full elimination of the inter-group interest. In connection with the payment of the dividend, typical antidilution adjustments will be made to outstanding QVC Group equity incentive awards, and the Liberty board reattributed $30 million in cash to the Liberty Ventures Group relating to its assumption of liabilities related to those awards. We refer to the foregoing transactions as the "2014 Reattribution." As a result of these transactions, we are now attributed to the new QVC Group, which tracks the assets and liabilities of our company and Liberty's 38% equity interest in HSN, Inc., one of our two closest televised shopping competitors, and the trading symbols for the Series A QVC Group tracking stock and the Series B QVC Group tracking stock have changed to "QVCA" and "QVCB," respectively.

Strategies and challenges of business units

        QVC's goal is to become the preeminent global multimedia shopping community for people who love to shop, and to offer a shopping experience that is as much about entertainment and enrichment as it is about buying. QVC's objective is to provide an integrated shopping experience that utilizes all forms of media including television, the Internet and mobile devices. In 2014, QVC intends to employ several strategies to achieve these goals and objectives. Among these strategies are to (i) extend the breadth, relevance and exposure of the QVC brand; (ii) source products that represent unique quality and value; (iii) create engaging presentation content in televised programming, mobile and online; (iv) leverage customer loyalty and continue multi-platform expansion; and (v) create a compelling and differentiated customer experience. In addition, QVC expects to expand globally by leveraging its existing systems, infrastructure and skills in other countries around the world.

        QVC's future net revenue growth will primarily depend on international expansion, sales growth from e-commerce and mobile platforms, additions of new customers from households already receiving QVC's television programming and increased spending from existing customers. QVC's future net revenue may also be affected by (i) the willingness of cable television and direct-to- home satellite system operators to continue carrying QVC's programming service; (ii) QVC's ability to maintain favorable channel positioning, which may become more difficult due to governmental action or from distributors converting analog customers to digital; (iii) changes in television viewing habits because of personal video recorders, video-on-demand and Internet video services; and (iv) general economic conditions.

        In March 2013, QVC-U.S. launched over-the-air broadcasting in designated U.S. markets that can be accessed by any television household in such markets, regardless of whether it subscribes to a paid television service. This will allow QVC-U.S. to reach new customers who previously did not have access to the program through other television platforms.

        In August 2013, QVC-U.S. launched an additional channel, QVC Plus, which is being distributed through cable and satellite systems. The channel generally offers the same programming as the live channel, but on a three hour pre- recorded delay, which will allow viewers to have access to a broader range of QVC programming options as well as more relevant programming for viewers in differing time zones.

        Internationally, beyond the main QVC channels, QVC-Germany and QVC- U.K. also broadcast pre-recorded shows on additional channels that offer viewers access to a broader range of QVC programming options. These channels include QVC Beauty and QVC Plus in Germany and QVC Beauty, QVC Extra and QVC Style in the U.K.

        The prolonged economic uncertainty in various regions of the world in which our subsidiaries and affiliates operate could adversely affect demand for our products and services since a substantial portion of our revenue is derived from discretionary spending by individuals, which typically falls during times of economic instability. Global financial markets continue to experience disruptions, including increased volatility and diminished liquidity and credit availability. The world has experienced a global macroeconomic downturn, and if economic and financial market conditions in the U.S. or other key markets, including Japan and Europe, remain uncertain, persist, or deteriorate further, our customers may respond by suspending, delaying, or reducing their discretionary spending. A suspension, delay or reduction in discretionary spending could adversely affect revenue. Accordingly, our ability to increase or maintain revenue and earnings could be adversely affected to the extent that relevant economic environments remain weak or decline further. Such weak economic conditions may also inhibit our expansion into new European and other markets. We currently are unable to predict the extent of any of these potential adverse effects.

Results of Operations

        QVC's operating results were as follows:

	Years ended December 31,
(in millions)	2013	2012	2011
Net revenue	$8,623	8,516	8,268
Costs of goods sold	5,465	5,419	5,278

Gross profit	3,158	3,097	2,990
Operating expenses:
Operating	740	715	744
SG&A expenses (excluding stock-based compensation)	577	554	513

Adjusted OIBDA	1,841	1,828	1,733
Stock-based compensation	38	34	22
Depreciation	127	126	135
Amortization of intangible assets	431	400	439

Operating income	1,245	1,268	1,137

Other (expense) income:
Equity in losses of investee	(4)	(4)	(2)
Gains on financial instruments	15	48	50
Interest expense, net	(214)	(233)	(229)
Foreign currency gain (loss)	1	2	(2)
Loss on extinguishment of debt	(57)	—	—

	(259)	(187)	(183)

Income before income taxes	986	1,081	954
Income tax expense	(353)	(394)	(342)

Net income	633	687	612
Less net income attributable to the noncontrolling interest	(45)	(63)	(52)

Net income attributable to QVC, Inc. shareholder	$588	624	560

Net revenue

        Net revenue was generated in the following geographical areas:

	Years ended December 31,
(in millions)	2013	2012	2011
QVC-U.S.	$5,844	5,585	5,412
QVC-Japan	1,024	1,247	1,127
QVC-Germany	971	956	1,068
QVC-U.K.	657	641	626
QVC-Italy	127	87	35

Consolidated QVC	$8,623	8,516	8,268

        QVC's consolidated net revenue increased 1.3% and 3.0% for the years ended December 31, 2013 and 2012, respectively, as compared to the corresponding prior years. The 2013 increase of $107 million in net revenue was primarily comprised of $257 million due to a 2.7% increase in the average selling price per unit ("ASP") and $155 million due to a 1.6% increase in units sold. These amounts were partially offset by a net $200 million of unfavorable foreign currency rate adjustments primarily in

Japan. Additionally, net revenue was negatively impacted by $102 million due to an increase in estimated product returns, primarily in the U.S., Japan and Germany. The increase in returns in the U.S. was primarily due to sales volume and the increases in Japan and Germany were primarily due to higher returns in the apparel and jewelry categories and a greater mix of apparel products that return at higher rates than other categories. Overall returns as a percent of gross product revenue increased to 19.8% from 19.4% in 2012.

        The 2012 increase in net revenue was primarily comprised of $205 million due to a 2.2% increase in ASP, $154 million due to a 1.7% increase in units sold and a $59 million increase in shipping and handling and other miscellaneous revenue. These amounts were partially offset by $92 million of unfavorable foreign currency rate adjustments in all markets and $78 million due to an increase in estimated product returns as a result of the sales increase. Overall returns as a percent of gross product revenue remained flat at 19.4% compared to 2011.

        During the years ended December 31, 2013 and 2012, the changes in revenue and expenses were affected by changes in the exchange rates for the Japanese Yen, the Euro and the U.K. Pound Sterling. In the event the U.S. Dollar strengthens against these foreign currencies in the future, QVC's revenue and operating cash flow will be negatively affected.

        The percentage increase (decrease) in net revenue for each of QVC's geographic areas in U.S. Dollars and in local currency was as follows:

	Year ended December 31, 2013		Year ended December 31, 2012
	U.S. Dollars	Local currency	U.S. Dollars	Local currency
QVC-U.S.	4.6%	4.6%	3.2%	3.2%
QVC-Japan	(17.9)%	0.3%	10.6%	11.2%
QVC-Germany	1.6%	(1.7)%	(10.5)%	(3.5)%
QVC-U.K.	2.5%	3.7%	2.4%	3.3%
QVC-Italy	46.0%	41.5%	148.6%	168.3%

        In 2013, QVC-U.S. net revenue growth was primarily due to a 4.6% increase in ASP as a result of higher rates in the beauty and accessories categories as well as a greater mix of accessories. QVC-U.S. experienced shipped sales growth in all categories except jewelry. QVC-Japan's shipped sales in local currency improved primarily in the apparel, home and electronics categories, offset by declines in accessories and jewelry and an increase in estimated product returns as discussed in the above paragraph. QVC-Germany's shipped sales in local currency increased primarily in the apparel and accessories categories, but this growth was more than offset by declines in jewelry and electronics and an increase in estimated product returns as discussed in the above paragraph. QVC-U.K.'s shipped sales growth in local currency was primarily the result of increased sales in the home and beauty categories, partially offset by declines in jewelry. QVC-Italy's sales consisted primarily of home, beauty and apparel products.

        In 2012, QVC-U.S. net revenue growth was primarily due to a 3.2% increase in ASP and an increase in shipping and handling revenue, partially offset by an increase in returns associated with the sales increase and change in product mix. QVC-U.S.' shipped sales increased mainly due to growth in the home, beauty and apparel categories that were partially offset by a decline in electronics and jewelry. Additionally, QVC-U.S. revenue growth in the fourth quarter of 2012 was adversely impacted by the effects of Hurricane Sandy. The hurricane did not impact QVC's operations in West Chester, Pennsylvania. QVC-Japan primarily experienced shipped sales growth in local currency in the home, apparel and accessories categories, with the growth for the year also reflective of the earthquake and related events experienced in March 2011. QVC-Germany primarily experienced shipped sales declines in local currency in the health and fitness, apparel and accessories categories, partially offset by an increase in sales of beauty products. QVC-U.K.'s shipped sales growth in local currency was primarily due to the beauty category. QVC-Italy's sales consisted primarily of home, beauty and apparel products.

Gross profit

        QVC's gross profit percentage was 36.6%, 36.4% and 36.2% for the years ended December 31, 2013, 2012 and 2011, respectively. The increase in gross profit percentage in 2013 was primarily due to improved product margins in the U.S. and the U.K. The increase in gross profit percentage in 2012 was primarily due to a favorable net shipping and handling position including warehouse productivity in the U.S.; improved leverage of warehouse costs in Japan and warehouse productivity, including the positive impact of lower return processing in Germany.

Operating expenses

        QVC's operating expenses are principally comprised of commissions, order processing and customer service expenses, credit card processing fees, telecommunications expenses and production costs. Operating expenses increased $25 million or 3.5% and decreased $29 million or 3.9% for the years ended December 31, 2013 and 2012, respectively.

        The increase in 2013 was primarily due to a $29 million increase in credit card processing fees and a $17 million increase in commissions expense, offset by a $22 million effect of exchange rates. In regards to the increase in credit card processing fees, as discussed in more detail in the subsequent paragraph, QVC-U.S. reached a favorable legal settlement in the prior year, which offset the related expenses. Credit card processing fees also increased in 2013 due to the U.S. sales increase and lower usage of the QVC branded credit card ("Q Card") combined with a higher mix of purchases from customers using credit cards with higher rates charged to merchants. The increase in commissions expense was primarily due to the sales increase in the U.S. and additional programming distribution expenses in Japan.

        The decrease in 2012 was primarily due to a $23 million decrease in credit card processing fees and a $10 million effect of exchange rates. In regards to the decrease in credit card processing fees, on October 22, 2012, QVC- U.S. reached a favorable $20 million net legal settlement regarding credit card fees, which was recorded as a reduction of operating expenses in the fourth quarter of 2012. The decrease in credit card processing fees was also due to a change in U.S. legislation associated with customer debit card purchases resulting in lower fees charged to merchants. These decreases were partially offset by a $5 million increase in programming and production expenses primarily in the U.S., and to a lesser extent, Japan and Italy.

Selling, general and administrative expenses (excluding stock-based compensation)

        QVC's SG&A expenses include personnel, information technology, provision for doubtful accounts, credit card income and marketing and advertising expenses. Such expenses increased $23 million, and as a percent of net revenue, from 6.5% to 6.7% for the year ended December 31, 2013 and increased $41 million, and as a percent of net revenue, from 6.2% to 6.5% for the year ended December 31, 2012 as a result of a variety of factors.

        The increase in 2013 was primarily related to a $35 million increase in personnel expense, a $7 million increase in information technology expense, a $5 million increase in the provision for doubtful accounts and a $2 million decrease in credit card income, offset by a $13 million effect of exchange rates, a $12 million decrease in sales and franchise taxes and a $3 million decrease in rent expense. The increase in personnel expense was primarily due to merit, benefits and bonus increases in the U.S. and the U.K. as well as severance costs in Germany and the U.K. The increase in information technology expense was primarily due to additional cloud-based software solutions in the U.S. and solutions to enhance customer service and productivity in Germany. The increase in the provision for doubtful accounts was primarily due to the increased use of the Easy-Pay installment program in the U.S. The QVC Easy-Pay Plan (known as Q Pay in Germany) permits customers to pay for items in two or more installments. When the QVC Easy-Pay Plan is offered by QVC and elected by the customer, the first installment is typically billed to the customer's credit card upon shipment. Generally, the customer's credit card is subsequently billed up to five additional monthly installments until the total purchase price of the products has been billed by QVC. The decrease in credit card income was primarily due to the overall economics, including usage, of the Q Card portfolio in the U.S. The decrease in sales and franchise taxes was primarily due to a revision in settlement estimates and credits in the U.S. The decrease in rent expense was primarily due to duplicate running costs including a lease cancellation accrual in the U.K. in the prior year associated with the move to its new headquarters, partially offset by higher rent expense on its new facility in the current year.

        The increase in 2012 was primarily related to a $31 million increase in personnel expenses, a $9 million increase in marketing expense, an $8 million increase in the provision for doubtful accounts and a $6 million increase in rent expense. These increases were partially offset by a $9 million effect of exchange rates and a $7 million increase in credit card income. The increase in personnel expense was primarily due to merit, benefits and bonus increases in the U.S. and Japan. The increase in marketing expense was primarily due to QVC-U.S. Internet and social media campaigns and a renewal of marketing efforts at QVC-Japan as a result of the earthquake and related events experienced in 2011. The increase in the provision for doubtful accounts was primarily due to the increased use of the Easy-Pay Plan in the U.S. The increase in rent expense was primarily due to duplicate running costs at QVC-U.K. associated with the transition to its new headquarters including a lease cancellation accrual. The increase in credit card income was primarily due to a higher average portfolio balance in the U.S.

Stock-based compensation

        Stock-based compensation includes compensation related to options and restricted stock granted to certain officers and employees. QVC recorded $38 million, $34 million and $22 million of stock-based compensation expense for the years ended December 31, 2013, 2012 and 2011, respectively. The increase in stock-based compensation expense in 2013 was primarily the result of a greater number of shares being expensed on a higher measurement basis and the result of a one-time option exchange transaction (the "Option Exchange") for certain officers in December 2012. The increase in stock compensation expense during 2012 was primarily the result of the Option Exchange. Refer to note 10 in the financial statements for further information on the Option Exchange.

Depreciation and amortization

        Depreciation and amortization consisted of the following:

	Years Ended December 31,
(in millions)	2013	2012	2011
Affiliate agreements	$150	151	152
Customer relationships	172	172	173

Acquisition related amortization	322	323	325
Property, plant and equipment	127	126	135
Software amortization	78	62	95
Channel placement amortization and related expenses	31	15	19

Total depreciation and amortization	$558	526	574

        The increase in software amortization in 2013 was primarily due to solutions to enhance customer service and productivity in the U.S. and Germany. The increase in channel placement amortization and related expenses in 2013 was primarily due to new and amended long-term cable and satellite television distribution agreements in the U.S.

        During the fourth quarter of 2011, QVC determined that certain capitalized customer relationship management ("CRM") software did not meet service-level expectations and desired functionality. As a result, QVC recorded an impairment of certain CRM assets in the amount of $47 million included in depreciation and amortization in the consolidated statement of operations within the QVC- U.S. operating segment.
Equity in losses of investee

        The losses were primarily associated with our joint venture in China that is accounted for as an equity method investment.

Gains on financial instruments

        In 2009 and 2011, QVC entered into several interest rate swap arrangements to mitigate the interest rate risk associated with interest payments related to its variable rate debt. QVC assessed the effectiveness of its interest rate swaps using the hypothetical derivative method. During 2013, 2012 and 2011, QVC's elected interest terms did not effectively match the terms of the swap arrangements. As a result, the swaps did not qualify as cash flow hedges. Changes in fair value of these interest rate swaps were included in gains on financial instruments in the consolidated statements of operations. In March 2013, QVC's notional interest rate swaps of $3.1 billion expired.

        This financial statement line item also included a gain in 2013 that resulted from the reversal of a liability for contingent consideration associated with a previous acquisition.

Interest expense, net

        For the years ended December 31, 2013 and 2012, consolidated net interest expense decreased 8.2% and increased 1.7%, respectively, as compared to the corresponding periods in the prior year. The decrease in 2013 was primarily due to lower average interest rates on borrowings due to our 2013 refinancing activities as discussed below in further detail. Net interest expense remained relatively consistent in 2012 compared to the prior year.

Foreign currency gain (loss)

        Certain loans between QVC and its subsidiaries are deemed to be short-term in nature, and accordingly, the translation of these loans is recorded on the statements of operations. The change in foreign currency gain (loss) was primarily due to variances in interest and operating payables balances between QVC and its international subsidiaries denominated in the currency of the subsidiary and the effects of currency exchange rate changes on those balances.

Loss on extinguishment of debt

        During the first half of 2013, QVC redeemed $500 million of its 7.125% Senior Secured Notes due 2017 and $231 million of its 7.5% Senior Secured Notes due 2019. The loss was primarily due to premiums paid for the tenders and calls of these notes. Refer to note eight to the consolidated financial statements and the below section, "Financial Position, Liquidity and Capital Resources," for further details.

Income taxes

        Our effective tax rate was 35.8%, 36.4% and 35.8% for the years ended December 31, 2013, 2012 and 2011, respectively. For all three years, these rates differ from the U.S. federal income tax rate of 35% primarily due to state tax expense. In addition, the 2013 and 2011 rates differ due to the effect of tax rate changes on deferred taxes and the 2012 rate differs due to the revision of expected settlement estimates.

Adjusted Operating Income before Depreciation and Amortization (Adjusted OIBDA)

        QVC defines Adjusted OIBDA as net revenue less cost of goods sold, operating expenses and selling, general and administrative expenses (excluding stock-based compensation). QVC's chief operating decision maker and management team use this measure of performance in conjunction with other measures to evaluate the businesses and make decisions about allocating resources among the businesses. QVC believes that this is an important indicator of the operational strength and performance of the businesses, including the ability to service debt and fund capital expenditures. In addition, this measure allows QVC to view operating results, perform analytical comparisons and perform benchmarking among its businesses and identify strategies to improve performance. This measure of performance excludes such costs as depreciation, amortization and stock-based compensation that are included in the measurement of operating income pursuant to U.S. GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with U.S. GAAP.

        The primary material limitations associated with the use of Adjusted OIBDA as compared to GAAP results are (i) it may not be comparable to similarly titled measures used by other companies in the industry, and (ii) it excludes financial information that some may consider important in evaluating QVC's performance. QVC compensates for these limitations by providing disclosure of the difference between Adjusted OIBDA and GAAP results, including providing a reconciliation of Adjusted OIBDA to GAAP results, to enable investors to perform their own analysis of QVC's operating results. Refer to note 15 to the consolidated financial statements for a reconciliation of Adjusted OIBDA to income before income taxes.

Seasonality

        QVC's business is seasonal due to a higher volume of sales in the fourth calendar quarter related to year-end holiday shopping. In recent years, QVC has earned, on average, between 22% and 23% of its revenue in each of the first three quarters of the year and 32% of its revenue in the fourth quarter of the year.

Financial Position, Liquidity and Capital Resources

General

        Historically, QVC's primary sources of cash have been cash provided by operating activities and borrowings. In general, QVC uses this cash to fund its operations, make capital purchases, make payments to Liberty, make interest payments and minimize QVC's outstanding senior secured credit facility balance.

        As of December 31, 2013, substantially all of QVC's cash and cash equivalents were invested in AAA rated money market funds and time deposits with banks rated equal to or above A.

2013 Tender Offers

        On March 4, 2013, QVC announced the commencement of cash tender offers (the "Offers") for any and all of its outstanding $500 million in aggregate principal amount of 7.125% Senior Secured Notes due 2017 and up to $250 million in aggregate principal amount of its 7.5% Senior Secured Notes due 2019.

Senior Secured Notes due 2017

        On March 23, 2010, QVC issued $500 million principal amount of 7.125% Senior Secured Notes due 2017 at par. On March 18, 2013, $124 million of the 7.125% Senior Secured Notes due 2017 were tendered pursuant to the Offers, whereby holders of the 7.125% Senior Secured Notes due 2017 received consideration of $1,039.40 for each $1,000 principal amount of tendered 7.125% Senior Secured Notes due 2017. On April 17, 2013, QVC completed the redemption of the remaining $376 million principal amount of its 7.125% Senior Secured Notes due 2017, whereby holders received consideration of $1,035.63 for each $1,000 principal amount of tendered 7.125% Senior Secured Notes due 2017.

Senior Secured Notes due 2019

        On September 25, 2009, QVC issued $1 billion principal amount of 7.5% Senior Secured Notes due 2019 at an issue price of 98.278%. On March 18, 2013, $231 million of the 7.5% Senior Secured Notes due 2019 were tendered pursuant to the Offers, whereby holders of the 7.5% Senior Secured Notes due 2019 received consideration of $1,120 for each $1,000 principal amount of tendered 7.5% Senior Secured Notes due 2019. The senior secured notes have equal priority to the senior secured credit facility. The notes are secured by the stock of QVC and certain of its subsidiaries. Interest is payable semi-annually.

Senior Secured Notes due 2020

        On March 23, 2010, QVC issued $500 million principal amount of 7.375% Senior Secured Notes due 2020 at par. The senior secured notes have equal priority to the senior secured credit facility. The notes are secured by the stock of QVC and certain of its subsidiaries. Interest is payable semi-annually.

Senior Secured Notes due 2022

        On July 2, 2012, QVC issued $500 million principal amount of 5.125% Senior Secured Notes due 2022 at par. The senior secured notes have equal priority to the senior secured credit facility. The notes are secured by the stock of QVC and certain of its subsidiaries. Interest is payable semi-annually.

Senior Secured Notes due 2023 and 2043

        On March 18, 2013, QVC issued $750 million principal amount of 4.375% Senior Secured Notes due 2023 at an issue price of 99.968% and issued $300 million principal amount of 5.95% Senior Secured Notes due 2043 at an issue price of 99.973%. These notes are secured by the stock of QVC and have equal priority to the senior secured credit facility and QVC's other notes. Interest is payable semi-annually.

        The net proceeds from the issuance of these instruments were used to reduce the outstanding principal under QVC's existing 7.125% Senior Secured Notes due 2017, the 7.5% Senior Secured Notes due 2019 and the senior secured credit facility, as well as for general corporate purposes.

Senior Secured Credit Facility

        On March 1, 2013, we amended and restated our senior secured credit facility, which provides for a $2.0 billion revolving credit facility with a $250 million sub-limit for standby letters of credit and $1.0 billion of uncommitted incremental revolving loan commitments or incremental term loans. QVC may elect that the loans extended under the senior secured credit facility bear interest at a rate per annum equal to the ABR Rate or LIBOR, as each is defined in the senior secured credit facility agreement, plus a margin of 0.25% to 2.00% depending on various factors. Each loan may be prepaid at any time and from time to time without penalty other than customary breakage costs. Any amounts prepaid on the revolving credit facility may be reborrowed. Payment of loans may be accelerated following certain customary events of default. The senior secured credit facility is a multi-currency facility. The senior secured credit facility is secured by the stock of QVC. We had $1.1 billion available under the terms of the senior secured credit facility at December 31, 2013. The interest rate on the senior secured credit facility was 1.9% at December 31, 2013.

        The purpose of the amendment was to, among other things, extend the maturity of our senior secured credit facility to March 1, 2018 and lower the interest rate on borrowings.

        The senior secured credit facility contains certain affirmative and negative covenants, including certain restrictions with respect to, among other things: incurring additional indebtedness; creating liens on property or assets; making certain loans or investments; selling or disposing of assets; paying certain dividends and other restricted payments; dissolving, consolidating or merging; entering into certain transactions with affiliates; entering into sale or leaseback transactions; restricting subsidiary distributions; and limiting QVC's ratio of consolidated total debt to consolidated Adjusted OIBDA.

Interest Rate Swap Arrangements

        In 2009 and 2011, QVC entered into several interest rate swap arrangements to mitigate the interest rate risk associated with interest payments related to its variable rate debt. QVC assessed the effectiveness of its interest rate swaps using the hypothetical derivative method. During 2013, 2012 and 2011, QVC's elected interest terms did not effectively match the terms of the swap arrangements. As a result, the swaps did not qualify as cash flow hedges. Changes in fair value of these interest rate swaps were included in gains on financial instruments in the consolidated statements of operations. In March 2013, QVC's notional interest rate swaps of $3.1 billion expired.

Other Debt Related Information

        As a result of the refinancing transactions discussed above, we incurred an extinguishment loss of $57 million for the year ended December 31, 2013, recorded as loss on extinguishment of debt in the consolidated statements of operations.

        QVC was in compliance with all of its debt covenants at December 31, 2013.

        During the year, there were no significant changes to QVC's debt credit ratings.

        At December 31, 2013 and 2012, outstanding letters of credit totaled $26 million and $30 million, respectively.

        There are no restrictions under the debt agreements on QVC's ability to pay dividends or make other restricted payments if QVC is not in default on its senior secured notes or credit facility, and QVC's consolidated leverage ratio would be no greater than 3.25 to 1.0. As a result, Liberty will, in many instances, be permitted to rely on QVC's cash flow for servicing Liberty's debt and for other purposes, including repurchases of Liberty's common stock, or to fund acquisitions or other operational requirements of Liberty and its subsidiaries. These events may deplete QVC's equity or require QVC to borrow under the senior secured credit facility, increasing QVC's leverage and decreasing liquidity. QVC has made significant distributions to Liberty in the past.

Additional Cash Flow Information

        During the year ended December 31, 2013, QVC's primary uses of cash were $2,387 million of principal payments on debt and capital lease obligations, $1,005 million of dividends to Liberty, $269 million of capital and cable and satellite television distribution rights expenditures, $46 million in premiums paid for the redemption of QVC's existing 7.125% Senior Secured Notes due 2017 and partial redemption of QVC's 7.5% Senior Secured Notes due 2019 and $45 million in dividend payments from QVC-Japan to Mitsui. These uses of cash were funded primarily with $1,674 million of principal borrowings on the senior secured credit facility, $1,050 million in proceeds from the issuance of the 4.375% Senior Secured Notes due 2023 and the 5.95% Senior Secured Notes due 2043 and $973 million of cash provided by operating activities. As of December 31, 2013, QVC's cash balance (excluding restricted cash) was $457 million.

        The change in cash provided by operating activities for the year ended December 31, 2013 compared to the previous year was primarily due to a decrease in net income, the loss on extinguishment of debt and variances in accounts payable and accrued liabilities balances. The variance in accounts payable was primarily due to timing of payments to vendors and the change in accrued liabilities was primarily due to variances in taxes payable balances.

        As of December 31, 2013, $240 million of the $457 million in cash was held by foreign subsidiaries. Cash in foreign subsidiaries is generally accessible, but certain tax consequences may reduce the net amount of cash we are able to utilize for U.S. purposes. QVC accrues taxes on the unremitted earnings of its international subsidiaries. Approximately one-half of this foreign cash balance was that of QVC-Japan. QVC owns 60% of QVC-Japan and shares all profits and losses with the 40% minority interest holder, Mitsui. We believe that we currently have appropriate legal structures in place to repatriate foreign cash as tax efficiently as possible and meet the business needs of QVC.

        During the year ended December 31, 2012, QVC's primary uses of cash were $1,817 million of dividends to Liberty, $1,246 million of principal payments on debt and capital lease obligations, $246 million of capital expenditures, $95 million paid related to investments in joint ventures and acquisitions, net of cash received, and a $29 million dividend payment from QVC-Japan to Mitsui. These uses of cash were funded primarily with $1,717 million of debt borrowings on the senior secured credit facility, $1,206 million of cash provided by operating activities and $500 million in proceeds from the issuance of the 5.125% Senior Secured Notes due 2022. As of December 31, 2012, QVC's cash balance (excluding restricted cash) was $540 million.

        The change in cash provided by operating activities for the year ended December 31, 2012 compared to the previous year was primarily due to an increase in net income and variances in accounts receivable, accounts payable and accrued liabilities balances. The variance in accounts receivable was primarily due to the Easy-Pay installment program, the variance in accounts payable was primarily due to timing of payments to vendors and the change in accrued liabilities was primarily due to variances in taxes payable balances.

        During the year ended December 31, 2011, QVC's primary uses of cash were $837 million of principal payments on debt and capital lease obligations, $259 million of capital expenditures, $205 million of dividends to Liberty and a $50 million dividend payment from QVC-Japan to Mitsui. These uses of cash were funded primarily with $818 million of cash provided by operating activities and $465 million of debt borrowings on the senior secured credit facility. As of December 31, 2011, QVC's cash balance (excluding restricted cash) was $560 million.

Other

        Capital expenditures spending in 2014 is expected to be approximately $190 million.

        Refer to the chart under the "Off-balance Sheet Arrangements and Aggregate Contractual Obligations" section below for additional information concerning the amount and timing of expected future payments under QVC's contractual obligations at December 31, 2013.

        QVC has contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible QVC may incur losses upon the conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, that may be required to satisfy such contingencies will not be material in relation to the consolidated financial statements.

Off-balance Sheet Arrangements and Aggregate Contractual Obligations

        Information concerning the amount and timing of required payments, both accrued and off-balance sheet, under our contractual obligations at December 31, 2013 is summarized below:

	Payments due by period
(in millions)	Total	2014	2015 - 2016	2017 - 2018	Thereafter
Debt(1)	$3,741	—	—	922	2,819
Interest payments(2)	1,764	193	385	367	819
Capital lease obligations (including imputed interest)	88	15	22	23	28
Operating lease obligations	158	16	26	20	96
Purchase obligations and other	1,431	1,405	15	11	—

(1)
Amounts exclude capital lease obligations and the issue discounts on the 7.5%, 4.375% and 5.95% Senior Secured Notes.

(2)
Amounts (i) are based on the terms of QVC's senior secured credit facility and senior secured notes, (ii) assumes the interest rates on the floating rate debt remain constant at the rates in effect as of December 31, 2013, (iii) assumes that our existing debt is repaid at maturity and (iv) excludes capital lease obligations.

Recent Accounting Pronouncements

        In February 2013, the FASB issued ASU No. 2013-02, which amends ASC Topic 220, Comprehensive Income and requires that companies present information about reclassification adjustments from accumulated other comprehensive income in their interim and annual financial statements. The standard requires that companies present either in a single note, or parenthetically on the face of the financial statements, the effect of significant amounts reclassified from each component of accumulated other comprehensive income based on its source and the income statement line items affected by the reclassification. If a component is not required to be reclassified to net income in its entirety, companies will instead cross reference to the related footnote for additional information. QVC adopted this guidance as of January 1, 2013, and adoption did not have an impact on QVC's consolidated financial position, results of operations or cash flows.

Critical Accounting Estimates

        The preparation of consolidated financial statements in conformity with GAAP requires QVC to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Estimates include, but are not limited to, sales returns, uncollectible receivables, inventory obsolescence, medical and other benefit related costs, depreciable lives of fixed assets, internally developed software, valuation of acquired intangible assets and goodwill, income taxes and stock-based compensation. QVC bases its estimates on historical experience and on various other assumptions that QVC believes to be reasonable under the circumstances. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from those estimates under different assumptions or conditions. In addition, as circumstances change, QVC may revise the basis of its estimates accordingly.

Fair value measurements

        QVC records several assets and liabilities in the consolidated balance sheet at fair value on a recurring basis. QVC has adopted the GAAP prescribed hierarchy that prioritizes inputs to valuation techniques used to measure fair value of financial and nonfinancial instruments.

Goodwill and long-lived assets

        QVC's long-lived asset valuations are primarily comprised of the annual assessment of the recoverability of goodwill and other nonamortizable intangibles, such as trademarks and the evaluation of the recoverability of other long-lived assets upon certain triggering events. If the carrying value of long-lived assets exceeds their undiscounted cash flows, QVC is required to write the carrying value down to the fair value. Any such writedown is included in depreciation/amortization in the consolidated statements of operations. A high degree of judgment is required to estimate the fair value of the long-lived assets. QVC may use quoted market prices, prices for similar assets, present value techniques and other valuation techniques to prepare these estimates. QVC may need to make estimates of future cash flows and discount rates as well as other assumptions in order to implement these valuation techniques. Due to the high degree of judgment involved in estimation techniques, any value ultimately derived from the long-lived assets may differ from the estimate of fair value. As each of QVC's operating segments has long-lived assets, this critical accounting estimate affects the financial position and results of operations of each segment.

        QVC utilized a qualitative assessment for determining whether step one of the goodwill impairment analysis was necessary, and concluded it was not. In evaluating goodwill on a qualitative basis, QVC reviewed the business performance of each reporting unit, evaluated other relevant factors and determined that it was not more likely than not that an impairment existed for any of QVC's reporting units. The Company considered whether there were any negative macroeconomic conditions, industry specific conditions, market changes, increased competition, increased costs in doing business, management challenges, the legal environments and how these factors might impact company specific performance in future periods.

        The changes in the carrying amount of goodwill for the years ended December 31, 2013 and 2012 were as follows:

(in millions)	QVC-U.S.	QVC-Japan	QVC-Germany	QVC-U.K.	QVC-Italy	Total
Balance as of December 31, 2011	$4,169	393	328	203	146	5,239
Acquisitions	21	—	—	—	—	21
Exchange rate fluctuations	—	(44)	6	9	3	(26)

Balance as of December 31, 2012	4,190	349	334	212	149	5,234
Exchange rate fluctuations	—	(61)	14	4	6	(37)

Balance as of December 31, 2013	$4,190	288	348	216	155	5,197

Retail related adjustments and allowances

        QVC records adjustments and allowances for sales returns, inventory obsolescence and uncollectible receivables. Each of these adjustments is estimated based on historical experience. Sales returns are calculated as a percent of sales and are netted against revenue in the consolidated statement of operations. For the years ended December 31, 2013, 2012 and 2011, sales returns represented 19.8%, 19.4% and 19.4% of gross product revenue, respectively. The inventory obsolescence reserve is calculated as a percent of inventory at the end of a reporting period based on, among other factors, the average inventory balance for the preceding twelve months and historical experience with liquidated inventory. The change in the reserve is included in cost of goods sold in the consolidated statements of operations. At December 31, 2013, inventory was $931 million, which was net of the obsolescence adjustment of $79 million. At December 31, 2012, inventory was $909 million, which was net of the obsolescence adjustment of $89 million. The allowance for doubtful accounts is calculated as a percent of accounts receivable at the end of a reporting period, and it is based on historical experience, with the change in such allowance being recorded as bad debt expense in the consolidated statements of operations. At December 31, 2013, trade accounts receivable was $1,111 million, net of the allowance for doubtful accounts of $83 million. At December 31, 2012, trade accounts receivable was $1,055 million, net of the allowance for doubtful accounts of $74 million. Each of these adjustments requires management judgment. Actual results could differ from management's estimates.

Accounting for income taxes

        QVC is required to estimate the amount of tax payable or refundable for the current year and the deferred income tax liabilities and assets for the future tax consequences of events that have been reflected in the financial statements or tax returns for each taxing jurisdiction in which QVC operates. This process requires management to make judgments regarding the timing and probability of the ultimate tax impact of the various agreements and transactions into which QVC enters. Based on these judgments, QVC may record tax reserves or adjustments to valuation allowances on deferred tax assets to reflect the expected realizability of future tax benefits. Actual income taxes could vary from these estimates due to future changes in income tax law, significant changes in the jurisdictions in which QVC operates, QVC's inability to generate sufficient future taxable income or unpredicted results from the final determination of each year's liability by taxing authorities. These changes could have a significant impact on QVC's financial position.

Quantitative and Qualitative Disclosures about Market Risk

        QVC is exposed to market risk in the normal course of business due to ongoing investing and financial activities and the conduct of operations by subsidiaries in different foreign countries. Market risk refers to the risk of loss arising from adverse changes in stock prices, interest rates and foreign currency exchange rates. The risk of loss can be assessed from the perspective of adverse changes in fair values, cash flows and future earnings. QVC has established procedures and internal processes governing the management of market risks and the use of financial instruments to manage exposure to such risks.

Interest rate risk

        QVC is exposed to changes in interest rates primarily as a result of borrowing activities. QVC manages the exposure to interest rates by maintaining what QVC believes is an appropriate mix of fixed and variable rate debt. QVC believes this best protects itself from interest rate risk.

        The table below summarizes the Company's debt obligations, related interest rates and fair value of debt at December 31, 2013:

(in millions, except percentages)	2014	2015	2016	2017	2018	Thereafter	Total	Fair Value
Fixed rate debt(1)	$—	—	—	—	—	2,819	2,819	2,861
Weighted average interest rate on fixed rate debt	—%	—%	—%	—%	—%	6.1%	6.1%	N/A
Variable rate debt	$—	—	—	—	922	—	922	922
Average interest rate on variable rate debt	—%	—%	—%	—%	1.9%	—%	1.9%	N/A

(1)
Amounts exclude capital lease obligations and the issue discounts on the 7.5%, 4.375% and 5.95% Senior Secured Notes. N/A—Not applicable.

        In 2009 and 2011, QVC entered into several interest rate swap arrangements to mitigate the interest rate risk associated with interest payments related to its variable rate debt. QVC assessed the effectiveness of its interest rate swaps using the hypothetical derivative method. During 2013, 2012 and 2011, QVC's elected interest terms did not effectively match the terms of the swap arrangements. As a result, the swaps did not qualify as cash flow hedges. Changes in fair value of these interest rate swaps were included in gains on financial instruments in the consolidated statements of operations. In March 2013, QVC's notional interest rate swaps of $3.1 billion expired.

Foreign currency exchange rate risk

        QVC is exposed to foreign exchange rate fluctuations related to the monetary assets and liabilities and the financial results of its foreign subsidiaries. Assets and liabilities of foreign subsidiaries for which the functional currency is the local currency are translated into U.S. Dollars at period-end exchange rates, and the statements of operations are translated at the average exchange rate for the period. Exchange rate fluctuations on translating foreign currency financial statements into U.S. Dollars that result in unrealized gains or losses are referred to as translation adjustments. Cumulative translation adjustments are recorded in other comprehensive income as a separate component of shareholder's equity. Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses, which are reflected in income as unrealized (based on period-end transactions) or realized upon settlement of the transactions. Cash flows from operations in foreign countries are translated at the average rate for the period. Accordingly, QVC may experience economic loss and a negative impact on earnings and equity with respect to its holdings solely as a result of foreign currency exchange rate fluctuations. QVC's reported Adjusted OIBDA for the year ended December 31, 2013 would have been impacted by approximately $4 million for every 1% change in foreign currency exchange rates relative to the U.S. Dollar.

        The credit facility provides QVC the ability to borrow in multiple currencies. This allows QVC to somewhat mitigate foreign currency exchange rate risks. As of December 31, 2013, QVC had borrowings of 5.5 billion Japanese Yen, equivalent to $52 million based on an exchange rate of 105.3 Japanese Yen per U.S. Dollar, outstanding under the credit facility. As of December 31, 2013, the foreign currency exchange exposure to these borrowings approximated $1 million for every 1% change in the Japanese Yen exchange rate per U.S. Dollar.

Report of Independent Registered Public Accounting Firm

The Shareholder—Director of QVC, Inc.:

        We have audited the accompanying consolidated balance sheets of QVC, Inc. and Subsidiaries (the "Company"), a wholly owned subsidiary of Liberty Interactive Corporation, as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2013. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of QVC, Inc. and Subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Philadelphia, Pennsylvania March 3, 2014

QVC, Inc.

Consolidated Balance Sheets

December 31, 2013 and 2012

(in millions)	2013	2012
Assets
Current assets:
Cash and cash equivalents	$457	540
Restricted cash	14	15
Accounts receivable, less allowance for doubtful accounts of $83 million at December 31, 2013 and $74 million at December 31, 2012	1,111	1,055
Inventories	931	909
Deferred income taxes	162	151
Prepaid expenses	47	53

Total current assets	2,722	2,723
Property, plant and equipment, net of accumulated depreciation of $919 million at December 31, 2013 and $867 million at December 31, 2012	1,106	1,131
Cable and satellite television distribution rights, net	624	764
Goodwill	5,197	5,234
Other intangible assets, net	3,336	3,509
Other noncurrent assets	71	77

Total assets	$13,056	13,438

Liabilities and equity
Current liabilities:
Current portion of debt and capital lease obligations	$13	12
Accounts payable-trade	425	566
Accrued liabilities	1,029	955

Total current liabilities	1,467	1,533
Long-term portion of debt and capital lease obligations	3,800	3,465
Deferred compensation	14	12
Deferred income taxes	1,326	1,410
Other long-term liabilities	108	184

Total liabilities	6,715	6,604

Equity:
QVC, Inc. shareholder's equity:
Common stock, $0.01 par value	—	—
Additional paid-in capital	6,703	6,665
Accumulated deficit	(620)	(161)
Accumulated other comprehensive income	139	186

Total QVC, Inc. shareholder's equity	6,222	6,690
Noncontrolling interest	119	144

Total equity	6,341	6,834

Total liabilities and equity	$13,056	13,438

See accompanying notes to the consolidated financial statements

QVC, Inc.

Consolidated Statements of Operations

Years ended December 31, 2013, 2012, and 2011

(in millions)	2013	2012	2011
Net revenue	$8,623	8,516	8,268
Cost of goods sold	5,465	5,419	5,278

Gross profit	3,158	3,097	2,990

Operating expenses:
Operating	740	715	744
Selling, general and administrative, including stock-based compensation	615	588	535
Depreciation	127	126	135
Amortization of intangible assets	431	400	439

	1,913	1,829	1,853

Operating income	1,245	1,268	1,137

Other (expense) income:
Equity in losses of investee	(4)	(4)	(2)
Gains on financial instruments	15	48	50
Interest expense, net	(214)	(233)	(229)
Foreign currency gain (loss)	1	2	(2)
Loss on extinguishment of debt	(57)	—	—

	(259)	(187)	(183)

Income before income taxes	986	1,081	954
Income tax expense	(353)	(394)	(342)

Net income	633	687	612
Less net income attributable to the noncontrolling interest	(45)	(63)	(52)

Net income attributable to QVC, Inc. shareholder	$588	624	560

See accompanying notes to the consolidated financial statements

QVC, Inc.

Consolidated Statements of Comprehensive Income

Years ended December 31, 2013, 2012, and 2011

(in millions)	2013	2012	2011
Net income	$633	687	612
Foreign currency translation adjustments	(72)	(27)	(10)

Total comprehensive income	561	660	602
Comprehensive income attributable to noncontrolling interest	(20)	(44)	(57)

Comprehensive income attributable to QVC, Inc. shareholder	$541	616	545

See accompanying notes to the consolidated financial statements

QVC, Inc.

Consolidated Statements of Cash Flows

Years ended December 31, 2013, 2012, and 2011

(in millions)	2013	2012	2011
Operating activities:
Net income	$633	687	612
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in losses of investee	4	4	2
Deferred income taxes	(108)	(134)	(116)
Foreign currency (gain) loss	(1)	(2)	2
Depreciation	127	126	135
Amortization of intangible assets	431	400	439
Change in fair value of financial instruments and noncash interest	(6)	(39)	(42)
Loss on extinguishment of debt	57	—	—
Stock-based compensation	38	34	22
Change in other long-term liabilities	3	2	(1)
Effects of changes in working capital items	(205)	128	(235)

Net cash provided by operating activities	973	1,206	818

Investing activities:
Capital expenditures, net	(211)	(246)	(259)
Expenditures for cable and satellite television distribution rights, net	(58)	(2)	(2)
Cash paid for joint ventures and acquisitions of businesses, net of cash received	—	(95)	—
Decrease in restricted cash	1	2	1
Changes in other noncurrent assets	(2)	(3)	4

Net cash used in investing activities	(270)	(344)	(256)

Financing activities:
Principal payments of debt and capital lease obligations	(2,387)	(1,246)	(837)
Principal borrowings of debt from senior secured credit facility	1,674	1,717	465
Proceeds from issuance of senior secured notes, net of original issue discount	1,050	500	—
Payment of debt origination fees	(16)	(7)	—
Payment of bond premium fees	(46)	—	—
Other financing activities	12	20	—
Dividends paid to Liberty	(1,005)	(1,817)	(205)
Dividends paid to noncontrolling interest	(45)	(29)	(50)

Net cash used in financing activities	(763)	(862)	(627)

Effect of foreign exchange rate changes on cash and cash equivalents	(23)	(20)	4

Net decrease in cash and cash equivalents	(83)	(20)	(61)
Cash and cash equivalents, beginning of period	540	560	621

Cash and cash equivalents, end of period	$457	540	560

Effects of changes in working capital items:
Increase in accounts receivable	$(63)	(50)	(167)
(Increase) decrease in inventories	(14)	2	29
(Increase) decrease in prepaid expenses	(1)	3	(1)
(Decrease) increase in accounts payable—trade	(134)	88	(29)
Increase (decrease) in accrued liabilities and other	7	85	(67)

Effects of changes in working capital items	$(205)	128	(235)
Supplemental cash flow information:
Cash paid for taxes—to Liberty	$385	338	358
Cash paid for taxes—other	156	128	145
Cash paid for interest	206	215	231

See accompanying notes to the consolidated financial statements

QVC, Inc.

Consolidated Statements of Equity

Years ended December 31, 2013, 2012, and 2011

	Common stock				Accumulated other comprehensive income
			Additional paid-in capital	Accumulated deficit		Noncontrolling interest	Total equity
(in millions, except share data)	Shares	Amount
Balance, December 31, 2010	1	$—	6,613	710	209	122	7,654
Net income	—	—	—	560	—	52	612
Foreign currency translation adjustments	—	—	—	—	(15)	5	(10)
Dividends paid to Liberty and noncontrolling interest and other	—	—	1	(218)	—	(50)	(267)
Tax benefit resulting from exercise of employee stock options	—	—	8	—	—	—	8
Stock-based compensation	—	—	22	—	—	—	22

Balance, December 31, 2011	1	—	6,644	1,052	194	129	8,019
Net income	—	—	—	624	—	63	687
Foreign currency translation adjustments	—	—	—	—	(8)	(19)	(27)
Dividends paid to Liberty and noncontrolling interest and other	—	—	(33)	(1,837)	—	(29)	(1,899)
Tax benefit resulting from exercise of employee stock options	—	—	20	—	—	—	20
Stock-based compensation	—	—	34	—	—	—	34

Balance, December 31, 2012	1	—	6,665	(161)	186	144	6,834
Net income	—	—	—	588	—	45	633
Foreign currency translation adjustments	—	—	—	—	(47)	(25)	(72)
Dividends paid to Liberty and noncontrolling interest and other	—	—	(12)	(1,047)	—	(45)	(1,104)
Tax benefit resulting from exercise of employee stock options	—	—	12	—	—	—	12
Stock-based compensation	—	—	38	—	—	—	38

Balance, December 31, 2013	1	$—	6,703	(620)	139	119	6,341

See accompanying notes to the consolidated financial statements

QVC, Inc.

Notes to Consolidated Financial Statements

(1) Basis of Presentation

        QVC is a retailer of a wide range of consumer products, which are marketed and sold primarily by merchandise-focused televised shopping programs, the Internet and mobile applications. In the U.S., QVC's live programming is distributed via its nationally televised shopping program 24 hours per day, 364 days per year ("QVC-U.S."). Internationally, QVC's program services are based in Japan ("QVC-Japan"), Germany ("QVC-Germany"), the U.K. ("QVC-U.K.") and Italy ("QVC-Italy"). QVC-Japan distributes live programming 24 hours per day, QVC-Germany distributes its program 24 hours per day with 23 hours of live programming and QVC-U.K. distributes its program 24 hours per day with 17 hours of live programming. QVC-Italy distributes programming live for 17 hours per day on satellite and digital terrestrial television and an additional seven hours per day of recorded programming on satellite and seven hours per day of general interest programming on digital terrestrial television.

        On July 4, 2012, QVC entered into a joint venture with China Broadcasting Corporation, a limited liability company owned by China National Radio ("CNR"), for a 49% interest in a CNR subsidiary, CNR Home Shopping Co., Ltd. ("CNRS"). CNRS distributes live programming for 15 hours a day and recorded programming for nine hours a day. The CNRS joint venture is accounted for as an equity method investment recorded as equity in losses of investee in the consolidated statements of operations.

        The Company has a venture with Mitsui & Co. LTD ("Mitsui") for a television and multimedia retailing service in Japan. QVC-Japan is owned 60% by the Company and 40% by Mitsui. The Company and Mitsui share in all profits and losses based on their respective ownership interests. During the years ended December 31, 2013, 2012 and 2011, QVC-Japan paid dividends to Mitsui of $45 million, $29 million and $50 million, respectively.

        We are an indirect wholly owned subsidiary of Liberty Interactive Corporation ("Liberty") (Nasdaq: LINTA, LINTB, LVNTA and LVNTB), which owns interests in a broad range of digital commerce businesses. We are attributed to the Liberty Interactive tracking stock, which tracks the assets and liabilities of Liberty's Interactive Group (the "Interactive Group"). The Interactive Group does not represent a separate legal entity; rather, it represents those businesses, assets and liabilities that are attributed to that group. Liberty also attributes to its Interactive Group those businesses primarily focused on digital commerce and its 38% ownership interest in HSN, Inc. ("HSN"), one of our two closest televised shopping competitors.

        In October 2013, Liberty announced that its board has authorized management to pursue a plan to recapitalize (the "Recapitalization") its Liberty Interactive Group tracking stock into two new tracking stocks, one (currently the Liberty Interactive common stock) to be renamed the QVC Group common stock and the other to be designated as the Liberty Digital Commerce common stock. In the Recapitalization, record holders of Series A and Series B Liberty Interactive common stock would receive one share of the corresponding series of Liberty Digital Commerce common stock for each 10 shares of the renamed QVC Group common stock held by them as of the effective date. Liberty intends to attribute to the Liberty Digital Commerce Group its operating subsidiaries Provide Commerce, Inc.; Backcountry.com, Inc.; Bodybuilding.com, LLC; CommerceHub; Right Start and Evite along with cash and certain liabilities. The QVC Group, which is currently known as the Liberty Interactive Group, would have attributed to it the Company and Liberty's approximate 38% interest in HSN, along with cash and certain liabilities.

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(1) Basis of Presentation (Continued)

        The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany accounts and transactions were eliminated in consolidation.

(2) Summary of Significant Accounting Policies

(a)   Cash and cash equivalents

        All highly liquid investments purchased with an original maturity of three months or less are classified as cash equivalents. Cash equivalents were $342 million and $424 million at December 31, 2013 and 2012, respectively. The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents approximates their fair values (Level 1).

(b)   Restricted cash

        Restricted cash at December 31, 2013 and 2012 primarily includes a cash deposit with a third party trustee that provides financial assurance that the Company will fulfill its obligations in relation to claims under its workers' compensation policy.

(c)   Accounts receivable

        A provision for customer bad debts is provided as a percentage of accounts receivable based on historical experience and is included within selling, general and administrative expense. A provision for noncustomer bad debt expense, related to amounts due from vendors for unsold and returned products, is provided based on an estimate of the probable expected losses and is included in cost of goods sold.

(d)   Inventories

        Inventories, consisting primarily of products held for sale, are stated at the lower of cost or market. Cost is determined by the average cost method, which approximates the first-in, first-out method. Assessments about the realizability of inventory require the Company to make judgments based on currently available information about the likely method of disposition including sales to individual customers, returns to product vendors, liquidations and the estimated recoverable values of each disposition category.

(e)   Property, plant and equipment

        The costs of property, plant and equipment are capitalized and depreciated over their estimated useful lives using the straight-line method beginning in the month of acquisition or in-service date. Transponders under capital leases are stated at the present value of minimum lease payments. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in net income. The costs of maintenance and repairs are charged to expense as incurred.

        The Company is party to several transponder capacity arrangements as a lessee, which are accounted for as capital leases.

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(2) Summary of Significant Accounting Policies (Continued)

(f)    Capitalized interest

        The Company capitalizes interest cost incurred on debt during the construction of major projects exceeding one year. Capitalized interest was not material to the financial statements for any periods presented.

(g)   Internally developed software

        Internal software development costs are capitalized in accordance with guidance on accounting for the costs of computer software developed or obtained for internal use, and are classified within other intangible assets in the consolidated balance sheets. The Company amortizes computer software and internal software development costs over an estimated useful life of approximately three years using the straight-line method.

(h)   Goodwill

        Goodwill represents the excess of costs over the fair value of the net assets of businesses acquired. Goodwill is not amortized. Goodwill is tested annually for impairment, and more frequently if events and circumstances indicated that the asset might be impaired. An impairment loss would be recognized to the extent that the carrying amount exceeded the reporting unit's fair value.

        The changes in the carrying amount of goodwill for the years ended December 31, 2013 and 2012 were as follows:

(in millions)	QVC-U.S.	QVC-Japan	QVC-Germany	QVC-U.K.	QVC-Italy	Total
Balance as of December 31, 2011	$4,169	393	328	203	146	5,239
Acquisitions	21	—	—	—	—	21
Exchange rate fluctuations	—	(44)	6	9	3	(26)

Balance as of December 31, 2012	4,190	349	334	212	149	5,234
Exchange rate fluctuations	—	(61)	14	4	6	(37)

Balance as of December 31, 2013	$4,190	288	348	216	155	5,197

        The Company utilized a qualitative assessment for determining whether step one of the goodwill impairment analysis was necessary, and concluded it was not. In evaluating goodwill on a qualitative basis, the Company reviewed the business performance of each reporting unit, evaluated other relevant factors and determined that it was not more likely than not that an impairment existed for any of the Company's reporting units. The Company considered whether there were any negative macroeconomic conditions, industry specific conditions, market changes, increased competition, increased costs in doing business, management challenges, the legal environments and how these factors might impact company specific performance in future periods.

        If a step one test would have been necessary based on the qualitative factors, the Company would have compared the estimated fair value of a reporting unit to its carrying value. Developing estimates of fair value requires significant judgments, including making assumptions about appropriate discount rates, perpetual growth rates, relevant comparable market multiples, public trading prices and the amount and timing of expected future cash flows. The cash flows employed in the Company's valuation analysis are based on management's best estimates considering current marketplace factors and risks as

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(2) Summary of Significant Accounting Policies (Continued)

well as assumptions of growth rates in future years. There is no assurance that actual results in the future will approximate these forecasts. For those reporting units whose carrying value exceeds the fair value, a second test is required to measure the impairment loss (the "Step 2 Test"). In the Step 2 Test, the fair value (Level 3) of the reporting unit is allocated to all of the assets and liabilities of the reporting unit with any residual value being allocated to goodwill. Any excess of the carrying value of the goodwill over this allocated amount is recorded as an impairment charge.

(i)    Translation of foreign currencies

        Assets and liabilities of foreign subsidiaries are translated at the spot rate in effect at the applicable reporting date, and the consolidated statements of operations are translated at the average exchange rates in effect during the applicable period. The resulting unrealized cumulative translation adjustments, net of applicable income taxes, are recorded as a component of accumulated other comprehensive income in equity.

        Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses, which are reflected in the consolidated statements of operations as unrealized (based on the applicable period-end exchange rate) or realized upon settlement of the transactions.

(j)    Revenue recognition

        The Company recognizes revenue at the time of delivery to customers. The revenue for shipments in-transit is recorded as deferred revenue.

        The Company's policy is to allow customers to return merchandise for up to thirty days after the date of shipment. An allowance for returned merchandise is provided at the time revenue is recorded as a percentage of sales based on historical experience. The total reduction in net revenue due to returns for the years ended years ended December 31, 2013, 2012 and 2011 aggregated to $2,036 million, $1,965 million and $1,900 million, respectively.

        The Company evaluates the criteria for reporting revenue gross as a principal versus net as an agent, in determining whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. Generally, the Company is the primary obligor in the arrangement, has inventory risk, has latitude in establishing the selling price and selecting suppliers, and accordingly, records revenue gross.

        Sales and use taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and, therefore, are excluded from net revenue in the consolidated statements of operations.

(k)   Cost of goods sold

        Cost of goods sold primarily includes actual product cost, provision for obsolete inventory, buying allowances received from suppliers, shipping and handling costs and warehouse costs.

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(2) Summary of Significant Accounting Policies (Continued)

(l)    Advertising costs

        Advertising costs are expensed as incurred. Advertising costs amounted to $89 million, $91 million and $81 million for the years ended December 31, 2013, 2012 and 2011, respectively. These costs were included in selling, general and administrative expenses in the consolidated statements of operations.

(m)  Stock-based compensation

        As more fully described in note 10, the Company and Liberty have granted certain stock-based awards to employees of the Company. The Company measures the cost of employee services received in exchange for an award of equity instruments (such as stock options and restricted stock) based on the grant-date fair value of the award, and recognizes that cost over the period during which the employee is required to provide service (usually the vesting period of the award). Stock-based compensation expense is included in selling, general and administrative expenses in the consolidated statements of operations.

(n)   Impairment of long-lived assets

        The Company reviews long-lived assets, such as property, plant and equipment, internally developed software and purchased intangibles subject to amortization, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Impairment charges are recognized as an acceleration of depreciation expense or amortization expense in the consolidated statement of operations.

        During the fourth quarter of 2011, the Company determined that certain capitalized customer relationship management ("CRM") software did not meet our service-level expectations and desired functionality. As a result, the Company recorded an impairment of certain CRM assets in the amount of $47 million included in depreciation and amortization in the statement of operations within the QVC-U.S. operating segment.

(o)   Derivatives

        The Company accounts for derivatives and hedging activities in accordance with standards issued by the Financial Accounting Standards Board ("FASB"), which requires that all derivative instruments be recorded on the balance sheet at their respective fair values. Fair value is based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. For derivatives designated as hedges, changes in the fair value are either offset against the changes in fair value of the designated hedged item through earnings or recognized in accumulated other comprehensive income until the hedged item is recognized in earnings.

        The Company generally enters into derivative contracts that it intends to designate as a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). For all hedging relationships, the Company formally documents the hedging relationship and its risk management objective and strategy for undertaking the hedge, the

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(2) Summary of Significant Accounting Policies (Continued)

hedging instrument, the hedged item, the nature of the risk being hedged, how the hedging instrument's effectiveness in offsetting the hedged risk will be assessed prospectively and retrospectively, and a description of the method of measuring ineffectiveness. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting cash flows of hedged items. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash flow hedge are recorded in accumulated other comprehensive income to the extent that the derivative is effective as a hedge, until earnings are affected by the variability in cash flows of the designated hedged item. The ineffective portion of the change in fair value of a derivative instrument that qualifies as a cash flow hedge is reported in earnings.

        In 2009 and 2011, QVC entered into several interest rate swap arrangements to mitigate the interest rate risk associated with interest payments related to its variable rate debt. QVC assessed the effectiveness of its interest rate swaps using the hypothetical derivative method. During 2013, 2012 and 2011, QVC's elected interest terms did not effectively match the terms of the swap arrangements. As a result, the swaps did not qualify as cash flow hedges. Changes in fair value of these interest rate swaps were included in gains on financial instruments in the consolidated statements of operations. In March 2013, QVC's notional interest rate swaps of $3.1 billion expired.

(p)   Income taxes

        Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The effect on deferred tax assets and liabilities of an enacted change in tax rates is recognized in income in the period that includes the enactment date.

        When the tax law requires interest to be paid on an underpayment of income taxes, the Company recognizes interest expense from the first period the interest would begin accruing according to the relevant tax law. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in other income (expense) in the consolidated statements of operations.

(q)   Noncontrolling interest

        The Company reports the noncontrolling interest of QVC-Japan within equity in the consolidated balance sheets and the amount of consolidated net income attributable to the noncontrolling interest is presented in the consolidated statements of operations.

(r)   Business acquisitions

        Acquired businesses are accounted for using the acquisition method of accounting, which requires the Company to record assets acquired and liabilities assumed at their respective fair values with the excess of the purchase price over estimated fair values recorded as goodwill. The assumptions made in determining the fair value of acquired assets and assumed liabilities as well as asset lives can materially impact the results of operations. The Company obtains information during due diligence and through

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(2) Summary of Significant Accounting Policies (Continued)

other sources to establish respective fair values. Examples of factors and information that the Company uses to determine the fair values include tangible and intangible asset evaluations and appraisals and evaluations of existing contingencies and liabilities. If the initial valuation for an acquisition is incomplete by the end of the quarter in which the acquisition occurred, the Company will record a provisional estimate in the financial statements. The provisional estimate will be finalized as soon as information becomes available, but not later than one year from the acquisition date.

(s)   Investment in affiliate

        The Company holds an investment in China that is accounted for using the equity method. The equity method of accounting is used when we exercise significant influence, but do not have operating control, generally assumed to be 20%- 50% ownership. Under the equity method, original investments are recorded at cost and adjusted by our share of undistributed earnings or losses of these companies. The excess of the Company's cost on its underlying interest in the net assets of the affiliate is allocated to identifiable intangible assets and goodwill. Equity investments are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable.

(t)    Use of estimates in the preparation of consolidated financial statements

        The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America ("U.S. GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates include, but are not limited to, sales returns, uncollectible receivables, inventory obsolescence, medical and other benefit related costs, depreciable lives of fixed assets, internally developed software, valuation of acquired intangible assets and goodwill, income taxes and stock-based compensation.

(u)   Recent accounting pronouncements

        In February 2013, the FASB issued Accounting Standards Update ("ASU") No. 2013-02, which amends Accounting Standards Codification ("ASC") Topic 220, Comprehensive Income and requires that companies present information about reclassification adjustments from accumulated other comprehensive income in their interim and annual financial statements. The standard requires that companies present either in a single note, or parenthetically on the face of the financial statements, the effect of significant amounts reclassified from each component of accumulated other comprehensive income based on its source and the income statement line items affected by the reclassification. If a component is not required to be reclassified to net income in its entirety, companies will instead cross reference to the related footnote for additional information. QVC adopted this guidance as of January 1, 2013, and adoption did not have an impact on QVC's consolidated financial position, results of operations or cash flows.

(v)   Reclassifications

        Certain prior period amounts have been reclassified to conform with current period presentation.

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(3) Accounts Receivable

        The Company has two credit programs, the QVC Easy-Pay Plan (known as Q Pay in Germany) and the QVC-U.S. revolving credit card program. The QVC Easy-Pay Plan permits customers to pay for items in two or more installments. When the QVC Easy-Pay Plan is offered by QVC and elected by the customer, the first installment is typically billed to the customer's credit card upon shipment. Generally, the customer's credit card is subsequently billed up to five additional monthly installments until the total purchase price of the products has been billed by the Company.

        QVC-U.S. has an agreement with a large consumer financial institution (the "Bank") pursuant to which the Bank provides revolving credit directly to our customers for the sole purpose of purchasing merchandise from us with a QVC branded credit card ("Q Card"). We receive a portion of the net economics of the credit card program according to percentages that vary with the performance of the portfolio. We cannot predict the extent to which customers will use the Q Card, nor the extent that they will make payments on their outstanding balances. The net amount of finance income resulting from credit card operations is included as a reduction of selling, general and administrative expenses and was $63 million, $65 million and $58 million for the years ended December 31, 2013, 2012 and 2011, respectively.

        The Company also accepts major credit cards for its sales. Accounts receivable from major credit cards represents amounts owed to QVC from the credit card clearing houses for amounts billed but not yet collected.

        Accounts receivable consisted of the following:

	December 31,
(in millions)	2013	2012
QVC Easy-Pay plan	$915	816
Major credit card and other receivables	279	313

	1,194	1,129
Less allowance for doubtful accounts	(83)	(74)

Accounts receivable, net	$1,111	1,055

        A summary of activity in the allowance for doubtful accounts was as follows (in millions):

(in millions)	Balance beginning of year	Additions- charged to expense	Deductions- write-offs	Balance end of year
2013	$74	81	(72)	83
2012	79	75	(80)	74
2011	66	68	(55)	79

        The carrying value of accounts receivable, adjusted for the reserves described above, approximates fair value as of December 31, 2013, 2012 and 2011.

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(4) Property, Plant and Equipment, Net

        Property, plant and equipment consisted of the following:

	December 31,
			Estimated useful life
(in millions)	2013	2012
Land	$87	97	N/A
Buildings and improvements	954	877	8 - 20 years
Furniture and other equipment	429	412	2 - 8 years
Broadcast equipment	107	91	3 - 5 years
Computer equipment	204	185	2 - 4 years
Transponders (note 9)	170	137	8 - 15 years
Projects in progress	74	199	N/A

	2,025	1,998
Less accumulated depreciation	(919)	(867)

Property, plant and equipment, net	$1,106	1,131

        In 2013, QVC-Japan transitioned to its new headquarters in Japan that includes television studios, broadcast facilities, administrative offices and a call center. The total project cost was approximately $220 million.

        In 2012, QVC-U.K. transitioned to its new leased headquarters in the U.K. that includes television studios, broadcast facilities and administrative offices. QVC-U.K. made certain improvements to its new leased facility costing approximately $50 million.

        In 2014, QVC-Italy will take ownership of its current leased headquarters in Italy that includes television studios, broadcast facilities, administrative offices and a call center for approximately $22 million, of which $14 million was deposited in 2013.

(5) Cable and Satellite Television Distribution Rights, Net

        Cable and satellite television distribution rights consisted of the following:

	December 31,
(in millions)	2013	2012
Cable and satellite television distribution rights	$2,324	2,304
Less accumulated amortization	(1,700)	(1,540)

Cable and satellite television distribution rights, net	$624	764

        The Company enters into affiliation agreements with cable and satellite television providers for carriage of the Company's shopping service, as well as for certain channel placement. If these cable and satellite affiliates were to add additional subscribers to the agreement through acquisition, the Company may be required to make additional payments.

        The Company's ability to continue to sell products to its customers is dependent on its ability to maintain and renew these affiliation agreements. In some cases, renewals are not agreed upon prior to the expiration of a given agreement while the programming continues to be carried by the relevant

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(5) Cable and Satellite Television Distribution Rights, Net (Continued)

distributor without an effective agreement in place. The Company does not have distribution agreements with some of the cable operators that carry its programming.

        Cable and satellite television distribution rights are amortized using the straight-line method over the lives of the individual agreements. The remaining weighted average lives of the cable and satellite television distribution rights was approximately 3.7 years at December 31, 2013. Amortization expense for cable and satellite television distribution rights was $177 million, $163 million and $167 million for the years ended December 31, 2013, 2012 and 2011, respectively.

        The increase in channel placement amortization and related expenses in 2013 was primarily due to new and amended long-term cable and satellite television distribution agreements in the U.S.

        As of December 31, 2013, related amortization expense for each of the next five years ended December 31 was as follows (in millions):

2014	$176
2015	167
2016	161
2017	110
2018	5

        The decrease in future amortization expense in 2018 is primarily due to the end of affiliation agreement terms for contracts in place at the time of the Liberty acquisition of QVC in 2003.

        In return for carrying our signals, each programming distributor in the U.S. receives an allocated portion, based upon market share, of up to 5% of the net sales of merchandise sold via the television programs and from certain Internet sales to customers located in the programming distributors' service areas. In Japan, Germany, the U.K. and Italy, programming distributors predominately receive an agreed-upon annual fee, a monthly fee per subscriber regardless of the net sales, a variable percentage of net sales or some combination of the above arrangements. The Company recorded expense related to these commissions of $298 million, $296 million and $299 million for the years ended December 31, 2013, 2012 and 2011, respectively, which is included as part of operating expenses in the consolidated statements of operations.

(6) Other Intangible Assets, Net

        Other intangible assets consisted of the following:

	December 31,
	2013		2012		Weighted average remaining life (years)
(in millions)	Gross cost	Accumulated amortization	Gross cost	Accumulated amortization
Purchased and internally developed software	$615	(393)	575	(352)	1.7
Affiliate and customer relationships	2,450	(1,802)	2,445	(1,624)	3.8
Debt origination fees	51	(13)	54	(18)	8.8
Trademarks (indefinite life)	2,428	—	2,429	—	—

	$5,544	(2,208)	5,503	(1,994)	3.5

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(6) Other Intangible Assets, Net (Continued)

        Amortization expense for other intangible assets was $254 million, $237 million and $272 million for the years ended December 31, 2013, 2012 and 2011, respectively.

        The increase in software amortization in 2013 was primarily due to solutions to enhance customer service and productivity in the U.S. and Germany.

        During the fourth quarter of 2011, QVC determined that certain capitalized customer relationship management ("CRM") software did not meet service-level expectations and desired functionality. As a result, QVC recorded an impairment of certain CRM assets in the amount of $47 million included in depreciation and amortization in the consolidated statement of operations within the QVC- U.S. operating segment.

        As of December 31, 2013, the related amortization expense and interest expense for each of the next five years ended December 31 was as follows (in millions):

2014	$280
2015	259
2016	223
2017	122
2018	9

        The decrease in future amortization expense in 2018 is primarily due to the end of the useful lives of the affiliate and customer relationships in place at the time of the Liberty acquisition of QVC in 2003.

(7) Accrued Liabilities

        Accrued liabilities consisted of the following:

	December 31,
(in millions)	2013	2012
Accounts payable non-trade	323	264
Income taxes	126	154
Allowance for sales returns	108	92
Accrued compensation and benefits	98	100
Sales and other taxes	79	62
Deferred revenue	73	85
Liability for consigned goods sold	69	56
Accrued interest	58	50
Other	95	92

	1,029	955

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(8) Long-Term Debt and Interest Rate Swap Arrangements

        Long-term debt consisted of the following:

	December 31,
(in millions)	2013	2012
7.125% Senior Secured Notes due 2017	$—	500
7.5% Senior Secured Notes due 2019, net of original issue discount	761	988
7.375% Senior Secured Notes due 2020	500	500
5.125% Senior Secured Notes due 2022	500	500
4.375% Senior Secured Notes due 2023, net of original issue discount	750	—
5.95% Senior Secured Notes due 2043, net of original issue discount	300	—
Senior secured credit facility	922	903
Capital lease obligations	80	86

Total debt	3,813	3,477
Less current portion	(13)	(12)

Long-term portion of debt and capital lease obligations	$3,800	3,465

(a)   2013 Tender Offers

        On March 4, 2013, QVC announced the commencement of cash tender offers (the "Offers") for any and all of its outstanding $500 million in aggregate principal amount of 7.125% Senior Secured Notes due 2017 and up to $250 million in aggregate principal amount of its 7.5% Senior Secured Notes due 2019.

(b)   Senior Secured Notes due 2017

        On March 23, 2010, QVC issued $500 million principal amount of 7.125% Senior Secured Notes due 2017 at par. On March 18, 2013, $124 million of the 7.125% Senior Secured Notes due 2017 were tendered pursuant to the Offers, whereby holders of the 7.125% Senior Secured Notes due 2017 received consideration of $1,039.40 for each $1,000 principal amount of tendered 7.125% Senior Secured Notes due 2017. On April 17, 2013, QVC completed the redemption of the remaining $376 million principal amount of its 7.125% Senior Secured Notes due 2017, whereby holders received consideration of $1,035.63 for each $1,000 principal amount of tendered 7.125% Senior Secured Notes due 2017.

(c)   Senior Secured Notes due 2019

        On September 25, 2009, QVC issued $1 billion principal amount of 7.5% Senior Secured Notes due 2019 at an issue price of 98.278%. On March 18, 2013, $231 million of the 7.5% Senior Secured Notes due 2019 were tendered pursuant to the Offers, whereby holders of the 7.5% Senior Secured Notes due 2019 received consideration of $1,120 for each $1,000 principal amount of tendered 7.5% Senior Secured Notes due 2019. The senior secured notes have equal priority to the senior secured credit facility. The notes are secured by the stock of QVC and certain of its subsidiaries. Interest is payable semi- annually.

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(8) Long-Term Debt and Interest Rate Swap Arrangements (Continued)

(d)   Senior Secured Notes due 2020

        On March 23, 2010, QVC issued $500 million principal amount of 7.375% Senior Secured Notes due 2020 at par. The senior secured notes have equal priority to the senior secured credit facility. The notes are secured by the stock of QVC and certain of its subsidiaries. Interest is payable semi- annually.

(e)   Senior Secured Notes due 2022

        On July 2, 2012, QVC issued $500 million principal amount of 5.125% Senior Secured Notes due 2022 at par. The senior secured notes have equal priority to the senior secured credit facility. The notes are secured by the stock of QVC and certain of its subsidiaries. Interest is payable semi-annually.

(f)    Senior Secured Notes due 2023 and 2043

        On March 18, 2013, QVC issued $750 million principal amount of 4.375% Senior Secured Notes due 2023 at an issue price of 99.968% and issued $300 million principal amount of 5.95% Senior Secured Notes due 2043 at an issue price of 99.973%. These notes are secured by the stock of QVC and have equal priority to the senior secured credit facility and QVC's other notes. Interest is payable semi-annually.

        The net proceeds from the issuance of these instruments were used to reduce the outstanding principal under QVC's existing 7.125% Senior Secured Notes due 2017, the 7.5% Senior Secured Notes due 2019 and the senior secured credit facility, as well as for general corporate purposes.

(g)   Senior Secured Credit Facility

        On March 1, 2013, we amended and restated our senior secured credit facility, which provides for a $2.0 billion revolving credit facility with a $250 million sub-limit for standby letters of credit and $1.0 billion of uncommitted incremental revolving loan commitments or incremental term loans. QVC may elect that the loans extended under the senior secured credit facility bear interest at a rate per annum equal to the ABR Rate or LIBOR, as each is defined in the senior secured credit facility agreement, plus a margin of 0.25% to 2.00% depending on various factors. Each loan may be prepaid at any time and from time to time without penalty other than customary breakage costs. Any amounts prepaid on the revolving credit facility may be reborrowed. Payment of loans may be accelerated following certain customary events of default. The senior secured credit facility is a multi-currency facility. The senior secured credit facility is secured by the stock of QVC. We had $1.1 billion available under the terms of the senior secured credit facility at December 31, 2013. The interest rate on the senior secured credit facility was 1.9% at December 31, 2013.

        The purpose of the amendment was to, among other things, extend the maturity of our senior secured credit facility to March 1, 2018 and lower the interest rate on borrowings.

        The senior secured credit facility contains certain affirmative and negative covenants, including certain restrictions with respect to, among other things: incurring additional indebtedness; creating liens on property or assets; making certain loans or investments; selling or disposing of assets; paying certain dividends and other restricted payments; dissolving, consolidating or merging; entering into certain transactions with affiliates; entering into sale or leaseback transactions; restricting subsidiary

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(8) Long-Term Debt and Interest Rate Swap Arrangements (Continued)

distributions; and limiting QVC's ratio of consolidated total debt to consolidated Adjusted OIBDA (Adjusted OIBDA is defined in note 15).

(h)   Interest Rate Swap Arrangements

        In 2009 and 2011, QVC entered into several interest rate swap arrangements to mitigate the interest rate risk associated with interest payments related to its variable rate debt. QVC assessed the effectiveness of its interest rate swaps using the hypothetical derivative method. During 2013, 2012 and 2011, QVC's elected interest terms did not effectively match the terms of the swap arrangements. As a result, the swaps did not qualify as cash flow hedges. Changes in fair value of these interest rate swaps were included in gains on financial instruments in the consolidated statements of operations. In March 2013, QVC's notional interest rate swaps of $3.1 billion expired.

(i)    Other Debt Related Information

        As a result of the refinancing transactions discussed above, we incurred an extinguishment loss of $57 million for the year ended December 31, 2013, recorded as loss on extinguishment of debt in the consolidated statements of operations.

        QVC was in compliance with all of its debt covenants at December 31, 2013.

        During the year, there were no significant changes to QVC's debt credit ratings.

        The weighted average rate applicable to all of the outstanding debt (excluding capital leases) was 5.0% as of December 31, 2013.

        At December 31, 2013 and 2012, outstanding letters of credit totaled $26 million and $30 million, respectively.

(9) Leases and Transponder Service Arrangements

        Future minimum payments under noncancelable operating leases and capital transponder leases with initial terms of one year or more at December 31, 2013 consisted of the following:

(in millions)	Capital transponders	Operating leases
2014	$15	16
2015	11	14
2016	11	12
2017	11	10
2018	12	10
Thereafter	28	96

Total	$88	158

        We distribute our television programs, via satellite and optical fiber, to cable television and direct-to-home satellite system operators for retransmission to their subscribers in the U.S., Japan, Germany, the U.K. and neighboring countries. We also transmit our television programs over digital terrestrial broadcast television to viewers throughout Italy, the U.K. and to viewers in certain geographic regions in the U.S. and Germany. In the U.S., we uplink our analog and digital

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(9) Leases and Transponder Service Arrangements (Continued)

programming transmissions using a third party service. Both transmissions are uplinked to protected, non-preemptible transponders on U.S. satellites. "Protected" status means that, in the event of a transponder failure, our signal will be transferred to a spare transponder or, if none is available, to a preemptible transponder located on the same satellite or, in certain cases, to a transponder on another satellite owned by the same service provider if one is available at the time of the failure. "Non-preemptible" status means that, in the event of a transponder failure, our transponders cannot be preempted in favor of a user of a failed transponder, even another user with "protected status." Our international business units each obtain uplinking services from third parties and transmit their programming to non-preemptible transponders on international satellites. Our transponder service agreements for our U.S. transponders expire at the earlier of the end of the lives of the satellites or the service agreements. The service agreements in the U.S. expire in 2019 through 2020. Our transponder service agreements for our international transponders expire in 2014 through 2022.

        The Company has entered into ten separate agreements with transponder suppliers to transmit its signals in the U.S., Germany and the U.K. at an aggregate monthly cost of $1 million. Depreciation expense related to the transponders was $12 million, $11 million and $14 million for the years ended December 31, 2013, 2012 and 2011, respectively. Total future minimum capital lease payments of $88 million include $9 million of imputed interest.

        QVC's ability to continue to sell products to its customers is dependent on its ability to maintain uninterrupted broadcast.

        Expenses for operating leases, principally for data processing equipment and facilities and for satellite uplink service agreements, amounted to $28 million, $31 million and $24 million for the years ended December 31, 2013, 2012 and 2011, respectively.

        The Company entered into a 21 year operating lease for its QVC-U.K. headquarters that commenced in 2012, which is included in the future minimum operating lease payments in the above table.

(10) Stock Options and Other Share-Based Payments

        QVC employees and officers received stock options (the "Options") and restricted shares in LINTA and LVNTA common stock in accordance with the Liberty Interactive Corporation 2000 Incentive Plan, as amended from time to time; the Liberty Interactive Corporation 2007 Incentive Plan, as amended from time to time; the Liberty Interactive Corporation 2010 Incentive Plan, as amended from time to time; and the Liberty Interactive Corporation 2012 Incentive Plan, as amended from time to time (collectively, the "Liberty Incentive Plan").

(a)   Stock options

        In August 2012, the LINTA stock was split into two tracking stocks, LINTA and LVNTA. The split was one LVNTA share for every 20 LINTA shares. Under the Liberty Incentive Plan, the Options have an exercise price equal to or greater than the fair market value of a share of LINTA and LVNTA common stock at the date of the grant. Under the Liberty Incentive Plan, the Options have a seven year term from the date of grant, with the Options generally becoming exercisable over four years from the date of grant, vesting in eight equal semi-annual traunches.

        For accounting purposes, the Options are classified as equity-based awards.

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(10) Stock Options and Other Share-Based Payments (Continued)

        During the fourth quarter of 2012, Liberty entered into an option exchange transaction that required a series of transactions with certain officers of the Company in order to recognize tax deductions associated with the stock options in the current year versus future years (the "Option Exchange"). On December 4, 2012 (the "Grant Date"), there was an acceleration of (i) each unvested in-the-money option to acquire shares of LINTA and (ii) each unvested in-the-money option to acquire shares of LVNTA, in each case, held by certain officers (collectively, the "Eligible Optionholders"). Following this acceleration, also on the Grant Date, each Eligible Optionholder exercised, on a net settled basis, substantially all of his or her outstanding in-the-money vested and unvested options to acquire LINTA shares and LVNTA shares (the "Eligible Options"), and:

  •
  with respect to each vested Eligible Option, Liberty granted the Eligible Optionholder a vested new option with substantially the same terms and conditions as the exercised vested Eligible Option;

  •
  and with respect to each unvested Eligible Option:

  •
  the Eligible Optionholder sold to Liberty the shares of LINTA or LVNTA, as applicable, received upon exercise of such unvested Eligible Option and used the proceeds of that net sale to purchase from Liberty at that price an equal number of restricted LINTA or LVNTA shares, as applicable, which have a vesting schedule identical to that of the exercised unvested Eligible Option; and

  •
  Liberty granted the Eligible Optionholder an unvested new option, with substantially the same terms and conditions as the exercised unvested Eligible Option, except that (a) the number of shares underlying the new option is equal to the number of shares underlying such exercised unvested Eligible Option less the number of restricted shares purchased from Liberty as described above and (b) the exercise price of the new option is the closing price per LINTA or LVNTA share, as applicable, on The Nasdaq Global Select Market on the grant date.

        This Option Exchange was considered a modification under ASC 718—Stock Compensation and resulted in incremental compensation expense in 2012 and over the remaining vesting periods of the new unvested options and the restricted shares, which is included in unrecognized compensation.

        A summary of the activity of the Liberty Incentive Plan with respect to the LINTA Options granted to QVC employees and officers as of and during the year ended December 31, 2013 is presented below:

	Options	Weighted average exercise price	Aggregate intrinsic value (000s)	Weighted average remaining life (years)
Outstanding at January 1, 2013	14,741,992	14.53	75,897	4.6
Granted	4,187,768	21.08
Exercised	(2,776,282)	10.19
Forfeited	(515,339)	15.87

Outstanding at December 31, 2013	15,638,139	17.01	192,975	4.4
Exercisable at December 31, 2013	5,932,895	13.44	94,400	3.2

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(10) Stock Options and Other Share-Based Payments (Continued)

        A summary of the activity of the Liberty Incentive Plan with respect to the LVNTA Options granted to QVC employees and officers as of and during the year ended December 31, 2013 is presented below:

	Options	Weighted average exercise price	Aggregate intrinsic value (000s)	Weighted average remaining life (years)
Outstanding at January 1, 2013	220,606	58.80	1,977	4.6
Granted	—	—
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2013	220,606	58.80	14,072	3.6
Exercisable at December 31, 2013	71,554	58.80	4,564	2.6

        Upon employee exercise of the Options, the exercise price is remitted to Liberty in exchange for the shares. The aggregate intrinsic value of all options exercised during the years ended December 31, 2013, 2012 and 2011 was $37 million, $97 million and $20 million, respectively.

        The weighted average fair value at date of grant of a LINTA Option granted, excluding the Option Exchange, during the years ended December 31, 2013, 2012 and 2011 was $8.16, $6.66 and $7.32, respectively. The weighted average fair value at date of grant of a LINTA Exchange Option granted during the year ended December 31, 2012 was $6.94. The weighted average fair value at date of grant of a LVNTA Option granted, excluding the Option Exchange, during the year ended December 31, 2012 was $15.22. The weighted average fair value at date of grant of a LVNTA Exchange Option granted during the year ended December 31, 2012 was $25.69.

        During the years ended December 31, 2013, 2012 and 2011, the fair value of each LINTA Option was determined as of the date of grant using the Black-Scholes option pricing model with the following assumptions:

	2013	2012	2011
Weighted average expected volatility	38.3%	41.9%	44.8%
Expected term (years)	6.2	5.2	5.9
Risk free interest rate	1.1%	0.8%	1.2% - 2.5%
Expected dividend yield	—	—	—

        During the year ended December 31, 2012, the fair value of each LVNTA Option was determined as of the date of grant using the Black-Scholes option pricing model with the following assumptions:

2012
Weighted average expected volatility	49.9%
Expected term (years)	4.9
Risk free interest rate	0.6%
Expected dividend yield	—

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(10) Stock Options and Other Share-Based Payments (Continued)

        Expected volatility is based on historical and implied volatilities of LINTA and LVNTA common stock over a period commensurate with the expected term of the Options. The Company estimates the expected term of the Options based on historical exercise and forfeiture data. The volatility used in the calculation for the Options is based on the historical volatility of Liberty's stocks and the implied volatility of publicly traded Liberty options. The Company uses a zero dividend rate and the risk-free rate for Treasury Bonds with a term similar to that of the subject Options.

        The fair value of the Options is recognized as expense over the requisite service period, net of estimated forfeitures. Based on QVC's historical experience of option pre-vesting cancellations, the Company has assumed an annualized forfeiture rate of 10% for all participants. We will record additional expense if the actual forfeiture rate is lower than estimated, and will record a recovery of prior expense if the actual forfeiture is higher than estimated.

        As of December 31, 2013, 2012 and 2011, the Company recorded $31 million, $29 million and $18 million, respectively, of stock-based compensation expense related to the Options. The total unrecognized compensation cost related to unvested Options, net of estimated forfeitures, was approximately $50 million as of December 31, 2013. Such amount will be recognized in the Company's consolidated statements of operations. These LINTA Options had a weighted average life of 4.8, 4.0 and 4.1 years for the years ended December 31, 2013, 2012 and 2011, respectively. These LVNTA Options had a weighted average life of 4.5 and 5.6 years at December 31, 2013 and 2012, respectively.

(b)   Restricted stock plan

        A summary of the activity of the Liberty Incentive Plan with respect to the LINTA restricted shares granted to QVC employees and officers as of and during the year ended December 31, 2013 is presented below:

	Restricted Shares	Weighted average grant date fair value
Outstanding at January 1, 2013	1,454,148	12.75
Granted	450,140	21.44
Lapsed	(608,490)	9.81
Forfeited	(81,336)	16.25

Outstanding at December 31, 2013	1,214,462	18.01

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(10) Stock Options and Other Share-Based Payments (Continued)

        A summary of the activity of the Liberty Incentive Plan with respect to the LVNTA restricted shares granted to QVC employees and officers as of and during the year ended December 31, 2013 is presented below:

	Restricted Shares	Weighted Average Grant Date Fair Value
Outstanding at January 1, 2013	65,542	31.75
Granted	—	—
Lapsed	(30,007)	23.64
Forfeited	(3,456)	37.84

Outstanding at December 31, 2013	32,079	38.68

        As of December 31, 2013, 2012 and 2011, the Company recorded $7 million, $5 million and $4 million, respectively, of stock-based compensation expense related to these shares. The total unrecognized compensation cost related to restricted shares of LINTA and LVNTA common stock was approximately $13 million as of December 31, 2013. Such amount will be recognized in the Company's consolidated statements of operations. Restricted shares of LINTA common stock had a weighted average life of 1.6, 2.5 and 2.1 years for the years ended December 31, 2013, 2012 and 2011, respectively. Restricted shares of LVNTA common stock had a weighted average life of 1.8 and 2.3 years at December 31, 2013 and 2012, respectively.

(11) Income Taxes

        Income tax expense (benefit) consisted of the following:

	Years ended December 31,
(in millions)	2013	2012	2011
Current:
U.S. federal	$361	369	313
State and local	22	23	28
Foreign jurisdiction	78	136	117

Total	461	528	458

Deferred:
U.S. federal	(107)	(121)	(97)
State and local	(7)	(7)	(15)
Foreign jurisdiction	6	(6)	(4)

Total	(108)	(134)	(116)

Total income tax expense	$353	394	342

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(11) Income Taxes (Continued)

        Pre-tax income was as follows:

	Years ended December 31,
(in millions)	2013	2012	2011
QVC-U.S.	$824	865	785
QVC-Japan	181	253	199
QVC-Germany	18	29	32
QVC-U.K.	1	(17)	(2)
QVC-Italy	(38)	(49)	(60)

Consolidated QVC	$986	1,081	954

        Total income tax expense differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2013	2012	2011
Provision at statutory rate	35.0%	35.0%	35.0%
State income taxes, net of federal benefit	0.7%	1.0%	0.9%
Foreign taxes	0.6%	1.3%	1.3%
Foreign earnings repatriation	(0.4)%	(1.1)%	(1.1)%
Permanent differences	—%	0.1%	—%
Other, net	(0.1)%	0.1%	(0.3)%
Total income tax expense	35.8%	36.4%	35.8%

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(11) Income Taxes (Continued)

        The tax effects of temporary differences that gave rise to significant portions of the deferred income tax assets and deferred income tax liabilities are presented below:

	December 31,
(in millions)	2013	2012
Deferred tax assets:
Accounts receivable, principally due to the allowance for doubtful accounts and related reserves for the uncollectible accounts	$32	29
Inventories, principally due to obsolescence reserves and additional costs of inventories for tax purposes pursuant to the Tax Reform Act of 1986	36	39
Allowance for sales returns	39	33
Deferred compensation	36	27
Unrecognized federal and state tax benefits	29	31
Accrued liabilities	25	29
Other	36	42

Subtotal	233	230
Valuation allowance	(1)	(1)

Total deferred tax assets	232	229

Deferred tax liabilities:
Depreciation and amortization	(1,349)	(1,455)
Cumulative translation of foreign currencies	(47)	(33)

Total deferred tax liabilities	(1,396)	(1,488)

Net deferred tax liability	$(1,164)	(1,259)

        In the above table, valuation allowances exist due, in part, to the uncertainty of whether or not the benefit of certain foreign tax credits will ultimately be utilized for income tax purposes.

        The Company has recognized tax benefits from the exercise of employee stock options that reduced taxes payable and were credited to additional paid-in capital. The amount of the tax benefits is reported in the consolidated statements of equity.

        The Company entered into a Tax Liability Allocation and Indemnification Agreement (the "Tax Agreement"), dated April 26, 2004, with Liberty. The Tax Agreement establishes the methodology for the calculation and payment of income taxes in connection with the consolidation of the Company with Liberty for income tax purposes. Generally, the Tax Agreement provides that the Company will pay Liberty an amount equal to the tax liability, if any, that it would have if it were to file as a consolidated group separate and apart from Liberty, with exceptions for the treatment and timing of certain items, including but not limited to deferred intercompany transactions, credits, and net operating and capital losses. To the extent that the separate company tax expense is different from the payment terms of the Tax Agreement, the difference is recorded as either a dividend or capital contribution. The differences recorded during the years ended December 31, 2013, 2012 and 2011 were $45 million, $47 million and $10 million in dividends, respectively, and related primarily to foreign tax credits recognized by QVC

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(11) Income Taxes (Continued)

that are creditable under the Tax Agreement when and if utilized in Liberty's consolidated tax return. The amounts of the tax-related balance due to Liberty at December 31, 2013 and 2012 were $78 million and $70 million, respectively, and are included in accrued liabilities in the consolidated balance sheets.

        The Company has provided for U.S. income taxes on the undistributed earnings of foreign subsidiaries. The Company expects the amount of foreign tax credits available on those undistributed earnings to offset the U.S. income tax liability and to result in an incremental benefit related to the increased utilization of foreign tax credits. The amount of the U.S. income tax benefit recorded in the years ended December 31, 2013, 2012 and 2011 on those undistributed earnings was $3 million, $12 million and $10 million, respectively.

        A reconciliation of the 2013 beginning and ending amount of the liability for unrecognized tax benefits is as follows:

(in millions)
Balance at January 1, 2013	95
Decreases related to prior year tax positions	(11)
Increases related to current year tax positions	12
Settlements	(7)

Balance at December 31, 2013	89

        Included in the balance of unrecognized tax benefits at December 31, 2013 are potential benefits of $58 million (net of a $31 million federal tax effect) that, if recognized, would affect the effective rate on income from continuing operations.

        The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in other income (expense) in the consolidated statements of operations. The Company did not have a material amount of interest accrued related to unrecognized tax benefits or tax penalties.

        The Company has tax positions for which the amount of related unrecognized tax benefits could change during 2014. These include federal transfer pricing and nonfederal tax issues. The amount of unrecognized tax benefits related to these issues could have a net decrease of $24 million in 2014 as a result of potential settlements, lapsing of statute of limitations and revisions of settlement estimates.

        The Company participates in a consolidated federal return filing with Liberty. As of December 31, 2013, the Company's tax years through 2009 are closed for federal income tax purposes, and the IRS has completed its examination of the Company's 2010, 2011, and 2012 tax years. The Company's 2013 tax year is being examined currently as part of the Liberty consolidated return under the IRS's Compliance Assurance Process ("CAP") program. The Company, or one of its subsidiaries, files income tax returns in various states and foreign jurisdictions. As of December 31, 2013, the Company, or one of its subsidiaries, was under examination in California, Minnesota, New Jersey, New York, the City of New York and Pennsylvania, as well as in Germany and the U.K.

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(12) Commitments and Contingencies

        The Company has contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible the Company may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that the amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the consolidated financial statements.

        Network and information systems, including the Internet and telecommunication systems, third party delivery services and other technologies are critical to our business activities. Substantially all our customer orders, fulfillment and delivery services are dependent upon the use of network and information systems, including the use of third party telecommunication and delivery service providers. If information systems including the Internet or telecommunication services are disrupted, or if the third party delivery services experience a disruption in their transportation delivery services, we could face a significant disruption in fulfilling our customer orders and shipment of our products. We have active disaster recovery programs in place to help mitigate risks associated with these critical business activities.

(13) Business Acquisitions and Investment in Affiliate

        On February 21, 2012, the Company acquired all of the outstanding shares of Send the Trend, Inc. ("STT"). The Company believes that this transaction will strengthen its penetration in e-commerce due to STT's proprietary personalization software.

        On December 31, 2012, the Company acquired substantially all of the assets of Oodle, Inc. ("Oodle"). Oodle provides a sophisticated technology platform that is expected to help us capitalize on the growing consumer trend of discovering new products via social media as well as grow our customer base and strengthen our brand as an innovative retailer.

        On July 4, 2012, the Company entered into a joint venture with China Broadcasting Corporation, a limited liability company, owned by China National Radio ("CNR") for a 49% interest in a CNR subsidiary, CNR Home Shopping Co., Ltd. ("CNRS"). The CNRS joint venture is accounted for as an equity method investment as a component of other noncurrent assets on the consolidated balance sheets and loss on investments on the consolidated statements of operations. CNRS operates a retailing business in China through a televised shopping channel with an associated website. CNRS is headquartered in Beijing, China. The joint venture's strategy is to combine CNRS' existing knowledge of the digital shopping market and consumers in China with QVC's global experience and know-how in multimedia retailing.

        The aggregate purchase price for these business acquisitions and the investment in affiliate was $95 million.

(14) Assets and Liabilities Measured at Fair Value

        For assets and liabilities required to be reported or disclosed at fair value, U.S. GAAP provides a hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three broad levels. Level 1 inputs are quoted market prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs, other than quoted market prices included within Level 1, are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability.

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(14) Assets and Liabilities Measured at Fair Value (Continued)

        The Company's assets and liabilities measured or disclosed at fair value were as follows:

	Fair value measurements at December 31, 2013 using
(in millions)	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Current assets:
Cash equivalents	$342	342	—	—
Long-term liabilities:
Debt (note 8)	3,783	—	3,783	—

	Fair value measurements at December 31, 2012 using
(in millions)	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Current assets:
Cash equivalents	$424	424	—	—
Interest rate swap arrangements (note 8)	1	—	1	—
Current liabilities:
Interest rate swap arrangements (note 8)	13	—	13	—
Long-term liabilities:
Debt (note 8)	3,626	—	3,626	—

        The majority of the Company's Level 2 financial assets and liabilities are debt instruments with quoted market prices that are not considered to be traded on "active markets," as defined in U.S. GAAP. Accordingly, the financial instruments are reported in the foregoing tables as Level 2 fair value instruments.

        U.S. GAAP requires the incorporation of a credit risk valuation adjustment in the Company's fair value measurements to estimate the impact of both its own nonperformance risk and the nonperformance risk of its counterparties. The Company estimates credit risk associated with its own and its counterparties' nonperformance primarily by using observable credit default swap rates for terms similar to those of the remaining life of the instrument, adjusted for any master netting arrangements or other factors that provide an estimate of nonperformance risk. These are Level 3 inputs. However, as the credit risk valuation adjustments were not significant, the Company reported its interest rate swaps as Level 2. The counterparties to the Company's interest rate swap arrangements were all major international financial institutions.

(15) Information about QVC's Operating Segments

        Each of the Company's operating segments are retailers of a wide range of consumer products, which are marketed and sold primarily by merchandise-focused televised-shopping programs as well as via the Internet and mobile applications in certain markets. The Company has operations in the U.S., Japan, Germany, the U.K. and Italy. As such, the Company has identified five reportable segments: the U.S., Japan, Germany, the U.K. and Italy.

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(15) Information about QVC's Operating Segments (Continued)

        The Company evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as net revenue, Adjusted OIBDA, gross margin, average sales price per unit, number of units shipped and revenue or sales per subscriber equivalent. The Company defines Adjusted OIBDA as revenue less cost of sales, operating expenses, and selling, general and administrative expenses (excluding stock-based compensation). The Company believes this measure is an important indicator of the operational strength and performance of its segments, including the ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking among our businesses and identify strategies to improve performance. This measure of performance excludes depreciation, amortization and stock-based compensation, that are included in the measurement of operating income pursuant to U.S. GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with U.S. GAAP.

Performance measures

	Years ended December 31,
	2013		2012		2011
(in millions)	Net revenue	Adjusted OIBDA	Net revenue	Adjusted OIBDA	Net revenue	Adjusted OIBDA
QVC-U.S.	$5,844	1,352	5,585	1,292	5,412	1,225
QVC-Japan	1,024	212	1,247	279	1,127	241
QVC-Germany	971	173	956	179	1,068	199
QVC-U.K.	657	118	641	104	626	111
QVC-Italy	127	(14)	87	(26)	35	(43)

Consolidated QVC	$8,623	1,841	8,516	1,828	8,268	1,733

        Net revenue amounts by product category are not available from our general purpose financial statements.

Other information

	Years ended December 31,
	2013		2012		2011
(in millions)	Depreciation	Amortization	Depreciation	Amortization	Depreciation	Amortization
QVC-U.S.	$55	362	51	338	52	376
QVC-Japan	23	9	16	10	29	12
QVC-Germany	30	38	31	33	33	36
QVC-U.K.	12	14	21	12	13	11
QVC-Italy	7	8	7	7	8	4

Consolidated QVC	$127	431	126	400	135	439

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(15) Information about QVC's Operating Segments (Continued)

	Years ended December 31,
	2013		2012
(in millions)	Total assets	Capital expenditures	Total assets	Capital expenditures
QVC-U.S.	$10,322	123	10,541	88
QVC-Japan	732	16	969	105
QVC-Germany	1,109	28	1,064	25
QVC-U.K.	613	16	619	22
QVC-Italy	280	28	245	6

Consolidated QVC	$13,056	211	13,438	246

        Long-lived assets, net of accumulated depreciation, by geographic area were as follows:

	December 31,
(in millions)	2013	2012
QVC-U.S.	$448	429
QVC-Japan	220	280
QVC-Germany	244	247
QVC-U.K.	129	128
QVC-Italy	65	47

Consolidated QVC	$1,106	1,131

        The following table provides a reconciliation of Adjusted OIBDA to income before income taxes:

	Years ended December 31,
(in millions)	2013	2012	2011
Adjusted OIBDA	$1,841	1,828	1,733
Stock-based compensation	(38)	(34)	(22)
Depreciation and amortization	(558)	(526)	(574)
Equity in losses of investee	(4)	(4)	(2)
Gains on financial instruments	15	48	50
Interest expense, net	(214)	(233)	(229)
Foreign currency gain (loss)	1	2	(2)
Loss on extinguishment of debt	(57)	—	—

Income before income taxes	$986	1,081	954

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(16) Other Comprehensive Income

        The change in the component of accumulated other comprehensive income, net of taxes ("AOCI"), is summarized as follows:

(in millions)	Foreign currency translation adjustments	AOCI
Balance at January 1, 2011	$209	209
Other comprehensive loss attributable to QVC, Inc. shareholder	(15)	(15)

Balance at December 31, 2011	194	194
Other comprehensive loss attributable to QVC, Inc. shareholder	(8)	(8)

Balance at December 31, 2012	186	186
Other comprehensive loss attributable to QVC, Inc. shareholder	(47)	(47)

Balance at December 31, 2013	139	139

        The component of other comprehensive income is reflected in QVC's consolidated statements of comprehensive income, net of taxes. The following table summarizes the tax effects related to the component of other comprehensive income:

(in millions)	Before-tax amount	Tax (expense) benefit	Net-of-tax amount
Year ended December 31, 2013:
Foreign currency translation adjustments	$(64)	(8)	(72)

Other comprehensive loss	(64)	(8)	(72)
Year ended December 31, 2012:
Foreign currency translation adjustments	$(48)	21	(27)

Other comprehensive loss	(48)	21	(27)
Year ended December 31, 2011:
Foreign currency translation adjustments	$(20)	10	(10)

Other comprehensive loss	(20)	10	(10)

(17) Employee Benefit Plans

        In certain markets, QVC sponsors defined contribution plans, which provide employees an opportunity to make contributions to a trust for investment in a variety of securities. Generally, the Company makes matching contributions to the plans based on a percentage of the amount contributed by employees. The Company's cash contributions to the plans were $19 million, $16 million and $16 million for the years ended December 31, 2013, 2012 and 2011, respectively.

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(18) Subsequent Event

        QVC declared and paid dividends to Liberty in the amount of $108 million subsequent to December 31, 2013 and on or prior to March 3, 2014 (the date that QVC filed its Form 10-K for the year-ended December 31, 2013).

(19) Guarantor/Non-guarantor Subsidiary Financial Information

        The following information contains the consolidating financial statements for the Company, the parent on a stand-alone basis (QVC, Inc.), the combined subsidiary guarantors (Affiliate Relations Holdings, Inc.; Affiliate Investment, Inc.; AMI 2, Inc.; ER Marks, Inc.; QVC International LLC; QVC Rocky Mount, Inc. and QVC San Antonio, LLC) and the combined non-guarantor subsidiaries pursuant to Rule 3-10 of Regulation S-X. Certain non-guarantor subsidiaries are majority-owned by QVC International LLC, which is a guarantor subsidiary.

        These consolidating financial statements have been prepared from the Company's financial information on the same basis of accounting as the Company's consolidated financial statements. The principal elimination entries relate to investments in subsidiaries and intercompany balances and transactions, such as management fees, royalty revenue and expense and interest income and expense. Goodwill and other intangible assets have been allocated to the subsidiaries based on management's estimates. Certain costs have been partially allocated to all of the subsidiaries of the Company.

        The subsidiary guarantors are 100% owned by the Company. All guarantees are full and unconditional and are joint and several. There are no significant restrictions on the ability of the Company to obtain funds from its U.S. subsidiaries, including the guarantors, by dividend or loan. The Company has not presented separate notes and other disclosures concerning the subsidiary guarantors as the Company has determined that such material information is available in the notes to the Company's consolidated financial statements.

        The Company adjusted the previously reported consolidating financial statements to correctly classify transactions among QVC Inc., the combined subsidiary guarantors and the combined non-guarantor subsidiaries.

        The adjustments to the consolidating balance sheets:

  •
  increased intercompany accounts receivable of the combined non- guarantor subsidiaries by $650 million and increased intercompany accounts payable of QVC, Inc. by $1,055 million related to cumulative revenue net of cumulative cost of goods sold and cumulative operating expenses, which have been attributed from QVC, Inc. to the combined non-guarantor subsidiaries as of December 31, 2012; and

  •
  increased shareholder's equity for the combined subsidiary guarantors by $405 million and combined non-guarantor subsidiaries by $650 million with an equal and offsetting increase in the investment in subsidiaries of QVC, Inc. and its corresponding elimination as of December 31, 2012.

        The adjustments to the consolidating statements of operations:

  •
  attributed $231 million and $199 million of revenue, $69 million and $73 million of cost of goods sold and $33 million and $25 million in operating expenses for the years ended 2012 and 2011, respectively, from QVC, Inc. to the combined non-guarantor subsidiaries and recognized equal and offsetting increases in the equity in earnings of subsidiaries of QVC, Inc.; and

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(19) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

  •
  recognized $63 million and $52 million for the years ended 2012 and 2011, respectively, in net income attributable to noncontrolling interests of QVC, Inc. and eliminated that income in consolidation.

        The adjustments to the condensed consolidating statements of cash flows:

  •
  attributed net cash provided by operating activities from QVC, Inc. to the combined non-guarantor subsidiaries primarily related to revenue net of cost of goods sold and operating expenses of $156 million and $103 million for the years ended 2012 and 2011, respectively;

  •
  increased net cash provided by the investing activities of QVC, Inc. of $101 million for the year ended 2012, decreased net cash used in the investing activities of QVC, Inc. of $37 million for the year ended 2011 and increased net cash provided by the investing activities of the combined subsidiary guarantors of $49 million for the year ended 2012, all with equal and offsetting eliminations; and

  •
  increased net cash provided by the financing activities of QVC, Inc. of $55 million and $140 million for the years ended 2012 and 2011, respectively, decreased net cash used in the financing activities of the combined subsidiary guarantors of $48 million for the year ended 2012 and decreased net cash used in the financing activities of the non-guarantor subsidiaries of $152 million and $106 million for the years ended 2012 and 2011, respectively, all with equal and offsetting eliminations.

        The adjustments had no impact to the Company's consolidated balance sheets, consolidated statements of operations, consolidated statements of comprehensive income, consolidated statements of changes in equity or consolidated statements of cash flows for any current and previously reported period.

        The effect of the adjustment on equity as of January 1, 2012 was as follows:

(in millions)	Parent issuer—QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated— QVC, Inc. and subsidiaries
As previously reported	$7,890	3,465	1,716	(5,052)	8,019
Adjustment	—	450	465	(915)	—

Adjusted	$7,890	3,915	2,181	(5,967)	8,019

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(19) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Consolidating balance sheets

	December 31, 2013
(in millions)	Parent issuer— QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated— QVC, Inc. and subsidiaries
Assets
Current assets:
Cash and cash equivalents	$78	133	246	—	457
Restricted cash	11	—	3	—	14
Accounts receivable, net	816	—	295	—	1,111
Inventories	684	—	247	—	931
Deferred income taxes	146	—	16	—	162
Prepaid expenses	20	—	27	—	47

Total current assets	1,755	133	834	—	2,722
Property, plant and equipment, net	265	67	774	—	1,106
Cable and satellite television distribution rights, net	—	510	114	—	624
Goodwill	4,169	—	1,028	—	5,197
Other intangible assets, net	1,128	2,050	158	—	3,336
Other noncurrent assets	8	—	63	—	71
Investments in subsidiaries	4,894	1,628	—	(6,522)	—

Total assets	$12,219	4,388	2,971	(6,522)	13,056

Liabilities and equity
Current liabilities:
Current portion of debt and capital lease obligations	$2	—	11	—	13
Accounts payable—trade	266	—	159	—	425
Accrued liabilities	463	96	470	—	1,029
Intercompany accounts payable (receivable)	1,019	(879)	(140)	—	—

Total current liabilities	1,750	(783)	500	—	1,467
Long-term portion of debt and capital lease obligations	3,745	—	55	—	3,800
Deferred compensation	13	—	1	—	14
Deferred income taxes	399	923	4	—	1,326
Other long-term liabilities	90	—	18	—	108

Total liabilities	5,997	140	578	—	6,715

Equity:
QVC, Inc. shareholder's equity	6,222	4,248	2,274	(6,522)	6,222
Noncontrolling interest	—	—	119	—	119

Total equity	6,222	4,248	2,393	(6,522)	6,341

Total liabilities and equity	$12,219	4,388	2,971	(6,522)	13,056

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(19) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Consolidating balance sheets—Adjusted

	December 31, 2012
(in millions)	Parent issuer— QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated— QVC, Inc. and subsidiaries
Assets
Current assets:
Cash and cash equivalents	$75	165	300	—	540
Restricted cash	13	—	2	—	15
Accounts receivable, net	747	—	308	—	1,055
Inventories	691	—	218	—	909
Deferred income taxes	131	—	20	—	151
Prepaid expenses	19	—	34	—	53

Total current assets	1,676	165	882	—	2,723
Property, plant and equipment, net	247	67	817	—	1,131
Cable and satellite television distribution rights, net	—	618	146	—	764
Goodwill	4,169	—	1,065	—	5,234
Other intangible assets, net	1,280	2,049	180	—	3,509
Other noncurrent assets	14	—	63	—	77
Investments in subsidiaries	4,844	1,838	—	(6,682)	—

Total assets	$12,230	4,737	3,153	(6,682)	13,438

Liabilities and equity
Current liabilities:
Current portion of debt and capital lease obligations	$2	—	10	—	12
Accounts payable—trade	324	—	242	—	566
Accrued liabilities	402	106	447	—	955
Intercompany accounts payable (receivable)	829	(816)	(13)	—	—

Total current liabilities	1,557	(710)	686	—	1,533
Long-term portion of debt and capital lease obligations	3,404	—	61	—	3,465
Deferred compensation	11	—	1	—	12
Deferred income taxes	431	964	15	—	1,410
Other long-term liabilities	137	17	30	—	184

Total liabilities	5,540	271	793	—	6,604

Equity:
QVC, Inc. shareholder's equity	6,690	4,466	2,216	(6,682)	6,690
Noncontrolling interest	—	—	144	—	144

Total equity	6,690	4,466	2,360	(6,682)	6,834

Total liabilities and equity	$12,230	4,737	3,153	(6,682)	13,438

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(19) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Consolidating statements of operations

	Year ended December, 2013
(in millions)	Parent issuer— QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated— QVC, Inc. and subsidiaries
Net revenue	$5,914	841	2,914	(1,046)	8,623
Cost of goods sold	3,804	107	1,831	(277)	5,465

Gross profit	2,110	734	1,083	(769)	3,158

Operating expenses:
Operating	168	214	358	—	740
Selling, general and administrative, including stock-based compensation	1,028	—	356	(769)	615
Depreciation	38	6	83	—	127
Amortization of intangible assets	204	146	81	—	431
Intercompany management expense (income)	50	1	(51)	—	—

	1,488	367	827	(769)	1,913

Operating income	622	367	256	—	1,245

Other (expense) income:
Equity in losses of investee	—	—	(4)	—	(4)
Gains on financial instruments	12	—	3	—	15
Interest expense, net	(214)	—	—	—	(214)
Foreign currency (loss) gain	(13)	—	14	—	1
Loss on extinguishment of debt	(57)	—	—	—	(57)
Intercompany interest (expense) income	(16)	51	(35)	—	—

	(288)	51	(22)	—	(259)

Income before income taxes	334	418	234	—	986
Income tax expense	(119)	(132)	(102)	—	(353)
Equity in earnings of subsidiaries, net of tax	418	67	—	(485)	—

Net income	633	353	132	(485)	633
Less net income attributable to the noncontrolling interest	(45)	—	(45)	45	(45)

Net income attributable to QVC, Inc. shareholder	$588	353	87	(440)	588

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(19) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Consolidating statements of operations—Adjusted

	Year ended December 31, 2012
(in millions)	Parent issuer— QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated— QVC, Inc. and subsidiaries
Net revenue	$5,653	819	3,078	(1,034)	8,516
Cost of goods sold	3,644	116	1,941	(282)	5,419

Gross profit	2,009	703	1,137	(752)	3,097

Operating expenses:
Operating	140	206	369	—	715
Selling, general and administrative, including stock-based compensation	1,002	1	337	(752)	588
Depreciation	35	4	87	—	126
Amortization of intangible assets	204	130	66	—	400
Intercompany management expense (income)	60	(14)	(46)	—	—

	1,441	327	813	(752)	1,829

Operating income	568	376	324	—	1,268

Other (expense) income:
Equity in losses of investee	—	—	(4)	—	(4)
Gains on financial instruments	48	—	—	—	48
Interest expense, net	(233)	—	—	—	(233)
Foreign currency (loss) gain	(10)	4	8	—	2
Intercompany interest (expense) income	(13)	51	(38)	—	—

	(208)	55	(34)	—	(187)

Income before income taxes	360	431	290	—	1,081
Income tax expense	(116)	(141)	(137)	—	(394)
Equity in earnings of subsidiaries, net of tax	443	93	—	(536)	—

Net income	687	383	153	(536)	687
Less net income attributable to the noncontrolling interest	(63)	—	(63)	63	(63)

Net income attributable to QVC, Inc. shareholder	$624	383	90	(473)	624

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(19) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Consolidating statements of operations—Adjusted

	Year ended December 31, 2011
(in millions)	Parent issuer— QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated— QVC, Inc. and subsidiaries
Net revenue	$5,485	790	2,988	(995)	8,268
Cost of goods sold	3,507	120	1,906	(255)	5,278

Gross profit	1,978	670	1,082	(740)	2,990

Operating expenses:
Operating	166	201	377	—	744
Selling, general and administrative, including stock-based compensation	947	—	328	(740)	535
Depreciation	36	4	95	—	135
Amortization of intangible assets	242	133	64	—	439
Intercompany management expense (income)	89	(27)	(62)	—	—

	1,480	311	802	(740)	1,853

Operating income	498	359	280	—	1,137

Other (expense) income:
Equity in losses of investee	—	—	(2)	—	(2)
Gains on financial instruments	50	—	—	—	50
Interest (expense) income	(230)	—	1	—	(229)
Foreign currency (loss) gain	(3)	(2)	3	—	(2)
Intercompany interest (expense) income	(9)	53	(44)	—	—

	(192)	51	(42)	—	(183)

Income before income taxes	306	410	238	—	954
Income tax expense	(110)	(124)	(108)	—	(342)
Equity in earnings of subsidiaries, net of tax	416	70	—	(486)	—

Net income	612	356	130	(486)	612
Less net income attributable to the noncontrolling interest	(52)	—	(52)	52	(52)

Net income attributable to QVC, Inc. shareholder	$560	356	78	(434)	560

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(19) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Consolidating statements of comprehensive income

	Year ended December 31, 2013
(in millions)	Parent issuer— QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated— QVC, Inc. and subsidiaries
Net income	$633	353	132	(485)	633
Foreign currency translation adjustments	(72)	—	(72)	72	(72)

Total comprehensive income	561	353	60	(413)	561
Comprehensive income attributable to noncontrolling interest	(20)	—	(20)	20	(20)

Comprehensive income attributable to QVC, Inc. shareholder	$541	353	40	(393)	541

Consolidating statements of comprehensive income—Adjusted

	Year ended December 31, 2012
(in millions)	Parent issuer— QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated— QVC, Inc. and subsidiaries
Net income	$687	383	153	(536)	687
Foreign currency translation adjustments	(27)	—	(27)	27	(27)

Total comprehensive income	660	383	126	(509)	660
Comprehensive income attributable to noncontrolling interest	(44)	—	(44)	44	(44)

Comprehensive income attributable to QVC, Inc. shareholder	$616	383	82	(465)	616

Consolidating statements of comprehensive income—Adjusted

	Year ended December 31, 2011
(in millions)	Parent issuer— QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated— QVC, Inc. and subsidiaries
Net income	612	356	130	(486)	612
Foreign currency translation adjustments	(10)	—	(10)	10	(10)

Total comprehensive income	602	356	120	(476)	602
Comprehensive income attributable to noncontrolling interest	(57)	—	(57)	57	(57)

Comprehensive income attributable to QVC, Inc. shareholder	$545	356	63	(419)	545

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(19) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Consolidating statements of cash flows

	Year ended December 31, 2013
(in millions)	Parent issuer— QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated— QVC, Inc. and subsidiaries
Operating activities:
Net cash provided by operating activities	$379	389	205	—	973

Investing activities:
Capital expenditures, net	(106)	(8)	(97)	—	(211)
Expenditures for cable and satellite television distribution rights, net	—	(56)	(2)	—	(58)
Decrease (increase) in restricted cash	2	—	(1)	—	1
Changes in other noncurrent assets	(1)	—	(1)	—	(2)
Intercompany investing activities	368	277	—	(645)	—

Net cash provided by (used in) investing activities	263	213	(101)	(645)	(270)

Financing activities:
Principal payments of debt and capital lease obligations	(2,375)	—	(12)	—	(2,387)
Principal borrowings of debt from senior secured credit facility	1,674	—	—	—	1,674
Proceeds from issuance of senior secured notes, net of original issue discount	1,050	—	—	—	1,050
Payment of debt origination fees	(16)	—	—	—	(16)
Payment of bond premium fees	(46)	—	—	—	(46)
Other financing activities	12	—	—	—	12
Dividends paid to Liberty	(1,005)	—	—	—	(1,005)
Dividends paid to noncontrolling interest	—	—	(45)	—	(45)
Net short-term intercompany debt borrowings (repayments)	190	(63)	(127)	—	—
Intercompany financing activities	(123)	(571)	49	645	—

Net cash used in financing activities	(639)	(634)	(135)	645	(763)

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	(23)	—	(23)

Net increase (decrease) in cash and cash equivalents	3	(32)	(54)	—	(83)
Cash and cash equivalents, beginning of period	75	165	300	—	540

Cash and cash equivalents, end of period	$78	133	246	—	457

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(19) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Consolidating statements of cash flows—Adjusted

	Year ended December 31, 2012
(in millions)	Parent issuer— QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated— QVC, Inc. and subsidiaries
Operating activities:
Net cash provided by operating activities	$462	412	332	—	1,206

Investing activities:
Capital expenditures, net	(76)	(5)	(165)	—	(246)
Expenditures for cable and satellite television distribution rights, net	—	(1)	(1)	—	(2)
Cash paid for joint ventures and acquisitions of businesses, net of cash received	—	—	(95)	—	(95)
Decrease in restricted cash	2	—	—	—	2
Changes in other noncurrent assets	(3)	—	—	—	(3)
Intercompany investing activities	443	265	—	(708)	—

Net cash provided by (used in) investing activities	366	259	(261)	(708)	(344)

Financing activities:
Principal payments of debt and capital lease obligations	(1,237)	—	(9)	—	(1,246)
Principal borrowings of debt from senior secured credit facility	1,717	—	—	—	1,717
Proceeds from issuance of senior secured notes	500	—	—	—	500
Payment of debt origination fees	(7)	—	—	—	(7)
Other financing activities	20	—	—	—	20
Dividends paid to Liberty	(1,817)	—	—	—	(1,817)
Dividend paid to noncontrolling interest	—	—	(29)	—	(29)
Net short-term intercompany debt borrowings (repayments)	214	(59)	(155)	—	—
Intercompany financing activities	(146)	(670)	108	708	—

Net cash used in financing activities	(756)	(729)	(85)	708	(862)

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	(20)	—	(20)

Net increase (decrease) in cash and cash equivalents	72	(58)	(34)	—	(20)
Cash and cash equivalents, beginning of period	3	223	334	—	560

Cash and cash equivalents, end of period	$75	165	300	—	540

QVC, Inc.

Notes to Consolidated Financial Statements (Continued)

(19) Guarantor/Non-guarantor Subsidiary Financial Information (Continued)

Consolidating statements of cash flows—Adjusted

	Year ended December 31, 2011
(in millions)	Parent issuer— QVC, Inc.	Combined subsidiary guarantors	Combined non-guarantor subsidiaries	Eliminations	Consolidated— QVC, Inc. and subsidiaries
Operating activities:
Net cash provided by operating activities	$225	380	213	—	818

Investing activities:
Capital expenditures, net	(83)	(8)	(168)	—	(259)
Expenditures for cable and satellite television distribution rights, net	—	(2)	—	—	(2)
Decrease in restricted cash	1	—	—	—	1
Changes in other noncurrent assets and liabilities	5	—	(1)	—	4
Intercompany investing activities	348	190	—	(538)	—

Net cash provided by (used in) investing activities	271	180	(169)	(538)	(256)

Financing activities:
Principal payments of debt and capital lease obligations	(825)	—	(12)	—	(837)
Principal borrowings of debt from senior secured credit facility	465	—	—	—	465
Dividends paid to Liberty	(205)	—	—	—	(205)
Dividends paid to noncontrolling interest	—	—	(50)	—	(50)
Net short-term intercompany debt borrowings (repayments)	104	2	(106)	—	—
Intercompany financing activities	(76)	(499)	37	538	—

Net cash used in financing activities	(537)	(497)	(131)	538	(627)

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	4	—	4

Net (decrease) increase in cash and cash equivalents	(41)	63	(83)	—	(61)
Cash and cash equivalents, beginning of period	44	160	417	—	621

Cash and cash equivalents, end of period	$3	223	334	—	560

QVC, Inc.

Exchange Offer for
$600,000,000 4.45% Senior Secured Notes due 2025
$400,000,000 5.45% Senior Secured Notes due 2034

Prospectus
October [    ], 2014

        Until [                    ], 2015 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

Part II: Information not required in prospectus

Item 20.    Indemnification of directors and officers.

QVC, Inc.

Delaware law

        Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Restated certificate of incorporation

        Article Six of our restated certificate of incorporation provides as follows:

          No director of the corporation (which shall include any stockholder of the corporation exercising any of the powers or duties otherwise conferred or imposed upon the board of directors by the General Corporation Law of the State of Delaware) shall be personally liable for monetary damages to the corporation or its stockholders for any breach of fiduciary duty of such director as a director to the full extent permitted pursuant to Section 102(b)(7) of the General Corporation Law of the State of Delaware.

Bylaws

        Article VII of our bylaws provides in relevant part (with capitalized terms used but not defined herein having the meanings assigned to them in the bylaws) as follows:

          Section 7-1.    Indemnification.    Subject to Section 7-3 of this Article VII, the Corporation shall indemnify any person who is a Shareholder Director or officer of the Corporation or any Shareholder Director or officer who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person is hereinafter referred to in this Article VII as a "Shareholder Director or officer") against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Shareholder Director or officer ("liabilities"), to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (as used in this Article VII, "Proceeding" or, in the plural, "Proceedings"), brought or threatened to be brought against such Shareholder Director or officer by reason of the fact that he or she is or was serving in any such capacity or in any other capacity on behalf of the Corporation, its parent or any of its subsidiaries.

          The Board by resolution adopted in each specific instance may similarly indemnify any person other than a Shareholder Director or officer (any such person is hereinafter referred to in this Article VII as an "Other Person") for liabilities incurred by him or her in connection with services rendered by him or her for or at the request of the Corporation, its parent or any of its subsidiaries.

          Section 7-2.    Advances.    Subject to Section 7-3 of this Article VII, expenses (including, but not limited to, attorneys' fees) incurred by any Shareholder Director or officer in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding as authorized by the Board in the specific case upon receipt of an undertaking, by or on behalf of such Shareholder Director or officer, to repay such amount without interest if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by law. Advance expenses (including, but not limited to, attorneys' fees) incurred by Other Persons may be paid if the Board deems appropriate and upon such terms and conditions, including the giving of an undertaking, as the Board deems appropriate.

          Section 7-3.    Actions Initiated Against the Corporation.    Anything in Sections 7-1 or 7-2 of this Article VII to the contrary notwithstanding, with respect to a Proceeding initiated against the Corporation by any person who is or was a Shareholder Director or officer, or by an indemnified person other than a Shareholder Director or officer who is or was adopted by resolution of the Board as an Other Person, the Corporation shall not be required to indemnify or to advance expenses (including attorney's fees) to such Shareholder Director, officer or Other Person in connection with prosecuting such Proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof) unless such Proceeding was authorized by the Board.

          Section 7-4.    Applicability; Survival.    The provisions of Sections 7-1 and 7-2 shall be applicable to all Proceedings commenced before or after the amendment, repeal, or modification of, or adoption of this Article VII, regardless of whether such arise out of acts or omissions which occurred prior or subsequent to such amendment, repeal, modification or adoption, and shall continue as to a person who has ceased to be a Shareholder Director or officer (or, where and so long as the Board has authorized indemnification or advancement of expenses to an Other Person in accordance with this Article VII, to an Other Person who has ceased to render services for or at the request of the Corporation its parent or subsidiaries), and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 7-5.    Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a Shareholder Director, officer, or Other Person of the Corporation, or is or was serving at the request of the Corporation as a Shareholder Director, officer, or Other Person of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under law.

          Section 7-6.    Non-Exclusivity.    The indemnification and advancement of the expenses provided by, or granted pursuant to, this Article VII, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these bylaws, agreement, vote of stockholders or disinterested Stockholder Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Indemnification agreements

        We have entered into certain indemnity agreements with certain of our executive officers that require us to indemnify such persons to the fullest extent permitted by law as soon as practicable, but in any event no later than 30 days after written demand is presented to us, against any and all expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties or amounts paid in settlement) of such claim. If such person requests, we will also advance (within five business days of such request) any and all expenses related to such claims. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification and for reimbursement to us if it is found that such person is not entitled to such indemnification under applicable law.

Subsidiary guarantors

Affiliate Investment, Inc.; Affiliate Relations Holdings, Inc.; AMI 2, Inc.; ER Marks, Inc.

Delaware law

        Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Affiliate Investment, Inc.

Certificate of incorporation

        Article Seven of the certificate of incorporation of Affiliate Investment, Inc. provides as follows:

          A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director for (i) a breach of a director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; nor (iv) an act or omission for which the liability of a director is expressly provided for by statute, including § 174 of the Delaware General Corporation Law. Any repeal or amendment of this provision by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not liable as set forth in the preceding sentences, a director shall be exonerated from liability to the fullest extent permitted by any provision of the Delaware General Corporation Law hereafter enacted that further limits the liability of a director.

Bylaws

        Section 5 of Article VII of the bylaws of Affiliate Investment, Inc. provides as follows:

          The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware. With regard to a breach of fiduciary duty by a director, no director shall be personally liable for monetary damages to the corporation or its stockholders to the full extent permitted pursuant to Section 102(b)(7) of the General Corporation Law of Delaware.

Affiliate Relations Holdings, Inc.

Certificate of incorporation

        Article Seven of the certificate of incorporation of Affiliate Relations Holdings, Inc. provides as follows:

          No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

Bylaws

        Section 5 of Article VII of the bylaws of Affiliate Relations Holdings, Inc. provides as follows:

          The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware. With regard to a breach of fiduciary duty by a director, no director shall be personally liable for monetary damages to the corporation or its stockholders to the full extent permitted pursuant to Section 102(b)(7) of the General Corporation Law of Delaware.

AMI 2, Inc.

Certificate of incorporation

        Article Seven of the certificate of incorporation of AMI 2, Inc. provides as follows:

          No Director of the Corporation shall have any personal liability to the Corporation or its stockholder for monetary damages for breach of fiduciary duty as a Director; provided, however, that nothing herein shall eliminate or limit the liability of a Director: (1) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the Director received an improper benefit.

Bylaws

        Article VI of the bylaws of AMI 2, Inc. provides as follows:

          Section 6.1.    Right to Indemnification.    The corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

          Section 6.2.    Prepayment of Expenses.    The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

          Section 6.3.    Claims.    If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          Section 6.4.    Non-Exclusivity of Rights.    The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 6.5.    Other Indemnification.    The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

          Section 6.6.    Amendment or Repeal.    Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ER Marks, Inc.

Certificate of incorporation

        Article Seven of the certificate of incorporation of ER Marks, Inc. provides as follows:

          No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

Bylaws

        Section 5 of Article VII of the bylaws of ER Marks, Inc. provides as follows:

          The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware. With regard to a breach of fiduciary duty by a director, no director shall be personally liable for monetary damages to the corporation or its stockholders to the full extent permitted pursuant to Section 102(b)(7) of the General Corporation Law of Delaware.

QVC International LLC

Delaware law

        Section 108 of the Delaware Limited Liability Company Act provides that a limited liability company has the power to absolutely indemnify and hold harmless any member or manager from and against any claims.

Limited Liability Company Agreement

        Section 11.3 of the limited liability company agreement of QVC International LLC provides in relevant part (with capitalized terms used but not defined herein having the meanings assigned to them in the limited liability company agreement) the following:

          To the fullest extent permitted by law, the Company will indemnify and hold harmless each Director or officer of the Company or any Affiliate of the Company (as defined below) and any officer, director, shareholder, partner, employee, representative or agent of any such Director, officer or Affiliate (each, a "Covered Person") and each former Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts (including any investigation, legal and other reasonable expenses) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative ("Claims"), in which the Covered Person or former Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or that relates to or arises out of the Company or its formation, operation, dissolution or termination or its property, business or affairs. The Company may indemnify any employee, representative or agent of the Company when, as and if determined by the Board of Directors, to the same extent as provided to Covered Persons pursuant to this Section 11.3. A Covered Person or former Covered Person will not be entitled to indemnification under this Section 11.3 with respect to (a) any Claim that a court of competent jurisdiction has determined results from (i) any breach of such Covered Person's duty of loyalty to the Company or its Shareholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, or (iii) any transaction from which such Covered Person derived an improper personal benefit or (b) any Claim initiated by such Covered Person unless such Claim (or part thereof) (i) was brought to enforce such Covered Person's rights to indemnification under this Agreement or (ii) was authorized or consented to by the Board.

QVC Rocky Mount, Inc.

North Carolina law

        Section 55-8-51 of the North Carolina Business Corporation Act ("NCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (1) he conducted himself in good faith; (2) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

        Section 55-8-52 of the NCBCA provides that unless the Articles of Incorporation state otherwise, requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

        Additionally, § 55-8-53 of the NCBCA allows a corporation to advance expenses incurred by a director in defending a proceeding in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses. Section 55-8-56 of the NCBCA provides that a corporation may indemnify and advance expenses to an officer, employee or agent to the same extent as a director.

Bylaws

        Article VII of the bylaws of QVC Rocky Mount, Inc. provides in relevant part (with capitalized terms used but not defined herein having the meanings assigned to them in the bylaws) as follows:

          Section 7.01.    Right to Indemnification.    Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter, a "proceeding" and including without limitation, a proceeding brought by or behalf of the Corporation itself), by reason that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a Director of officer or in any other capacity while serving as a director, officer, partner, trustee, employee, agent, trustee or administrator, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Act permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorney's fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to serve in the capacity that initially entitled such person to indemnification hereunder and shall inure to the benefit of his heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Act so requires, the payment of expenses incurred by a Director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that the Director or officer is not entitled to be indemnified under this Section or otherwise.

          Section 7.02.    Right of Claimant to Bring Suit.    If a claim under Section 7.01 hereof is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholder) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 7.03.    Nonexclusivity of Rights.    The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), the Corporation's Articles of Incorporation, these Bylaws, any agreement, the vote of shareholders or disinterested Directors or otherwise.

QVC San Antonio, LLC

Texas Law

        Section 101.402 of the Texas Limited Liability Company Act provides that a limited liability company may indemnify a person; pay in advance or reimburse expenses incurred by a person; and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person.

Company agreement

        Article IX of the company agreement of QVC San Antonio, LLC provides in relevant part (with capitalized terms used but not defined herein having the meanings assigned to them in the company agreement) as follows:

          9.3    Indemnification.    To the fullest extent permitted by applicable law, each Shareholder, Director, and officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Person by reason of any act or omission performed or omitted by such Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Person by this Agreement, unless it is finally adjudicated that such loss, damage or claim was incurred by reason of such Person's gross negligence, willful misconduct or breach of contract; provided, however, that any indemnity under this Section 9.3 shall be provided out of and to the extent of Company assets only, and no Shareholder shall have any personal liability on account thereof. The indemnification provided by this Section 9.3 shall continue as to a Person who has ceased to serve in the capacity by reason of which the Person was indemnified under this Section with respect to matters arising during the period the Person served in such capacity, and shall inure to the benefit of the heirs, executors, and administrators of such Person.

          9.4    Advancement of Expenses.    To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Shareholder, Director, or officer in defending any claim, demand, action, suit or proceeding (including court costs and attorneys' fees) shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Person to repay such amount if it shall be determined that the Person is not entitled to be indemnified as authorized in Section 9.3 hereof. Notwithstanding any other provision of this Article, the Company may pay or reimburse expenses incurred by a Shareholder, Director, or officer in connection with his appearance as a witness or other participation in a proceeding at a time when the Shareholder, Director, or officer is not named a defendant or respondent in the proceeding.

Item 21.    Exhibits and financial statement schedules.

(a)
Exhibits.    The following is a complete list of Exhibits filed as part of this registration statement.

Exhibit No.	Description of exhibit
3.1	Restated Certificate of Incorporation of QVC, Inc. dated October 26, 2009 (incorporated by reference to Exhibit 3.1 to the S-4 as filed on October 19, 2012)
3.2	Amended and Restated By-Laws of QVC, Inc. (incorporated by reference to Exhibit 3.2 to the S-4 as filed on October 19, 2012)
3.3	Certificate of Incorporation of Affiliate Investment, Inc. dated October 8, 1999 (incorporated by reference to Exhibit 3.3 to the S-4 as filed on October 19, 2012)
3.4	Bylaws of Affiliate Investment, Inc. (incorporated by reference to Exhibit 3.4 to the S-4 as filed on October 19, 2012)
3.5	Certificate of Incorporation of Affiliate Relations Holdings, Inc. dated December 23, 1996 (incorporated by reference to Exhibit 3.5 to the S-4 as filed on October 19, 2012)
3.6	By-Laws of Affiliate Relations Holdings, Inc. (incorporated by reference to Exhibit 3.6 to the S-4 as filed on October 19, 2012)
3.7	Certificate of Incorporation of AMI 2, Inc. dated February 18, 2009 (incorporated by reference to Exhibit 3.7 to the S-4 as filed on October 19, 2012)
3.8	Certificate of Amendment of Certificate of Incorporation of AMI 2, Inc. dated March 31, 2009 (incorporated by reference to Exhibit 3.8 to the S-4 as filed on October 19, 2012)
3.9	By-Laws of AMI 2, Inc. dated February 24, 2009 (incorporated by reference to Exhibit 3.9 to the S-4 as filed on October 19, 2012)
3.10	Certificate of Incorporation of ER Marks, Inc. dated December 23, 1996 (incorporated by reference to Exhibit 3.10 to the S-4 as filed on October 19, 2012)
3.11	Certificate of Ownership and Merger of TBH Marks, Inc. with and into ER Marks, Inc. dated April 9, 2012 (incorporated by reference to Exhibit 3.11 to the S-4 as filed on October 19, 2012)
3.12	By-Laws of ER Marks, Inc. (incorporated by reference to Exhibit 3.12 to the S-4 as filed on October 19, 2012)
3.13	Certificate of Incorporation of QVC International, Inc. dated June 25, 1993 (incorporated by reference to Exhibit 3.13 to the S-4 as filed on October 19, 2012)
3.14	Certificate of Conversion to Limited Liability Company of QVC International, Inc. dated October 23, 2008 (incorporated by reference to Exhibit 3.14 to the S-4 as filed on October 19, 2012)
3.15	Certificate of Formation of QVC International LLC dated October 23, 2008 (incorporated by reference to Exhibit 3.15 to the S-4 as filed on October 19, 2012)
3.16	Limited Liability Company Agreement of QVC International LLC dated October 23, 2008 (incorporated by reference to Exhibit 3.16 to the S-4 as filed on October 19, 2012)
3.17	Articles of Incorporation of QVC Rocky Mount, Inc. dated July 20, 1999 (incorporated by reference to Exhibit 3.17 to the S-4 as filed on October 19, 2012)
3.18	Bylaws of QVC Rocky Mount, Inc. (incorporated by reference to Exhibit 3.18 to the S-4 as filed on October 19, 2012)

Exhibit No.	Description of exhibit
3.19	Certificate of Conversion of QVC San Antonio, Inc. dated October 28, 2008 (incorporated by reference to Exhibit 3.19 to the S-4 as filed on October 19, 2012)
3.20	Certificate of Formation of QVC San Antonio, LLC dated October 28, 2008 (incorporated by reference to Exhibit 3.20 to the S-4 as filed on October 19, 2012)
3.21	Statement of Change of Address of Registered Agent of QVC San Antonio, LLC dated October 30, 2009 (incorporated by reference to Exhibit 3.21 to the S-4 as filed on October 19, 2012)
3.22	Company Agreement of QVC San Antonio, LLC dated October 29, 2008 (incorporated by reference to Exhibit 3.22 to the S-4 as filed on October 19, 2012)
3.23	Certificate of Incorporation of San Antonio, LLC dated October 7, 1991*
4.1	Indenture dated as of August 21, 2014 among QVC, Inc., the guarantors party thereto and U.S. Bank National Association*
4.2	Registration Rights Agreement, dated as of August 21, 2014, by and among QVC, Inc., the guarantors named therein and the initial purchasers named therein *
5.1	Opinion of Baker Botts L.L.P. as to the validity of the securities being registered*
5.2	Opinion of Womble Carlyle Sandridge & Rice, LLP concerning matters of North Carolina law*
5.3	Opinion of Jackson Walker L.L.P. concerning matters of Texas law*
8.1	Opinion of Baker Botts L.L.P. with respect to federal tax matters*
10.1
Indenture dated as of September 25, 2009 among QVC, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented by that Supplemental Indenture dated as of June 30, 2011 (incorporated by reference to Exhibit 10.1 to the S-4 as filed on October 19, 2012)
10.2
Indenture dated as of March 23, 2010 among QVC, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented by that Supplemental Indenture dated as of June 30, 2011 (incorporated by reference to Exhibit 10.2 to the S-4 as filed on October 19, 2012)
10.3	Indenture dated as of July 2, 2012 among QVC, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the S-4 as filed on October 19, 2012)
10.4	Indenture dated as of March 18, 2013 among QVC, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 10.2 to the 10-Q as filed on May 9, 2013)
10.5
Indenture dated as of March 18, 2014 among QVC, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the S-4 as filed on April 30, 2014)

Exhibit No.	Description of exhibit
10.6	Form of Amended and Restated Credit Agreement, dated as of March 1, 2013, among QVC, Inc., as Borrower, J.P. Morgan Securities LLC, as Lead Arranger and Lead Bookrunner, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, N.A., and BNP Paribas, as Syndication Agents, and the parties named therein as Lenders, Documentation Agents and Co-Lead Arrangers and Co-Bookrunners (incorporated by reference to Exhibit 99.2 to the Form 8-K filed on March 7, 2013)
10.7	Forms of Indemnification Agreements between QVC, Inc. and executive officers (incorporated by reference to Exhibit 10.16 to the S-4 as filed on October 19, 2012)
12.1	Computation of Ratio of Earnings to Fixed Charges (included in the attached prospectus)
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Form 10-K filed on March 3, 2014)
23.1	Consent of KPMG LLP*
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
23.3	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5.2)
23.4	Consent of Jackson Walker L.L.P. (included in Exhibit 5.3)
24.1	Power of Attorney for each Registrant (included beginning on page II-15)
25.1	Statement of Eligibility of Trustee on Form T-1 of U.S. Bank National Association, as Trustee*
99.1	Form of Letter of Transmittal*
99.2	Form of Letter to Clients*
99.3	Form of Letter to Depository Trust Company Participants*
101.INS	XBRL Instance Document**
101.SCH	XBRL Taxonomy Extension Schema Document**
101.CAL	XBRL Taxonomy Calculation Linkbase Document**
101.LAB	XBRL Taxonomy Label Linkbase Document**
101.PRE	XBRL Taxonomy Presentation Linkbase Document**
101.DEF	XBRL Taxonomy Definition Document**

*
Filed herewith.

**
Furnished herewith.

(b)
Financial Statement Schedules.    Schedules not listed above have been omitted because the information set forth therein is not material, not applicable or is included in the financial statements or notes of the prospectus, which forms a part of this registration statement.

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (8)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the "Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

          (9)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (10) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Signatures

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Goshen, Commonwealth of Pennsylvania, on October 10, 2014.

QVC, Inc.
By:	/s/ MICHAEL A. GEORGE
	Name:	Michael A. George
	Title:	President and Chief Executive Officer

Power of attorney

        Each person whose signature appears below appoints Lawrence R. Hayes and Thaddeus J. Jastrzebski, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ MICHAEL A. GEORGE Michael A. George	President and Chief Executive Officer (Principal Executive Officer)	October 10, 2014
/s/ THADDEUS J. JASTRZEBSKI Thaddeus J. Jastrzebski	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 10, 2014
/s/ CHRISTOPHER W. SHEAN Christopher W. Shean	Senior Vice President and Chief Financial Officer of Liberty Interactive, LLC, as the sole member of Liberty QVC Holding, LLC, as Stockholder—Director of QVC, Inc.	October 10, 2014

Signatures

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on October 10, 2014.

Affiliate Investment, Inc.
By:	/s/ ROBERT D. SMITH
	Name:	Robert D. Smith
	Title:	President
Affiliate Relations Holdings, Inc.
By:	/s/ ROBERT D. SMITH
	Name:	Robert D. Smith
	Title:	President
AMI 2, Inc.
By:	/s/ ROBERT D. SMITH
	Name:	Robert D. Smith
	Title:	President
ER Marks, Inc.
By:	/s/ ROBERT D. SMITH
	Name:	Robert D. Smith
	Title:	President

Power of attorney

        Each person whose signature appears below appoints Robert D. Smith and Nicole Maganas, as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ ROBERT D. SMITH Robert D. Smith	President and Director (Principal Executive Officer)	October 10, 2014
/s/ NICOLE MAGANAS Nicole Maganas	Vice President, Treasurer (Principal Financial and Accounting Officer)	October 10, 2014
/s/ THOMAS P. PILEGGI Thomas P. Pileggi	Director	October 10, 2014
Charles J. Durante	Director

Signatures

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Goshen, Commonwealth of Pennsylvania, on October 10, 2014.

QVC International LLC
By:	/s/ MICHAEL A. GEORGE
	Name:	Michael A. George
	Title:	President
QVC Rocky Mount, Inc.
By:	/s/ MICHAEL A. GEORGE
	Name:	Michael A. George
	Title:	President
QVC San Antonio, LLC
By:	/s/ MICHAEL A. GEORGE
	Name:	Michael A. George
	Title:	President

Power of attorney

        Each person whose signature appears below appoints Lawrence R. Hayes and Thaddeus J. Jastrzebski, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ MICHAEL A. GEORGE Michael A. George	President and Director (Principal Executive Officer)	October 10, 2014
/s/ THADDEUS J. JASTRZEBSKI Thaddeus J. Jastrzebski	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)	October 10, 2014
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Director	October 10, 2014

Exhibit list

(a)
Exhibits.    The following is a complete list of Exhibits filed as part of this registration statement.

Exhibit No.	Description of exhibit
3.1	Restated Certificate of Incorporation of QVC, Inc. dated October 26, 2009 (incorporated by reference to Exhibit 3.1 to the S-4 as filed on October 19, 2012)
3.2	Amended and Restated By-Laws of QVC, Inc. (incorporated by reference to Exhibit 3.2 to the S-4 as filed on October 19, 2012)
3.3	Certificate of Incorporation of Affiliate Investment, Inc. dated October 8, 1999 (incorporated by reference to Exhibit 3.3 to the S-4 as filed on October 19, 2012)
3.4	Bylaws of Affiliate Investment, Inc. (incorporated by reference to Exhibit 3.4 to the S-4 as filed on October 19, 2012)
3.5	Certificate of Incorporation of Affiliate Relations Holdings, Inc. dated December 23, 1996 (incorporated by reference to Exhibit 3.5 to the S-4 as filed on October 19, 2012)
3.6	By-Laws of Affiliate Relations Holdings, Inc. (incorporated by reference to Exhibit 3.6 to the S-4 as filed on October 19, 2012)
3.7	Certificate of Incorporation of AMI 2, Inc. dated February 18, 2009 (incorporated by reference to Exhibit 3.7 to the S-4 as filed on October 19, 2012)
3.8	Certificate of Amendment of Certificate of Incorporation of AMI 2, Inc. dated March 31, 2009 (incorporated by reference to Exhibit 3.8 to the S-4 as filed on October 19, 2012)
3.9	By-Laws of AMI 2, Inc. dated February 24, 2009 (incorporated by reference to Exhibit 3.9 to the S-4 as filed on October 19, 2012)
3.10	Certificate of Incorporation of ER Marks, Inc. dated December 23, 1996 (incorporated by reference to Exhibit 3.10 to the S-4 as filed on October 19, 2012)
3.11	Certificate of Ownership and Merger of TBH Marks, Inc. with and into ER Marks, Inc. dated April 9, 2012 (incorporated by reference to Exhibit 3.11 to the S-4 as filed on October 19, 2012)
3.12	By-Laws of ER Marks, Inc. (incorporated by reference to Exhibit 3.12 to the S-4 as filed on October 19, 2012)
3.13	Certificate of Incorporation of QVC International, Inc. dated June 25, 1993 (incorporated by reference to Exhibit 3.13 to the S-4 as filed on October 19, 2012)
3.14	Certificate of Conversion to Limited Liability Company of QVC International, Inc. dated October 23, 2008 (incorporated by reference to Exhibit 3.14 to the S-4 as filed on October 19, 2012)
3.15	Certificate of Formation of QVC International LLC dated October 23, 2008 (incorporated by reference to Exhibit 3.15 to the S-4 as filed on October 19, 2012)
3.16	Limited Liability Company Agreement of QVC International LLC dated October 23, 2008 (incorporated by reference to Exhibit 3.16 to the S-4 as filed on October 19, 2012)
3.17	Articles of Incorporation of QVC Rocky Mount, Inc. dated July 20, 1999 (incorporated by reference to Exhibit 3.17 to the S-4 as filed on October 19, 2012)
3.18	Bylaws of QVC Rocky Mount, Inc. (incorporated by reference to Exhibit 3.18 to the S-4 as filed on October 19, 2012)

Exhibit No.	Description of exhibit
3.19	Certificate of Conversion of QVC San Antonio, Inc. dated October 28, 2008 (incorporated by reference to Exhibit 3.19 to the S-4 as filed on October 19, 2012)
3.20	Certificate of Formation of QVC San Antonio, LLC dated October 28, 2008 (incorporated by reference to Exhibit 3.20 to the S-4 as filed on October 19, 2012)
3.21	Statement of Change of Address of Registered Agent of QVC San Antonio, LLC dated October 30, 2009 (incorporated by reference to Exhibit 3.21 to the S-4 as filed on October 19, 2012)
3.22	Company Agreement of QVC San Antonio, LLC dated October 29, 2008 (incorporated by reference to Exhibit 3.22 to the S-4 as filed on October 19, 2012)
3.23	Certificate of Incorporation of San Antonio, LLC dated October 7, 1991*
4.1	Indenture dated as of August 21, 2014 among QVC, Inc., the guarantors party thereto and U.S. Bank National Association*
4.2	Registration Rights Agreement, dated as of August 21, 2014, by and among QVC, Inc., the guarantors named therein and the initial purchasers named therein*
5.1	Opinion of Baker Botts L.L.P. as to the validity of the securities being registered*
5.2	Opinion of Womble Carlyle Sandridge & Rice, LLP concerning matters of North Carolina law*
5.3	Opinion of Jackson Walker L.L.P. concerning matters of Texas law*
8.1	Opinion of Baker Botts L.L.P. with respect to federal tax matters*
10.1
Indenture dated as of September 25, 2009 among QVC, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented by that Supplemental Indenture dated as of June 30, 2011 (incorporated by reference to Exhibit 10.1 to the S-4 as filed on October 19, 2012)
10.2
Indenture dated as of March 23, 2010 among QVC, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented by that Supplemental Indenture dated as of June 30, 2011 (incorporated by reference to Exhibit 10.2 to the S-4 as filed on October 19, 2012)
10.3	Indenture dated as of July 2, 2012 among QVC, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the S-4 as filed on October 19, 2012)
10.4	Indenture dated as of March 18, 2013 among QVC, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 10.2 to the 10-Q as filed on May 9, 2013)
10.5
Indenture dated as of March 18, 2014 among QVC, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the S-4 as filed on April 30, 2014)

Exhibit No.	Description of exhibit
10.6	Form of Amended and Restated Credit Agreement, dated as of March 1, 2013, among QVC, Inc., as Borrower, J.P. Morgan Securities LLC, as Lead Arranger and Lead Bookrunner, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, N.A., and BNP Paribas, as Syndication Agents, and the parties named therein as Lenders, Documentation Agents and Co-Lead Arrangers and Co-Bookrunners (incorporated by reference to Exhibit 99.2 to the Form 8-K filed on March 7, 2013)
10.7	Forms of Indemnification Agreements between QVC, Inc. and executive officers (incorporated by reference to Exhibit 10.16 to the S-4 as filed on October 19, 2012)
12.1	Computation of Ratio of Earnings to Fixed Charges (included in the attached prospectus)
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Form 10-K filed on March 3, 2014)
23.1	Consent of KPMG LLP*
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
23.3	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5.2)
23.4	Consent of Jackson Walker L.L.P. (included in Exhibit 5.3)
24.1	Power of Attorney for each Registrant (included beginning on page II-15)
25.1	Statement of Eligibility of Trustee on Form T-1 of U.S. Bank National Association, as Trustee*
99.1	Form of Letter of Transmittal*
99.2	Form of Letter to Clients*
99.3	Form of Letter to Depository Trust Company Participants*
101.INS	XBRL Instance Document**
101.SCH	XBRL Taxonomy Extension Schema Document**
101.CAL	XBRL Taxonomy Calculation Linkbase Document**
101.LAB	XBRL Taxonomy Label Linkbase Document**
101.PRE	XBRL Taxonomy Presentation Linkbase Document**
101.DEF	XBRL Taxonomy Definition Document**

*
Filed herewith.

**
Furnished herewith.
(b)
Financial Statement Schedules.    Schedules not listed above have been omitted because the information set forth therein is not material, not applicable or is included in the financial statements or notes of the prospectus, which forms a part of this registration statement.